   As filed with the Securities and Exchange Commission on February 9, 2001

                           Registration No. 33-66657

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________
                       POST-EFFECTIVE AMENDMENT NO. 4 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            _____________________

                       WELLS REAL ESTATE FUND XII, L.P.
       (Exact name of registrant as specified in governing instruments)

                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia 30092
                                (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                       1201 West Peachtree Street, N.W.
                          Atlanta, Georgia 30309-3400
                                (404) 817-8500
           (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Agent for Service)

                             _____________________
            Georgia                                            58-2438242
       (State or other                                      (I.R.S. Employer
 Jurisdiction of Incorporation)                           Identification Number)

                             _____________________

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

[The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:]

          SUPPLEMENTAL INFORMATION - The prospectus of Wells Real Estate Fund XII, L.P. consists of this sticker, the prospectus dated March 22, 1999, Supplement No. 1 dated September 1, 1999, Supplement No. 2 dated October 10, 1999, Supplement No. 3 dated April 25, 2000, Supplement No. 5 dated July 25, 2000 (Supplement No. 5 includes and supercedes Supplement No. 4 dated May 24,
2000) and Supplement No. 6 dated February 5, 2001 (the supplements are contained inside the back cover page of the prospectus). Supplement No. 1 includes descriptions of transactions involving joint ventures with affiliates, certain acquisitions of interests in real estate properties and various other revisions to the prospectus. Supplement No. 2 includes a description of the acquisition of an office building in Fort Myers, Florida. Supplement No. 3 includes updated audited financial statements and unaudited prior performance tables. Supplement No. 5 includes a description of the acquisition of an office building in Troy, Michigan and various other revisions to the prospectus. Supplement No. 6 includes a description of the acquisition of an interest in an office building in Oklahoma City, Oklahoma and various other revisions to the prospectus.

                       WELLS REAL ESTATE FUND XII, L.P.
                          $1,250,000 MINIMUM OFFERING
               -------------------------------------------------
                  Units at a Purchase Price of $10.00 per Unit
               -------------------------------------------------

     We are offering and selling to the public
7,000,000 units of limited partnership interest of
Wells Real Estate Fund XII, L.P., the proceeds               YOU SHOULD SEE THE COMPLETE DISCUSSION
of which will be invested in real estate properties          OF THE RISK FACTORS BEGINNING ON PAGE 9.
such as office buildings.  Upon your purchase of             THE MOST SIGNIFICANT RISKS RELATING TO AN
units, you will elect to have your units treated as          INVESTMENT IN THE PARTNERSHIP INCLUDE
either cash preferred units or tax preferred units.          THE FOLLOWING:

 .  Cash preferred units entitle you to                       .  inability to resell or dispose of the
   distributions of cash flow from                              units, except at a substantial
   operations.                                                  discount from the per unit price.
 .  Tax preferred units entitle you to a                      .  total reliance on the general
   higher percentage of any growth in the                       partners.
   value of the partnership's real estate                    .  authorization of substantial fees to
   properties and allocations of tax                            the general partners and their
   deductions.                                                  affiliates.
                                                             .  limited voting rights of investors.
     You must purchase at least 100 units for                .  if we only sell 125,000 units, we
$1,000 except in certain states as described on                 may buy only one property.
page 27 of this prospectus.  Your money will be              .  liquidation of the partnership may
placed in an interest-bearing escrow account with               not occur for over 12 years.
NationsBank, N.A. until we receive a minimum                 .  conflicts of interest facing the
of $1,250,000 (125,000 units).  Your money                      general partners.
will be promptly returned to you if we do not
sell the minimum amount of units by September
22, 1999.

                                                           ============================================

                                 THE OFFERING:

 .  We will offer units in Wells Real Estate    .  We will pay selling commissions to
   Fund XII, L.P. until the earlier of            broker-dealers of 7% and a dealer
   March 21, 2001, or the date we sell all        manager fee for reimbursement of
   $70,000,000 worth of units.                    marketing expenses of 2.5% out of
 .  Our units will be offered to the public        the offering proceeds raised.
   at $10 per unit for a total offering of     .  We will invest approximately 84%
   $70,000,000.                                   of the offering proceeds raised in
                                                  real estate properties, and the
                                                  balance will be used to pay fees
                                                  and expenses.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIMINAL OFFENSE IF SOMEONE TELLS YOU OTHERWISE.

     THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM ARE NOT PERMITTED.

                       WELLS INVESTMENT SECURITIES, INC.
                                MARCH 22, 1999

                               TABLE OF CONTENTS

SUMMARY OF THE OFFERING............................................   1

RISK FACTORS.......................................................   9
     Investment Risks..............................................   9
     Special Risks Regarding Status of Units.......................  16
     Real Estate Risks.............................................  18
     Federal Income Tax Risks......................................  20
     Retirement Plan and Qualified Plan Risks......................  23

SUITABILITY STANDARDS..............................................  26

INVESTMENT OBJECTIVES AND CRITERIA.................................  30
     General.......................................................  30
     Acquisition and Investment Policies...........................  30
     Development and Construction of Properties....................  32
     Acquisition of Properties from Wells Development Corporation..  33
     Terms of Leases and Tenant Creditworthiness...................  35
     Borrowing Policies............................................  36
     Joint Venture Investments.....................................  37
     Disposition Policies..........................................  39
     Other Policies................................................  40

MANAGEMENT.........................................................  40
     The General Partners..........................................  40
     Affiliated Companies..........................................  43

ESTIMATED USE OF PROCEEDS..........................................  45

COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES................  47

CONFLICTS OF INTEREST..............................................  50

FIDUCIARY DUTY OF THE GENERAL PARTNERS.............................  55

PRIOR PERFORMANCE SUMMARY..........................................  57
     Publicly Offered Unspecified Real Estate Programs.............  58

DESCRIPTION OF THE UNITS...........................................  67
     Election of Cash Preferred Units or Tax Preferred Units.......  67
     Cash Preferred Units..........................................  68
     Tax Preferred Units...........................................  68
     Effect of Change of Status of Units...........................  69

                                      (i)

DISTRIBUTIONS AND ALLOCATIONS......................................  69
     Distributions of Net Cash From Operations.....................  69
     Distribution of Net Sale Proceeds.............................  70
     Liquidating Distributions.....................................  71
     Return of Unused Capital Contributions........................  72
     Partnership Allocations.......................................  72
     Monthly Distributions.........................................  75

REAL PROPERTY INVESTMENTS..........................................  76

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS.......................................... 76
     General........................................................ 76
     Year 2000 Issues..............................................  77

SUMMARY OF PARTNERSHIP AGREEMENT...................................  78
     Powers of the General Partners................................  79
     Liabilities of the Limited Partners; Nonassessability of
     Units.........................................................  79
     Other Activities of the General Partners......................  79
     Rights and Obligations of Limited Partners....................  79
     Voting Rights of the Limited Partners.........................  79
     Mergers and Consolidations....................................  80
     Special Partnership Provisions................................  80
     Removal of General Partners...................................  81
     Assignability of General Partners' Interests..................  81
     Books and Records; Rights to Information; Annual Audits.......  81
     Meetings of Limited Partners..................................  81
     Transferability of Units......................................  82
     Repurchase of Units...........................................  83
     Distribution Reinvestment Plan................................  84
     Proxy to Liquidate............................................  86
     Dissolution and Termination...................................  87

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS.........  88
     General.......................................................  88
     Minimum Distribution Requirements.............................  89
     Plan Assets - Generally.......................................  89
     Plan Assets - Definition......................................  89
     Plan Asset Regulations - Available Exemptions.................  90
     Plan Asset Consequences - Prohibited Transaction Excise Tax...  92
     Annual Valuation..............................................  93

FEDERAL INCOME TAX CONSEQUENCES....................................  94
     Tax Opinion...................................................  95
     Partnership Status Generally..................................  97
     Publicly Traded Partnerships..................................  98
     General Principles of Partnership Taxation....................  99
     Anti-Abuse Rules.............................................. 100

                                     (ii)

     Deductibility of Losses - Limitations.........................  100
     Allocations of Profit and Loss................................  101
     Taxable Income Without Cash Distributions.....................  105
     Investment by Qualified Plans and Other Tax-Exempt Entities...  105
     Investment by Charitable Remainder Trusts.....................  107
     Syndication and Organizational Expenses.......................  108
     Activities Not Engaged in For Profit..........................  108
     Taxation of Real Estate Operations............................  108
     Sales of Limited Partnership Units............................  110
     Dissolution and Liquidation of the Partnership................  110
     Capital Gains and Losses......................................  111
     Election for Basis Adjustments................................  111
     Alternative Minimum Tax.......................................  111
     Penalties.....................................................  112
     Tax Shelter Registration......................................  112
     Partnership Tax Information...................................  113
     Partner Tax Returns...........................................  113
     Audits........................................................  113
     Foreign Investors as Limited Partners.........................  114
     Tax Legislation and Regulatory Proposals......................  114
     State and Local Taxes.........................................  115

REPORTS TO INVESTORS...............................................  116

PLAN OF DISTRIBUTION...............................................  117

SUPPLEMENTAL SALES MATERIAL........................................  123

LEGAL OPINIONS.....................................................  124

EXPERTS............................................................  124

ADDITIONAL INFORMATION.............................................  124

GLOSSARY...........................................................  125

FINANCIAL STATEMENTS...............................................  126

PRIOR PERFORMANCE TABLES...........................................  150

FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF WELLS REAL ESTATE FUND XII, L.P.....................  EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT AND SUBSCRIPTION
AGREEMENT SIGNATURE PAGE...........................................  EXHIBIT B

                                     (iii)

                            SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the partnership. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

WELLS REAL ESTATE FUND XII, L.P.:

     Wells Real Estate Fund XII, L.P. is a newly formed Georgia limited partnership. The business address and registered office of the limited partnership is located at the office of the general partners, 3885 Holcomb Bridge Road, Norcross, Georgia 30092. (Telephone: 770-449-7800 or 800-448-1010
- outside of Georgia.)

GENERAL PARTNERS:

     Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership, are the general partners of the partnership and will make all investment decisions for the partnership. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see "Prior Performance Summary." An affiliate of a general partner includes generally any entity in which a general partner owns 10% or more or otherwise controls, any person owning, directly or indirectly, 10% or more of a general partner and any officer, director or partner of a general partner.

SUMMARY RISK FACTORS:

     Following are the most significant risks relating to an investment in the partnership:

 .    The partnership agreement imposes substantial restrictions on transfers of your units. No public market for the units currently exists or is ever likely to develop so it will be difficult to sell your units. If you are able to sell your units at all, you will likely have to sell them for $8.50 per unit or less for at least the first three years following termination of the offering.

 .    You will have limited voting rights and, therefore, will have minimal control over the partnership's operations.

 .    You must rely on the general partners and entities affiliated with them for the day-to-day management of our business.

 .    The general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that the general partners will have sufficient cash to make any required payments to the partnership.

 .    The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 7,000,000 units. If we only sell the minimum 125,000 units, we may buy only one property. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

 .    The partnership will pay substantial fees to the general partners and their affiliates regardless of whether we are successful.

 .    If you elect to have your units treated as cash preferred units, you will be allocated all of our net income, and substantially lower or no deductions for depreciation and other tax losses. As a result, we anticipate you will be allocated taxable income in excess of cash distributions received from us if you elect cash preferred units.

 .    If you elect to have your units treated as tax preferred units, you will not receive any cash distributions from operations. You will be allocated a disproportionately larger share of the partnership's deductions for depreciation and other tax losses.

 .    Your receipt of desired benefits upon making your election of cash preferred units or tax preferred units may vary significantly depending upon the ratio of investors electing cash preferred units and tax preferred units.

 .    Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

 .    This is a "blind pool" offering in that we do not own any real property and we have not identified any properties in which there is a reasonable probability that we will invest. A reasonable probability exists when we have entered into a contract for the purchase of a property that does not contain material contingencies that make the ultimate closing unlikely. Accordingly, you will not have the opportunity to evaluate the properties that we acquire before you make your investment in us. You must rely totally upon the general partners' ability to select properties.

 .    We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

 .    We do not anticipate liquidating the partnership until at least 10 to 12 years after the date we acquire our last property or complete construction of our last building.

     Before you invest in the partnership, you should see the complete discussion of the "Risk Factors" beginning on page 9 of this prospectus.

PROPERTIES TO BE ACQUIRED:

     As of the date of this prospectus, we have neither purchased nor contracted to purchase any properties, nor have the general partners identified any properties in which there is a reasonable probability that we will invest. Upon receipt of proceeds of greater than $1,250,000, we will seek to acquire and operate commercial real estate properties. Although we are authorized to purchase all types of commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities, and other similar real estate properties, and may in fact acquire any such type of property, we will primarily seek to invest in high grade commercial office buildings, many of which will be located in suburban areas. We will purchase properties which are newly constructed, under construction, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by us either alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with Wells Real Estate Fund XI, L.P. (Wells Fund XI) and Wells Real Estate Investment Trust, Inc. (Wells REIT) or other future Wells programs. We anticipate that most of our properties will be leased to tenants with a net worth in excess of $100 million on a "triple net" basis. In other words, the tenant will pay as additional rent substantially all costs associated with the repair and maintenance of the building, real estate taxes, insurance and other similar costs associated with a building. Whenever possible, we intend to execute leases for our properties at or prior to the closing of the acquisition of such properties.

POSSIBLE LEVERAGE OF PROPERTIES:

     We will not borrow any money to acquire our real estate properties. While the general partners have never borrowed funds for Wells programs sponsored in the past and do not intend to borrow any money for the partnership, they are authorized under the partnership agreement to borrow against properties acquired by the partnership in amounts of up to 25% of the total purchase price of all properties acquired by the partnership for purposes of maintenance, repair or improvement of such properties. See the "Investment Objectives and Criteria - Borrowing Policies" section of the prospectus on page 36 for a more detailed discussion of our borrowing policies.

ESTIMATED USE OF PROCEEDS OF OFFERING:

     We anticipate that we will invest approximately 84% of the proceeds of this offering in partnership properties. We will use the remainder of offering proceeds to pay selling commissions and fees, expenses relating to the selection and acquisition of properties and the costs of the offering and organizing the partnerships.

INVESTMENT OBJECTIVES:

     Our investment objectives are:

     .    to maximize distributable cash to you;

     .    to preserve, protect and return your capital contribution; and

     . to realize growth in the value of our properties upon our ultimate sale of such properties.

We may only change these investment objectives upon approval of a majority of the investors.

DISTRIBUTIONS AND ALLOCATIONS

     We expect to distribute cash flow from operations to investors electing cash preferred units no later than the end of the sixth full quarter of partnership operations.

DIFFERENCES BETWEEN CASH PREFERRED UNITS AND TAX PREFERRED UNITS:

     Upon subscribing for units in the partnership, you must elect to have your units treated as either cash preferred units or tax preferred units. You may also change your election one time during each quarterly accounting period, unless prohibited by applicable state law. Your choice of cash preferred units or tax preferred units is merely an election of status for your units that entitles you to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of taxable income and deductions for depreciation and other tax losses, as summarized in
the table below.   In all other respects, the units have the same rights and
privileges.

===============================================================================
                     Description                            Cash        Tax
                                                           Preferred  Preferred
-------------------------------------------------------------------------------
Distribution of all cash flow from operations                    X
-------------------------------------------------------------------------------
Allocation of substantially all deductions and tax losses                 X
-------------------------------------------------------------------------------
Allocation of substantially all income                           X
-------------------------------------------------------------------------------
Potential for higher return on real estate appreciation                   X
-------------------------------------------------------------------------------
Initial priority of distribution of net sale proceeds                     X
===============================================================================

     If you elect to have your units treated as cash preferred units, you will be allocated more taxable income than the amount of cash flow you will receive because you will be allocated little, if any, of the partnership's deductions for depreciation and other tax losses. However, we anticipate that you will receive sufficient cash distributions to pay your income tax liability resulting from such allocation of income. Our investment objective of maximizing distributable cash will directly benefit holders of cash preferred units, and will not benefit holders of tax preferred units.

     If you elect to have your units treated as tax preferred units, you will not receive any cash distributions from operations, but you will be allocated substantially all of the partnership's deductions for depreciation and other tax losses over the initial years of your investment until you are allocated aggregate tax losses equal to the amount of the purchase price paid for your units. Our investment objective of realizing growth in the value of our properties upon the ultimate sale of such properties will benefit holders of tax preferred units to a greater extent than holders of cash preferred units.

     If you want to read more about each class of unit, please see the "Description of the Units" section of the prospectus on page 67. If you want to read more about the allocation and distribution of cash flow from operations and the net proceeds from the sale or exchange of properties or the allocation of taxable income and loss, please see the "Distributions and Allocations" section of the prospectus on page 69.

CONFLICTS OF INTEREST:

     The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

     . the general partners and their affiliates will have to allocate their time between the partnership and other real estate programs and activities they are involved in.

     . the general partners may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time.

     . the general partners must determine which Wells program or other entity should enter into a joint venture for the acquisition and operation of specific properties with affiliates of the general partners.

     . we will pay fees to the general partners and their affiliates in connection with partnership transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page 50 for a detailed discussion of the various conflicts of interest relating to your investment in units.

     The following chart indicates the relationship between the general partners and their affiliates which will be providing services to the partnership.

                    ========================       ====================
                       LEO F. WELLS, III                  WELLS
                       (GENERAL PARTNERS)             PARTNERS, L.P.
                                                    (GENERAL PARTNER)
                    ========================       ====================

                                  100%

                    ==================================

                         WELLS REAL ESTATE FUNDS, INC.            GENERAL
                                                                  PARTNER
                    ==================================

                 100%                100%           100%

     ===============      ==================      ==================

          WELLS                WELLS                WELLS CAPITAL,
       MANAGEMENT           INVESTMENT                   INC.
      COMPANY, INC.        SECURITIES, INC.
        (PROPERTY             (DEALER
        MANAGER)              MANAGER)
     ===============      ==================      ==================

                100%

     ===============
         WELLS
      DEVELOPMENT
      CORPORATION
     ===============

PRIOR OFFERING SUMMARY:

     The general partners and their affiliates have previously sponsored 12 publicly offered real estate limited partnerships and one real estate investment trust on an unspecified property or "blind pool" basis. As of December 31, 1998, the general partners have raised approximately $316,443,170 from approximately 26,705 investors in these 13 real estate programs. The "Prior Performance Summary" on page 57 of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to prior public limited partnerships with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

COMPENSATION TO GENERAL PARTNERS AND AFFILIATES:

     The general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

===============================================================================================================
Type of Compensation          Form of Compensation                        $$ Amount for      $$ Amount for
                                                                          Minimum Offering   Maximum Offering
                                                                          (125,000 units)    (7,000,000 units)
---------------------------------------------------------------------------------------------------------------
Organizational and
 Offering Stage
---------------------------------------------------------------------------------------------------------------
     Sales Commission         7% of gross offering proceeds               $87,500            $4,900,000
---------------------------------------------------------------------------------------------------------------
     Dealer Manager Fee       2.5% of gross offering                      $31,250            $1,750,000
                              proceeds
---------------------------------------------------------------------------------------------------------------
     Organization and         3% of gross offering proceeds               $37,500            $2,100,000
     Offering Expenses
---------------------------------------------------------------------------------------------------------------
Acquisition and
 Development Stage
---------------------------------------------------------------------------------------------------------------
     Acquisition and          3% of gross offering proceeds               $37,500            $2,100,000
     Advisory Fees
---------------------------------------------------------------------------------------------------------------
     Acquisition Expenses     .5% of gross offering                       $ 6,250            $  350,000
                              proceeds
---------------------------------------------------------------------------------------------------------------
Operational Stage
---------------------------------------------------------------------------------------------------------------
     Property Management      4.5% of gross revenues                      N/A                N/A
     and Leasing Fee
---------------------------------------------------------------------------------------------------------------
     Initial Lease-Up Fee     Competitive fee for                         N/A                N/A
     for Newly Constructed    geographic location of
     Property                 property based on a survey of
                              brokers and agents
                              (customarily equal to the first
                              month's rent)
---------------------------------------------------------------------------------------------------------------
     Cash Distributions       10% of current cash flow                    N/A                N/A
                              after cash preferred priority
                              return
---------------------------------------------------------------------------------------------------------------
Liquidation Stage
---------------------------------------------------------------------------------------------------------------
     Real Estate              3% of sale price after                      N/A                N/A
     Commission               investors receive repayment of
                              capital plus 6% return on
                              capital
---------------------------------------------------------------------------------------------------------------
     Liquidating              20% of net sale proceeds after              N/A                N/A
     Distribution             cash preferred and tax
                              preferred priority returns
===============================================================================================================

     Provided, that the general partners may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (NASAA Guidelines).

     The general partners and their affiliates may receive a number of other smaller items of incidental expense reimbursement during the operation and liquidation stages of the partnership. Please see the "Compensation of the General Partners and Affiliates" section of this prospectus on page 47 for specific details relating to such compensation.

DEPRECIATION AND COST RECOVERY METHOD:

     For income tax purposes, we intend to use the straight-line method of depreciation for the real properties to be acquired. (See "Federal Income Tax Consequences.")

PARTNERSHIP AGREEMENT:

     Your rights and obligations in the partnership and your relationship with the general partners will be governed by the partnership agreement. Some of the significant features of the partnership agreement include the following:

 .    Voting Rights.  A majority of you may vote to:

     (1)  amend the partnership agreement, subject to certain limitations;

     (2)  change our business purpose or our investment objectives; and

     (3)  remove a general partner.

     In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

 .    Mergers and Consolidations.  The partnership agreement prohibits the general partners from initiating any merger or consolidation by the partnership with any other partnership or corporation. We may not merge or consolidate with any other partnership or corporation without approval by a majority of you.

For a detailed discussion concerning the terms of the partnership agreement, please refer to the "Summary of Partnership Agreement" section of this prospectus on page 78. A complete copy of the partnership agreement is attached as Exhibit "A" to this prospectus.

GLOSSARY:

     We have defined certain terms which have initial capital letters in the "Glossary" on page 125 of this prospectus.

                                 RISK FACTORS

     Your purchase of our units involves a number of risks. In addition to any other risks discussed in this prospectus, you should specifically consider the following:

INVESTMENT RISKS

     MARKETABILITY AND TRANSFERABILITY RISKS

     THERE IS NO PUBLIC TRADING MARKET FOR YOUR UNITS.

     We do not anticipate that a public trading market will ever develop for our units. In fact, the partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer which may cause us to be classified as a "publicly traded partnership" as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because classification of the partnership as a "publicly traded partnership" may significantly decrease the value of your units, the general partners intend to use their authority to the maximum extent possible to prohibit transfers of units which could cause us to be classified as a "publicly traded partnership."

     YOUR UNITS HAVE LIMITED TRANSFERABILITY AND LACK LIQUIDITY.

     Except for certain intra-family transfers, you are limited in your ability to transfer your units. The partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards applied to you upon the purchase of your units may also be applied to persons to whom you wish to transfer your units. You may not be able to sell your units in the event of an emergency, and your units are not likely to be accepted as collateral for a loan. (See "Summary of Partnership Agreement - Transferability of Units.")

     THIS OFFERING IS ONLY SUITABLE FOR LONG-TERM INVESTORS.

     As discussed above, your units lack a public trading market and have transfer restrictions. In addition, we are limited in our ability to buy back your units pursuant to the repurchase reserve. We do not anticipate selling any properties that we acquire until at least 10 to 12 years after the date of acquisition or completion of construction. (See "Investment Objectives and Criteria - Disposition Policies.") For each of these reasons, you should view your investment in units strictly as a long-term investment.

     MANAGEMENT RISKS

     YOU ARE PARTICIPATING IN A BLIND POOL OFFERING AND MUST RELY TOTALLY ONT HE GENERAL PARTNERS FOR SELECTION OF PROPERTIES.

     This offering is commonly referred to as a "blind pool" offering in that the general partners have not identified any properties in which there is a reasonable probability that we will invest. You must rely upon the ability of the general partners with respect to the investment in and management of unspecified properties, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the specific properties in which the proceeds of this offering will be invested. You should be aware that the appraisals we are required to obtain for each property we acquire are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will be successful in obtaining suitable investments or that, if investments are made, our objectives will be achieved.

     YOU MUST RELY ON THE GENERAL PARTNERS FOR MANAGEMENT OF OUR BUSINESS.

     The general partners will make all decisions with respect to the management of the partnership. As a limited partner, you will have no right or power to take part in the management of the partnership except through the exercise of your voting rights, which are limited. Therefore, you will be relying almost entirely on the general partners with respect to the management of the partnership and the operation of its business. (See "Management.") The general partners may only be removed under certain conditions, as set forth in the partnership agreement. If the general partners are removed, they will receive payment equal to the fair market value of their interests in the partnership. (See "Summary of Partnership Agreement - Voting Rights of the Limited Partners.")

     LEO F. WELLS, III HAS A DOMINANT ROLE IN DETERMINING WHAT IS IN THE BEST INTEREST OF THE PARTNERSHIP.

     Leo F. Wells, III is one of the two general partners of the partnership and is in control of the other general partner. Therefore, one person has a dominant role in determining what is in the best interests of the partnership and with regard to the general partner's duty of loyalty and care owed to the other partners. Since no person other than Mr. Wells has any direct control over management of the partnership, we do not have the benefit of independent consideration of issues affecting partnership operations. Therefore, Mr. Wells alone will determine the propriety of his own actions, which could result in a conflict of interest when he is faced with any significant decision relating to partnership affairs. (See "Fiduciary Duty of the General Partners.")

     WE DEPEND ON KEY PERSONNEL WITHOUT EMPLOYMENT CONTRACTS.

     Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Brian M. Conlon and Michael C. Berndt, each of whom would be difficult to replace. None of our key personnel are currently subject to an employment or noncompetition agreement. If any of these key employees were to cease employment, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

     THE GENERAL PARTNERS HAVE A LIMITED NET WORTH CONSISTING OF ASSETS THAT ARE NOT LIQUID.

     The general partners have represented that, as of September 30, 1998, they have a combined net worth on an estimated fair market value basis of approximately $2,667,000, exclusive of home, automobiles and home furnishings. The fair market value method of accounting for net worth values assets at their current values instead of reporting them at historical cost. The net worth of the general partners consists primarily of interests in real estate, retirement plans, partnerships, and closely-held businesses, and thus such net worth is not liquid and not readily marketable. The limited net worth of the general partners may be relevant to you in evaluating the ability of the general partners to fulfill their financial obligations to the partnership. In addition, the general partners have commitments to the other Wells programs. Specifically, you should consider these factors when evaluating the general partners' obligation to advance on an interest-free basis an amount of up to 1% of gross offering proceeds for maintenance and repairs of our properties to the extent that we have insufficient funds for such purposes. (See "Management.")

     CONFLICTS OF INTEREST RISKS

     THE GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO TIME MANAGEMENT.

     The general partners and their affiliates are also general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the partnership. Because the general partners and their affiliates have interests in other real estate programs and also engage in other business activities, they will have conflicts of interest in allocating their time between our business and these other activities.
During times of intense activity in other programs and ventures, the general partners may devote less time and resources to our business than is necessary or appropriate. (See "Conflicts of Interest.")

     THE GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES.

     We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that the general partners will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

     THE GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES WITH AFFILIATES.

     We are likely to enter into one or more joint ventures with other Wells programs for the acquisition, development or improvement of properties including Wells Fund XI or the Wells REIT. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present, including, for example:

     . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

     . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

     . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

     The general partners and their affiliates are currently sponsoring a public offering on behalf of the Wells REIT, an unspecified real estate program which is a real estate investment trust. (See "Prior Performance Summary.") In the event that we enter into a joint venture with the Wells REIT, we may face certain additional risks and potential conflicts of interest. For example, upon becoming listed on a securities exchange, the Wells REIT will automatically become a perpetual life entity, which may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange within 10 years, the organizational documents of the Wells REIT provide for an immediate orderly liquidation of its assets. In the event of such liquidation, any joint venture between the partnership and the Wells REIT may also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between the partnership and the Wells REIT would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

     Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of the general partners, certain conflicts of interest will exist. (See "Conflicts of Interest--Joint Ventures with Affiliates of the General Partners.")

     THE GENERAL PARTNERS MAY FACE CONFLICTS OF INTEREST IF THEY PURCHASE UNITS.

     Pursuant to the terms of the offering, the general partners or their affiliates may purchase units for their own account. In addition, the general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will affect the relative performance of cash preferred units and tax preferred units. Under
Section 8.16 of the partnership agreement, the general partners and their affiliates may only elect the status of cash preferred units. If the general partners or their affiliates do purchase units, they would then have an incentive to acquire properties which would produce more favorable results for investors electing cash preferred units, which could adversely affect investors electing tax preferred units.

     THE GENERAL PARTNERS MAY FACE CONFLICTS OF INTEREST WHEN THEY DETERMINE THE FAIR MARKET VALUE OF YOUR UNITS PURSUANT TO THE REPURCHASE RESERVE.

     In the event that the general partners establish a repurchase reserve, after three years the purchase price under the repurchase reserve will be 90% of the fair market value of your units. The general partners will determine the fair market value of your units in accordance with the estimated value of units to be determined annually for ERISA purposes. Since we would be using funds that would otherwise be distributed to investors to fund the repurchase reserve, if established, the general partners may have an incentive to value your units lower than an independent third party appraiser. This would adversely affect those investors who desire to resell their units to the partnership pursuant to the repurchase reserve.

     GENERAL INVESTMENT RISKS

     THE GEORGIA REVISED UNIFORM LIMITED PARTNERSHIP ACT (GRULPA) DOES NOT GRANT YOU ANY VOTING RIGHTS AND YOUR RIGHTS ARE LIMITED UNDER THE PARTNERSHIP AGREEMENT.

     A vote of a majority in interest of the limited partners is sufficient to take the following significant partnership actions:

     .    to amend the partnership agreement;

     .    to change our business purpose or our investment objectives;

     .    to remove the general partners; or

     .    to authorize a merger or a consolidation of the partnership.

These are your only significant voting rights granted under the partnership agreement. In addition, GRULPA does not grant you any specific voting rights. Therefore, your voting rights in our operations are severely limited. (See "Summary of Partnership Agreement--Voting Rights of the Limited Partners.")

     YOU ARE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

     You may approve any of the above actions by majority vote of the limited partners. Therefore, you will be bound by such majority vote even if you do not vote with the majority on any of these actions.

     THE SALE OF FEWER THAN 7,000,000 UNITS WILL RESULT IN A LESS DIVERSIFIED PORTFOLIO OF PROPERTIES.

     If we sell less than 7,000,000 units, we will purchase fewer properties resulting in less diversification in terms of the number of properties owned, the geographic regions in which our properties are located and the types of properties we invest in. In addition, the likelihood of our profitability being affected by any one of our investments will increase. For example, in the event we only raise the minimum amount of $1,250,000, we may only be able to buy one property and, therefore, would not achieve any diversification of our assets. Your investment in units will be subject to greater risk to the extent that we lack a diversified portfolio of properties.

     WE ARE LIMITED IN OUR ABILITY TO BUY BACK YOUR UNITS PURSUANT TO THE REPURCHASE RESERVE.

     We may establish a repurchase reserve of up to 5% of cash flow annually for the purpose of repurchasing your units at a discount. The general partners, however, will have the sole discretion as to whether to establish a repurchase reserve and as to whether to exercise any such repurchase of your units. The repurchase reserve may be established only after the expiration of one year following the end of this offering. If established, the general partners may cancel the repurchase reserve at any time. Since the establishment of a repurchase reserve is in the sole discretion of the general partners, we are under no obligation to establish such a reserve or to repurchase any units from you. Even if a repurchase reserve is established, the partnership agreement limits repurchases out of the repurchase reserve to an aggregate of 2% of gross offering proceeds throughout the life of the partnership, excluding repurchases relating to death or legal incapacity of the owner and repurchases relating to a substantial reduction in the owner's net worth or income. Accordingly, in considering an investment in units, you should not assume that you will be able to sell any of your units back to us. In the event that we do establish a repurchase reserve, the purchase price will be $8.50 per unit until three years from the termination of the offering. After three years from the termination of the offering, the price per unit will be 90% of the fair market value of your units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units to be determined annually for ERISA purposes. (See "Investment by Tax-Exempt Entities and ERISA Considerations--Annual Valuations"). This means that you would receive less by selling your units back to us than you would receive if our real estate investments were sold for their estimated values and such proceeds were distributed in a liquidation of the partnership. (See "Summary of Partnership Agreement--Repurchase of Units.")

     WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS.

     The general partners have arbitrarily determined the selling price of the units and such price bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time.

     PAYMENT OF FEES TO THE GENERAL PARTNERS AND THEIR AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

     The general partners and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our properties, and the management and leasing of our properties. The general partners will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to limited partners. (See "Compensation of the General Partners and Affiliates.")

     THE AVAILABILITY AND TIMING OF CASH DISTRIBUTIONS IS UNCERTAIN.

     We cannot assure you that sufficient cash will be available to make distributions to you from either net cash from operations or proceeds from the sale of properties. We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of net cash from operations to be distributed to the general and limited partners. In addition, the general partners, in their discretion, may retain any portion of such funds for working capital. Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We will generally not sell properties developed by us until at least 10 years after completion of the development and construction of the properties, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. (See "Investment Objectives and Criteria--Disposition Policies.") In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

     Proceeds from the sale of a property will generally be distributed to investors. The general partners, in their sole discretion, may not make such distribution if such proceeds are used to:

     .    purchase land underlying any of our properties;

     . buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned;

     .    create working capital reserves; or

     .    make capital improvements in our existing properties.

The reinvestment of proceeds from the sale of properties will not occur, however, unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming you will be subject to a 30% combined federal and state tax bracket. (See "Federal Income Tax Consequences--Sales of Partnership Properties.")

     WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS.

     As we raise capital from you, substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

     EARNEST MONEY DEPOSITS MADE TO WELLS DEVELOPMENT CORPORATION FOR DEVELOPMENT OF PROPERTIES MAY NOT BE REFUNDED.

     We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation (Wells Development), an affiliate of the general partners. We will acquire properties from Wells Development that are either existing income-producing properties or properties to be developed or under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire properties. In the case of properties to be developed by Wells Development, we anticipate we will be required to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by us, Wells Development typically will not have acquired title to any real property. Wells Development will only have a contract to acquire land, a development agreement to develop a building on the land, and an agreement with a tenant to lease the property upon its completion. We may enter into such a contract with Wells Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. We will not be required to close a purchase from Wells Development and will be entitled to a refund of our earnest money in the following circumstances:

     .    Wells Development fails to develop the property;

     .  the tenant fails to take possession under its lease for any reason; or

     . we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of Wells Development to refund our earnest money is unsecured, and it is unlikely that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc., an affiliated entity (Wells Management), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management's property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See "Investment Objectives and Criteria--Acquisition of Properties from Wells Development Corporation.")

     YOUR INVESTMENT MAY SUFFER ADVERSE CONSEQUENCES IF WE ARE NOT PREPARED FOR THE YEAR 2000 ISSUE.

     Many existing computer programs were designed to use only two numeric digits to identify a year without considering the impact of the year 2000. If not corrected, many computer applications could fail or create erroneous data. We are currently addressing the Year 2000 issue with respect to our operations. Our failure or the failure of our tenants to properly or timely resolve the Year 2000 issue could have a material adverse effect on our business and the return on your investment. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issues.")

SPECIAL RISKS REGARDING STATUS OF UNITS

     IF YOU ELECT CASH PREFERRED UNITS, YOU WILL BE ALLOCATED MORE INCOME THAN CASH FLOW.

     Since investors electing cash preferred units will be allocated substantially all of the partnership's net income, while substantially all deductions for depreciation and other tax losses will be allocated to investors electing tax preferred units, we expect that those of you electing cash preferred units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year.

     IF YOU ELECT TAX PREFERRED UNITS, YOU MAY NOT BE ABLE TO USE YOUR PASSIVE LOSSES.

     Those of you electing tax preferred units will be allocated a disproportionately larger share of our deductions for depreciation and other tax losses. All such losses will be treated as "passive" losses, which may only be used to offset "passive" income and may not be used to offset active or portfolio income. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

     YOUR DECISION TO ELECT CASH PREFERRED UNITS OR TAX PREFERRED UNITS WILL BE IMPAIRED BY THE UNSPECIFIED NATURE OF OUR OFFERING.

     As set forth above, the general partners have not identified any properties in which there is a reasonable probability that we will invest. In addition, the general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will have an effect on the relative performance between cash preferred units and tax preferred units. We anticipate that investors electing cash preferred units will benefit to a greater extent than investors electing tax preferred units if the majority of our investments are in properties which generate relatively high cash flows but have lower potential for appreciation. Conversely, investors electing tax preferred units will benefit to a greater extent than investors electing cash preferred units if a greater percentage of our investments is in properties generating less current cash flow but having greater potential for appreciation in value. The unspecified nature of the offering may impair your ability to make an informed decision as to whether to elect cash preferred units or tax preferred units in light of the different features of each class of unit. (See "Investment Objectives and Criteria.")

     THE DESIRED EFFECT OF ELECTING CASH PREFERRED UNITS OR TAX PREFERRED UNITS MAY BE REDUCED DEPENDING ON HOW MANY INVESTORS ELECT EACH TYPE OF UNIT.

     You will be entitled to different rights and priorities as to distributions of cash flow from operations and net sale proceeds and as to the allocation of depreciation and other tax losses depending upon whether you elect cash preferred units or tax preferred units. However, the effect of any advantage associated with the election of cash preferred units or tax preferred units may be significantly reduced or eliminated, depending upon the ratio of cash preferred units to tax preferred units during any given period. We will not restrict the ratio of cash preferred units to tax preferred units, and we will not attempt to establish or maintain any particular ratio. In the experience of the general partners in prior Wells programs, the ratio of investors has typically been approximately 70% to 80% electing cash preferred units and approximately 20% to 30% electing tax preferred units. Below is a set of hypothetical scenarios showing the net effect of certain ratios of investors electing cash preferred units and tax preferred units.

     Facts: For purposes of the following hypotheticals, assume that the partnership sells $50,000,000 in units (5,000,000 units) and has $2,500,000 of cash available for distribution and $2,000,000 in tax losses in the relevant year.

     Hypotheticals: The following table shows the allocation of cash flow per cash preferred unit (CPU) and tax losses per tax preferred unit (TPU) in three scenarios reflecting different ratios of investors electing cash preferred units and tax preferred units.

=========================================================================
     Allocations        90% CPU/10% TPU  75% CPU/25% TPU  50% CPU/50% TPU
-------------------------------------------------------------------------
 Cash Flow per CPU           $0.55            $0.67            $1.00
-------------------------------------------------------------------------
 Tax Losses per TPU          $4.00            $1.60            $0.80
=========================================================================

     As shown in these hypotheticals, your receipt of desired benefits upon making your election of cash preferred units or tax preferred units may vary significantly depending upon the ratio of investors electing cash preferred units and tax preferred units.

REAL ESTATE RISKS

     YOUR INVESTMENT WILL BE AFFECTED BY ADVERSE ECONOMIC AND REGULATORY
CHANGES.

     We will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws; and

     .    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize gains from the sale of partnership properties.

     A PROPERTY THAT INCURS A VACANCY COULD BE DIFFICULT TO SELL OR RE-LEASE.

     A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. We may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to investors electing cash preferred units. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

     WE MAY NOT HAVE FUNDING FOR FUTURE TENANT IMPROVEMENTS.

     When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds available for investment will be used for investment in partnership properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that any such sources of funding will be available to us for such purposes in the future.

     UNINSURED LOSSES RELATING TO REAL PROPERTY MAY ADVERSELY AFFECT YOUR
RETURNS.

     The general partners will attempt to assure that all of our properties are insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

     DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS.

     We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give lessees the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

     COMPETITION FOR INVESTMENTS MAY INCREASE COSTS AND REDUCE RETURNS.

     We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment trusts, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

     Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, investors electing cash preferred units could suffer delays in the distribution of cash and investors electing tax preferred units could suffer delays in the availability of income tax deductions for depreciation and other tax losses to be allocated to them.

     UNCERTAIN MARKET CONDITIONS AND THE BROAD DISCRETION OF THE GENERAL PARTNERS RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

     We generally will hold the various real properties in which we invest until such time as the general partners determine that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The general partners intend to sell properties acquired for development after holding such properties for a minimum period of 10 years from the date the development is completed, and intend to sell existing income-producing properties within 10 to 12 years after their acquisition, or as soon thereafter as market conditions permit. This is the period of time it typically takes to realize significant appreciation of a property we typically invest in. However, the general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except when a majority of you vote to liquidate the partnership in response to a formal proxy to liquidate. (See "Summary of Partnership Agreement--Proxy to Liquidate.") We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the timing of liquidation of the partnership and the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

     IF THE GENERAL PARTNERS PURCHASE ENVIRONMENTALLY HAZARDOUS PROPERTY, OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the partnership and, consequently, amounts available for distribution to you.

FEDERAL INCOME TAX RISKS

     THE INTERNAL REVENUE SERVICE (IRS) MAY CHALLENGE OUR CHARACTERIZATION OF MATERIAL TAX ASPECTS OF YOUR INVESTMENT IN US.

     An investment in our units involves certain material income tax risks, the character and extent of which are, to some extent, a function of whether you elect to have your units treated as cash preferred units or tax preferred units. You are urged to consult with your own tax advisor with respect to the federal, as well as state and foreign, tax consequences of an investment in units. We will not seek any rulings from the IRS regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from Holland & Knight LLP (Counsel) regarding the material federal income tax issues relating to an investment in our units (Tax Opinion), you should be aware that the Tax Opinion represents only Counsel's best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. The Tax Opinion has no binding effect on the IRS or any court. Accordingly, we cannot assure you that the conclusions reached in the Tax Opinion, if contested, would be sustained by any court. In addition, Counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus. Counsel also gives no opinion as to the tax consequences to you of tax issues which impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues which impact at the partner or individual level. (For a more complete discussion of the tax risks and tax consequences associated with an investment in the partnership, see "Federal Income Tax Consequences.")

     INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS.

     A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, an investor electing cash preferred units will be allocated substantially all of our net income, defined in the partnership agreement to mean generally net income for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation and amortization and gain or loss from the sale of partnership properties, even if such income is in excess of any distributions of cash from operations. Further, an investor who participates in the distribution reinvestment plan will be allocated his share of our net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though such investor would receive no cash distributions from us. In addition, an investor electing cash preferred units who purchases units pursuant to the deferred commission option will be allocated his share of our net income with respect to such units even though net cash from our operations otherwise distributable to him will instead be paid to third parties to satisfy the deferred commission obligations with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (See "Plan of Distribution.") Investors electing cash preferred units will likely be allocated taxable income in excess of any distributions to them, and the amount of cash received by an investor could be less than the income tax attributable to the net income allocated to such investor.

     WE COULD POTENTIALLY BE CHARACTERIZED AS A PUBLICLY TRADED PARTNERSHIP.

     Counsel has given its opinion that it is more likely than not we will not be classified as a "publicly traded partnership," which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of the general partners and the provisions in the partnership agreement which attempt to comply with certain safe harbor standards adopted by the IRS. We cannot assure you that the IRS will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

     .    the complex nature of the IRS safe harbors;

     .    the lack of interpretive guidance with respect to such provisions; and

     . the fact that any determination in this regard will necessarily be based upon facts which have not yet occurred.

If we become classified as a "publicly traded partnership," we could be taxable as a corporation, and distributions of our net income could be treated as portfolio income to you rather than passive income.

     THE DEDUCTIBILITY OF LOSSES WILL BE SUBJECT TO PASSIVE LOSS LIMITATIONS.

     Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to "passive activities," which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors electing tax preferred units will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations.

     THE IRS MAY CHALLENGE OUR ALLOCATIONS OF PROFIT AND LOSS.

     Counsel has given its opinion that it is more likely than not partnership items of income, gain, loss, deduction and credit will be allocated among the general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. We cannot assure you, however, that the IRS will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces the anticipated tax benefits to investors electing tax preferred units or increases the income allocated to investors electing cash preferred units.

     WE MAY BE CHARACTERIZED AS A DEALER.

     If we were deemed for tax purposes to be a "dealer," defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of our properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute "unrelated business taxable income" (UBTI) to investors who are tax-exempt entities. The resolution of our status is dependent upon facts which will not be known until the time a property is sold or held for sale. Accordingly, Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

     WE MAY BE AUDITED AND ADDITIONAL TAX, INTEREST AND PENALTIES MAY BE
IMPOSED.

     Our federal income tax returns may be audited by the IRS. Any audit of the partnership could result in an audit of your tax return causing adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys' fees, court costs and other expenses contesting deficiencies asserted by the IRS. You may also be liable for interest on any underpayment and certain penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and the general partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, the general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the IRS.

Further, the general partners may cause us to elect to be treated as an "electing large partnership." If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Accordingly, if you make an election to change the status of your units between the years in which a tax benefit is claimed and an adjustment is made, you may suffer a disproportionate adverse impact with respect to any such adjustment. Further, the general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level, thereby potentially adversely impacting the holders of a particular class of units disproportionately to holders of the other class of units.

     STATE AND LOCAL TAXES AND A REQUIREMENT TO WITHHOLD STATE TAXES MAY APPLY.

     The state in which you are a resident may impose an income tax upon your share of our taxable income. Further, states in which we will own our properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you may be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in units.

     LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

     In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in units. The Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act enacted in 1998 contain numerous provisions affecting the real estate industry and the operations of partnerships such as the partnership. Changes are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in units. You should also note that the Tax Opinion assumes that no legislation will be enacted after the date of this prospectus which will be applicable to an investment in units.

RETIREMENT PLAN AND QUALIFIED PLAN RISKS

     A retirement plan fiduciary considering an investment in units must consider provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended (ERISA), applicable to such investments. In particular, a fiduciary should consider the following factors:

     . whether the investment is made in accordance with the plan documents and instruments governing such plan, including the plan's investment policy;

     . whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     . whether the investment will result in sufficient liquidity for the plan;

     .    the need to value the assets of the plan annually; and

     .    whether the investment would constitute a prohibited transaction under
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, see "Investment By Tax-Exempt Entities and ERISA Considerations."

     WE MAY TERMINATE THE OFFERING OR DISSOLVE THE PARTNERSHIP IF OUR ASSETS ARE DEEMED TO BE PLAN ASSETS OR IF WE ENGAGE IN PROHIBITED TRANSACTIONS.

     If our assets were deemed to be assets of the qualified plans investing as limited partners, i.e., plan assets, the general partners would be considered to be plan fiduciaries and certain contemplated transactions described herein may be deemed to be "prohibited transactions" subject to excise taxation under
Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, the standards of prudence and other provisions of ERISA would extend as to all plan fiduciaries to the general partners with respect to our investments. We have not requested an opinion of counsel regarding whether or not our assets would constitute plan assets under ERISA nor have we sought any rulings from the U.S. Department of Labor regarding classification of our assets.

     In this regard, U.S. Department of Labor Regulations defining plan assets for purposes of ERISA contain exemptions which, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that the partnership agreement and the offering have been structured so that the exemptions in such Regulations would apply to us, and although the general partners intend that an investment by a qualified plan in units not be deemed an investment in the assets of the partnership, we can make no representations or warranties of any kind regarding the consequences of an investment in units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to the partnership, could result in "prohibited transactions," which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or "prohibited transactions."

     In the event our assets are deemed to constitute plan assets or certain transactions undertaken by us are deemed to constitute "prohibited transactions" under ERISA or the Internal Revenue Code, and no exemption for such transactions is obtainable by us, the general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

     .    terminate the offering of units;

     .    compel a termination and dissolution of the partnership; or

     . restructure our activities to the extent necessary to comply with any exemption in the Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption. (See "Investment by Tax-Exempt Entities and ERISA Considerations.")

     ADVERSE TAX CONSEQUENCES MAY RESULT BECAUSE OF MINIMUM DISTRIBUTION REQUIREMENTS.

     If you intend to purchase units through your Individual Retirement Account
(IRA), or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution in kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution.

     UNRELATED BUSINESS TAXABLE INCOME (UBTI) MAY BE GENERATED WITH RESPECT TO TAX-EXEMPT INVESTORS.

     We do not intend or anticipate that the tax-exempt investors in the partnership will be allocated income deemed to be derived from an unrelated trade or business, which is generally referred to as "UBTI." Further, the partnership will never incur indebtedness to acquire its properties, which would cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Notwithstanding this prohibition, the general partners do have limited authority to borrow funds deemed necessary:

     . to finance improvements necessary to protect capital previously invested in a property;

     .    to protect the value of our investment in a property; or

     .    to make one of our properties more attractive for sale or lease.

The general partners have represented that they will not cause the partnership to incur indebtedness unless they obtain an opinion of counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause the income allocable to tax-exempt investors to be characterized as UBTI. Any such opinion will have no binding effect on the IRS or any court. Therefore, some risk remains that we may generate UBTI for our tax-exempt investors in the event that it becomes necessary for us to borrow funds.

     Further, in the event we are deemed to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties which is allocable to tax-exempt investors would be characterized as

UBTI. (See "Federal Income Tax Consequences - Investment by Qualified Plans and Other Tax-Exempt Entities.")


                             SUITABILITY STANDARDS

     Investment in the partnership involves significant risks. It may be difficult to resell partnership units due to the restrictions on transferability contained in the partnership agreement and because no public market for the units currently exists or is likely to develop. Investors who are able to sell their units at all will likely be able to sell such units only at a discount. (See "Summary of Partnership Agreement - Limited Transferability of Units.") In addition, it is contemplated that properties to be purchased by the partnership will be held for at least 10 years. Accordingly, the units are suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity. Further, because cash preferred units and tax preferred units have different rights and priorities with respect to tax allocations and cash distributions from operations and on sale of the partnership properties, prospective investors should consider carefully the information set forth under "Description of the Units" in determining whether to elect cash preferred units or tax preferred units, or some combination of each.

     If the investor is an individual, including an individual beneficiary of a purchasing IRA, or if the investor is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, such individual or fiduciary, as the case may be, must represent that he meets certain requirements. The requirements are set out in the Subscription Agreement attached as Exhibit "B" to this prospectus, and include the following:

     . that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a minimum annual gross income of $45,000 and a net worth excluding home, furnishings and automobiles of not less than $45,000; or

     . that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a net worth excluding home, furnishings and automobiles of not less than $150,000.

     Transferees will also be required to comply with applicable standards, except for transfers to family members and transfers made by gift, inheritance or divorce. In the case of purchases of units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of units, by such fiduciary.

     The minimum purchase is 100 units ($1,000) except in certain states as described below. No transfers will be permitted of less than the minimum required purchase, nor except in very limited circumstances may an investor transfer, fractionalize or subdivide such units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that they contribute in increments of at least $25. It should be noted, however, that an investment in the partnership will not, in itself, create a retirement plan as defined in Section 401(a) of the Internal Revenue Code or an IRA as defined in Section 408(a) of the Internal Revenue Code for any investor and that, in order to create a retirement plan or an IRA, an investor must comply with all applicable provisions of the Internal Revenue Code. Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of units set forth above, but in no event less than 2.5 units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 units ($25), except for
(1) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and
(2) purchases of units pursuant to the distribution reinvestment plan sponsored by the partnership or reinvestment plans of other public real estate programs, which may be in lesser amounts.

     We have listed the suitability standards in the following table for those states that have any requirements different from those set by the partnership.

===================================================================================================================================
 STATE                    INCOME/NET WORTH                     MINIMUM                          OTHER LIMITATIONS
                            REQUIREMENTS                       PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
 Arizona         1) Current annual gross income of     100 units ($1,000)          N/A
                 $60,000 and net worth of $60,000,
                 or 2) net worth of $225,000
-----------------------------------------------------------------------------------------------------------------------------------
 California      1) Current annual gross income of     100 units ($1,000)          The following legend must be placed on each
                 $60,000 and net worth of $60,000,                                 certificate:  "It is unlawful to consummate a
                 or 2) net worth of $225,000                                       sale or transfer of this security, or any
                                                                                   interest therein, or to receive any
                                                                                   consideration therefor, without the prior
                                                                                   written consent of the Commissioner of
                                                                                   Corporations of the State of California,
                                                                                   except as permitted in the Commissioner's
                                                                                   rules."
-----------------------------------------------------------------------------------------------------------------------------------
 Florida         1) Current annual gross income of     100 units ($1,000)          Units of subsequent partnership reinvestment
                 $45,000 and net worth of $45,000,                                 plan must be registered or exempt from
                 or 2) net worth of $150,000                                       registration in Florida, and such units must
                                                                                   be purchased from a Florida broker.
-----------------------------------------------------------------------------------------------------------------------------------
 Iowa            1) Current annual gross income of     200 units ($2,000)          Husband and wife may not jointly contribute
                 $45,000 and net worth of $45,000,                                 from separate IRAs to satisfy minimum
                 or 2) net worth of $150,000                                       purchase.
 ----------------------------------------------------------------------------------------------------------------------------------
 Maine           1) Current annual gross income of     250 units ($2,500);         Husband and wife may not jointly contribute
                 $50,000 and net worth of $50,000,     200 units ($2,000) for      from separate IRAs to satisfy minimum
                 or 2) net worth of $200,000           IRAs                        purchase.
-----------------------------------------------------------------------------------------------------------------------------------
 Massachusetts   1) Current annual gross income of     100 units ($1,000)          N/A
                 $60,000 and net worth of $60,000,
                 or 2) net worth of $225,000
===================================================================================================================================

===================================================================================================================================
 STATE                    INCOME/NET WORTH                     MINIMUM                          OTHER LIMITATIONS
                            REQUIREMENTS                       PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
 Michigan        Current annual gross income of        100 units ($1,000)          Investor may not invest more than 10% of
                 $45,000 and net worth of $45,000,                                 net worth.
                 or 2) net worth of $150,000
-----------------------------------------------------------------------------------------------------------------------------------
 Minnesota       Current annual gross income of        250 units ($2,500); 200     N/A
                 $45,000 and net worth of $45,000,     units ($2,000) for IRAs
                 or 2) net worth of $150,000           and qualified retirement
                                                       plans
-----------------------------------------------------------------------------------------------------------------------------------
 Mississippi     1) Current annual gross income of     100 units ($1,000)          N/A
                 $60,000 and net worth of $60,000,
                 or 2) net worth of $225,000
-----------------------------------------------------------------------------------------------------------------------------------
 Missouri        1) Current annual gross income of     100 units ($1,000)          Husband and wife may not jointly contribute
                 $60,000 and net worth of $60,000,                                 from separate IRAs to satisfy minimum
                 or 2) net worth of $225,000                                       purchase.
-----------------------------------------------------------------------------------------------------------------------------------
 Nebraska        1) Current annual gross income of     500 units ($5,000)          Investments in additional units pursuant to
                 $45,000 and net worth of $45,000,     except                      reinvestment plan must be at least $50 per
                 or 2) net worth of $150,000           for IRAs and qualified      year and made through a Nebraska broker.
                                                       retirement plans
-----------------------------------------------------------------------------------------------------------------------------------
 New             1) Current annual gross income of     100 units ($1,000)          N/A
 Hampshire       $50,000 and net worth of $125,000,
                 or 2) net worth of $250,000
-----------------------------------------------------------------------------------------------------------------------------------
 New York        1) Current annual gross income of     250 units ($2,500)          No proceeds from New York investors
                 $50,000 and net worth of $50,000,     except                      released from escrow until $2,500,000 raised
                 or 2) net worth of $150,000           for IRAs                    in offering.
-----------------------------------------------------------------------------------------------------------------------------------
 North           1) Current annual gross income of     250 units ($2,500)          N/A
 Carolina        $45,000 and net worth of $45,000,     except
                 or 2) net worth of $150,000           for IRAs and qualified
                                                       retirement plans
-----------------------------------------------------------------------------------------------------------------------------------
 Ohio            1) Current annual gross income of     250 units ($2,500)          Investor may not invest more than 10% of
                 $45,000 and net worth of $45,000,     except                      net worth.
                 or 2) net worth of $150,000           for IRAs
-----------------------------------------------------------------------------------------------------------------------------------
 Oklahoma        1) Current annual gross income of     100 units ($1,000)          Husband and wife may not jointly contribute
                 $45,000 and net worth of $45,000,                                 from separate IRAs to satisfy minimum
                 or 2) net worth of $150,000                                       purchase.
-----------------------------------------------------------------------------------------------------------------------------------
 Oregon          1) Current annual gross income of     100 units ($1,000)          N/A
                 $60,000 and net worth of $60,000,
                 or 2) net worth of $225,000
-----------------------------------------------------------------------------------------------------------------------------------
 Pennsylvania    1) Current annual gross income of     100 units ($1,000)          Investor must have a net worth of at least ten
                 $45,000 and net worth of $45,000,                                 times amount of investment in the
                 or 2) net worth of $150,000                                       partnership.  Subscription proceeds from PA
                                                                                   investors held in escrow until $2,500,000
                                                                                   raised from all investors.  If proceeds held in
                                                                                   escrow more than 120 days, funds returned
                                                                                   to investors unless they choose to reinvest.
===================================================================================================================================

===================================================================================================================================
 STATE                    INCOME/NET WORTH                     MINIMUM                          OTHER LIMITATIONS
                            REQUIREMENTS                       PURCHASE
-----------------------------------------------------------------------------------------------------------------------------------
 South           1) Net worth of $150,000, or 2)       250 units ($2,500) except   N/A
 Carolina        State and federal income subject to   IRAs and qualified
                 maximum rate of income tax            retirement plans
-----------------------------------------------------------------------------------------------------------------------------------
 South Dakota    1) Current annual gross income of     100 units ($1,000)          N/A
                 $60,000 and net worth of $60,000,
                 or 2) net worth of $225,000
-----------------------------------------------------------------------------------------------------------------------------------
 Tennessee       1) Current annual gross income of     100 units ($1,000)          N/A
                 $60,000 and net worth of $60,000,
                 or 2) net worth of $225,000
-----------------------------------------------------------------------------------------------------------------------------------
 Texas           1) Current annual gross income of     100 units ($1,000)          Investments through reinvestment plan must
                 $45,000 and net worth of $45,000,                                 be made through Texas registered broker.
                 or 2) net worth of $150,000
-----------------------------------------------------------------------------------------------------------------------------------
 Wisconsin       1) Current annual gross income of     100 units ($1,000)          Husband and wife may not jointly contribute
                 $45,000 and net worth of $45,000,                                 from separate IRAs to satisfy minimum
                 or 2) net worth of $150,000                                       purchase.
===================================================================================================================================

     Net worth in all cases excludes home, furnishings and automobiles.

     By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit "B" to this prospectus, an investor represents to the general partners that he meets the foregoing applicable suitability standards for the state in which he resides. The general partners will not accept subscriptions from any person or entity which does not represent that it meets such standards. The general partners have the unconditional right to accept or reject any subscription in whole or in part.

     The general partners and each person selling units on behalf of the partnership are required to:

     . make reasonable efforts to assure that each person purchasing units in the partnership is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors; and

     . maintain records for at least six years of the information used to determine that an investment in units is suitable and appropriate for each investor.

     The agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of units is suitable for the investor, and (2) transmit promptly to the partnership all fully completed and duly executed Subscription Agreements.

                      INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

     The partnership is a limited partnership which was organized to invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The partnership's investment objectives are:

     .    to maximize net cash from operations;

     . to preserve, protect and return the capital contributions of the partners; and

     .    to realize capital appreciation upon the ultimate sale of properties.

No assurance can be given that these objectives will be attained or that the partnership's capital will not decrease. The investment objectives of the partnership may not be changed by the general partners except upon approval of limited partners holding a majority of the units.

     Decisions relating to the purchase or sale of partnership properties will be made by the general partners. See "Management" for a description of the background and experience of the general partners.

ACQUISITION AND INVESTMENT POLICIES

     The partnership will seek to invest substantially all of the net offering proceeds available for investment on an all cash basis in the acquisition of high grade commercial office buildings, which are newly constructed, under construction, or which have been previously constructed and have operating histories. The general partners are not limited to such investments, however. The general partners may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. The general partners will attempt to acquire commercial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy the general partners' standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The partnership may, however, invest in commercial properties which are not preleased to such tenants or in other types of commercial properties such as hotels or motels. The partnership will not be actively engaged in the business of operating hotels, motels or similar properties. The trend of the general partners in the most recently sponsored Wells programs has been to invest primarily in office buildings located in densely populated suburban markets. (See "Prior Performance Summary.")

     The partnership will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to investors. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, the general partners anticipate that the majority of properties acquired by the partnership will have both the potential for capital appreciation and distributions of current cash flow to investors. To the extent feasible, the general partners will strive to invest in a diversified portfolio of properties, both in terms of geography and type of property, that will satisfy the partnership's investment objectives of maximizing net cash from operations, preserving investors' capital and realizing capital appreciation upon the ultimate sale of properties.

     The general partners anticipate that approximately 84% of the proceeds from the sale of units will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

     Investment in unimproved or non-income producing property may not exceed 15% of the net offering proceeds available for investment in properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. The partnership will not acquire property in exchange for units.

     Investment in real estate generally will take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 40 years. The partnership shall acquire such interest either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. (See "Joint Venture Investments" below.) In addition, the partnership may purchase properties and lease them back to the sellers of such properties. While the general partners will use their best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that the partnership will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Consequences - Taxation of Real Estate Operations - Characterization of Leases.")

     The partnership is not limited as to the geographic area where it may conduct its operations, but the general partners intend to invest in properties located in the United States.

     There are no specific limitations on the number or size of properties to be acquired by the partnership or on the percentage of net proceeds of this offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the partnership is acquiring its properties and the amount of the net proceeds of this offering.

     In making investment decisions for the partnership, the general partners will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the general partners will have substantial discretion with respect to the selection of specific partnership investments.

     The partnership will obtain independent appraisals for each property in which it invests, and the purchase price of each such property will not exceed its appraised value. However, the general partners will rely on their own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at the office of the partnership and will be retained for at least five years.

     The partnership's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

     .    plans and specifications;

     .    environmental reports;

     .    surveys;

     . evidence of marketable title subject to such liens and encumbrances as are acceptable to the general partners;

     . audited financial statements covering recent operations of any properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors; and

     .    title and liability insurance policies.

     The partnership will not close the purchase of any property unless and until it obtains an environmental assessment, a minimum of a Phase I review, for each property purchased and the general partners are generally satisfied with the environmental status of the property.

     The partnership may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the partnership a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, the partnership may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real estate properties, the partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The partnership may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     The partnership may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed although the partnership may not invest in excess of 15% of the net offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, the general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors - Real Estate Risks.")

     The partnership may make periodic progress payments or other cash advances to developers and builders of its properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. The partnership intends to use such additional controls on its disbursements to builders and developers as it deems necessary or prudent.

     The partnership may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which it may acquire. Such persons would be compensated directly by the partnership and, other than through such employment, will not be affiliated with the general partners.

ACQUISITION OF PROPERTIES FROM WELLS DEVELOPMENT CORPORATION

     The partnership may acquire properties, directly or through joint ventures with affiliated entities, from Wells Development Corporation (Wells Development), a Georgia corporation formed by Wells Management Company, Inc. (Wells Management) as a wholly owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the partnership or other Wells programs. In the case of properties to be developed by Wells Development and sold to the partnership, it is anticipated that Wells Development will:

     .    acquire a parcel of land;

     . enter into contracts for the construction and development of a commercial building thereon;

     . enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion; and

     . secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property.

     Contracts between Wells Development and the partnership will provide for the partnership to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Wells Development will be performed by one or more companies which are independent of Wells Development, the general partners and their affiliates.

     The partnership will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. It is anticipated that the earnest money deposit will represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract. The purchase price for the developed property to be paid by the partnership to Wells Development will not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs to Wells Development. All profits and losses during the period any such property is held by Wells Development will accrue to the partnership, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to the general partners or their affiliates which are described in detail elsewhere in this prospectus. (See "Compensation of the General Partners and Affiliates.")

     In the case of properties acquired by the partnership from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to contracting with the partnership, and the purchase price payable by the partnership under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties to be acquired by the partnership from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent "as built" appraisal for the property prior to contracting with the partnership, and the purchase price payable by the partnership under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

     It is anticipated that Wells Development will use the earnest money deposit received from the partnership upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. The contract between the partnership and Wells Development will require Wells Development to deliver to the partnership at closing title to the property, as well as an assignment of leases, free and clear of all encumbrances relating to any such borrowing. In no event will the partnership take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to the partnership and other affiliates of the general partners. Wells Development will not hold title to any such property for more than 12 months prior to reselling to the partnership. The partnership may not acquire any property which is currently owned by Wells Development as of the date of this prospectus.

     The partnership may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, the partnership has not yet raised sufficient proceeds to enable it to pay the full amount of the purchase price at closing. The partnership anticipates that it will be able to raise sufficient additional proceeds from its offering during the period between any such execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that the partnership may elect to close the purchase of the property before the development has been completed, in which case the partnership would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between the partnership, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that the partnership will be obligated to purchase the property only if:

     . Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to the partnership; and

     . the partnership has sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

The general partners will not cause the partnership to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing.
If the partnership enters into a contract to acquire property from Wells Development and, at the time for closing, is unable to purchase the property because it does not have sufficient net proceeds available for investment, the partnership will not be required to close the purchase of the property and will be entitled to a refund of its earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development's obligation to refund the partnership's earnest money deposit will be guaranteed by Wells Management. See the "Management" section of this prospectus for a description of Wells Management.

     If Wells Management is required to make good on its guaranty, the partnership may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "Risk Factors - Investment Risks.")

TERMS OF LEASES AND TENANT CREDITWORTHINESS

     The terms and conditions of any lease entered into by the partnership with regard to a tenant may vary substantially from those described herein; however, a majority of leases are expected to be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse the partnership for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, in addition to making its lease payments.

     The general partners have developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, the general partners anticipate that a majority of the tenants of the partnership's properties will be U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

     In an attempt to limit or avoid speculative purchases, to the extent possible, the general partners will seek to secure leases with tenants at or prior to the closing of an acquisition of the partnership's properties.

     It is anticipated that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from the partnership's net proceeds available for investment. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, the partnership will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since the partnership does not anticipate maintaining permanent working capital reserves, the partnership may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

BORROWING POLICIES

     The partnership will not borrow money to acquire any of its properties. Further, as a matter of partnership policy, the general partners do not intend to cause the partnership to borrow any funds subsequent to the acquisition of its properties. However, in order to give the general partners flexibility in the management of the partnership, section 11.3(e) of the partnership agreement authorizes the partnership to borrow funds for the following limited purposes:

     . for partnership operating purposes in the event of unexpected circumstances in which the partnership's cash resources become insufficient for the maintenance and repair of partnership properties or for the protection or replacement of the partnership's assets; and

     . in order to finance improvement of properties, when the general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the partnership's investment in a particular property, or to make a particular property more attractive for sale or lease.

     The partnership may not borrow funds for any other purposes. Further, the aggregate amount of partnership borrowings at any given time may not exceed 25% of the total purchase price of all of the partnership's properties. (See section 11.3(e) of the partnership agreement.)

     The general partners have also represented that they will not cause the partnership to incur indebtedness unless the partnership first obtains an opinion of counsel or an opinion from its tax accountants that the indebtedness to be obtained more likely than not will not cause the income of the partnership to be characterized by the IRS as "unrelated business taxable income" as defined in Section 512 of the Internal Revenue Code. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the partnership in the future would not cause the income allocated to limited partners that are tax-exempt entities to be taxed as "unrelated business taxable income." (See "Federal Income Tax Consequences - Investment by Qualified Plans and Other Tax-Exempt Entitles.") The partnership will not incur debt to fund distributions to investors.

     The partnership may borrow funds from the general partners or their affiliates for the purposes listed above only if the following qualifications are met:

     . any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

     . interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the partnership's principal place of business; and

     . no prepayment charge or penalty shall be required. (See section 11.3(e) of the partnership agreement.)

The general partners have agreed to advance the partnership on an interest-free basis an aggregate amount of up to 1% of gross offering proceeds to the extent that the partnership has insufficient funds for maintenance and repair of its properties.

     Except in connection with a potential borrowing as described above, the partnership will not issue senior securities.

JOINT VENTURE INVESTMENTS

     The partnership is likely to enter into one or more joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying its portfolio of assets. The partnership may invest some or all of the proceeds of the offering in such joint ventures under the conditions described below. In this connection, the partnership will likely enter into joint ventures with Wells Fund XI or the Wells REIT or other Wells programs. The general partners also have the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with the partnership's investment policies. (See "Risk Factors" and "Conflicts of Interest.") In determining whether to invest in a particular joint venture, the general partners will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the partnership. (See generally "Investment Objectives and Criteria.")

     At such time as the general partners believe that a reasonable probability exists that the partnership will enter into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the general partners' experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that the partnership will ultimately consummate such proposed transaction nor that the information provided in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

     The partnership may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

     . the management of such partnership, joint venture or co-tenancy is under the control of the partnership in that the partnership or an affiliate of the partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

     . the partnership, as a result of such joint ownership of a property, is not charged, directly or indirectly, more than once for the same services;

     . the joint ownership, partnership or co-tenancy agreement does not authorize or require the partnership to do anything as a partner, joint venturer or co-tenant with respect to the property which the partnership or the general partners could not do directly under the partnership agreement; and

     . the general partners and their affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the partnership agreement.

In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, the partnership may not have sufficient capital to finance the buy-out. (See "Risk Factors - Investment Risks.")

     The partnership intends to enter into joint ventures with other Wells programs for the acquisition of properties, but may only do so provided that:

     . each such co-venturer has substantially identical investment objectives as those of the partnership;

     . the partnership, as a result of such joint ownership of a property, is not charged, directly or indirectly, more than once for the same services;

     . the compensation payable to the general partners and their affiliates is substantially identical in each program;

     . the partnership will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and

     . the investment by the partnership and such affiliate are on substantially the same terms and conditions.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, the partnership may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See "Risk Factors - Investment Risks" and "Conflicts of Interest -Joint Ventures with Affiliates of the General Partners.")

DISPOSITION POLICIES

     The partnership anticipates that prior to its termination and dissolution, all of the partnership's properties will be sold. The partnership intends to hold the various real properties in which it invests until such time as sale or other disposition appears to be advantageous to achieve the partnership's investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, the partnership will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the investors. The general partners anticipate that the partnership will sell existing income-producing properties within 10 to 12 years after acquisition and will sell property acquired for development within 10 to 12 years from the date of completion of such development. However, the general partners may exercise their discretion as to whether and when to sell a property, and the partnership will have no obligation to sell properties at any particular time, except in the event that investors holding a majority of the units vote to liquidate the partnership in response to a formal proxy to liquidate. (See "Summary of Partnership Agreement - Proxy to Liquidate.")

     Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of the general partners, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners. Thus, the partnership is intended to be self-liquidating in nature. However, net sale proceeds need not be so distributed if such proceeds are, in the discretion of the general partners:

     .    used to purchase land underlying any of the partnership's properties;

     . used to buy out the interest of any co-tenant or joint venture partner in a property which is jointly owned;

     .    held as working capital reserves; or

     .    used to make capital improvements to existing properties.

Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30% combined federal and state tax bracket.

     The partnership shall not pay, directly or indirectly, any commission or fee, except as specifically permitted under Article XII of the partnership agreement, to the general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of the partnership's properties.

     Although not required to do so, the partnership will generally seek to sell its real estate properties for all cash. The partnership may, however, accept terms of payment from a buyer which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties sold by the partnership may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by the partnership of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

OTHER POLICIES

     The partnership will not invest as a limited partner in other limited partnerships.

     Except in connection with sales of properties by the partnership where purchase money obligations may be taken by the partnership as partial payment, the partnership will not make loans to any person, nor will the partnership underwrite securities of other issuers, offer securities except potentially for purchase money obligations to sellers in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, the partnership may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

     The partnership will not engage in any of the following activities:

     . issue any units after the termination of the offering or issue units in exchange for property;

     . make investments in real estate mortgages except in connection with the sale or other disposition of a property;

     .    make loans to the general partners or their affiliates; or

     . invest in or underwrite the securities of other issuers except for permitted temporary investments pending utilization of partnership funds. The partnership intends to invest the proceeds of the offering such that it will comply at all times with the existing exemptions from the definition of "investment company" under the Investment Company Act of 1940 and the Regulations thereunder.


                                  MANAGEMENT

THE GENERAL PARTNERS

     The general partners of the partnership are: Wells Partners, L.P. and Mr. Leo F. Wells, III, individually.

     WELLS PARTNERS, L.P. (Wells Partners) is a Georgia limited partnership having Wells Capital, Inc. (Wells Capital), a Georgia corporation formed in April 1984, as its sole general partner. The executive offices of both Wells Partners and Wells Capital are located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092. Financial statements of Wells Partners and Wells Capital are included at the end of this prospectus. Leo F. Wells, III is the President and sole Director of Wells Capital as well as the sole shareholder, the President and sole Director of Wells Real Estate Funds, Inc., which is the sole shareholder of each of Wells Capital, Wells Management Company, Inc. (Wells Management) and Wells Investment Securities, Inc. (Wells Investment). (See "Conflicts of Interest.")

     As of September 30, 1998, the net worth of Wells Partners was approximately $667,000 on both an estimated fair market value basis and a generally accepted accounting principles basis; however, the net worth of Wells Partners consists almost entirely of partnership interests in real estate limited partnerships and, therefore, does not represent liquid assets.

     The principal officers and directors of Wells Capital are as follows:

     Name                           Positions
     ----                           ---------

     Leo F. Wells, III              President and Sole Director

     Brian M. Conlon                Executive Vice President

     Louis A. Trahant               Vice President of Sales and Operations

     Kim R. Comer                   National Vice President of Marketing

     Edna B. King                   Vice President of Investor Services

     Linda L. Carson                Vice President of Accounting

     LEO F. WELLS, III (age 53) is the President and sole Director of both Wells Capital and Wells Real Estate Funds, Inc. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President and sole Director of Wells Management, a property management company he founded in 1983; Wells Investment, a registered securities broker-dealer he formed in 1984; Wells Advisors, Inc. (Wells Advisors), a company he organized in 1991 to act as a non-bank custodian for IRAs; and Wells Development Corporation (Wells Development), a company he organized in 1997 to temporarily own, operate, manage, and/or develop real properties. Mr. Wells is also the President and a Director of the Wells REIT. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and is a registered NASD principal.

     Mr. Wells has over 27 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 25 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of September 30, 1998, these 25 real estate limited partnerships represented investments totaling $280,854,001 from approximately 26,000 investors. (See "Prior Performance Summary.")

     As of September 30, 1998, Mr. Wells' net worth exclusive of home, automobiles and home furnishings was in excess of $2,000,000 on an estimated fair market value basis. Mr. Wells' net worth consists principally of investments in partnerships, real estate, interests in retirement plans, notes receivable and his stock in Wells Real Estate Funds, Inc. and other closely held corporations and, therefore, does not represent liquid assets or assets which are readily marketable. (See "Risk Factors.")

     The combined net worth of the general partners as of September 30, 1998, on an estimated fair market value basis, was approximately $2,667,000. However, the general partners' net worth consists primarily of interests in other partnerships, real estate and closely-held businesses, and thus such net worth is not liquid and not readily marketable. (See "Risk Factors.")

     BRIAN M. CONLON (age 40) is the Executive Vice President of Wells Capital, Wells Real Estate Funds, Inc. and Wells Development; is a Vice President of Wells Investment; and is Executive Vice President and a Director of the Wells REIT. Mr. Conlon joined Wells Capital in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member
(CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     KIM R. COMER (age 45) rejoined Wells Capital as National Vice President of Marketing in April 1997, after previously working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer is responsible for all investor, financial advisor and broker-dealer communications and relations. In prior positions with Wells Capital, Mr. Comer served as Vice President of Marketing for the southeast and northeast regions. He has 10 years of experience in the securities industry and is a licensed registered representative and financial principal with the NASD. Additionally, he has previous experience as controller and Chief Financial Officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a Bachelor of Business Administration degree in accounting.

     EDNA B. KING (age 62) is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting and investor communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman

Instruments and as office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia and has completed various courses at the University of North Carolina at Wilmington.

     LINDA L. CARSON (age 55) is Vice President of Accounting for Wells Capital. As such, she is responsible for partnership, property and corporate accounting, SEC reporting and coordination of audits with the independent auditors. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991, and assumed her current position in 1996. Prior to jointing Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is a member of the National Society of Accountants.

     The general partners of the partnership, Mr. Wells and Wells Partners, will be responsible for the direction and management of the partnership, including acquisition, construction and property management. Any action required to be taken by the general partners shall be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of actions of the general partners. The powers and duties of the general partners are described in
Article XI of the partnership agreement. The compensation payable to the general partners for performance of their duties is set forth in "Compensation of the General Partners and Affiliates."

     A change in management of the partnership may be accomplished by removal of the general partners or the designation of a successor or additional general partner, in each case in accordance with the provisions of the partnership agreement. The partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the units. The partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from the partnership or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50% of the units. (See "Summary of Partnership Agreement.")

AFFILIATED COMPANIES

     PROPERTY MANAGER

     Partnership properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management), which is a wholly owned subsidiary of Wells Real Estate Funds, Inc. Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the general partners or their affiliates operate or in which the general partners or their affiliates own an interest. As of December 31, 1998, Wells Management was managing in excess of 277,852 square feet of office buildings and shopping centers. Its compensation for management of commercial properties will be 4.5% of gross revenues. A special one-time initial rent-up or leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive for the geographic area of the property, and the amount of this fee received by Wells Management will be reduced by any amount paid to an outside broker. The general partners believe these terms will be no less favorable to the partnership than those customary for similar services in the relevant geographic area. Depending upon the location of certain partnership properties and other circumstances, unaffiliated property management companies may be retained to render property management services for some partnership properties. (See "Compensation of the General Partners and Affiliates.")

     In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

     Wells Management derives all of its income from its property management and leasing operations. For the fiscal year ended December 31, 1998, Wells Management reported $1,581,235 in gross operating revenues and $352,963 in net income.

     Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President and sole Director of Wells Management. (See "Conflicts of Interest.") The other principal officers of Wells Management are as follows:

     Name                     Positions
     ----                     ---------

     Michael C. Berndt        Vice President and Chief Financial Officer

     M. Scott Meadows         Vice President of Property Management

     Robert H. Stroud         Vice President of Leasing

     Michael L. Watson        Vice President of Development

     The property manager will hire, direct and establish policies for the partnership's employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other partnership employees may be employed on a part-time basis and may also be employed by one or more of the following:

     .    the general partners;

     .    the property manager;

     . other partnerships organized by the general partners and their affiliates; and

     . other persons or entities owning properties managed by the property manager.

The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

     The management fees to be paid to Wells Management will cover, without additional expense to the partnership, the property manager's general overhead costs such as its expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management, other than controlling persons of the general partners or their affiliates, may be reimbursed by the partnership to the extent such expenses are directly related to the management of a specific partnership property.

     The principal office of Wells Management is located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

     DEALER MANAGER

     Wells Investment Securities, Inc., the Dealer Manager, a member firm of the National Association of Securities Dealers, Inc. (NASD), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

     The Dealer Manager will provide certain wholesaling, sales promotional and marketing assistance services to the partnership in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. (See "Plan of Distribution.")

     Wells Real Estate Funds, Inc. is the sole shareholder of the Dealer Manager, and Mr. Wells is the President and sole Director. (See "Conflicts of Interest.") Brian M. Conlon serves as Vice President of the Dealer Manager.

     IRA CUSTODIAN

     Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells programs. Wells Advisors charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding the units on behalf of the beneficiary of the IRA and making distributions or reinvestments in units solely at the discretion of the beneficiary of the IRA. Wells Advisors is not authorized to vote any of the units held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole Director and owns 50% of the common stock and all of the preferred stock of Wells Advisors.

                           ESTIMATED USE OF PROCEEDS

     The following table sets forth information concerning the estimated use of the gross proceeds of the offering of units made hereby for the partnership. Many of the figures set forth below represent the best estimate of the general partners since they cannot be precisely calculated at this time. The percentage of the gross proceeds of the offering of units to be invested in partnership properties is estimated to be approximately 84%.

                                                              MINIMUM OFFERING               MAXIMUM OFFERING
                                                              ----------------               ----------------
                                                         Amount             Percent          Amount     Percent
                                                         -------            -------          ------     -------
Gross Offering Proceeds (1)                               $1,250,000           100%        $70,000,000     100%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (2)             118,750           9.5%          6,650,000     9.5%
  Organization and Offering Expenses (3)                      37,500             3%          2,100,000       3%
                                                          ----------         ------        -----------   ------
Amount Available for Investment (4)                       $1,093,750          87.5%        $61,250,000    87.5%
Acquisition and Development:
  Acquisition and Advisory Fees (5)                       $   37,500             3%        $ 2,100,000       3%
  Acquisition Expenses (6)                                     6,250            .5%            350,000      .5%
  Initial Working Capital Reserve (7)                             (7)            -                  (7)      -
                                                          ----------         -----       ------------    ------
Amount Invested in Properties (4)(8)                      $1,050,000           84%         $58,800,000      84%
                                                          ==========         =====       ============    ======

_________________________
(Footnotes to "Estimated Use of Proceeds")

1. The amounts shown for gross offering proceeds do not reflect the possible discounts in commissions and other fees as described in "Plan of Distribution."

2. Includes selling commissions equal to 7% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the general partners. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10% of gross offering proceeds, except for an additional .5% of gross offering proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes and which is included in the organization and offering expenses described in Footnote 3 below. (See "Plan of Distribution.")

3. Organization and offering expenses consist of estimated legal, accounting, printing and other accountable offering expenses other than selling commissions and the dealer manager fee and reimbursements to the general partners and their affiliates for payments to nonaffiliated broker-dealers of certain bona fide due diligence expenses in an amount not to exceed .5% of gross offering proceeds. The general partners and their affiliates will be responsible for the payment of organization and offering expenses other than selling commissions and the dealer manager fee to the extent they exceed 3% of gross offering proceeds without recourse against or reimbursement by the partnership.

4. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the partnership, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

5. The partnership will pay acquisition and advisory fees, defined generally as the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the partnership, to the general partners or their affiliates in connection with the acquisition of the partnership's properties up to a maximum amount of 3% of gross offering proceeds. Acquisition and advisory fees do not include acquisition expenses.

6. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of partnership properties. It is anticipated that substantially all of such items will be directly related to the acquisition of specific partnership properties and will be capitalized rather than currently deducted by the partnership.

7. Because the partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of partnership properties will be established. However, to the extent that the partnership has insufficient funds for such purposes, the general partners will advance to the partnership on an interest-free basis an aggregate amount of up to 1% of gross offering proceeds for maintenance and repairs of partnership properties. The general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the partnership from any sale or exchange of partnership properties.

8. Includes amounts anticipated to be invested in partnership properties net of fees and expenses. It is estimated that approximately 84% of the proceeds from the sale of units will be used to acquire properties, which amount is within the limit imposed by the NASAA Guidelines that at least 80% of proceeds must be invested in properties.


              COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

    The following table summarizes and discloses all of the compensation and fees including reimbursement of expenses to be paid by the partnership to the general partners and their affiliates during the various phases of the organization and operation of the partnership.

Form of Compensation                                Determination                                         Estimated
and Entity Receiving                                  of Amount                                           Maximum
--------------------                                  ---------                                           Dollar Amount
                                                                                                          -------------
                                                                                                          (1)
                                                                                                          ---
                                                 Organizational and Offering Stage
Selling Commissions -       Up to 7% of gross offering proceeds before reallowance of                     $4,900,000
 The Dealer Manager         commissions earned by participating broker-dealers.  The Dealer               ($87,500 in the
                            Manager intends to reallow 100% of commissions earned to                      event the
                            participating broker-dealers.                                                 partnership sells
                                                                                                          only the
                                                                                                          minimum of
                                                                                                          125,000 units)

Dealer Manager Fee -        Up to 2.5% of gross offering proceeds before reallowance to                   $1,750,000
The Dealer Manager          participating broker-dealers.  The Dealer Manager, in its sole                ($31,250 in the
                            discretion, may reallow a portion of its dealer manager fee of up to          event the
                            1.5% of the gross offering proceeds to be paid to such participating          partnership sells
                            broker-dealers as a marketing fee, based on such factors as the volume        only the
                            of units sold by such participating broker-dealers, marketing support         minimum of
                            and bona fide conference fees incurred.                                       125,000 units)

Reimbursement of            Up to 3% of gross offering proceeds.  All organization and offering           $2,100,000
Organization and            expenses (excluding selling commissions and the dealer manager fee)           ($37,500 in the
Offering Expenses - The     will be advanced by the general partners and their affiliates and             event the
General Partners or         reimbursed by the partnership.                                                partnership sells
Their Affiliates                                                                                          only the
                                                                                                          minimum of
                                                                                                          125,000 units)
                                                 Acquisition and Development Stage

Acquisition and             For the review and evaluation of potential real property acquisitions, a      $2,100,000
Advisory                    fee of up to 3% of gross offering proceeds.                                   ($37,500 in the
Fees - The General                                                                                        event the
Partners                                                                                                  partnership sells
or Their Affiliates                                                                                       only the
                                                                                                          minimum of
                                                                                                          125,000 units)

Reimbursement of            Up to .5% of gross offering proceeds for reimbursement of expenses            $350,000
Acquisition Expenses -      related to real property acquisitions, such as legal fees, travel expenses,   ($6,250 in the
The General Partners        property appraisals, title insurance premium expenses and other closing       event the
or Their Affiliates         costs.                                                                        partnership sells
                                                                                                          only the
                                                                                                          minimum of
                                                                                                          125,000 units)

                                                         Operational Stage

Property Management         For supervising the management of the partnership properties, a fee           Actual amounts
and Leasing Fees -          equal to the lesser of:  (A)(1) for commercial properties which are not       are dependent
Wells Management            leased on a long-term net lease basis, 4.5% of gross revenues, and (2)        upon results of
Company, Inc.               in the case of commercial properties which are leased on a long-term          operations and
                            (10 or more years) net lease basis, 1% of gross revenues plus, in the         therefore cannot
                            case of leases to new tenants, initial leasing fees equal to 3% of gross      be determined at
                            revenues over the first five years of the lease term, or (B) the              the present time.
                            amounts

                            charged by unaffiliated persons rendering comparable services in the same geographic area; plus, a separate fee for the one-time initial rent-
                            up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

Share of Net Cash           A noncumulative amount equal to one-tenth of net cash from operations       Actual amounts
From Operations - The       subordinated in each fiscal year to distributions of net cash from          are dependent
General Partners            operations to investors electing cash preferred units equal to 10% of       upon results of
                            their net capital contributions.                                            operations and
                                                                                                        therefore cannot
                                                                                                        be determined at
                                                                                                        the present time.

                                                        Liquidation Stage

Subordinated                After investors have received a return of their net capital contributions   Actual amounts
Participation in            and their Preferential Limited Partner Return, then the general partners    are dependent
Nonliquidating Net Sale     are entitled to receive the following amounts:                              upon results of
Proceeds and                                                                                            operations and
Liquidating                 (a)  an amount equal to their capital contributions,                        therefore cannot
Distributions - The                                                                                     be determined at
General Partners            (b)  then, if and only in the event that investors have received any        the present time.
                                 Excess Limited Partner Distributions, 20% of the sum of any
                                 such Excess Limited Partner Distributions plus the amount
                                 distributed to the general partners pursuant to this provision, plus

                            (c)  20% of remaining residual proceeds available for distribution;

                            provided, however, that in no event will the general partners receive in the aggregate more than 15% of sale proceeds remaining after investors have received a return of their net capital contributions plus a 6%
                            annual cumulative (noncompounded) return on their net capital contributions.  (See Sections 9.2, 9.3 and 9.4 of the partnership agreement.)

Real Estate                 In connection with the sale of partnership properties, an amount not        Actual amounts
Commissions -               exceeding the lesser of:  (A) 50% of the reasonable, customary and          are dependent
The general partners or     competitive real estate brokerage commissions customarily paid for the      upon results of
Their Affiliates            sale of a comparable property in light of the size, type and location of    operations and
                            the property, or (B) 3% of the gross sales price of each property,          therefore cannot
                            subordinated to distributions to investors from sale proceeds of an         be determined at
                            amount which, together with prior distributions to the investors, will      the present time.
                            equal (1) 100% of their capital contributions plus (2) a 6% annual cumulative (noncompounded) return on their net capital contributions.
                            (See Section 12.6 of the partnership agreement.)

-------------------------
(Footnotes to "Compensation of the General Partners and Affiliates")

1. The estimated maximum dollar amounts are based on the sale of a maximum of 7,000,000 units.

     In addition, the general partners and their affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the partnership as set forth in Section 11.4 of the partnership agreement. The general partners may be reimbursed for the administrative services necessary to the prudent operation of the partnership provided that the reimbursement shall be at the lower of the general partners' actual cost or the amount the partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the general partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (1) rent or depreciation, utilities, capital equipment, other administrative items; and (2) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the general partners or their affiliates.

     Since the general partners and their affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the partnership, such as the property management fees for operating the partnership properties and the subordinated participation in proceeds from the sale of partnership properties, the general partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, the general partners are obligated to exercise good faith and integrity in all their dealings with respect to partnership affairs pursuant to their fiduciary duties to the limited partners. (See "Fiduciary Duty of the General Partners.") As noted above, there are ceilings on certain categories of fees or expenses payable to the general partners and their affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the general partners or their affiliates by reclassifying them under a different category.


                             CONFLICTS OF INTEREST

     The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates, including conflicts related to the arrangements pursuant to which the general partners and their affiliates will be compensated by the partnership. (See "Compensation of the General Partners and Affiliates.")

     The general partners of the partnership are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. and Wells Management Company, Inc. See the flow chart showing the relationship between the general partners and its affiliates in the "Summary of the Offering" section of this prospectus.

     Because the partnership was organized and will be operated by the general partners, these conflicts will not be resolved through arm's-length negotiations but through the exercise of the general partners' judgment consistent with their fiduciary responsibility to the limited partners and the partnership's investment objectives and policies. (See "Fiduciary Duty of the General Partners" and "Investment Objectives and Criteria.") These conflicts include, but are not limited to, the following:

     INTERESTS IN OTHER REAL ESTATE PROGRAMS

     The general partners and their affiliates are also general partners of other Wells programs, including partnerships which have investment objectives similar to those of the partnership, and it is expected that they will organize other such partnerships in the future. The general partners and such affiliates have legal and financial obligations with respect to these other partnerships which are similar to their obligations to the partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership which, if such obligations were enforced against the general partners, could result in substantial reduction of the net worth of the general partners.

     In addition, the general partners and their affiliates are currently sponsoring a real estate investment trust known as Wells Real Investment Trust, Inc. The registration statement of Wells Real Estate Investment Trust, Inc. was declared effective by the Securities and Exchange Commission on January 30, 1998 for the offer and sale to the public of up to 16,500,000 shares of common stock at a price of $10.00 per share.

     As described in the "Prior Performance Summary," the general partners have sponsored the following 13 other public real estate programs with substantially identical investment objectives as those of the partnership:

     1.   Wells Real Estate Fund I (Wells Fund I),
     2.   Wells Real Estate Fund II (Wells Fund II),
     3.   Wells Real Estate Fund II-OW (Wells Fund II-OW),
     4.   Wells Real Estate Fund III, L.P. (Wells Fund III),
     5.   Wells Real Estate Fund IV, L.P. (Wells Fund IV),
     6.   Wells Real Estate Fund V, L.P. (Wells Fund V),
     7.   Wells Real Estate Fund VI, L.P. (Wells Fund VI),
     8.   Wells Real Estate Fund VII, L.P. (Wells Fund VII),
     9.   Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
     10.  Wells Real Estate Fund IX, L.P. (Wells Fund IX),
     11.  Wells Real Estate Fund X, L.P. (Wells Fund X),
     12.  Wells Real Estate Fund XI, L.P. (Wells Fund XI), and
     13.  Wells Real Estate Investment Trust, Inc. (Wells REIT)

     In the event that the partnership, or any other Wells program or other entity formed or managed by the general partners or their affiliates is in the market for similar properties, the general partners will review the investment portfolio of the partnership and each such affiliated entity. The general partners will decide which entity will acquire a particular property on the basis of such factors as, among others:

     . the anticipated cash flow of the property to be acquired and the cash requirements of each program;

     . the effect of the purchase on diversification of the portfolio of each such entity in terms of number of investments, types of commercial properties, geographic area and industry group of the tenant;

     .    the estimated income tax effects of the purchase on each such entity;

     .    the size of the investment;

     . the amount of funds available to each entity and the length of time such funds have been available for investment; and

     . in the case of the Wells REIT, the potential effect of leverage on such investment.

The general partners may acquire, for their own account or for private placement, properties which they deem not suitable for purchase by the partnership, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

     OTHER ACTIVITIES OF THE GENERAL PARTNERS AND THEIR AFFILIATES

     The partnership will rely on the general partners and their affiliates for the day-to-day operation of the partnership and the management of its assets. As a result of their interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, the general partners and their affiliates will have conflicts of interest in allocating their time between the partnership and other partnerships and activities in which they are involved. (See "Risk Factors - Investment Risks.") However, the general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

     The partnership will not purchase or lease any property in which the general partners or any of their affiliates have an interest; provided, however, that the general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the partnership prior to closing or may purchase property in their own name and temporarily hold title for the partnership, provided that such property is purchased by the partnership at a price no greater than the cost of such property, including acquisition and carrying costs, to the general partners or the affiliate, and further provided that the general partners or such affiliate may not have held title to any such property on behalf of the partnership for more than 12 months prior to the commencement of this offering, that the general partners or their affiliates shall not sell property to the partnership if the cost of the property exceeds the funds reasonably anticipated to be available for the partnership to purchase any such property, and that all profits and losses during the period any such property is held by the general partners or their affiliates will accrue to the partnership. In no event may the partnership:

     . sell or lease real property to the general partners or any of their affiliates;

     . loan partnership funds to the general partners or any of their affiliates; or

     . enter into agreements with the general partners or their affiliates for the provision of insurance covering the partnership or any partnership property.

     COMPETITION

     Conflicts of interest will exist to the extent that the partnership may acquire properties in the same geographic areas where other properties owned by the general partners and their affiliates are located. In such a case, a conflict could arise in the leasing of partnership properties in the event that the partnership and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of partnership properties in the event that the partnership and another Wells program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the partnership or affiliates of the general partners managing property on behalf of the partnership seek to employ developers, contractors or building managers as well as under other circumstances. The general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the general partners will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that the general partners may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

     AFFILIATED DEALER MANAGER

     Since Wells Investment Securities, Inc. is an affiliate of the general partners, the partnership will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

     AFFILIATED PROPERTY MANAGER

     Since it is anticipated that partnership properties will be managed and leased by Wells Management Company, Inc., the partnership will not have the benefit of independent property management. (See "Management.")

     LACK OF SEPARATE REPRESENTATION

     Holland & Knight LLP is counsel to the partnership, the general partners, the Dealer Manager and their affiliates in connection with this offering and may in the future act as counsel to the partnership, the general partners, the Dealer Manager and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the partnership, the general partners, the Dealer Manager or their affiliates, the general partners will cause the partnership to retain separate counsel for such matters as and when appropriate.

     JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS

     The partnership is likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria - Joint Venture Investments.") The general partners and their affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with the business interests or goals of the partnership. In addition, should any such joint venture be consummated, the general partners may face a conflict in structuring the terms of the relationship between the interest of the partnership and the interest of the affiliated co-venturer and in managing the joint venture. Since the general partners and their affiliates will control both the partnership and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors -Investment Risks.")

     RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND AFFILIATES

     Partnership transactions involving the purchase and sale of partnership properties may result in the receipt of commissions, fees and other compensation by the general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in distributions of net cash from operations, nonliquidating net sale proceeds and liquidating distributions. However, the fees and compensation payable to the general partners and their affiliates relating to sale of partnership properties are subordinated to the return to the limited partners of their capital contributions plus cumulative returns thereon. Subject to their fiduciary duties and specific restrictions set forth in the partnership agreement, the general partners have considerable discretion with respect to all decisions relating to the terms and timing of all partnership transactions. Therefore, the general partners may have conflicts of interest concerning certain actions taken on behalf of the partnership, particularly due to the fact that such fees will generally be payable to the general partners and their affiliates regardless of the quality of the partnership's properties acquired or the services provided to the partnership. (See "Compensation of the General Partners and Affiliates.")

     TAX AUDIT PROCEEDING

     In the event of an audit of the federal income tax returns of the partnership by the IRS, it is possible that the interests of the general partners in such tax audit could become inconsistent with or adverse to the interests of the investors. Further, it is possible that federal income tax adjustments proposed by the IRS could be adverse to investors electing tax preferred units while being neutral or potentially advantageous to investors electing cash preferred units. Expenses of contesting any such audit incurred by the partnership may reduce the amount of net cash from operations available for distribution to investors electing cash preferred units, which could also result in a conflict of interest. In this regard, the general partners who are primarily responsible for contesting federal income tax adjustments proposed by the IRS may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. (See "Federal Income Tax Consequences.")

     GUIDELINES AND LIMITS IMPOSED BY PARTNERSHIP AGREEMENT

     The agreements and arrangements among the partnership, the general partners and their affiliates have been established by the general partners, and the general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, the general partners have agreed to the guidelines and limitations set forth in Section 11.3 of the partnership agreement entitled

"Limitations on Powers of the General Partners" and in Article XIII of the partnership agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions:

     . set forth the specific conditions under which the partnership may own or lease property jointly or in a partnership with an affiliate of the general partners;

     . prohibit the partnership from purchasing or leasing an investment property from the general partners or their affiliates;

     . prohibit loans by the partnership to the general partners or their affiliates;

     .    prohibit the commingling of partnership funds; and

     . prohibit the general partners from merging or consolidating the partnership with another partnership or a corporation or converting the partnership to a real estate investment trust unless the transaction complies with certain terms and conditions including first obtaining a majority vote of the investors.

     In addition, as described below, the general partners have a fiduciary obligation to act in the best interests of both the investors in the partnership and the investors in other Wells programs and will use their best efforts to assure that the partnership will be treated at least as favorably as any other Wells program.


                    FIDUCIARY DUTY OF THE GENERAL PARTNERS

     The general partners will be accountable to the partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. The general partners shall exercise their fiduciary duty to ensure the safekeeping and authorized use of all funds and assets of the partnership, whether or not in their immediate possession or control, and shall not use or employ, or permit another to use or employ, such funds or assets in any manner except for the exclusive benefit of the partnership. In addition, the partnership shall not permit the general partners to contract away the fiduciary duty owed to the limited partners by the general partners under common law.

     Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a class action, to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a partnership derivative action, to recover damages from third parties. The Georgia Revised Uniform Limited Partnership Act (GRULPA) specifically permits a limited partner of a Georgia limited partnership to bring a derivative action on behalf of the partnership if:

     . the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action would not be likely to succeed; and

     . the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

     Under GRULPA, a general partner of a Georgia limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners. Accordingly, in any action alleging a breach of fiduciary duty by the general partners to either the limited partners or the partnership, it is not anticipated that the general partners would be able to successfully assert as a defense the general presumption, which is often referred to as the "business judgment rule," that actions taken by the directors of a corporation on behalf of the corporation are reasonable. However, since any such action would likely involve a rapidly developing and changing area of the law, investors who believe that a breach of fiduciary duty by the general partners may have occurred should consult with their own counsel.

     Under GRULPA, a general partner of a Georgia limited partnership generally owes a duty of loyalty and a duty of care to his partners except to the extent of acceptable limitations in the partnership agreement. It is acceptable under GRULPA to limit the duties and liabilities of a general partner with the exception that liabilities may not be limited for intentional misconduct or a knowing violation of law, or for any transaction for which the general partner received a personal benefit in violation or breach of any provision of the partnership agreement.

     The partnership agreement provides that the general partners shall not be liable to the partnership or any partner for any liability arising out of any act or failure to act which the general partners in good faith determined was in the best interest of the partnership, provided that the general partners shall be liable for any liabilities resulting from a general partner's:

     .    own fraud, negligence, misconduct or knowing violation of law;

     .    breach of fiduciary duty to the partnership or any partner; or

     . breach of the partnership agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of the partnership.

     In the absence of such limitations in a partnership agreement, a general partner of a limited partnership would generally be liable under state law for damages caused by a breach of fiduciary duty or a breach of the partnership agreement, regardless of whether or not such person received any personal benefit. However, because the limitations on the general partners' duties and liabilities in the partnership agreement are not as broad as under state law regarding the duties of fiduciaries generally, limited partners may have a more limited right of action than they would otherwise have absent the foregoing provisions in the partnership agreement.

     In addition, the partnership agreement provides that the partnership shall indemnify the general partners and their affiliates from and against liabilities and related expenses, including attorneys' fees, incurred in dealing with third parties while acting on behalf of or performing services for the partnership arising out of any act or failure to act which the general partners in good faith determined was in the best interest of the partnership, provided that the general partners shall not be indemnified by the partnership for any liabilities resulting from a general partner's:

     .    own fraud, negligence, misconduct or knowing violation of law;

     .    breach of fiduciary duty to the partnership or any partner; or

     . breach of the partnership agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of the partnership.

     Any indemnification of the general partners is recoverable only out of the assets of the partnership and not from the investors. The indemnification provisions contained in the partnership agreement are generally consistent with the provisions of GRULPA, and the general partners will not be indemnified for a violation of the duty of care to their partners to the extent any such violation constitutes negligence or misconduct. The partnership will not pay the cost of liability insurance insuring the general partners against any liability as to which the general partners may not be indemnified pursuant to the partnership agreement.

     Notwithstanding the foregoing, the partnership will not indemnify the general partners or any person acting as a broker-dealer with respect to the units from any liabilities incurred by them arising under federal and state securities laws unless:

     . there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

     . a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

     In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                           PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate programs managed by the general partners and their affiliates. Investors in the partnership should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

     The individual general partner, Leo F. Wells, III, has served as a general partner of a total of 12 publicly offered real estate limited partnerships. These 12 limited partnerships and the year in which each of their offerings was completed are:

     1.   Wells Real Estate Fund I (1986)
     2.   Wells Real Estate Fund II (1988)
     3.   Wells Real Estate Fund II-OW (1988)
     4.   Wells Real Estate Fund III, L.P. (1990)
     5.   Wells Real Estate Fund IV, L.P. (1992)
     6.   Wells Real Estate Fund V, L.P. (1993)
     7.   Wells Real Estate Fund VI, L.P. (1994)
     8.   Wells Real Estate Fund VII, L.P. (1995)
     9.   Wells Real Estate Fund VIII, L.P. (1996)
    10.   Wells Real Estate Fund IX, L.P. (1996)
    11.   Wells Real Estate Fund X, L.P. (1997)
    12.   Wells Real Estate Fund XI, L.P. (1998).

     The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); and (3) annual operating results of prior programs (Table III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the Wells programs have sold any of their properties.

     In addition to the foregoing real estate limited partnerships, the general partners and their affiliates are currently also sponsoring a public offering on behalf of the Wells REIT, a real estate investment trust.

     In addition to the real estate programs sponsored by the general partners discussed above, the general partners are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Fund began its offering on January 12, 1998, and as of December 31, 1998, the REIT Fund had raised $13,858,576 from 766 investors.

PUBLICLY OFFERED UNSPECIFIED REAL ESTATE PROGRAMS

     The general partners and their affiliates have previously sponsored the above listed 12 publicly offered real estate limited partnerships and the Wells REIT offered on an unspecified property or "blind pool" basis. Each of these 12 publicly offered real estate limited partnerships had two classes of units, Class A Units, which were essentially equivalent to the partnership's cash preferred units, and Class B Units, which were essentially equivalent to the partnership's tax preferred units. The total amount of funds raised from investors in the offerings of these 12 publicly offered limited partnerships and the Wells REIT, as of December 31, 1998, was approximately $316,443,170, and the total number of investors in such programs was approximately 26,705.

     The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the partnership. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX and Wells Fund X available for investment in real properties have been invested in properties. As of February 15, 1999, approximately 35% of the proceeds of the offering of Wells Fund XI and approximately 89.5% of the proceeds of the offering of the Wells REIT available for investment in real properties had been invested in properties. For the fiscal year ended December 31, 1998, approximately 75% of the aggregate gross rental income of these 13 publicly offered programs was derived from tenants which are U.S. corporations, each of which has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

     Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of the Wells programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that Wells programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the previously sponsored Wells programs, as of December 31, 1998, was $252,097,627 of which $170,000 (or approximately .07%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 73% was or will be spent on acquiring or developing office buildings, and approximately 27% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 6% was or will be spent on new properties, 49% on existing or used properties and 45% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these 13 Wells programs as of December 31, 1998:


     Type of Property        New       Used      Construction
     ----------------        ----      -----     -------------

     Office Buildings         6%        41%            26%

     Shopping Centers         0%         9%            18%

     WELLS FUND I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     .    a medical office building in Atlanta, Georgia;

     .    two commercial office buildings in Atlanta, Georgia;

     .    a shopping center in DeKalb County, Georgia;

     .    a shopping center in Knoxville, Tennessee;

     .    a shopping center in Cherokee County, Georgia; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties. Further, the properties of Wells Fund I may not be sold for some time in the future.

     WELLS FUND II AND WELLS FUND II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     .    a shopping center in Cherokee County, Georgia;

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     .    a two story office building in Charlotte, North Carolina;

     .    a four story office building in Houston, Texas;

     .    a restaurant property in Roswell, Georgia; and

     .    a combined retail and office development in Roswell, Georgia.

     The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time. Wells Fund II and Wells Fund II-OW acquired their properties between 1987 and 1989, and have not yet liquidated or sold any of their properties. Further, the properties of Wells Fund II and Wells Fund II-OW may not be sold for some time in the future.

     WELLS FUND III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

     .    a four story office building in Houston, Texas;

     .    a restaurant property in Roswell, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     .    a two story office building in Greenville, North Carolina;

     .    a shopping center in Stockbridge, Georgia; and

     .    a two story office building in Richmond, Virginia.

     WELLS FUND IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

     .    a shopping center in Stockbridge, Georgia;

     .    a four story office building in Jacksonville, Florida;

     .    a two story office building in Richmond, Virginia; and

     .    two two story office buildings in Stockbridge, Georgia.

     WELLS FUND V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $15,590,210 of units of Wells Fund V were treated as Class A Units, and $1,415,810 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

     .    a four story office building in Jacksonville, Florida;

     .    two two story office buildings in Stockbridge, Georgia;

     .    a four story office building in Hartford, Connecticut;

     .    two restaurant properties in Stockbridge, Georgia; and

     .    a three story office building in Appleton, Wisconsin.

     Wells Fund V experienced an operating loss of $18,089 in 1992 (at which time it only owned interests in the Jacksonville, Florida property which was under construction and the first office building in Stockbridge, Georgia which was under construction), recognized net income of $354,999 in 1993 (at which time it had also acquired an interest in the Hartford, Connecticut property and the second office building in Stockbridge, Georgia was under construction), recognized net income of $561,721 in 1994 (at which time it owned interests in all of the properties listed above for which it currently holds an ownership interest, with the exception that only one of the two restaurants had been developed on the tract of land in Stockbridge, Georgia), recognized net income of $689,639 in 1995, recognized net income of $505,650 in 1996 and recognized net income of $559,801 in 1997.

     WELLS FUND VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1998, $21,877,575 of units of Wells Fund VI were treated as Class A Units, and $3,122,425 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

     .    a four story office building in Hartford, Connecticut;

     .    two restaurant properties in Stockbridge, Georgia;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     .    a three story office building in Appleton, Wisconsin;

     .    a shopping center in Cherokee County, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     .    a four story office building in Jacksonville, Florida; and

     .    a shopping center in Clemmons, North Carolina.

     Wells Fund VI recognized net income of $31,428 in 1993 (at which time it only owned an interest in the Hartford, Connecticut property), recognized net income of $700,896 in 1994 (at which time it owned only interests in (1) the four story office building in Hartford, Connecticut; (2) the retail building and an undeveloped tract of land in Stockbridge, Georgia; and (3) the three story office building in Appleton, Wisconsin), recognized net income of $901,828 in 1995 (at which time each of the following properties was under construction: (1) one of the retail buildings in Stockbridge, Georgia, (2) the combined retail and office development in Roswell, Georgia, (3) the office building in Jacksonville, Florida, and (4) the shopping center in Clemmons, North Carolina), recognized net income of $589,053 in 1996, recognized net income of $795,654 in 1997 and recognized net income of $855,788 in 1998.

     WELLS FUND VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $20,095,174 of units in Wells Fund VII were treated as Class A Units, and $4,085,000 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

     .    a three story office building in Appleton, Wisconsin;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     .    a shopping center in Cherokee County, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     .    a two story office building in Alachua County, Florida near
          Gainesville;

     .    a four story office building in Jacksonville, Florida;

     .    a shopping center in Clemmons, North Carolina; and

     .    a retail development in Clayton County, Georgia.

     Wells Fund VII recognized net income of $203,263 in 1994 (at which time it only owned an interest in the three story office building in Appleton, Wisconsin and an undeveloped tract of land in Stockbridge, Georgia), recognized net income of $804,043 in 1995 (at which time it only owned interests in the office building in Appleton, Wisconsin, the developments in Stockbridge, Georgia, the office building in Alachua County, Florida, the office building in Jacksonville, Florida, the tract of land in Clemmons, North Carolina, which was under construction, and the retail building in Stockbridge, Georgia, which was under construction), recognized net income of $452,776 in 1996, recognized net income of $733,149 in 1997 and recognized net income of $754,334 in 1998.

     WELLS FUND VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 1998, $26,745,845 of units in Wells Fund VIII were treated as Class A Units, and $5,286,844 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

     .    a two story office building in Alachua County, Florida near
          Gainesville;

     .    a four story office building in Jacksonville, Florida;

     .    a shopping center in Clemmons, North Carolina;

     .    a retail development in Clayton County, Georgia;

     .    a four story office building in Madison, Wisconsin;

     .    a one story office building in Farmers Branch, Texas;

     .    a two story office building in Orange County, California; and

     .    a two story office building in Boulder County, Colorado.

     Wells Fund VIII recognized net income of $273,914 in 1995 (at which time it only owned interests in the office building in Alachua County, Florida, the office building in Jacksonville, Florida, which was under construction, and the tract of land in Clemmons, North Carolina, which was under construction), recognized net income of $936,590 in 1996, recognized net income of $1,102,567 in 1997 and recognized net income of $1,269,171 in 1998.

     WELLS FUND IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1998, $29,898,750 of units in Wells Fund IX were treated as Class A Units, and $5,101,250 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

     .    a one story office building in Farmers Branch, Texas;

     .    a four story office building in Madison, Wisconsin;

     .    a two story office building in Orange County, California;

     .    two two story office buildings in Boulder County, Colorado;

     .    a three story office building in Knox County, Tennessee;

     .    a one story office and warehouse building in Weber County, Utah;

     .    a three story office building in Boulder County, Colorado; and

     .    a one story office building in Oklahoma City, Oklahoma.

     Wells Fund IX recognized net income of $298,756 in 1996, recognized net income of $1,091,766 in 1997 and recognized net income of $1,449,955 in 1998.

     WELLS FUND X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units as of December 31, 1998, $21,258,042 of units in Wells Fund X were treated as Class A Units and $5,870,870 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

     .    a three story office building in Knox County, Tennessee;

     .    a two story office building in Boulder County, Colorado;

     .    a one story office and warehouse building in Weber County, Utah;

     .    a three story office building in Boulder County, Colorado;

     .    a one story office building in Oklahoma City, Oklahoma;

     . a one story office and warehouse building in Orange County, California; and

     . a two story office and manufacturing building in Alameda County, California.

     Wells Fund X recognized net income of $278,025 in 1997 and recognized net income of $1,050,329 in 1998.

     WELLS FUND XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. Wells Fund XI owns interests in the following properties:

     .    a three story office building in Knox County, Tennessee;

     .    a one story office building in Oklahoma City, Oklahoma;

     .    a two story office building in Boulder County, Colorado;

     .    a three story office building in Boulder County, Colorado;

     .    a one story office and warehouse building in Weber County, Utah;

     . a one story office and warehouse building in Orange County, California; and

     . a two story office and manufacturing building in Alameda County, California.

     Wells Fund XI recognized net income of $143,295 in 1998.

     THE WELLS REIT began its offering on January 30, 1998. As of December 31, 1998, the Wells REIT had received gross proceeds of $31,540,360 representing subscriptions from 1,019 stockholders. The Wells REIT owns interests in the following properties:

     .    a three story office building in Knox County, Tennessee;

     .    a one story office building in Oklahoma City, Oklahoma;

     .    a two story office building in Boulder County, Colorado;

     .    a three story office building in Boulder County, Colorado;

     .    a one story office and warehouse building in Weber County, Utah;

     . a one story office and warehouse building in Orange County, California;

     . a two story office and manufacturing building in Alameda County, California;

     .    a four story office building in Hillsborough County, Florida; and

     .    a four story office building in Dauphin County, Pennsylvania.

     The Wells REIT recognized net income of $334,034 in 1998.

     The information set forth above should not be considered indicative of results to be expected from the partnership.

     The foregoing properties in which the above 12 limited partnerships have invested have all been acquired and developed on an all cash basis.

     The general partners of the partnership, Leo F. Wells, III and Wells Partners, L.P., are also the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI. Wells Capital, Inc., the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III. Wells Capital, Inc. is also the advisor to the Wells REIT.

     Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of the general partners. In addition, upon request, prospective investors may obtain from the general partners without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, the partnership will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the general partners. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. The partnership will furnish, without charge, copies of such table upon request.

                           DESCRIPTION OF THE UNITS

ELECTION OF CASH PREFERRED UNITS OR TAX PREFERRED UNITS

     INITIAL ELECTION

     Upon subscription for units being offered hereby, investors must elect whether such units will be initially treated as cash preferred units or tax preferred units. Regardless of which status is selected for the unit, each unit shall have a purchase price of $10.00 per unit, less any discounts which are specifically authorized by the "Plan of Distribution" section of this prospectus. The choice of cash preferred units or tax preferred units is merely an election of the status of units that entitles the investors to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of deductions for depreciation and other tax losses. In all other respects, the units have the same rights and privileges. Each unit, when issued, will be fully paid and nonassessable, which means it cannot be assessed to pay any debts of the partnership.

     RIGHT TO CHANGE ELECTION

     Investors' elections of cash preferred units or tax preferred units made in the initial Subscription Agreements shall be effective immediately upon acceptance. Thereafter, unless prohibited by applicable state law or otherwise limited as set forth below, investors have the right to change their prior election one time during each quarterly accounting period by mailing or delivering written notice to the partnership which will be executed by the trustee or authorized agent in the case of retirement plans. Any such changed election shall be effective the first day of the next quarterly accounting period following the receipt by the partnership of written notice of such election. In order to assist investors in determining whether to change their election of cash preferred units or tax preferred units, investors may obtain information as to the current levels of units outstanding designated as cash preferred units and tax preferred units at any time from the general partners at the address or toll free telephone number set forth on the first page of this prospectus. Pursuant to the partnership agreement, units acquired and held by the general partners or their affiliates shall at all times be treated as cash preferred units, and the general partners and their affiliates shall not have the right to elect to have units beneficially owned by them treated as tax preferred units.

     LIMITATIONS IMPOSED IN CONNECTION WITH DEFERRED COMMISSION OPTION

     Subscribers for units may agree with their participating broker-dealers and Wells Investment Securities, Inc. to have sales commissions due with respect to the purchase of their units paid over a seven year period pursuant to a "deferred commission option" rather than payment in full at the time of sale. Any investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as cash preferred units, in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased by such investor. In addition, investors purchasing units pursuant to the deferred commission option will have limited rights to elect to have the status of their units changed from cash preferred units to tax preferred units for a period of six years following the year of purchase since investors owning units purchased pursuant to the deferred commission option must at all times own a sufficient number of units designated as cash preferred units, in the discretion of the general partners, to generate enough net cash from operations to allow the partnership to satisfy the deferred commission obligations with respect to the total number of units purchased pursuant to the deferred commission option. (See "Plan of Distribution.")

CASH PREFERRED UNITS

     Limited partners electing cash preferred units are entitled to an annual 10% noncumulative distribution preference as to distributions of net cash from operations. However, investors electing cash preferred units will, except in limited circumstances, be allocated none of the partnership's net loss, depreciation or amortization deductions for tax purposes. Thus, tax benefits resulting from deductions for net loss, depreciation and amortization will not be available to investors electing cash preferred units during the initial period of partnership operations.

     Upon a distribution of proceeds from the sale of properties, each limited partner electing tax preferred units is first entitled to a distribution of an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to the investors electing cash preferred units. Thereafter, investors electing both cash preferred units and tax preferred units are entitled to an amount equal to their net capital contributions. Thereafter, investors electing cash preferred units are entitled to a 10% cumulative noncompounded return on their net capital contributions. (See "Distributions and Allocations.")

     Because deductions for depreciation and other tax losses will initially be allocated to investors electing tax preferred units, cash preferred units will be generally more suitable for investors which are qualified retirement plans, including IRAs, or are otherwise not income tax sensitive and which are primarily interested in current distributions of net cash from operations and the potential appreciation in value of the partnership's real estate investments.

TAX PREFERRED UNITS

     Limited partners electing tax preferred units will receive a disproportionately larger share of partnership income tax deductions because all of the limited partners' share of partnership net loss, depreciation and amortization deductions will be allocated to investors electing tax preferred units until their capital account balances have been reduced to zero. Since the allocations of net loss, depreciation and amortization deductions to investors electing tax preferred units will reduce their capital account balances, and since liquidation proceeds of the partnership will be distributed among the partners in accordance with their capital account balances, investors electing tax preferred units bear substantially greater risk of loss of their capital contributions than do investors electing cash preferred units.

     Limited partners electing tax preferred units will not receive any net cash from operations. Since the preferential allocation of net cash from operations to investors electing cash preferred units is intended to be a timing preference only, each investor electing tax preferred units is entitled to a distribution of proceeds from the sale of properties in an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to the investors electing cash preferred units. Following such distributions to investors electing tax preferred units, all limited partners are entitled to a return of their net capital contributions. Then, limited partners electing tax preferred units are entitled to a 15% cumulative noncompounded return on their net capital contributions. Since limited partners electing cash preferred units only receive a 10% cumulative noncompounded return, investors electing tax preferred units receive a higher return upon distribution of proceeds from the sale of properties. (See "Distributions and Allocations.")

     Accordingly, tax preferred units will be generally more suitable for investors who are not seeking current cash flow distributions but have a desire to participate to a greater extent in "passive" losses expected to be generated by the partnership's operations or have a desire to participate to a greater extent in the potential appreciation of the partnership's real estate investments. (See "Federal Income Tax Consequences - Passive Loss Limitations.") Each prospective investor should carefully consider the distribution and allocation information contained in the "Distributions and Allocations" section of the prospectus before determining whether to elect cash preferred units or tax preferred units, or some combination of each.

EFFECT OF CHANGE OF STATUS OF UNITS

     A limited partner who changes the status of his units from cash preferred units to tax preferred units will, upon the effective date of such change and until the limited partner changes back to cash preferred units, be entitled to the benefits associated with electing tax preferred units. A limited partner who changes the status of his units from tax preferred units to cash preferred units will, from the effective date of such change until the limited partner changes back to tax preferred units, be entitled to the benefits associated with electing cash preferred units. Distributions of proceeds from the sale of properties will be prorated to each limited partner for each calendar quarter in which his units were treated as cash preferred units, during which time he will be entitled to an annual return of 10% on his net capital contribution. For each calendar quarter in which such units were treated as tax preferred units, each investor will be entitled to an annual return of 15% on his net capital contribution.


                         DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

     Net cash from operations, defined in the partnership agreement to mean generally the partnership's cash flow from operations, after payment of all operating expenses and adjustments for reserves, if any, will be distributed in each year as follows and in the following priority:

     . first, to limited partners electing cash preferred units on a per unit basis until they have received a 10% annual return on their net capital contributions, defined in the partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions of net proceeds from any sale of partnership properties;

     . then, to the general partners until they have received an amount equal to 10% of the total amount thus far distributed; and

     . then, 90% to limited partners electing cash preferred units and 10% to the general partners.

Notwithstanding the foregoing, limited partners electing cash preferred units who have purchased units pursuant to the deferred commission option shall for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from distributions of net cash from operations otherwise payable to such limited partners an annual amount equal to $0.10 per unit purchased pursuant to the deferred commission option, which amounts shall instead be used by the partnership to pay commissions due with respect to such units. (See "Plan of Distribution.")

     It is anticipated that distributions of net cash from operations will be made on a quarterly basis, unless limited partners elect to receive distributions on a monthly basis. (See "Monthly Distributions" below.) Distributions of net cash from operations will be allocated among the limited partners based on the ratio which the number of units owned by each limited partner electing cash preferred units as of the last day of the preceding quarter bears to the total number of units designated as cash preferred units outstanding. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

DISTRIBUTION OF NET SALE PROCEEDS

     Nonliquidating net sale proceeds, defined in the partnership agreement to mean generally the net proceeds from any sale or exchange of partnership properties, will be distributed generally as follows and in the following priority:

     . first, to limited partners electing units which have at any time been treated as tax preferred units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid or deemed paid to limited partners electing units which at all times have been treated as cash preferred units;

     . then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received an amount equal to his net capital contribution;

     . then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to a 10% annual cumulative, noncompounded return on his net capital contribution;

     . then, to limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to his Preferential Limited Partner Return, defined as the sum of (1) a 10% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as a cash preferred unit, and (2) a 15% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as a tax preferred unit;

     . then, to the general partners until they have received an amount equal to their capital contributions;

     . then, if and only in the event that limited partners have received any Excess Limited Partner Distributions, to the general partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the general partners pursuant to this provision; and

     . then, 80% to the limited partners on a per unit basis and 20% to the general partners;

provided, however, that in no event will the general partners receive in the aggregate more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that the general partners receive no more of the net proceeds from the sale of partnership properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to the general partners will instead be reallocated and distributed to the limited partners on a per unit basis.

     Notwithstanding the foregoing, in the event the partnership sells any partnership property at a net sale price which is less than the purchase price originally paid for such property, prior to the foregoing distribution of nonliquidating net sale proceeds, limited partners electing cash preferred units shall first receive distributions of nonliquidating net sale proceeds in an amount equal to the following: the excess of the original purchase price of the partnership's property sold over the sale price of such partnership property, but not greater than the amount of special allocations of deductions for depreciation, amortization and cost recovery with respect to such partnership property previously made to limited partners electing tax preferred units. The general partners have included the foregoing provision in the partnership agreement for distributions of nonliquidating net sale proceeds in favor of limited partners electing cash preferred units in order to ensure that limited partners electing tax preferred units will bear the actual economic risk of loss in the event a partnership property is sold at a loss, in order to support the special allocation of depreciation, amortization and cost recovery deductions to limited partners electing tax preferred units.

     Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions unless the partnership's aggregate proceeds from the sale of properties are sufficient to fund the sum of (1) the required payments to each limited partner holding units which have been treated as tax preferred units in an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times were treated as cash preferred units on a per unit basis, plus (2) the amount required to repay aggregate net capital contributions to all limited partners.

LIQUIDATING DISTRIBUTIONS

     Liquidating distributions, defined in the partnership agreement to mean generally the distribution of the net proceeds from a dissolution and termination of the partnership or from the sale of substantially all of the last remaining assets of the partnership, will be distributed among the general partners and the limited partners in accordance with each such partner's positive capital account balance, after the allocation of gain on sale and other appropriate capital account adjustments.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

     Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds, and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any partnership property will be classified as committed whether or not any such payments are actually made.

PARTNERSHIP ALLOCATIONS

     Since the partnership does not intend to borrow funds, no partner's capital account will be allocated items that will cause the capital account to have a deficit balance. This means that investors electing tax preferred units cannot be allocated aggregate tax deductions in excess of their aggregate capital contributions to the partnership. (See "Federal Income Tax Consequences - Deductibility of Losses -- Limitations -- Basis Limitation.")

     NET LOSS

     Net loss, defined in the partnership agreement to mean generally the net losses of the partnership for federal income tax purposes, but excluding deductions for depreciation, amortization and cost recovery, which will be allocated separately as set forth below, for each fiscal year shall be allocated as follows:

     . first, 99% to limited partners electing tax preferred units and 1% to the general partners until the capital accounts of all such partners have been reduced to zero;

     . then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     .    then, 100% to the general partners.

Notwithstanding the foregoing, in any fiscal year with respect to which the partnership incurs an aggregate net loss, interest income of the partnership shall be specially allocated to limited partners electing cash preferred units and the net loss of the partnership for such fiscal year shall be determined without regard to such interest income.

     All deductions for depreciation, amortization and cost recovery for each fiscal year shall be allocated as follows:

     . first, 99% to limited partners electing tax preferred units and 1% to the general partners until the capital accounts of all such partners have been reduced to zero;

     . then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     .    then, 100% to the general partners.

     NET INCOME

     Net income, defined in the partnership agreement to mean generally the net income of the partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale, for each fiscal year shall be allocated as follows:

     . to limited partners electing cash preferred units and to the general partners in the same proportion as and to the extent that net cash from operations is distributed or deemed distributed; and

     . to the extent net income exceeds distributions of net cash from operations with respect to such fiscal year, such excess net income shall be allocated 99% to limited partners electing cash preferred units and 1% to the general partners.

     GAIN ON SALE

     Gain on sale, defined in the partnership agreement to mean generally the taxable income or gain from the sale or exchange of partnership properties, for each fiscal year shall be allocated as follows:

     . first, pursuant to the qualified income offset provision described below;

     . then, to partners having negative capital accounts until all negative capital accounts have been restored to zero;

     . then, to limited partners holding units which at any time have been treated as tax preferred units, in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to them with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated, but not in excess of the amount of gain on sale recognized by the partnership pursuant to the sale or other disposition of said partnership property;

     . then, to the limited partners in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to said limited partners with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated;

     . then, to limited partners holding units which at any time have been treated as tax preferred units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times have been treated as cash preferred units;

     . then, to limited partners on a per unit basis in amounts equal to the excess of each limited partner's net capital contribution over all prior distributions to such limited partner of net proceeds from the sale of partnership properties;

     . then, to the limited partners on a per unit basis until each limited partner has been allocated an amount equal to the excess of a 10% cumulative, noncompounded return on his net capital contribution over prior distributions to such limited partner of net cash from operations;

     . then, to the limited partners on a per unit basis until each limited partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return over prior distributions to such limited partner of net cash from operations;

     . then, to the general partners in an amount equal to their capital contributions;

     . then if and only to the extent that limited partners have received any Excess Limited Partner Distributions, to the general partners until the general partners have been allocated gain on sale equal to 20% of the sum of any such Excess Limited Partner Distributions plus any gain on sale allocated to the general partners pursuant to this provision; and

     .    then, 80% to the limited partners and 20% to the general partners;

provided, however, that in no event will the general partners be allocated gain on sale which would result in distributions to the general partners of more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that the general partners receive no more of the net proceeds from the sale of partnership properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess allocations of gain on sale will instead be reallocated to the limited partners on a per unit basis.

     The partnership agreement contains a "qualified income offset" provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such partner's capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner which would cause his capital account to become negative. An investor's capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. (See "Federal Income Tax Consequences -- Allocations of Profit and Loss.")

     The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when the partnership has a net loss from operations or from the sale of property.

     Income, losses and distributions of cash relating to units which are acquired directly from the partnership during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.

MONTHLY DISTRIBUTIONS

     Limited partners electing cash preferred units may, at their option, elect to receive distributions of net cash from operations, if any, on a monthly basis. This program is called the monthly distribution option (MDO). It should be understood, however, that limited partners electing the MDO will in all likelihood receive lower distributions per unit, on an annual basis, than limited partners receiving their distributions on a quarterly basis due to the fact that income received by the partnership during the early portion of a quarter will be invested and will earn interest until distribution shortly after the end of the quarter. This compounding effect will be available to limited partners selecting the MDO to a lesser degree due to the greater frequency of their distributions. A limited partner electing cash preferred units may elect the MDO by sending a completed MDO form to the partnership, which form may be obtained by calling or writing the partnership.

     A limited partner electing cash preferred units who elects the MDO will begin receiving his distributions on a monthly basis with respect to the calendar quarter following the calendar quarter in which the general partners receive the limited partner's written election along with a check for the MDO fee, described below. Monthly distributions will be paid to the limited partner during the month following the month to which the distribution is attributable. For example, if a limited partner elects the MDO during the first calendar quarter of a year, his election is effective at the beginning of the second calendar quarter (i.e., April 1). Accordingly, the limited partner would receive a distribution, if at all, for the first calendar quarter of the year, and beginning in April, the limited partner electing the MDO would receive monthly distributions for the remainder of the year, with the first monthly distribution being paid during the month of May.

     There is an annual fee of $20 per limited partner electing the MDO. This annual fee is designed to cover additional administrative expenses, postage and handling costs associated with more frequent distributions and will in no event result in any additional compensation to the general partners or their affiliates. In the event the actual administrative expenses, postage and handling costs are less than $20 per limited partner per year, which is not anticipated, any such savings will be reimbursed to limited partners electing the MDO. The first fee payment is due at the time of the initial election, and each subsequent fee payment is due by each December 31. Each limited partner electing the MDO will receive a bill for the annual fee in conjunction with his November distribution. Limited partners may elect to have the partnership deduct subsequent annual MDO fees from their distributions.

     A limited partner electing cash preferred units may withdraw from the MDO by either notifying the general partners in writing or by simply failing to pay the annual fee on a timely basis, and he will then begin to receive his distributions on a quarterly basis at the beginning of the following calendar year. If payment is not received by the due date, then the MDO with respect to that limited partner is canceled. To reinstate the MDO, the limited partner may make his $20 payment, and the MDO will again be effective at the beginning of the calendar quarter following the calendar quarter in which payment is made.

                           REAL PROPERTY INVESTMENTS

     As of the date of this prospectus, the partnership has not acquired nor contracted to acquire any specific real estate properties. The general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the partnership and the other Wells programs. At such time during the negotiations for a specific property as the general partners believe that a reasonable probability exists that the partnership will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon the general partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

     It should be understood that the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the partnership will ultimately consummate such proposed acquisition nor that the information provided concerning the proposed acquisition will not change between the date of such supplement and actual purchase.

     It is intended that the proceeds of this offering will be invested in properties in accordance with the partnership's investment policies. In the event that all of the units offered hereby are sold, it is anticipated that the partnership will invest in six to eight real estate properties including those properties purchased in joint ventures. Funds available for investment in partnership properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. (See "Distributions and Allocations" as to when funds shall be deemed committed for this purpose.)

     Adequate insurance coverage will be obtained for all properties in which the partnership will invest.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     As of the date of this prospectus, the partnership had not yet begun active operations. The partnership will not begin active operations until it has received and accepted subscriptions for a minimum of 125,000 units ($1,250,000).

     Following achievement of such funding level, subscription proceeds may be released to the partnership from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving estimated net proceeds available for investment and operations of approximately $1,050,000 after payment of acquisition and advisory fees and acquisition expenses. (See "Estimated Use of Proceeds.") Thereafter, the partnership will experience a relative increase in liquidity as additional subscriptions for units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

     As of the initial date of this prospectus, the partnership has not entered into any arrangements creating a reasonable probability that any specific property will be acquired by the partnership. The number of partnership properties to be acquired by the partnership will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties available to the partnership. (See "Risk Factors.")

     The general partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.

     Until required for the acquisition, development or operation of properties, net offering proceeds will be kept in short-term, liquid investments. Because the partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of partnership properties will be established. However, to the extent that the partnership has insufficient funds for such purposes, the general partners will advance to the partnership an aggregate amount of up to 1% of gross offering proceeds for maintenance and repairs of partnership properties. The general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds.

YEAR 2000 ISSUES

     The partnership and the general partners are presently reviewing the potential impact of Year 2000 compliance issues on its information systems and business operations. A full assessment of Year 2000 compliance issues was begun in late 1997 and is expected to be completed by March 31, 1999. Renovations and replacements of equipment have been and are being made as warranted as the assessment progresses. The costs incurred by the general partners and their affiliates thus far for renovations and replacements have been immaterial. Some testing of systems has begun and all testing is expected to be complete by June 30, 1999.

     As to the status of the partnership's information technology systems, it is presently believed that all major systems and software packages with the exception of the accounting and property management package are Year 2000 compliant. The partnership's affiliated entities are purchasing the upgrade for the accounting and property management package system; however, it is not slated to be available until the end of the first quarter of 1999. At the present time, it is believed that all major non-information technology systems are Year 2000 compliant. The cost to upgrade any non-compliant systems is believed to be immaterial.

     The general partners are in the process of confirming with the partnership's vendors, including third-party service providers such as banks, that their systems will be Year 2000 compliant. Based on the information received thus far, the primary third-party service providers with which the partnership has relationships have confirmed their Year 2000 readiness.

     The partnership and the general partners rely on computers and operating systems provided by equipment manufacturers, and also on application software designed for use with its accounting, property management and investment portfolio tracking. The partnership and the general partners have preliminarily determined that any costs, problems or uncertainties associated with the potential consequences of Year 2000 issues are not expected to have a material impact on the future operations or financial condition of the partnership. The general partners will perform due diligence as to the Year 2000 readiness of each property contemplated for purchase by the partnership.

     The partnership's reliance on embedded computer systems (i.e., microcontrollers) is limited to facilities related matters, such as office security systems and environmental control systems.

     The partnership and the general partners are currently formulating contingency plans to cover any areas of concern. Alternate means of operating the business are being developed in the unlikely circumstance that the computer and phone systems are rendered inoperable. An off-site facility from which the partnership could operate is being sought as well as alternate means of communication with key third-party vendors. A written plan is being developed for testing and dispensation to each staff member of the general partners and their affiliates.

     The general partners believe that the partnership's risk of Year 2000 problems is minimal. In the unlikely event there is a problem, the worst case scenarios would include the risks that the elevator or security systems within the partnership's properties would fail or the key third-party vendors upon which the partnership relies would be unable to provide accurate investor information. In the event that the elevator shuts down, the general partners have devised a plan for each building whereby the tenants will use the stairs until the elevators are fixed. In the event that the security system shuts down, the general partners have devised a plan for each building to hire temporary on-site security guards. In the event that a third-party vendor has Year 2000 problems relating to investor information, the general partners intend to perform a full system back-up of all investor information as of December 31, 1999 so that the partnership will have accurate hard-copy investor information.


                       SUMMARY OF PARTNERSHIP AGREEMENT

     The rights and obligations of investors will be governed by the Amended and Restated Agreement of Limited Partnership, the form of which is set out in its entirety as Exhibit "A" to this prospectus. The partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study the partnership agreement carefully before making any investment decision with regard to a potential purchase of units.
The following statements are intended to supplement other statements in this prospectus concerning the partnership agreement and related matters. The following statements are intended to be a summary only and, since they do not purport to be complete, are qualified in their entirety by reference to the partnership agreement itself.

POWERS OF THE GENERAL PARTNERS

     The general partners have complete authority and discretion in the management and control of the business of the partnership. Limited partners have no right or power to take part in the management of the partnership. (Articles XI and XVI.)

LIABILITIES OF THE LIMITED PARTNERS; NONASSESSABILITY OF UNITS

     The partnership was organized as a limited partnership under the Georgia Revised Uniform Limited Partnership Act (GRULPA). Investors whose subscriptions are accepted by the general partners will be admitted to the partnership as limited partners. Under GRULPA, limited partners have no personal liability for partnership debts or obligations in excess of their capital contributions.

     Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) No investor has the right to withdraw all or any portion of his capital contribution until the full and complete winding up and liquidation of the business of the partnership. (Section 8.10(b).) No investor will be liable for any debts or obligations of the partnership in excess of his capital contribution. (Section 16.3.)

OTHER ACTIVITIES OF THE GENERAL PARTNERS

     The general partners may participate in other business ventures including, without limitation, the syndication, ownership or management of other real estate. They shall not be liable to the partnership, or to the limited partners, as a result of engaging in any other business or venture.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Limited partners are not permitted to participate in the management and control of the business of the partnership and may not transact any business in the name of the partnership.

VOTING RIGHTS OF THE LIMITED PARTNERS

     Limited partners may, with the affirmative vote of those limited partners holding more than 50% of the units in the aggregate, take action on the following matters:

     . the approval or disapproval of any sale, exchange or pledge of all or substantially all of the partnership's real properties;

     .    dissolution of the partnership;

     .    removal of a general partner or any successor general partner;

     . election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner;

     . change in the business purpose or investment objectives of the partnership; and

     . amendment to the partnership agreement, except as to certain matters specified in Section 11.2(b) which the general partners alone may amend without a vote of the limited partners. (Section 16.1(a).)

In addition, limited partners holding a majority of the units have the right to authorize a proposed merger or consolidation of the partnership under certain circumstances. (Section 11.3(u).) Except as otherwise provided in the partnership agreement in connection with a "partnership roll-up" transaction as described in "Mergers and Consolidations" below, limited partners not voting with the majority on such transactions will nonetheless be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their units. (See "Risk Factors.")

     The partnership agreement may not be amended to change the limited liability of the limited partners without the vote or consent of all limited partners. If the rights or benefits of the limited partners are to be diminished by an amendment to the partnership agreement, the limited partners holding a majority of the units who would be adversely effected must consent to such amendment. (Section 16.2.)

     Amendments to the partnership agreement receiving the requisite vote will be executed by a general partner on behalf of all limited partners acting pursuant to the power of attorney contained in the partnership agreement. (Section 19.1.)

MERGERS AND CONSOLIDATIONS

     The partnership agreement prohibits the general partners from initiating any transaction in which the partnership is merged or consolidated with any other partnership or corporation, which type of transaction is commonly referred to as a "partnership roll-up."

     The partnership agreement further provides that the general partners shall not be authorized to merge or consolidate the partnership with any other partnership or corporation or to convert the partnership into a real estate investment trust, which is often referred to as a "REIT," unless (1) the partnership obtains a current appraisal of all of the partnership's assets by an independent appraiser, and (2) limited partners owning more than 50% of the units consent in writing to such transaction. (Section 11.3(u).)

     Limited partners who vote against or dissent from the proposal have the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners in the partnership and preserving their interests in the partnership on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of the partnership. (Section 11.3(u).)

SPECIAL PARTNERSHIP PROVISIONS

     Leo F. Wells, III owns 100% of the issued and outstanding stock of Wells Real Estate Funds, Inc., which owns all of the issued and outstanding stock of Wells Capital, Inc., the sole general partner of Wells Partners, L.P. Mr. Wells has agreed that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity unless limited partners owning more than 50% of the units consent in writing to any such sale, transfer or conveyance. (Section 17.1(a).)

     The general partners and their affiliates may not receive any rebates or give-ups or participate in any reciprocal business arrangements which would circumvent the provisions of the partnership agreement. (Section 12.7(a).)

REMOVAL OF GENERAL PARTNERS

     A general partner may be removed by a vote of limited partners holding a majority of the units. (Section 17.1(d).) If a general partner is removed, the fair market value of the interest of the removed general partner will be determined by independent appraisers and paid to him or it as provided in
Section 20.4 of the partnership agreement. The partnership may pay this amount in annual installments over a period of five years or more commencing on the first anniversary of the date of the promissory note. Such promissory note shall bear an annual interest rate of 9%.

     The partnership may, with the consent of a majority in interest of the limited partners, sell the former general partner's interest to an affiliate of the remaining general partners, and admit such person to the partnership as a substitute general partner. However, the purchase price to be paid to the partnership for the partnership interest of the former general partner shall be at least the fair market value determined by the appraisal described above. Such substitute general partner or partners may pay the purchase price in installments in the manner set forth above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS

     A general partner may designate a successor or additional general partner provided that the interests of the limited partners are not adversely affected and provided such general partner gives 90 days written notice to all partners. The remaining general partners and limited partners holding a majority of the units must consent to such designation. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from the partnership or to sell, transfer or assign his or its interest without the consent of the limited partners holding a majority of the units. (Section 17.1.)

BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS

     The general partners are required to maintain at the partnership's principal office full and accurate books and records for the partnership. Limited partners have the right to inspect, examine and obtain copies of such books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by the limited partners or their designated representatives. (Section 15.1.) Annual audits of the partnership's affairs will be conducted by the independent certified public accountants selected by the partnership. (Section 15.2(b).)

MEETINGS OF LIMITED PARTNERS

     There will not be any annual or periodic meetings of limited partners. However, the general partners are required to call a meeting of the limited partners upon the written request of limited partners holding 10% or more of the outstanding units. In such event, a detailed statement of the action proposed, a statement of the wording of any resolution proposed for adoption by the limited partners and any proposed amendment to the partnership agreement shall be included with the notice of the meeting. (Section 16.4.)

TRANSFERABILITY OF UNITS

     There are a number of restrictions on the transferability of units, including the following:

     . except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

     . investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor.
          There is no such requirement for transfers made on behalf of a retirement plan, or by gift, inheritance, divorce, or to an affiliate;

     . investors who desire to transfer their units must pay a transfer fee in an amount sufficient to cover transfer costs;

     . all transfers of units must be made pursuant to documentation satisfactory in form and substance to the general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units;

     . no unit may be sold, assigned or exchanged if the sale of such unit, when added to the total of all other sales or exchanges of units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the partnership, result in the termination of the partnership under
          Section 708 of the Internal Revenue Code, unless the partnership receives a ruling from the IRS that the proposed sale or exchange will not cause such a termination; and

     . investors owning units purchased pursuant to the deferred commission option will have limited rights to transfer their units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (Section 17.3(a).)

     Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. In addition to the above restrictions, the partnership agreement contains substantial restrictions on the transfer or assignment of units in order to prevent the partnership from being deemed a "publicly traded partnership." These provisions are based on restrictions contained in the Section 7704 Regulations described in the "Federal Income Tax Consequences" section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2% of the total interests in the partnership's capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. The partnership agreement also provides that any transfer or assignment of units which the general partners believe will cause the partnership to be treated as a publicly traded partnership will be void from the beginning and will not be recognized by the partnership. (See "Federal Income Tax Consequences -- Publicly Traded Partnerships" and Section 17.3(g) of the partnership agreement.)

     Transferees of units are not eligible to participate in the partnership's distribution reinvestment plan with respect to investment of their distributions in additional units of this partnership. Transferees are not disqualified, however, from participation in the partnership's distribution reinvestment plan with respect to investment of their distributions in units issued by subsequent Wells programs, if (1) such plan is established, and (2) the transferee meets the plan's requirements for participation. (See "Distribution Reinvestment Plan.")

     An assignee of units shall not become a substituted limited partner in place of his assignor unless the assignee shall have expressly agreed to become a party to the partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner shall be recognized by the partnership not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation and shall be entitled to receive distributions attributable to the units properly transferred to him. (Section 17.5.) Any such assignee shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership's books. Assignments of units are restricted in the same manner as transfers of units.

REPURCHASE OF UNITS

     After a period of one year following the termination of the offering of units, the partnership may establish a repurchase reserve of up to 5% of cash flow in any year, subject to the various restrictions and limitations set forth below. (Sections 8.11 and 11.3(h).) The general partners have the sole discretion whether to establish or terminate the repurchase reserve.

     If a repurchase reserve is established, the partnership may, in the sole discretion of the general partners and upon the request of a limited partner, repurchase the units held by such limited partner. However, no such repurchase may be made if either (1) following the repurchase such limited partner's interests would not be fully redeemed but such limited partner would hold less than the minimum investment in the offering (100 units) or (2) such repurchase would impair the capital or operations of the partnership. In no event will a limited partner be permitted to have his units repurchased prior to termination of the offering. Units owned by the general partners or their affiliates may not be repurchased by the partnership. Further, in order to prevent the partnership from being deemed a "publicly traded partnership" under the Internal Revenue Code, the opportunity of limited partners to have their units repurchased has been substantially restricted, as described above.

     A limited partner wishing to have units repurchased must mail or deliver a written request to the partnership, executed by his or its trustee or authorized agent in the case of qualified profit sharing, pension and other retirement trusts, indicating his or its desire to have such units repurchased. Such requests will be considered by the general partners in the order in which they are received.

     If the general partners decide to honor a request, they will notify the requesting limited partner in writing of such fact, of the purchase price for the units to be repurchased and of the effective date of the repurchase transaction, which will be not less than 60 nor more than 75 calendar days following the receipt of the written request by the partnership. For the first three full fiscal years following the year in which the offering of units terminates, the purchase price under the repurchase reserve will be $8.50 per unit. Thereafter, the purchase price per unit will be equal to 90% of the fair market value of the units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units to be determined annually for ERISA purposes. (See "Investment by Tax-Exempt Entities and ERISA Considerations -- Annual Valuations"). The fair market value will be based on annual appraisals of partnership properties performed by the general partners and not by an independent appraiser. The general partners will, however, obtain an opinion of an independent third party annually that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate.

     The partnership will, as soon as possible following return of properly executed documents from the limited partner, repurchase the units of the limited partner. If insufficient amounts are then available in the repurchase reserve to repurchase all of such units, only a portion of such units will be repurchased. The partnership may not repurchase less than all of the units of any limited partner if as a result thereof the limited partner would own less than the minimum investment in the offering (100 units). In the event that insufficient funds are available in the repurchase reserve to repurchase all of such units, the limited partner requesting such repurchase will be deemed to have priority for subsequent partnership repurchases over other limited partners who request repurchases thereafter. Units repurchased by the partnership will be canceled.

     In addition to the other restrictions described herein, the partnership agreement provides that:

     . repurchases out of the repurchase reserve may not exceed in the aggregate more than 2% of total gross offering proceeds throughout the life of the partnership excluding repurchases of units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income, defined to mean an involuntary loss of not less than 50% in income or net worth during the year in which such repurchase occurs; and

     . not more than 2% of the outstanding units may be purchased in any year, provided in each case that the partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements. (Section 8.11(k).)

Prospective investors should not, under any circumstances, assume that they will be able to resell their units to the partnership due to the various restrictions and limitations relating to the potential establishment of a repurchase reserve by the partnership. (See "Risk Factors.") In addition, prospective investors should consider that a resale of their units to the partnership may result in adverse tax consequences. (See "Federal Income Tax Consequences - Sales of Limited Partnership Units.")

DISTRIBUTION REINVESTMENT PLAN

     It is anticipated that a distribution reinvestment plan will be available which will be designed to enable investors electing cash preferred units to have their distributions of net cash from operations from the partnership invested in additional units of the partnership during the offering period or in units issued by subsequent Wells programs which have substantially identical investment objectives as the partnership. (Section 8.15.) In addition, in the event the distribution reinvestment plan is made available, it is anticipated that investors in Wells Fund III and investors holding Class A Units in Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX,

Wells Fund X, Wells Fund XI, and shares of the Wells REIT will have the opportunity to have their distributions of net cash from operations invested in units in the partnership during the offering period.

     Units to be issued by the partnership pursuant to the distribution reinvestment plan will be available only until the termination of this offering. The general partners have the discretion to elect not to provide a distribution reinvestment plan or to terminate any existing distribution reinvestment plan. Investors will not be eligible to participate in the distribution reinvestment plan with respect to units designated as tax preferred units since no distributions of net cash from operations are payable with respect to such units.

     Investors participating in the distribution reinvestment plan may purchase fractional units and shall only be subject to certain minimum investment requirements and other restrictions imposed by the general partners. Investors electing to participate in the distribution reinvestment plan will receive with each confirmation a notice advising such investor that he is entitled to change his election with respect to subsequent distributions by returning a notice to the partnership. If sufficient units are not available for purchase pursuant to the distribution reinvestment plan, the partnership will remit excess distributions of net cash from operations to the participants.

     Net cash from operations may only be reinvested in units issued by subsequent Wells program if:

     . prior to the time of such reinvestment, the limited partner has received the final prospectus and any supplements thereto offering interests in the subsequent Wells program and such prospectus allows investment pursuant to a distribution reinvestment plan;

     . a registration statement covering the interests in the subsequent Wells program has been declared effective under the Securities Act of 1933;

     . the offer and sale of such interests is qualified for sale under the applicable state securities laws;

     . the participant executes the subscription agreement included with the prospectus for the subsequent Wells program;

     . the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Wells program; and

     . the subsequent Wells program has substantially identical investment objectives as the partnership.

Investors who invest in subsequent Wells programs pursuant to a distribution reinvestment plan will become, and will be treated as, limited partners in such subsequent Wells program in all respects and, as such, will receive the same applicable reports as other limited partners in the subsequent Wells program as required by the then applicable NASAA Guidelines.

     Each limited partner electing to participate in the distribution reinvestment plan agrees that if at any time he fails to meet the applicable real estate limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current real estate limited partnership prospectus, the subscription agreement or partnership agreement relating thereto, he will promptly notify the general partners in writing.

     Subscribers should note that affirmative action must be taken to withdraw from participation in the distribution reinvestment plan. A withdrawal from participation in the distribution reinvestment plan shall be effective only with respect to distributions made more than 30 days following receipt by the general partners of written notice. In the event a limited partner transfers his units, such transfer shall terminate the limited partner's participation in the distribution reinvestment plan as of the first day of the quarter in which the transfer is effective.

     Selling commissions not to exceed 7% and dealer management fees not to exceed 2.5% may be paid by the partnership with respect to units purchased pursuant to the distribution reinvestment plan. Each holder of units is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested. The partnership will retain for additional investment in real estate amounts which would otherwise have been paid as selling commissions. Accordingly, the economic benefit to investors who do not identify account executives will be shared with all investors, including those for whose contributions the partnership has paid selling commissions.

     Unless the general partners are otherwise notified in writing, units issued pursuant to the distribution reinvestment plan will initially be treated as cash preferred units. Limited partners purchasing units pursuant to the distribution reinvestment plan will have the same rights and be treated in the same manner as if such units were issued pursuant to the offering.

     Following the reinvestment, each participant will be sent a statement and accounting showing the distributions received, the number and price of units purchased, and the total amount of units acquired under the distribution reinvestment plan. Taxable participants will incur tax liability for partnership income allocated to them even though they shall have elected not to receive their distributions in cash but rather to have their distributions held in their account under the distribution reinvestment plan. (See "Risk Factors -- Federal Income Tax Risks.")

     The partnership reserves the right to amend any aspect of the distribution reinvestment plan effective with respect to any distribution paid subsequent to the notice, provided that the notice is sent to participants in the distribution reinvestment plan at least 10 days before the record date for a distribution. The partnership also reserves the right to terminate the distribution reinvestment plan for any reason at any time, by sending written notice of termination to all participants.

PROXY TO LIQUIDATE

     At any time commencing eight years after the termination of the offering, limited partners holding 10% of the outstanding units may direct in writing that the general partners formally proxy the limited partners to determine whether the assets of the partnership should be liquidated. In such event, the general partners will send a proxy to liquidate to each limited partner. The general partners shall not be required to send proxies to liquidate to the limited partners more frequently than once during every two year period. If the proxy to liquidate results in limited partners owning more than 50% of the units, without regard to units owned or controlled by the general partners, voting in favor of a liquidation of the partnership, the assets of the partnership will be fully liquidated within 30 months. (Section 20.2.)

DISSOLUTION AND TERMINATION

     The partnership is to continue until December 31, 2030, but may be dissolved earlier as provided in the partnership agreement or by law. (Article VI.) The partnership will also be dissolved upon:

     . the decision by holders of more than 50% of the units to dissolve and terminate the partnership;

     . the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

          (1) the remaining general partner, if any, elects to continue the business of the partnership; or

          (2) if there is no remaining general partner, a majority in interest of the limited partners elect to continue the business of the partnership;

     . the sale or disposition of all interests in real property and other assets of the partnership;

     . the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, a majority in interest of the limited partners elect to continue the business of the partnership; or

     . the happening of any other event causing the dissolution of the partnership under the laws of the State of Georgia. (Section 20.1.)

     In addition to the above events, the general partners may also terminate the offering, compel a termination and dissolution of the partnership, or restructure the partnership's affairs, upon notice to all limited partners and without the consent of any limited partner, if upon the advice of counsel to the partnership, either (1) the partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in the partnership agreement constitute "prohibited transactions" under ERISA. (Section 20.1(h).)

     In the event the partnership is dissolved, the assets of the partnership shall be converted to cash. The general partners shall be given a reasonable amount of time to collect any notes receivable with respect to the sale of partnership assets and to collect any other outstanding debts. Partnership cash shall be distributed first to creditors to satisfy debts and liabilities of the partnership, other than loans or advances made by partners. The general partners may also establish reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the partnership.

Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partners. The balance, if any, shall be distributed among the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, the partnership shall be terminated. (Section 9.3.)


                     INVESTMENT BY TAX-EXEMPT ENTITIES AND
                             ERISA CONSIDERATIONS

GENERAL

     The general partners have attempted to structure the partnership in such a manner that it will be an attractive investment vehicle for qualified plans, IRAs and other entities which are tax-exempt under the Internal Revenue Code. In considering an investment in the partnership of a portion of the assets of a retirement plan, however, the plan's fiduciary should consider all applicable provisions of the Internal Revenue Code and ERISA. In this regard, IRAs which are not sponsored or endorsed by an employer or by an employee organization and Keogh Plans under which only partners or a sole proprietor are participants generally are not subject to the provisions of ERISA; however, fiduciaries of such accounts should review carefully the exceptions set forth below.

     In general, qualified plan fiduciaries should consider:

     . whether the investment is in accordance with the documents and instruments governing such qualified plan;

     . whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     . whether the investment will result in "unrelated business taxable income" to the qualified plan or to an investing IRA, Keogh Plan or other tax-exempt entity (See "Federal Income Tax Consequences - Investment by Qualified Plans and Other Tax-Exempt Entities");

     . whether there is sufficient liquidity for the qualified plan after taking this investment into account;

     .    the need to value the assets of the qualified plan annually; and

     . whether the investment would constitute or give rise to a prohibited transaction under either Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager within the meaning of Section 3(38) of ERISA, have exclusive authority and discretion to manage and control the assets of the plan. All fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and, as noted above, certain transactions between an employee benefit plan and the parties in interest with respect to such plan including fiduciaries are prohibited. The Internal Revenue Code imposes similar prohibitions on retirement plans, and IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, subject to the "prohibited transaction" rules under the Internal Revenue Code. For purposes of both ERISA and the Internal Revenue Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a retirement plan is considered to be a fiduciary of such retirement plan subject to certain exceptions not here relevant.

MINIMUM DISTRIBUTION REQUIREMENTS

     Potential investors who intend to purchase units in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, should take into consideration the limited liquidity of an investment in the units as it relates to applicable minimum distribution requirements under the Internal Revenue Code for the IRA or other retirement plan. If the units are still held in the IRA or retirement plan and the partnership properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or qualified plan participant, Section 401(a)(9) of the Internal Revenue Code will likely require that a distribution in kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the then current fair market value of the units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.
(See "Risk Factors -- Federal Income Tax Risks.") The fair market value of any such distribution in kind will be only an estimated value per unit and there can be no assurance that such estimated value could actually be realized by a limited partner because (1) estimates do not necessarily indicate the price at which units could be sold and (2) no public market for units exists or is likely to develop. (See "Annual Valuation" below.)

PLAN ASSETS - GENERALLY

     ERISA provides a comprehensive statutory scheme regarding the investment in and management of a retirement plan's assets. As noted above, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of such plan. In order to avoid such characterization, the general partners have used their best efforts to structure the partnership so that the assets of the partnership will not be deemed to be assets of the retirement plans investing as limited partners (Plan Assets).

     In the event that the assets of the partnership were deemed to be Plan Assets, however, the general partners would be deemed fiduciaries of the retirement plans investing as limited partners and, accordingly, certain contemplated transactions between the partnership and the general partners could be deemed to be "prohibited transactions." Additionally, if the assets of the partnership were deemed to be Plan Assets, the standards of prudence and other provisions of Title I of ERISA applicable to investments by retirement plans would extend as to all plan fiduciaries to the general partners with respect to investments made by the partnership.

PLAN ASSETS - DEFINITION

     The definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code, but was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2. This interpretation provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

          Generally, investment by a plan in securities (within the meaning of section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under Section 406 of the Act.

     In 1986, the Department of Labor issued regulations, the Plan Asset Regulations, relating to the definition of Plan Assets. The Plan Asset Regulations adopted the general statement set forth in the Interpretive Bulletin, however, it limited the applicability of such statement by further providing that the assets of entities in which retirement plans make equity investments will be treated as Plan Assets unless such investments are (1) in publicly offered securities, (2) in securities offered by an investment company registered under the Investment Company Act of 1940, or (3) within one of the other specific exemptions set forth below. As the partnership is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to an investment in the partnership include that it may be an investment:

     . in "publicly offered securities," defined generally as interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission;

     . in which equity participation by "benefit plan investors" is not significant; or

     .    in a "real estate operating company."

The Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Internal Revenue Code and any entity whose underlying assets include Plan Assets by reason of plan investment in the entity. Wells programs typically have equity participation by "benefit plan investors" that is significant, as defined above. Therefore, the general partners do not anticipate that the partnership will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant.

PLAN ASSET REGULATIONS - AVAILABLE EXEMPTIONS

     PUBLICLY OFFERED SECURITIES EXEMPTION

     As noted above, if a retirement plan acquires "publicly offered securities," the assets of the issuer of the securities are not deemed to be Plan Assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities must be "widely-held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although the partnership should satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters.

     Under the Plan Asset Regulations, a class of securities will be "widely-held" if it is held by 100 or more persons. The General Partners anticipate that this requirement will be met; however, even if the units are deemed to be widely-held, the "freely transferable" requirement must also be satisfied in order for the partnership to qualify for this exemption. In this regard, the Plan Asset Regulations provide several examples of restrictions on transferability which, absent unusual circumstances, will not, either alone or in any combination, cause the rights of ownership to be considered not "freely transferable." One such example provided in the Plan Asset Regulations is an offering, such as this offering, in which the minimum investment is $10,000 or less. The allowed restrictions are based upon restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The partnership is intended to satisfy the freely transferable requirement set forth in the Plan Asset Regulations with respect to the units.

     It should be noted in this regard, however, that because certain adverse tax consequences can result if the partnership were to be characterized as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code (See "Federal Income Tax Consequences - Publicly Traded Partnerships"), certain additional restrictions on the transferability of units have been incorporated into the partnership agreement which are intended to prevent such reclassification of the partnership (the "Section 7704 Restrictions"). The Plan Asset Regulations provide specifically that any "restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not alone or in combination with other restrictions affect a finding that securities are "freely transferable." The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Internal Revenue Code, however, so the incorporation of the Section 7704 Restrictions into the partnership agreement potentially has the effect of making the freely transferable requirement, and thus the "publicly offered securities" exemption, unavailable to the partnership.

     On the other hand, if the Department of Labor interprets the Section 7704 Restrictions in the partnership consistently with the specific exemption language in the Plan Asset Regulations set forth above, the partnership should qualify for the freely transferable requirement and, thus, the publicly offered securities exemption contained in the Plan Asset Regulations because the Section 7704 Restrictions in the partnership agreement are intended only to prohibit transfers which would result in a reclassification of the entity for federal tax purposes. Because of the factual nature of such a determination, however, and the lack of further guidance as to the meaning of the term "freely transferable," particularly in light of the Section 7704 Restrictions, there can be no assurance that the partnership will, in fact, qualify for this exemption.

     REAL ESTATE OPERATING COMPANY EXEMPTION

     Even if the partnership were not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulations also provide an exemption with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of its assets other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate which is managed or developed and with respect to which the partnership has the right to participate substantially in the management or development activities. The partnership intends to devote more than 50% of its assets to the management and development of real estate.

     An example in the Plan Asset Regulations indicates, however, that, although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. There can be no assurance that the partnership will be able to structure its operations to satisfy the requirements of this exemption, and due to the uncertainty of the application of the standards set forth in the examples in the Plan Asset Regulations and lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to the partnership's ability to qualify for the real estate operating company exemption.

PLAN ASSET CONSEQUENCES - PROHIBITED TRANSACTION EXCISE TAX

     If the partnership were deemed to hold Plan Assets, issues relating to the "prohibited transaction" concepts of ERISA and the Internal Revenue Code arise by virtue of (1) the general partners' ownership of interests in the partnership, and (2) the possible recharacterization of the relationship between the general partners or the partnership and any retirement plan which may purchase units. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit retirement plans from engaging in certain transactions involving Plan Assets with specified parties. The specified parties are referred to as "parties in interest," as defined in Section 3(14) of ERISA, and as "disqualified persons," as defined in Section 4975(e)(2) of the Internal Revenue Code. These definitions include both parties owning threshold percentage interests in the investment entity and "persons providing services to the plan," and certain of their affiliates. Thus, if the partnership is deemed to hold Plan Assets, each general partner could be characterized as a "fiduciary" with respect to such assets, and would thus be a "party in interest" under ERISA and a "disqualified person" under the Internal Revenue Code with respect to investing retirement plans. If the general partners' interest in the partnership were deemed to exceed certain threshold levels set forth in the Internal Revenue Code and ERISA, the partnership, itself, could be deemed to be a disqualified person and the investment in units by retirement plans could be a prohibited transaction. The general partners do not believe such thresholds have been exceeded with respect to their interest in the partnership or that the partnership should be deemed to be a party in interest or a disqualified person for this reason or otherwise.

     If a general partner were to be characterized as a fiduciary with respect to investing retirement plans, various transactions between the general partners or their affiliates and the partnership could constitute prohibited transactions because a fiduciary may not deal with Plan Assets in its own interest or represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. In addition, it could be argued that, because the general partners share in certain partnership distributions and tax allocations in a manner disproportionate to their capital contributions to the partnership, the general partners are being compensated directly out of Plan Assets rather than the partnership assets in exchange for the provision of services, i.e., establishment of the partnership and making it available as an investment to retirement plans. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be deemed to have occurred between investing retirement plans and the general partners.

     If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, the general partners and any party in interest that has engaged in any such transaction would be required to eliminate the prohibited transaction by reversing the transaction and making good to the retirement plan any loss resulting from the prohibited transaction. In addition, each party in interest would be liable to pay an excise tax equal to 15% of the amount involved in the transaction for each year in which the transaction remains uncorrected. Moreover, if the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the partnership or the general partners.

     Special rules apply to an investing IRA. If the partnership were deemed to be a party in interest or disqualified person, as described above, with respect to an IRA, the tax-exempt status of the IRA could be lost by reason of such investment because a transaction between the partnership and the account would be deemed under Section 4975 of the Internal Revenue Code to constitute a prohibited transaction.

     It should be noted that even if the assets of the partnership are not deemed to be Plan Assets under the Plan Asset Regulations, as the general partners anticipate, Interpretive Bulletin 75-2 indicates that in certain circumstances an investment in the partnership by a retirement plan may still be a prohibited transaction. For example, if a retirement plan may, by reason of its investment, compel the partnership to invest in a property or engage in transactions which such retirement plan could not enter into directly under the prohibited transaction rules, then the provisions of Interpretive Bulletin 75-2 and the Plan Asset Regulations would not preclude recharacterization of such investment as a prohibited transaction. The general partners have represented in this regard that no such arrangements will be entered into with investing retirement plans, and therefore it is unlikely that these provisions of Interpretive Bulletin 75-2 would be invoked by the Department of Labor.

ANNUAL VALUATION

     Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors. For the first three full fiscal years following the termination of the offering, the value of a unit will be deemed to be $10.00, and no valuations will be performed. Thereafter, the annual statement will report the estimated value of each unit based upon the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership. Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained. While the general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans.

     The estimated value per unit will be reported to limited partners in the partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that:

     . the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold; or

     . limited partners could realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended to summarize all of the federal income tax considerations material to an investment in the partnership. This summary is based upon the Internal Revenue Code, Treasury Regulations, including Temporary and Proposed Regulations promulgated thereunder ("Regulations"), current positions of the Internal Revenue Service (IRS) contained in Revenue Rulings and Revenue Procedures and other administrative actions of the IRS and existing judicial decisions in effect as of the date of this prospectus.

     Investors should note that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each limited partner in the partnership. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner's particular circumstances. Further, the discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in the partnership.

     No representations are made in this prospectus as to state and local tax consequences. The partnership does not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

     Investors should also note that a great deal of uncertainty exists with respect to certain recently enacted and amended provisions of the Internal Revenue Code. There can be no assurance that the present federal income tax laws applicable to limited partners and the operation of the partnership will not be further changed prospectively or retroactively by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

     For the foregoing reasons, each prospective investor is urged to consult with his own tax advisor with respect to the federal, state and local income tax consequences arising from the purchase of units. Nothing in this prospectus or any prior or subsequent communication from the general partners, their affiliates, employees or any professional associated with this offering is or should be construed as legal or tax advice to a potential investor in the partnership. Investors should be aware that the IRS may not agree with all tax positions taken by the partnership and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits of an investment in the partnership.

     Investors electing cash preferred units are not anticipated to receive much, if any, of the tax benefits associated with an investment in the partnership. Therefore, any discussion in this prospectus of the availability and extent of income tax benefits to limited partners will apply principally to investors electing tax preferred units.

     Prospective Investors who are Fiduciaries of Retirement Plans should Carefully Read "Investment by Tax-Exempt Entities and ERISA Considerations" and "Investment by Qualified Plans and Other Tax-Exempt Entities" in this section.

     The partnership will furnish to each partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of his federal income tax return. Investors should note that information returns filed by the partnership will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See "Audits" below.)

TAX OPINION

     The partnership retained Holland & Knight LLP (Counsel) to render an opinion concerning the material federal income tax issues relating to an investment in the partnership (Tax Opinion). Potential investors should be aware that the opinions of Counsel are based upon the accuracy of the facts described in this prospectus and facts represented to Counsel by the general partners. The opinions of Counsel assume further that the partnership will be operated strictly in accordance with the partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of Counsel are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change either prospectively or retroactively. Changes in the Internal Revenue Code and the Regulations subsequent to the date of the Tax Opinion are not addressed in the Tax Opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in the partnership.

     In reliance on certain representations and assumptions described in this prospectus and in the Tax Opinion, and subject to the qualifications set forth in this prospectus and in the Tax Opinion, Counsel in the Tax Opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the partnership, and that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

     . the partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

     . the partnership will not be classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code since the partnership limits transfers of units, except for transfers of units which satisfy applicable safe harbors from "publicly traded partnership" status adopted by the IRS;

     . a limited partner's interest in the partnership will be treated as a passive activity;

     . partnership items of income, gain, loss, deduction and credit will be allocated among the general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement;

     . the activities contemplated by the partnership will be considered activities entered into for profit by the partnership; and

     . the partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units based upon the general partners' representation that the "tax shelter ratio," which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions, with respect to an investment in the partnership will not exceed 2 to 1 for any investor as of the close of any year in the partnership's first five calendar years.

     Investors should note that any statement that it is "more likely than not" that a tax position would be sustained means that in Counsel's judgment at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

     It should be further noted that Counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the IRS, litigated and judicially decided. These aspects include:

     . the issue of whether the partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business; and

     . the issue of whether the partnership will be classified as a "tax shelter" under Section 6662(d) of the Internal Revenue Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Internal Revenue Code. (See "Risk Factors - Federal Income Tax Risks.")

     In addition, potential investors should note that the IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the partnership by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, Counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue which impacts at the individual or partner level and is dependent upon an individual limited partner's tax circumstances. These issues include, but are not limited to, the potential imposition of the alternative minimum tax, investment interest deductibility limitations and the application of Section 183 of the Internal Revenue Code, limiting deductions attributable to activities not entered into for profit, at the partner level. Accordingly, potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues which impact at the partner or individual level.

     As of the date of the Tax Opinion, no properties have been acquired by the partnership, nor has the partnership entered into any contracts to acquire any properties. Therefore, it is impossible at this time for Counsel to opine on the application of the federal income tax law to the specific facts which will exist when properties are acquired by the partnership.

     Neither the Tax Opinion nor this description of the tax consequences of an investment in the partnership will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the Tax Opinion will be sustained by a court if such conclusions are contested by the IRS. Accordingly, the Tax Opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is "substantial authority" for the positions taken by the partnership with respect to any income tax issue.

PARTNERSHIP STATUS GENERALLY

     The ability to obtain the income tax attributes anticipated from an investment in units depends upon the classification of the partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. Regulations regarding entity classification have been issued under Section 7701 of the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an "eligible entity," to elect its classification for federal income tax purposes. Under Section 301.7701-3(b) of the Regulations, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while the general partners do not intend to request a ruling from the IRS as to the classification of the partnership for income tax purposes, unless the partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the partnership will qualify as an "eligible entity" and need not make any election to be treated as a partnership for federal income tax purposes.

     In the event that the partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the partners of the partnership would be treated as stockholders with the following results, among others: (1) the partnership would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the partnership on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the partnership in computing its income tax.

     Based upon the entity classification Regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, Counsel has concluded that the partnership will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Counsel has also relied upon the fact that the partnership is duly organized as a limited partnership under the laws of the State of Georgia and upon the representation by the general partners that the partnership will be organized and operated strictly in accordance with the provisions of the partnership agreement.

     The remaining summary of federal income tax consequences in this section assumes that the partnership will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIPS

     Classification of the partnership as a "publicly traded partnership" could result in (1) the partnership being taxable as a corporation (See "Partnership Status Generally" above), and (2) the treatment of net income of the partnership as portfolio income rather than passive income (See "Passive Loss Limitations" below).

     A publicly traded partnership is generally defined under Section 7704 of the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. In addition, Regulations have been issued (the "Section 7704 Regulations") which provide guidance with respect to such classification standards, including certain safe harbor standards which, if satisfied, preclude classification as a publicly traded partnership.

     The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. The general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future.

     SECTION 7704 SAFE HARBORS

     As noted above, the Section 7704 Regulations provide certain safe harbors, the "secondary market safe harbors," which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership's capital or profits.

     A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the
Section 7704 Regulations. The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The partnership agreements limits unit transfers of all types to transfers of units which satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the IRS. The general partners have represented that the partnership will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause the partnership to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the IRS in the future.

     Based upon the representations of the general partners, and assuming the partnership will be operated strictly in accordance with the terms of the partnership agreement, Counsel has concluded that it is more likely than not the partnership will not be classified as a publicly traded partnership under
Section 7704 of the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the partnership will not, at some time in the future, be deemed to be a publicly traded partnership.

     QUALIFYING INCOME EXEMPTION

     Even if the partnership were deemed to be a publicly traded partnership, however, Section 7704(c) of the Internal Revenue Code provides an exception to taxation of such an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property.

     The general partners intend to operate the partnership in such a manner as to qualify for the 90% qualifying income exception. (See "Investment Objectives and Criteria.") Investors should note, however, that even if the partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of net income of the partnership as portfolio income rather than passive income. (See "Passive Loss Limitations" below.)

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

     Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if as anticipated the partnership is treated as a partnership for federal income tax purposes, the partnership will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of the partnership's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that a partner's share of the taxable income of the partnership, and the income tax liability resulting therefrom, may exceed such partner's cash distributions from the partnership.

ANTI-ABUSE RULES

     As noted under "General Principles of Partnership Taxation" above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Regulations set forth broad "anti-abuse" rules applicable to partnerships, however, which rules authorize the Commissioner of the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. The general partners are not aware of any fact or circumstance which could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership, itself, were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners would occur as otherwise described in this prospectus.

DEDUCTIBILITY OF LOSSES - LIMITATIONS

     The deductibility of a limited partner's distributive share of the partnership's items of loss is subject to a series of limitations.

     BASIS LIMITATION

     A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses which exceed a limited partner's basis will not be allowed, however, they may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner's adjusted basis in his units has increased above zero. A limited partner's adjusted basis in his units will include his cash investment in the partnership along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner's basis will be increased by his distributive share of the partnership's taxable income and decreased, but not below zero by his distributive share of the partnership's losses. Cash distributions which are made to a limited partner, if any, will also decrease the basis in his units and will generally constitute a return of capital to the extent of such basis. In the event that a limited partner has no remaining basis in his units, however, cash distributions will generally be taxable to him as gain from the sale of his units. (See "Sales of Limited Partnership Units" below.)

     PASSIVE LOSS LIMITATION

     Section 469 of the Internal Revenue Code substantially restricts the ability of many taxpayers, including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations, to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of Counsel, it is more likely than not that a limited partner's interest in the partnership will be treated as a passive activity. Accordingly, income and loss of the partnership, other than interest or other similar income earned on temporary investments and working capital reserves, which income will constitute portfolio income, will constitute passive activity income and passive activity loss, as the case may be, to limited partners.

     Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

     Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

     . first, income or gain from that activity, including gain recognized on such disposition;

     . then, income or gain for the taxable year from other passive activities; and

     .    finally, non-passive income or gain.

Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of all partnership properties has been consummated.

     Section 469(k) of the Internal Revenue Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if the partnership were deemed to be a publicly traded partnership, partnership losses, if any, would be available only to offset future non-portfolio income of the partnership. In addition, if the partnership were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. (See "Publicly Traded Partnerships" above.)

     AT RISK LIMITATION

     The deductibility of partnership losses is limited further by the "at risk" limitations set forth in Section 465 of the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct partnership losses in excess of the amounts which such limited partners are determined to have "at risk" at the close of the partnership's year. Generally, a limited partner's "amount at risk" will include only the amount of his cash capital contribution to the partnership. A limited partner's "amount at risk" will be reduced by his allocable share of partnership losses and by partnership distributions and increased by his allocable share of partnership income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner's "amount at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

     Allocations of net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled "Distributions and

Allocations." The terms "net income" and "net loss" are defined in the partnership agreement to mean the net income or loss realized or recognized by the partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale.

     The general partners do not intend to request a ruling from the IRS with respect to whether the allocations of profits and losses in the partnership agreement will be recognized for federal income tax purposes. The IRS may attempt to challenge the allocations of profits and losses made by the partnership, which challenge, if successful, could adversely affect the limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not also challenge one or more of the special allocation provisions contained in the partnership agreement.

     Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement.
Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in the partnership determined by taking into account all facts and circumstances.

     Regulations issued under Section 704(b) of the Internal Revenue Code the "Section 704(b) Regulations" provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner's interest in the partnership.

     ECONOMIC EFFECT

     The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

     . partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

     . upon the liquidation of the partnership, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

     . the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of the partnership's taxable year.

     The partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and
(2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. (See "Distributions and Allocations.") With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Regulations provides that a partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. The partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for "economic effect" under the Section 704(b) Regulations; however, it should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction which would cause his capital account to be reduced below zero.

     In addition to the allocation provisions described above, the partnership agreement also contains a provision specially allocating deductions for depreciation, amortization and cost recovery to limited partners electing tax preferred units up to the amount which would reduce their capital accounts to zero. In an attempt to ensure that limited partners electing tax preferred units will bear the risk of actual economic loss in the event that a partnership property is sold at a loss, as required under the Section 704(b) Regulations, the partnership agreement further provides for a special allocation of nonliquidating net sale proceeds in favor of limited partners electing cash preferred units, which will apply only if a partnership property is sold for less than its original purchase price. Under this provision, limited partners electing cash preferred units are allocated the first proceeds from the sale of properties in an amount equal to the excess of the original purchase price of such partnership property over the sale price of the partnership property sold, but the amount of such allocation shall not exceed the amount of the special allocation to limited partners electing tax preferred units of deductions for depreciation, amortization and cost recovery with respect to the specific partnership property sold.

     The partnership agreement also provides for a special allocation of gain on sale to limited partners electing tax preferred units in an amount equal to the deductions for depreciation, amortization and cost recovery which were previously allocated to such units. Accordingly, a limited partner who acquires units from a prior owner should note that this special allocation of gain on sale attributable to deductions for depreciation, amortization and cost recovery previously allocated to the prior limited partner could have the effect of allocating substantial income to him upon a sale or other disposition of a partnership property, even though such new limited partner would not have received any benefit from such prior allocation of deductions.

     SUBSTANTIALITY

     Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where:

     . the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

     . the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

     . the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property's fair market value.

     There are no assurances that the IRS will not challenge the special allocation of partnership deductions for depreciation, amortization and cost recovery to limited partners electing tax preferred units or other allocations set forth in the partnership agreement on the basis that such allocations are either "not substantial," within the meaning of the Section 704(b) Regulations, or otherwise fail to comply with the Section 704(b) Regulations.

     PARTNER'S INTEREST IN THE PARTNERSHIP

     If the allocations of profits and losses set forth in a partnership agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the partners' interests in the partnership as determined by taking into account all facts and circumstances. The Section 704(b) Regulations provide in this regard that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including:

     .    the partners' relative contributions to the partnership;

     . the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

     . the interests of the partners in cash flow and other nonliquidating distributions; and

     . the rights of the partners to distributions of capital upon liquidation.

     Since the partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, (3) contains a qualified income offset provision, and (4) shifts the economic risk of loss to the limited partners electing tax preferred units, Counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among the general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, Counsel has made the following assumptions:

     . that allocations of deductions for depreciation, amortization and cost recovery to such limited partners will be matched by corresponding reductions in the fair market value of the partnership's property; and

     . the accuracy of the representations of the general partners, including that the partnership will be operated strictly in accordance with the terms of the partnership agreement.

TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

     A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, a limited partner electing cash preferred units who participates in the distribution reinvestment plan will be allocated his share of the partnership's net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though such partner would receive no cash distributions from the partnership. In addition, a limited partner electing cash preferred units who purchases units pursuant to the deferred commission option will be allocated his share of the partnership's net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligations with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (See "Plan of Distribution.") The partnership agreement also provides for a "qualified income offset," as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from the partnership. There are no assurances that a limited partner will not be allocated items of partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from the partnership for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES

     UNRELATED BUSINESS TAXABLE INCOME (UBTI)

     Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity, collectively referred to as "Exempt Organizations," considering an investment in the units should be aware that there is a risk that income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event any portion of the partnership's income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust's ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See "Investment by Charitable Remainder

Trusts" below.) A tax-exempt limited partner other than a charitable remainder trust which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income.

     The general partners have used their best efforts to structure the partnership's activities to avoid having any of the partnership's income characterized as UBTI, and the types of partnership income and gain allocable to investing Exempt Organizations should not generally constitute UBTI. If, however, the partnership were either to be deemed to hold partnership properties primarily for sale to customers in the ordinary course of business (See "Property Held Primarily for Sale" below), or the partnership were to own "debt-financed property," i.e., property which is subject to "acquisition
                    ----
indebtedness," then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.

     The portion of income or gain from "debt-financed property" that will constitute UBTI to investing Exempt Organizations is based on the ratio borne by the "average acquisition indebtedness" incurred with respect to such property to the basis of the property. In computing this ratio, "average acquisition indebtedness" means the highest amount of the acquisition indebtedness with respect to such property during the 12 month period ending on the date of sale and, in determining the portion of income which is UBTI from sources other than a sale, "average acquisition indebtedness" means the average monthly level of acquisition indebtedness during the taxable year for the year in which such income was recognized.

     Acquisition indebtedness includes:

     .    indebtedness incurred in acquiring or improving property;

     . indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

     . indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

     The partnership will under no circumstances incur indebtedness to acquire partnership properties. Thereafter, the partnership's authority to incur indebtedness may be exercised only in limited circumstances. Specifically, the general partners have the authority to incur indebtedness on behalf of the partnership only in the event that they deem such borrowing necessary to finance improvements of its properties, to protect the capital previously invested in a property, to protect the value of the partnership's investment in a property or to make a property more attractive for sale or lease. (See "Investment Objectives and Criteria - Borrowing Policies.") The general partners have represented, however, that they will not cause the partnership to incur indebtedness unless the partnership first receives an opinion of counsel or an opinion from its tax accountants that the proposed indebtedness more likely than not will not cause income of the partnership to be characterized as UBTI to investing Exempt Organizations. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the partnership in the future would not cause the income allocated to limited partners that are Exempt Organizations to be taxed as UBTI.

     MINIMUM DISTRIBUTION REQUIREMENTS

     Any person who is a fiduciary of an Exempt Organization considering an investment in units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans, and partnership properties have not yet been sold, at such time as mandatory distributions are required to commence to an IRA beneficiary or a qualified plan participant, it is likely that a distribution in kind of the units will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.

     In certain circumstances, a distribution in kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that partnership properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution in kind of units. ("See "Risk Factors.")

INVESTMENT BY CHARITABLE REMAINDER TRUSTS

     A charitable remainder trust (CRT) is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in "Investment by Qualified Plans and Other Tax-Exempt Entities," the general partners have used their best efforts to structure the partnership's activities to avoid having any of the partnership's income characterized as UBTI. Accordingly, unless the partnership incurs indebtedness for the purpose of acquiring or improving real properties, and hence is deemed to be holding property subject to "acquisition indebtedness," or is deemed to hold its properties primarily for sale to customers in the ordinary course of business, under current law the partnership's income should not be deemed to constitute UBTI to tax-exempt investors. (See "Investment by Qualified Plans and Other Tax-Exempt Entities" above.)

SYNDICATION AND ORGANIZATIONAL EXPENSES

     A current deduction is not allowed for expenses incurred in connection with organizing the partnership or syndicating the partnership. Amounts which qualify as organizational expenses, as well as other start-up expenditures, may, however, if so elected, be amortized ratably over 60 months. Syndication expenses, which are neither deductible nor amortizable, include costs and expenses incurred in connection with promoting and marketing the units such as sales commissions, professional fees and printing costs. There are no assurances that the IRS will not attempt to recharacterize as nondeductible syndication expenses certain costs and expenses which the general partners intend to cause the partnership to amortize over 60 months.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

     Section 183 of the Internal Revenue Code limits deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

     Based upon the following factors, Counsel has concluded that it is more likely than not that the activities contemplated by the partnership will be considered activities entered into for profit by the partnership:

     .    the investment objectives of the partnership;

     . the representations of the general partners that the partnership will be operated in a business-like manner in all material respects and strictly in accordance with the partnership agreement and this prospectus; and

     . assuming the determination as to whether the activities of the partnership are activities entered into for profit under Section 183 is made at the partnership level.

Notwithstanding any determination made with respect to the partnership in this regard, however, the IRS may apply Section 183 to limited partners, individually, and since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from partnership operations. Counsel in the Tax Opinion gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their particular situations.

TAXATION OF REAL ESTATE OPERATIONS

     CHARACTERIZATION OF LEASES

     The partnership has the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "Investment Objectives and

Criteria." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease," under which the partnership is treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property.

     The general partners will use their best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a "true lease" and the partnership will be treated as the owner of the property in question for federal income tax purposes. The partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the IRS that the partnership is not the owner of leased properties could result in substantial adverse tax consequences. Investors electing tax preferred units would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by the partnership or from investments in other passive activities. (See "Passive Loss Limitations" above.)

     DEPRECIATION AND COST RECOVERY

     It is currently anticipated that the real property improvements acquired or constructed by the partnership and any personal property acquired by the partnership will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Internal Revenue Code for partnerships such as the partnership having both taxable and tax-exempt partners; i.e., real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years, and personal property acquired by the partnership will be depreciated over a recovery period of 12 years on a straight-line basis.

     PROPERTY HELD PRIMARILY FOR SALE

     The partnership has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. If the partnership were at any time deemed for tax purposes to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners which are Exempt Organizations.

     Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The partnership intends to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. The partnership will sell such property only as, in the opinion of the general partners, is consistent with the partnership's investment objectives. Accordingly, the general partners do not anticipate that the partnership will be treated as a dealer with respect to any of its properties. However, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, Counsel is unable to render an opinion as to whether the partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

     SALES OF PARTNERSHIP PROPERTIES

     Upon the sale of a property, the partnership will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the partnership property sold. The amount realized upon the sale of a partnership property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed to the partnership with respect to such property.

     Assuming that the partnership is not deemed to be a dealer with respect to its properties (See "Property Held Primarily for Sale" above), such gain or loss will generally be taxable under Section 1231 of the Internal Revenue Code. A limited partner's share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by the limited partner in that year from sources other than the partnership, and the net Section 1231 gain or loss is generally treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a limited partner with respect to the sale of a partnership property may exceed the cash proceeds received by such limited partner with respect to such sale. (See "Risk Factors.")

SALES OF LIMITED PARTNERSHIP UNITS

     An investor may be unable to sell any of his units by reason of the nonexistence of any market therefor. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of the partnership's "unrealized receivables" and "inventory items," as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by the partnership with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that Section 6050K of the Internal Revenue Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the partnership's "Section 751 property."

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

     A dissolution and liquidation of the partnership will involve the distribution to the partners of the cash remaining after the sale of its assets, if any, after payment of all the partnership's debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and

"inventory" as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.

CAPITAL GAINS AND LOSSES

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% i.e., for gains realized with respect to capital assets held for
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more than 12 months. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property which constitutes depreciation recapture will be taxed at a maximum marginal rate of 25%, rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

ELECTION FOR BASIS ADJUSTMENTS

     Under Section 754 of the Internal Revenue Code, a partnership may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in the partnership's assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partners do not intend to cause the partnership to make any such election on behalf of the partnership. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of the partnership's tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by the partnership may result in investors having greater difficulty in selling their units.

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" (AMTI) in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments.
While it is not anticipated that an investment in the partnership will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

     Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a "tax shelter," the amount of an understatement may be reduced by any portion of such understatement which is attributable to (1) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item's income tax treatment, and (b) there is a reasonable basis for the item's tax treatment by the taxpayer. In the case of a "tax shelter," which is defined to be, inter alia, a partnership or other entity that has as "a significant purpose" the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

     Based on the investment objectives of the partnership, the general partners believe there are substantial grounds for a determination that the partnership does not constitute a tax shelter; however, it is possible that the partnership may be considered a tax shelter for purposes of Section 6662 of the Internal Revenue Code and that certain partnership tax items could be considered tax shelter items within the meaning of Section 6662. Because the issue is dependent upon facts relating to future partnership operations and other factual determinations which are not known at this time, and because of the current lack of administrative and judicial guidance as to what constitutes a "significant purpose," the interpretation of which term is uncertain, Counsel is unable to render an opinion as to whether an investment in the partnership will be considered a tax shelter for purposes of Section 6662 of the Internal Revenue Code.

     In addition to the substantial understatement penalty, described above,
Section 6662 of the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

     Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Internal Revenue Code, is required to register with the IRS. Regulations issued under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

     The partnership is not intended to constitute a "tax shelter," as so defined. Further, the general partners have represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any limited partner's investment in the partnership, determined without regard to income, will not exceed twice the amount of any such limited partner's investment in the partnership as of the close of any year in the partnership's first five calendar years.

     Based upon the authority of the Regulations issued under Section 6111 and the above-described representations of the general partners, Counsel has concluded that it is more likely than not the partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.

PARTNERSHIP TAX INFORMATION

     The partnership will furnish annually to the limited partners, but not to assignees of limited partners unless they become substitute limited partners, sufficient information from the partnership's tax return for the limited partners to prepare their own federal, state and local tax returns. An audit of the partnership may result in adjustments to the tax return of the partnership which would require adjustment to each limited partner's personal tax return.

PARTNER TAX RETURNS

     The partners of a partnership either must report partnership items on their returns consistently with treatment on the partnership information return or must file statements on Form 8082 with their returns identifying and explaining the inconsistency. Otherwise, the IRS may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

AUDITS

     The IRS has undertaken an intensified audit program with respect to partnerships and partnership returns. While an audit of the partnership should generally not affect units which are being treated as cash preferred units, prospective investors intending to elect tax preferred units should be aware that deductions which are claimed on the partnership's return may be challenged and disallowed by the IRS. Any such disallowance may deprive investors holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in the partnership.

     In the event of an audit of the partnership's tax return, the general partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS. The general partners may extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although the general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted. An audit of the partnership could result in substantial legal and accounting fees required to be paid to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to the tax returns of the partnership which would require adjustments to each limited partner's personal income tax return and may require such limited partners to pay additional taxes plus interest, compounded daily. In addition, any audit of a limited partner's return could result in adjustments of other items of income and deductions not related to the partnership.

     It should also be noted that in the event the general partners cause the partnership to elect to be treated as an "Electing Large Partnership" under
Section 6240 of the Internal Revenue Code, thereby enabling the partnership to take advantage of simplified flow-through reporting of partnership items, any adjustments to the tax returns of the partnership would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, the general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

FOREIGN INVESTORS AS LIMITED PARTNERS

     Foreign investors may purchase units in the partnership. A foreign investor who purchases units and becomes a limited partner in the partnership will generally be required to file a United States tax return on which he must report his distributive share of the partnership's items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the partnership's income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

     Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

TAX LEGISLATION AND REGULATORY PROPOSALS

     Significant tax legislation was enacted in both 1997 and 1998 containing provisions which altered the federal income tax laws relating to an investment in partnerships such as the partnership. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in the partnership. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made by the 1997 and 1998 legislation is uncertain at this time. Each prospective investor is urged to consult his own tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in units in the partnership, or other potential changes in applicable tax laws.

STATE AND LOCAL TAXES

     In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in the partnership. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the partnership may own properties or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

     . whether the state in which he resides will impose a tax upon his share of the taxable income of the partnership;

     . whether an income tax or other return must also be filed in those states where the partnership will own properties; and

     . whether he will be subject to state income tax withholding in states where the partnership will own properties.

     Because the partnership will conduct its activities and own properties in different taxing jurisdictions, an investment in the partnership may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in the partnership.

     Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example, all partnerships which own property or do business within the State of Georgia are subject to a withholding tax in the amount of 4% of distributions paid to non-resident partners who are to receive annual distributions of $1,000 or more. The Georgia withholding requirements apply to all cash distributions except distributions constituting a return of capital and may have the effect of reducing the amount of cash which the partnership would otherwise be able to distribute to non-resident limited partners. In addition, the States of California, Colorado and North Carolina have required certain of the public real estate programs previously sponsored by the general partners to withhold and pay state taxes relating to income-producing properties located in those states. In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the partnership's administrative expenses which would likely have the effect of reducing returns to the limited partners. (See "Risk Factors.")

     Each prospective purchaser of units is urged to consult with his own tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in the partnership.

                             REPORTS TO INVESTORS

     Within 75 days after the end of each fiscal year of the partnership, the general partners will deliver to each investor and any assignee such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which partnership properties are located. Within 120 days after the end of the partnership's fiscal year, the general partners will deliver to each investor and any assignee an annual report which includes financial statements of the partnership, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the partnership, a cash flow statement and a statement of changes in partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of the partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on the partnership's activities for that year, identify the source of partnership distributions, set forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to the general partners and their affiliates in accordance with
Section 11.4(b) of the partnership agreement, and contain such other information as is deemed reasonably necessary by the general partners to advise the investors of the affairs of the partnership.

     For as long as the partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to the investors within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each investor will be furnished, within 60 days after the end of each of the first three quarters of the partnership's fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of the general partners used to establish a working capital reserve or returned to the partners, each investor shall be furnished, at least quarterly within 60 days after the end of each quarter during which the partnership has acquired real property, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which the general partners are relying in projecting successful operation of the properties. The acquisition report shall include:

     . a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

     . a statement of the appraised value, purchase price, terms of purchase, all costs related to the acquisition, and an estimate of all proposed subsequent expenditures for development or other improvements of the property;

     . a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) of the partnership agreement with respect to builders have been or will be obtained on the property; and

     . a statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by the partnership which remain unexpended or uncommitted.

In addition, the acquisition report will identify any real property which the general partners presently intend to be acquired by or leased to the partnership, providing its location and a description of its general character.

     The appraisal received by the partnership at the time of each acquisition of property shall be maintained in its records for at least five years thereafter and, during such time, shall be made available to investors for inspection and duplication at reasonable times.

     The partnership will distribute annually to investors a report on the estimated value of each unit in the next annual or quarterly report on Form 10-K or Form 10-Q sent to investors following the valuation process. Such estimated value will be based upon annual appraisals of partnership properties performed by the general partners and not by an independent appraiser. The general partners are, however, required under the partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10.00, and no valuation of partnership properties will be performed. (See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation.")

     The general partners shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. The partnership will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, the partnership will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.


                             PLAN OF DISTRIBUTION

     A minimum of 125,000 units and a maximum of 7,000,000 units are being offered to the public through Wells Investment Securities, Inc., the Dealer Manager, a registered broker-dealer affiliated with the general partners. (See "Conflicts of Interest" and "Management.") The units are being offered at a price of $10.00 per unit on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units.

     Except as provided below, the Dealer Manager will receive selling commissions of 7% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In addition, the partnership may reimburse the expenses incurred by nonaffiliated dealers for actual due diligence purposes in the maximum amount of .5% of the gross offering proceeds. The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Investors who elect to participate in the distribution reinvestment plan will be charged selling commissions and dealer manager fees on units purchased pursuant to the distribution reinvestment plan on the same basis as investors purchasing units other than pursuant to the distribution reinvestment plan. Units issued by the partnership under the distribution reinvestment plan will be available only until the termination of the offering, as described above.

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell units. In the event of the sale of units by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealer as a marketing fee, based on such factors as the number of units sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the offering and bona fide conference fees incurred.

     In accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, may not exceed 10% of gross offering proceeds, except for the additional .5% of gross offering proceeds which may be paid by the partnership in connection with due diligence activities.

     The general partners have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

     The general partners may at their option purchase units offered hereby at the public offering price, in which case they would expect to hold such units as limited partners for investment and not for distribution. Units purchased by the general partners or their affiliates shall not be entitled to vote on any matter presented to the limited partners for a vote. No selling commissions will be payable by the partnership in connection with any units purchased by the general partners. (See "Risk Factors.")

     Payment for units should be made by check payable to "NationsBank, N.A., as Escrow Agent." Subscriptions will be effective only upon acceptance by the general partners, and the general partners reserve the right to reject any subscription in whole or in part. In no event may a subscription for units be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of the investor's purchase. Except for purchases pursuant to the distribution reinvestment plan sponsored by the partnership or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole units and for not less than 100 units ($1,000). (See "Suitability Standards.")
Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of units discussed above, provided that such investors purchase a minimum of 2.5 units ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 units ($25), except for purchases made pursuant to the distribution reinvestment plan or reinvestment plans of other public real estate programs.

     Subscription proceeds will be placed in an interest-bearing account with NationsBank, N.A., Atlanta, Georgia (the "Escrow Agent") until such subscriptions aggregating at least $1,250,000 exclusive of any subscriptions for units by the general partners or their affiliates have been received and accepted by the general partners (the "minimum offering"). Any units purchased by the general partners or their affiliates will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by the general partners. During the period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account.

     Investors who desire to establish an IRA for purposes of investing in units may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the general partners, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the units on behalf of the beneficiary of the IRA and making distributions or reinvestments in units solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the units held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. (See "Management.")

     If the minimum offering of the partnership has not been received and accepted by September 22, 1999, the escrow agent will promptly so notify the partnership and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than five business days after termination of the offering, the escrow agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses except for investors in Maine, Missouri, North Carolina, Ohio and Pennsylvania who will not have escrow expenses deducted. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with the Regulations. Units purchased by the general partners or their affiliates will not be counted for the purpose of achieving the minimum offering.

     Initial subscribers shall be admitted to the partnership and the payments transferred from escrow to the partnership within 15 days after the partnership has received and accepted subscriptions for at least $1,250,000, except that subscribers residing in New York and Pennsylvania may not be admitted to the partnership until subscriptions have been received and accepted for at least $2,500,000 from all sources. The funds representing subscriptions for units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the minimum offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this prospectus.

     The offering of units of the partnership will terminate upon the earlier of
(1) March 21, 2001, or (2) the date on which all $70,000,000 in units have been sold.

     The proceeds of this offering will be received and held in trust for the benefit of purchasers of units and will be retained in trust after closing to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by the partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as limited partners of the partnership on the day on which their subscriptions are accepted.

     The general partners may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the partnership from such sales will be identical to the partnership's net proceeds from other sales of units.

     In connection with sales of 25,000 or more units ($250,000) to a "purchaser" as defined below, investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

DOLLAR                                       NET       DEALER    NET
VOLUME                   SALES COMMISSIONS   PURCHASE  MANAGER   PROCEEDS TO
                         ------------------
OF UNITS                                     PRICE     FEE       PARTNERSHIP
PURCHASED                PERCENT  PER UNIT   PER UNIT  PER UNIT  PER UNIT
-----------------------  ------- ----------  --------  --------  -----------

Under $250,000            7.0%    $  0.70    $ 10.00    $0.25      $9.05
$250,000-$499,999         6.0%    $0.5936    $9.8936    $0.25      $9.05
$500,000-$749,999         5.0%    $0.4895    $9.7895    $0.25      $9.05
$750,000-$999,999         3.0%    $0.2876    $9.5876    $0.25      $9.05
$1,000,000-$1,999,999     1.0%    $0.0939    $9.3939    $0.25      $9.05
Over $2,000,000           0.5%    $0.0467    $9.3467    $0.25      $9.05

     For example, if an investor purchases 100,000 units in the partnership, he could pay as little as $939,390 rather than $1,000,000 for the units, in which event the commission on the sale of such units would be $9,390 ($0.0939 per unit), and the partnership would receive net proceeds of $905,000 ($9.05 per unit). The net proceeds to the partnership will not be affected by volume discounts. In addition, as stated above, the partnership may reimburse nonaffiliated broker-dealers an additional amount of up to .5% of offering proceeds for actual due diligence expenses incurred.

     Because all investors will be deemed to have contributed the same amount per unit to the partnership for purposes of tax allocations and distributions of net cash from operations and sale proceeds, an investor qualifying for a volume discount will receive a higher return on his investment in the partnership than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the general partners that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes:

     . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

     . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

     .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the partnership, the general partners may, in their sole discretion, waive the "purchaser" requirements and aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by the general partners, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable.
If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more units, a potential purchaser who proposes to purchase at least 500,000 units in the partnership may agree with the general partners and the Dealer Manager to have the acquisition and advisory fees payable to the general partners with respect to the sale of such units reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such units reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such units reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such units would be reduced by $1.10 per unit, and the purchaser of such units would be required to pay a total of $8.90 per unit purchased, rather than $10.00 per unit. The net proceeds to the partnership would not be affected by such fee reductions. Of the $8.90 paid per unit, it is anticipated that approximately $8.40 per unit or approximately 94.4% will be used to acquire partnership properties and pay required acquisition expenses relating to the acquisition of partnership properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

     . there can be no variance in the net proceeds to the partnership from the sale of the units to different purchasers of the same offering;

     . all purchasers of the units must be informed of the availability of quantity discounts;

     . the same volume discounts must be allowed to all purchasers of units which are part of the offering;

     . the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

     . the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

     Investors who, in connection with their purchase of units, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such units and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the partnership will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the partnership.

     In addition, subscribers for units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their units paid over a seven year period pursuant to a deferred commission option. Investors electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. For each of the six years following the year of purchase of the units, or longer if required to satisfy the outstanding commission obligation, $0.10 per unit will be paid by the partnership as deferred commissions with respect to units sold pursuant to the deferred commission option, which amounts will be deducted from and paid out of distributions of net cash from operations otherwise payable to investors holding such units. The net proceeds to the partnership will not be affected by the election of the deferred commission option. Under this arrangement, an investor electing the deferred commission option will pay a 1% commission upon subscription rather than a 7% commission and, thereafter, for the next six years, or longer if required to satisfy the outstanding commission obligation, an amount equal to a 1% commission per year will be deducted from and paid by the partnership out of net cash from operations otherwise distributable to such investor. (See "Distributions and Allocations - Distributions of Net Cash From Operations.")

     Investors who want to elect the deferred commission option must make the election on their Subscription Agreement Signature Page, the form of which is included as Exhibit "B" to this prospectus. Election of the deferred commission option on the Subscription Agreement shall authorize the general partners to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. Such cash distributions may be pledged by the Dealer Manager or the general partners or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

     Each investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as cash preferred units, as determined in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased. In addition, investors electing the deferred commission option will have limited rights to elect to have the status of their units changed from cash preferred units to tax preferred units during the initial six years following the year of purchase since investors owning units purchased pursuant to the deferred commission option must own a sufficient number of units designated as cash preferred units during the initial seven years of the partnership to generate enough net cash from operations to allow the partnership to satisfy the deferred commission obligations with respect to the total number of units purchased. (See "Description of the Units -Election of cash preferred units or tax preferred units.") Further, taxable participants electing the deferred commission option will incur tax liability for partnership income allocated to them with respect to their units even though distributions of net cash from operations otherwise distributable to such investors will instead be paid to third parties to satisfy the deferred commission obligations. (See "Risk Factors - Federal Income Tax Risks.")


                          SUPPLEMENTAL SALES MATERIAL

     In addition to this prospectus, the partnership may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the general partners and their affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The offering of units in the partnership is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.


                                LEGAL OPINIONS

     The legality of the units being offered hereby has been passed upon for the partnership by Holland & Knight LLP (Counsel). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in the partnership. Counsel has represented the general partners, as well as affiliates of the general partners, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")


                                    EXPERTS

     The financial statements of Wells Real Estate Fund XII, L.P., as of December 31, 1998, the financial statements of Wells Partners, L.P. as of December 31, 1998 and 1997, and for each of the years in the two year period ended December 31, 1998, and the financial statements of Wells Capital, Inc. as of December 31, 1998 and 1997, and for each of the years in the two year period ended December 31, 1998, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                            ADDITIONAL INFORMATION

     The partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the partnership, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

     . the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

     . the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048; and

     . the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).


                                   GLOSSARY

     The following are definitions of certain terms used in this prospectus and not otherwise defined herein or in the partnership agreement:

     "CASH PREFERRED UNITS" means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.16 of the partnership agreement to have such units be treated as cash preferred units for the applicable accounting period.

     "DEALER MANAGER" means Wells Investment Securities, Inc.

     "EXCESS LIMITED PARTNER DISTRIBUTIONS" means any distributions to limited partners over the life of their investment in the partnership in excess of the sum of their net capital contributions plus their Preferential Limited Partner Return.

     "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

     "NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     "PREFERENTIAL LIMITED PARTNER RETURN" means with respect to each limited partner unit the sum of (1) a cumulative (noncompounded) 10% annual return on a limited partner's net capital contribution with respect to such unit for all periods during which such unit was treated as a cash preferred unit, and (2) a cumulative (noncompounded) 15% annual return on such limited partner's net capital contribution with respect to such unit for all periods during which such unit was treated as a tax preferred unit. Each limited partner's Preferential Limited Partner Return shall be calculated from the date on which such limited partner's capital contribution was made to the partnership.

     "PROPERTY MANAGER" means Wells Management Company, Inc.

     "TAX PREFERRED UNITS" means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.16 of the partnership agreement to have such units be treated as tax preferred units for the applicable accounting period.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

                     INDEX TO AUDITED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----
WELLS PARTNERS, L.P.
      Report of Independent Public Accountants                                             127
      Balance Sheets as of December 31, 1998 and 1997                                      128
      Statements of Income (Loss) for the years ended December 31, 1998 and 1997           129
      Statements of Partners' Capital for the years ended December 31, 1998 and 1997       130
      Statements of Cash Flows for the years ended December 31, 1998 and 1997              131
      Notes to Financial Statements                                                        132
      Schedule I - Market Value of Investment in Limited Partnerships                      134

WELLS CAPITAL, INC.
      Report of Independent Public Accountants                                             135
      Balance Sheets as of December 31, 1998 and 1997                                      136
      Statements of Income (Loss) for the years ended December 31, 1998 and 1997           137
      Statements of Stockholder's Equity for the years ended December 31, 1998 and 1997    138
      Statements of Cash Flows for the years ended December 31, 1998 and 1997              139
      Notes to Financial Statements                                                        140

WELLS REAL ESTATE FUND XII, L.P.
      Report of Independent Public Accountants                                             145
      Balance Sheet as of December 31, 1998                                                146
      Notes to Balance Sheet                                                               147

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Partners, L.P.:

We have audited the accompanying balance sheets of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1998 and 1997 and the related statements of income (loss), partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investment in partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we express no opinion on it.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 27, 1999

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                                BALANCE SHEETS

                          DECEMBER 31, 1998 AND 1997



                                    ASSETS

                                                                                  1998            1997
                                                                              -----------    ------------
CASH                                                                           $      70      $       70

INVESTMENT IN LIMITED PARTNERSHIPS                                               667,863         127,665
                                                                              -----------    ------------
     Total assets                                                              $ 667,933      $  127,735
                                                                              ===========    ============
COMMITMENTS AND CONTINGENCIES


                               PARTNERS' CAPITAL

GENERAL PARTNER                                                                $  12,956      $    6,761

LIMITED PARTNERS                                                                 654,977         120,974
                                                                              -----------    ------------
       Total partners' capital                                                 $ 667,933      $  127,735
                                                                              ===========    ============


     The accompanying notes are an integral part of these balance sheets.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                          STATEMENTS OF INCOME (LOSS)

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997




                                                          1998        1997
                                                        --------    -------
EQUITY IN INCOME (LOSS) OF LIMITED PARTNERSHIPS         $539,398    $(953)
                                                        ========    =======


        The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                        STATEMENTS OF PARTNERS' CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                            GENERAL     LIMITED
                                            PARTNER     PARTNERS     TOTAL
                                           ---------   ---------   ---------
BALANCE AT DECEMBER 31, 1996                $ 6,771    $121,917    $128,688

   Net loss                                     (10)       (943)       (953)
                                           ---------   ---------   ---------
BALANCE AT DECEMBER 31, 1997                  6,761     120,974     127,735

   Capital contribution                         800           0         800
   Net income                                 5,395     534,003     539,398
                                           ---------   ---------   ---------
BALANCE AT DECEMBER 31, 1998                $12,956    $654,977    $667,933
                                           =========   =========   =========


       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                      1998           1997
                                                                                   -----------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                                  $ 539,398      $  (953)
 Adjustment to reconcile net income (loss) to net cash provided by operating activities:
       Equity in (income) loss of partnerships                                       (539,398)         953
                                                                                   -----------    ---------
          Net cash provided by operating activities                                         0            0

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Investment in limited partnerships                                                      (800)           0

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
 General partner contribution                                                             800            0
                                                                                   -----------    ---------
NET CHANGE IN CASH                                                                          0            0

CASH AT BEGINNING OF YEAR                                                                  70           70
                                                                                   -----------    ---------
CASH AT END OF YEAR                                                                 $      70      $    70
                                                                                   ===========    =========


       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1998 AND 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BUSINESS

    Wells Partners, L.P. (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc. ("Wells Capital"), a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. ("Fund X"), Wells Real Estate Fund XI, L.P. ("Fund XI"), Wells Real Estate Fund XII, L.P. ("Fund XII"), and Wells Real Estate Fund XIII, L.P. ("Fund XIII") collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

    Although the Partnership is a general partner in the Funds, Wells Capital performs certain administrative services for the Funds on behalf of the Partnership.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  INVESTMENT IN LIMITED PARTNERSHIPS

    The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investment in limited partnerships is recorded using the equity method of accounting. Each of the partnerships in which the Partnership invests, except for Beaver Ruin and Carter Boulevard, has been formed with the purpose to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in limited partnerships at December 31, 1998 and 1997 includes the following:

                                                                          1998            1997
                                                                      -----------    ------------
         19.2% ownership interest in Beaver Ruin                        $502,230        $ 81,529
         51.27% ownership interest in Carter Boulevard
                                                                         164,833          45,535
         Fund X                                                                0             201
         Fund XI                                                               0             400
         Fund XII                                                            400               0
         Fund XIII                                                           400               0
                                                                      -----------    ------------
                                                                        $667,863        $127,665
                                                                      ===========    ============

    In 1997, the assets of Beaver Ruin and Carter Boulevard were comprised primarily of an investment in a parcel of undeveloped land. In June 1998, the entire parcel of land was sold to an unrelated third party for a sale price of $3,112,875 less closing costs to the seller of $501,297. The Partnership's share of net proceeds of $502,230 through its 19.2% interest in Beaver Ruin and $164,833 through its 51.27% interest in Carter Boulevard was forwarded to an escrow agent to implement a Section 1031 exchange. The Partnership recognized a gain for accounting purposes of approximately $540,000. In October 1998, $818,141 of the $3,112,875 in sale proceeds were invested in another parcel of undeveloped land located in Knoxville, Tennessee.

    Fund XI owns all of its properties through an investment in two joint ventures which, as of December 31, 1998, owned interests in seven office buildings.

    Fund XII and Fund XIII had no operations during the year ended December 31, 1998.

    The Partnership is entitled to share in the allocation of cash distributions and net income (loss) of the Funds based on the ownership percentages outlined in the partnership agreements.

3.  INCOME TAXES

    The Partnership has not requested a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion from legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service. Based on this opinion from legal counsel, the general partner contends that the Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheets. The partners are required to include their respective share of profits and losses in their individual income tax returns.

4.  COMMITMENTS AND CONTINGENCIES

    Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                                                                      SCHEDULE I



                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


              MARKET VALUE OF INVESTMENT IN LIMITED PARTNERSHIPS

                            AS OF DECEMBER 31, 1998

                                  (UNAUDITED)





*    19.2% OWNERSHIP INTEREST IN BEAVER RUIN ARC WAY, LTD.         $502,230

*    51.27% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.            164,833

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XII, L.P.             400

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XIII, L.P.            400
                                                                   ---------
                                                                   $667,863
                                                                   =========


          *The market value of the limited partnership investment is based on the sales price of the undeveloped land owned by Beaver Ruin and Carter Boulevard which was sold to an unrelated third party during 1998. Prior to this sale, the undeveloped land was the only asset owned by the limited partnership.


         The accompanying notes are an integral part of this schedule.

                   REPORT OF INDEPENDENTPUBLIC ACCOUNTANTS



To Wells Capital, Inc.:

We have audited the accompanying balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 1998 and 1997 and the related statements of income (loss), stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 27, 1999

                              WELLS CAPITAL, INC.


                                BALANCE SHEETS

                          DECEMBER 31, 1998 AND 1997



                                     ASSETS

                                                                              1998          1997
                                                                         -----------    ------------
CURRENT ASSETS:
     Cash                                                                 $   41,571     $  313,093
     Due from affiliates                                                     105,428        360,023
     Other receivables                                                         7,547              0
                                                                         -----------    -----------
          Total current assets                                               154,546        673,116

DEFERRED OFFERING COSTS                                                    1,107,044        328,333

INVESTMENT IN AFFILIATED COMPANIES                                           324,093         16,898
                                                                         -----------    -----------
          Total assets                                                    $1,585,683     $1,018,347
                                                                         ===========    ===========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
     Accounts payable                                                     $    7,514     $   34,621
     Due to affiliates                                                     1,060,143        579,638
                                                                         -----------    -----------
          Total liabilities                                                1,067,657        614,259
                                                                         -----------    -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
     Common stock, $1 par value; 100,000 shares authorized, 600
          shares issued and outstanding                                          600            600
     Contributed capital                                                     306,541        306,541
     Retained earnings                                                       210,885         96,947
                                                                         -----------    -----------
          Total stockholder's equity                                         518,026        404,088
                                                                         -----------    -----------
          Total liabilities and stockholder's equity                     $ 1,585,683     $1,018,347
                                                                         ===========    ===========

     The accompanying notes are an integral part of these balance sheets.

                              WELLS CAPITAL, INC.


                          STATEMENTS OF INCOME (LOSS)

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                           1998             1997
                                                                       -----------       -----------
REVENUES:
     Acquisition and advisory fees                                      $1,682,555        $1,085,157
     Equity in income (loss) of affiliated companies                         5,672               (10)
                                                                       -----------        ----------
                                                                         1,688,227         1,085,147
                                                                       -----------        ----------
EXPENSES:
     Salaries and wages                                                  1,517,818         1,086,698
     Occupancy                                                                   0            24,277
     General and administrative                                             56,471           435,755
                                                                       -----------        ----------
                                                                         1,574,289         1,546,730
                                                                       -----------        ----------
NET INCOME (LOSS)                                                       $  113,938        $ (461,583)
                                                                       ===========        ==========

       The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                      STATEMENTS OF STOCKHOLDER'S EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                                               TOTAL
                                                COMMON STOCK          CONTRIBUTED         RETAINED         STOCKHOLDER'S
                                          ---------------------
                                            SHARES       AMOUNT         CAPITAL           EARNINGS            EQUITY
                                          -------      --------       -----------       ----------         ------------
BALANCE, DECEMBER 31, 1996                    600          $600          $306,541        $ 558,530            $ 865,671

     Net loss                                   0             0                 0         (461,583)            (461,583)
                                          -------      --------       -----------       ----------         ------------
BALANCE, DECEMBER 31, 1997                    600           600           306,541           96,947              404,088

     Net income                                 0             0                 0          113,938              113,938
                                          -------      --------       -----------       ----------         ------------
BALANCE, DECEMBER 31, 1998                    600          $600          $306,541        $ 210,885            $ 518,026
                                          =======      ========       ===========       ==========         ============



       The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                1998              1997
                                                                          ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                              $ 113,938        $(461,583)
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Equity in (income) loss of affiliated companies                                  (5,672)              10
  Changes in assets and liabilities:
     Due from affiliates                                                          254,595          512,820
     Deferred offering costs                                                     (778,711)        (328,333)
     Other receivables                                                             (7,547)          31,300
     Accounts payable                                                             (27,107)        (169,719)
     Due to affiliates                                                            480,505          579,638
                                                                           --------------    -------------
        Total adjustments                                                         (83,937)         625,716
                                                                           --------------    -------------
        Net cash provided by operating activities                                  30,001          164,133
                                                                           --------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Distributions from affiliated companies                                              277               87
 Additional investment in affiliated companies                                   (301,800)               0
                                                                           --------------    -------------
        Net cash (used in) provided by investing activities                      (301,523)              87
                                                                           --------------    -------------
NET (DECREASE) INCREASE IN CASH                                                  (271,522)         164,220

CASH AT BEGINNING OF YEAR                                                         313,093          148,873
                                                                           --------------    -------------
CASH AT END OF YEAR                                                             $  41,571        $ 313,093
                                                                           ==============    =============

       The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1998 AND 1997

 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

     Wells Capital, Inc. (the "Company") was organized on April 18, 1984 as a corporation under the Georgia Business Corporation Code. The Company is primarily in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate Funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. The Company is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and the sole stockholder of Wells Real Estate Funds, Inc. is Leo F. Wells, III.

     The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships, and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of these partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for future Wells Real Estate Funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), Wells Real Estate Fund XI, L.P. ("Fund XI"), Wells Real Estate Fund XII, L.P. ("Fund XII"), and Wells Real Estate Fund XIII, L.P. ("Fund XIII"). Funds IV, V, VI, VII, VIII, IX, X, XI, XII, and XIII have the same investment objectives as Funds I, II, II-OW, and III.

     During 1997, the Company was the sole shareholder in Wells Real Estate Investment Trust, Inc. ("Wells REIT"), a Maryland corporation that qualifies as a real estate investment trust, as well as the sole shareholder of Wells S&P REIT Index Fund ("Mutual Fund"). Both of these entities were in the initial stages of formation and had no operations during 1997. Consequently, both the Wells REIT and Mutual Fund were consolidated in the Company's financial statements for 1997. The accompanying 1997 balance sheet includes all of the assets and liabilities of the Wells REIT and Mutual Fund, and all intercompany balances were eliminated for the year ended December 31, 1997.

     The registration statement pertaining to the Wells REIT became effective on January 30, 1998. The registration statement will remain effective until January 30, 2003 or until the sale of 15,000,000 shares of common stock. The Wells REIT intends to offer for sale a maximum of 15,000,000 shares of common stock, $.01 par value per share, at a price of $10 per share. During 1997, the Wells REIT sold 100 shares to the Company at the proposed initial public offering price of $10 per share. Substantially all of the Wells REIT's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partnership units to the Company in exchange for $200,000. The Company's ownership interest in the Wells REIT was approximately 1% as of December 31, 1998. The Company does not have control over the operations of the Wells REIT, however, it does exercise significant influence. Accordingly, the Company's investment in the Wells REIT is recorded using the equity method of accounting for the year ended December 31, 1998.

     The Mutual Fund's objective is to provide investment results which correspond to the performance of the S&P Real Estate Investment Trust Composite Price Index (the "Index"). During 1997, the Mutual Fund sold 10,000 shares to the Company at the proposed public offering price of $10 per share. The Company's ownership interest in the Mutual Fund was approximately 7% as of December 31, 1998. The Company does not have control over the operations of the Mutual Fund, however, it does exercise significant influence. Accordingly, the Company's investment in the Mutual Fund is recorded using the equity method of accounting for the year ended December 31, 1998.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INCOME TAXES

     The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

     RECLASSIFICATIONS

     Certain prior year items have been reclassified to conform with current year financial statement presentation.

 2.  RELATED-PARTY TRANSACTIONS

     The Company is entitled to share in the allocation of cash distributions and net income (loss) from the Wells Real Estate Funds based on the percentages outlined in the partnership agreements. The Company, as general partner, paid all the organization and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions for organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners, the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X, Fund XI, and Fund XII. Pursuant to the partnership agreements of Fund IV, Fund V, Fund XI, and Fund XII, these partnerships can only pay up to 3% of total limited partners' contributions for organization and offering expenses. The remaining partnerships can reimburse the Company up to 5% of total limited partners' contributions for organization and offering costs pursuant to the partnership agreements.

     The Wells REIT can reimburse the Company up to 3% of total shareholder contributions for organization and offering expenses. The Mutual Fund pays to Wells Asset Management, Inc., an affiliate of the Company, a management fee equal to 0.50% of the daily average value of net assets. Wells Asset Management, Inc. uses these funds to reimburse the Company without limitation for organization and offering expenses.

     During the years ended December 31, 1998 and 1997, the Company paid organization and offering costs related to Fund IX of $0 and $24,486, respectively, of which $5,938 was paid to related parties. During 1997, the Company expensed $24,486 of organization and offering costs related to Fund IX, which exceeded the 5% reimbursement limitation.

     During the years ended December 31, 1998 and 1997, the Company paid organization and offering costs related to Fund X of $21,423 and $1,516,779, respectively, of which $34 and $23,961, respectively, were paid to related parties. During 1998 and 1997, the Company expensed $21,423 and $258,023, respectively, of organization and offering costs related to Fund X which exceeded the 5% reimbursement limitation.

     During the years ended December 31, 1998 and 1997, the Company paid organization and offering costs related to Fund XI of $692,610 and $109,442, respectively, none of which was paid to related parties. As of December 31, 1998, the Company had a receivable for unreimbursed organization and offering costs of $109,139 related to Fund XII, $548,729 related to Wells REIT, and $449,176 related to the Mutual Fund.

     Due from affiliates at December 31, 1998 and 1997 represents primarily acquisition and advisory fees paid by the Company on behalf of Fund X, Fund XI, and Wells REIT. The remaining due from affiliates represents operating expenses paid by the Company on behalf of the affiliates and receivable from the Company's shareholder. The following is a detail of due from affiliates at December 31:

                                                 1998            1997
                                              ---------       ---------

          Fund X                              $  2,539        $ 105,008
          Fund XI                               89,930          194,020
          Wells REIT                             6,746                0
          Shareholder                                0           60,000
          Other affiliates                       6,213              995
                                              --------        ---------
                                              $105,428        $ 360,023
                                              ========        =========

     Due to affiliates includes the liability for advances from Wells Management Company, Inc. ("Wells Management"), an affiliate of the Company. These advances were used to fund the general operations of the Company. The Company anticipates repaying this obligation to Wells Management during 1999.

 3.  INVESTMENT IN AFFILIATED COMPANIES

     The following is a rollforward of the Company's investment in affiliated companies for the year ended December 31, 1998 and 1997:

                                                                         1998           1997
                                                                    ------------    -------------
     Investment in affiliated companies, beginning of
          year                                                           $ 16,898        $16,995
     Contribution to affiliated companies                                 301,800              0
     Equity in income (loss) of affiliated companies                        5,672            (10)
     Distributions from affiliated companies                                 (277)           (87)
                                                                    -------------    -----------
     Investment in affiliated companies, end of year                     $324,093        $16,898
                                                                    =============    ===========

     The Company's investment in each affiliated company at December 31, 1998 and 1997 is as follows:

                                                                         1998             1997
                                                                     -------------   -------------
          Fund I                                                          $ 11,027       $11,027
          Fund II                                                            2,721         2,721
          Wells Partners                                                     9,345         3,150
          Wells REIT                                                       201,000             0
          Mutual Fund                                                      100,000             0
                                                                     -------------   -----------
                                                                          $324,093       $16,898
                                                                     =============   ===========

     As of December 31, 1998 and 1997, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

     Fund II owns all of its properties through a joint venture, which, as of December 31, 1998 and 1997, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, and a parcel of land on which a restaurant and a retail shopping center were developed.

     Wells REIT owns all of its properties through three joint ventures, which, as of December 31, 1998, owned interests in four office buildings, two office and one warehouse building, and one office and manufacturing building.

     The Mutual Fund attempts to duplicate the investment results of the Index. The Index is made up of approximately 100 stocks which constitute a representative sample of all publicly traded Real Estate Investment Trusts. Under normal market conditions, at least 90% of the Mutual Fund's total assets will be invested in the stocks included in the Index, with the remaining 10% invested in money market instruments and U.S. government securities. The proportion of the Mutual Fund's assets invested in each stock held in the Mutual Fund's portfolio, is substantially similar to the proportion of the Index represented by the stock. The Mutual Fund will normally be invested in all of the stock which comprise the S&P REIT Index.

4.   ACQUISITION AND ADVISORY FEES

     Acquisition and advisory fees of $578,645 and $1,103,910 were earned from Fund XI and Wells REIT, respectively, during 1998.

     Acquisition and advisory fees of $1,085,517 were also earned from Fund X during 1997. Pursuant to the partnership agreements, total fees earned may not exceed 5% of limited partners' contributions for Fund X, and 3% for Fund XI, Fund XII, Fund XIII, and Wells REIT. As of December 31, 1998, $2,539 of fees due from Fund X, $89,930 of fees due from Fund XI, and $6,746 of fees due from Wells REIT remained uncollected and are included in due from affiliates.

 5.  COMMITMENTS AND CONTINGENCIES

     The Company has guaranteed the indebtedness of Wells Management for an amount not to exceed $200,000. Management believes, however, that Wells Management has sufficient resources to repay their indebtedness and does not anticipate that it will incur a loss as a result of this guarantee.

     Management, after consultation with counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XII, L.P.:

We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND XII, L.P. (a Georgia public limited partnership) as of December 31, 1998. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XII, L.P. as of December 31, 1998 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 27, 1999

                       WELLS REAL ESTATE FUND XII, L.P.

                    (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                                 BALANCE SHEET

                               DECEMBER 31, 1998



                                    ASSETS


CASH                                                         $    600

DEFERRED OFFERING COSTS                                       109,139
                                                             --------
                                                             $109,739
                                                             ========


                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
     Due to affiliates                                       $109,139
                                                             --------
PARTNERS' CAPITAL:
     General partners                                             500
Limited partner                                                   100
                                                             --------
     Total partners' capital                                      600
                                                             --------
     Total liabilities and partners' capital                 $109,739
                                                             ========



      The accompanying notes are an integral part of this balance sheet.

                       WELLS REAL ESTATE FUND XII, L.P.

                    (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                            NOTES TO BALANCE SHEET

                               DECEMBER 31, 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

     Wells Real Estate Fund XII, L.P. (the "Partnership") is a public limited partnership organized on September 15, 1998 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P. The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as cash preferred units or tax preferred units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as cash preferred units or tax preferred units one time during each quarterly accounting period. Limited partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of which class of unit is selected. The Partnership had no operations as of December 31, 1998.

     The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, currently under construction, newly constructed, or have operating histories.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISTRIBUTIONS OF NET CASH FROM OPERATIONS

     Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding cash preferred units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding cash preferred units and 10% to the general partners. No such distributions will be made to the limited partners holding tax preferred units.

     DISTRIBUTION OF SALE PROCEEDS

     Upon the sale of properties, the net sale proceeds will be distributed in the following order:

          . To limited partners holding units which at any time have been treated as tax preferred units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding cash preferred units;

          . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contributions, as defined;

          . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined;

          . To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as cash preferred units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as tax preferred units);

          . To the general partners until they have received 100% of their capital contributions, as defined;

          . Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision;

          . Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners.

     ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

     Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding cash preferred units and 1% to the general partners.

     Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding tax preferred units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

     Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding tax preferred units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

 2.  DEFERRED OFFERING COSTS

     Organization and offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by Wells Capital, Inc., an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses. There were no organization and offering expenses incurred or paid as of December 31, 1998.

 3.  RELATED-PARTY TRANSACTIONS

     The Partnership anticipates entering into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership's properties, the Partnership would pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases would be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

     The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate Funds, may be in competition with the Partnership for tenants in similar geographic markets.

 4.  INCOME TAXES

     The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion from legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service. Based on this opinion from legal counsel, the general partners contend that the Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheet. The partners are required to include their respective share of profits and losses in their individual income tax returns.

                           PRIOR PERFORMANCE TABLES


   The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the general partners or their affiliates which have investment objectives substantially similar to the partnership. The partnership's investment objectives are to maximize net cash from operations; to preserve original capital contributions; and to realize capital appreciation over a period of time. (See "Investment Objectives and Criteria.") All of the Wells programs, except the Wells REIT, have used a substantial amount of capital, and no acquisition indebtedness, to acquire their properties.

   Prospective investors should read these Tables carefully together with the summary information concerning the Wells programs as set forth in the "Prior Performance Summary" section of this prospectus.

   Investors in the partnership will not own any interest in the other Wells programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Wells programs.

   The general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells programs thus provide an indication of the general partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

   The following tables are included in this prospectus:

   TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

   TABLE II - Compensation to Sponsor (in Dollars)

   TABLE III - Annual Operating Results of Wells programs

   TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Wells programs have sold any of their properties to date.

   Additional information relating to the acquisition of properties by the Wells programs is contained in TABLE VI, which is included in Part II of the registration statement which the partnership has filed with the Securities and Exchange Commission. As described above, no Wells Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

   The following are definitions of certain terms used in the Tables:

   "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

   "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

   "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

   This Table provides a summary of the experience of the general partners and their affiliates in Wells programs for which offerings have been completed since December 31, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 1998.

                                                    Wells Real         Wells Real          Wells Real          Wells Real
                                                    Estate Fund        Estate Fund        Estate Fund         Estate Fund
                                                    VIII, L.P.          IX, L.P.            X, L.P.             XI, L.P.
                                                 -----------------  -----------------  ------------------  ------------------
Dollar Amount Raised                             $32,042,689/(3)/   $35,000,000/(4)/   $ 27,128,912/(5)/   $ 16,532,802/(6)/
                                                  ==========         ==========          ==========          ==========
Percentage Amount Raised                               100.0%/(3)/        100.0%/(4)/           100%/(5)/           100%/(6)/
Less Offering Expenses
  Underwriting Fees                                     10.0%              10.0%               10.0%                9.5%
  Organizational Expenses                                5.0%               5.0%                5.0%                3.0%
Reserves/(1)/                                            0.0%               0.0%                0.0%                0.0%
                                                  ----------         ----------          ----------          ----------
  Percent Available for Investment                      85.0%              85.0%               85.0%               87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
   Purchase of Property                                   .1%               2.0%                2.4%                0.0%
  Cash Down Payment                                     80.0%              66.4%               42.1%               29.5%
  Acquisition Fees/(2)/                                  4.5%               4.5%                4.5%                3.5%
  Development and Construction Costs                      .4%              10.1%               12.0%                0.0%

Reserve for Payment of Indebtedness                      0.0%               0.0%                0.0%                0.0%
                                                  ----------         ----------          ----------         -----------
Total Acquisition and Development Cost                  85.0%              83.0%               61.0%               33.0%
Percent Leveraged                                        0.0%               0.0%                0.0%                0.0%
                                                  ==========         ==========          ==========         ===========
Date Offering Began                                 01/06/95           01/05/96            12/31/96            12/31/97
Length of Offering                                        12 mo.             12 mo.              12 mo.              12mo.
Months to Invest 90% of Amount
 Available for Investment (Measured from                  17 mo.             14 mo.              19 mo.                /(7)/
 Beginning of Offering)

Number of Investors as of 12/31/98                     2,247              2,118               1,812               1,345

---------------------

(1)  Does not include General Partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996, and the total dollar amount raised was $32,042,689.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.

(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(7) As of December 31, 1998, Wells Real Estate Fund XI, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including acquisition fees paid but not yet associated with a specific property) at December 31, 1998 was 33% of the total dollar amount raised.

                                   TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by general partners or their affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1995. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1998.

                                                    Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                   Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                    VIII, L.P.     IX, L.P.      X, L.P.       XI, L.P.    Programs/(1)/
                                                   ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                01/06/95      01/05/96      12/31/96      12/31/97             --

Dollar Amount Raised                                $32,042,689   $35,000,000   $27,128,912   $16,532,802   $174,198,406
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   174,295   $   309,556   $   260,748   $   151,911   $    749,861
  Acquisition Fees
   Real Estate Commissions                                   --            --            --                           --
   Acquisition and Advisory Fees/(3)/               $ 1,281,708   $ 1,400,000   $ 1,085,157   $   578,648   $  8,877,691

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $ 5,898,456   $ 4,472,419   $ 2,100,001   $    87,465   $ 31,156,353

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $   165,073   $    82,791   $    39,957   $     6,267   $  1,089,740
 Partnership Management Fee                                  --            --            --            --             --
 Reimbursements                                     $   171,240   $    72,803   $    41,659   $    14,623   $  1,300,327
 Leasing Commissions                                $   225,234   $   174,185   $   110,655   $    17,559   $  1,148,836
 General Partner Distributions                               --            --            --            --         15,205
 Other                                                       --            --            --            --             --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --            --            --            --             --
  Notes                                                      --            --            --            --             --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --            --            --            --             --
  Incentive Fees                                             --            --            --            --             --
  Other                                                      --            --            --            --             --

____________________
(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P. and Wells Real Estate Fund VII, L.P. during the past three years. In addition to the amounts shown, affiliates of the General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1998, the amount of such fees due the General Partners totaled $2,283,808.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VIII, IX, X, and XI, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(4) Includes $567,231 in net cash provided by operating activities, $4,769,678 in distributions to limited partners and $561,547 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $732,687 in net cash provided by operating activities, $3,409,953 in distributions to limited partners and $329,779 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $500,687 in net cash provided by operating activities, $1,407,043 in distributions to limited partners and $192,271 in payments to sponsor for Wells Real Estate Fund X, L.P.; $50,858 in net cash used by operating activities, $99,874 in distributions to limited partners and $38,449 in payments to sponsor for Wells Restate Fund XI, L.P.; and $2,917,222 in net cash provided by operating activities, $24,700,228 in distributions to limited partners and $3,538,903 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

     The following six tables set forth operating results of Wells programs the offerings of which have been completed since December 31, 1993. The information relates only to public programs with investment objectives similar to those of the partnership. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                            1998          1997          1996           1995           1994
                                                            ----          ----          ----           ----           ----
Gross Revenues/(1)/                                      $  939,519    $  884,802    $  675,782   $   1,002,567    $   819,535
Profit on Sale of Properties                                     --            --            --              --             --
Less: Operating Expenses/(2)/                                82,168        82,898        80,479          94,489        112,389
  Depreciation and Amortization/(3)/                          1,563         6,250         6,250           6,250          6,250
                                                         ----------    ----------    ----------   -------------    -----------
Net Income GAAP Basis/(4)/                               $  855,788    $  795,654    $  589,053   $     901,828        700,896
                                                         ==========    ==========    ==========   =============    ===========
Taxable Income: Operations                               $1,206,968    $1,091,770    $  809,389   $     916,531        667,682
                                                         ==========    ==========    ==========   =============    ===========
Cash Generated (Used By):
  Operations                                                (70,649)      (57,206)       (2,716)        278,728        276,376
  Joint Ventures                                          1,829,428     1,500,023     1,044,891         766,212        203,543
                                                         ----------    ----------    ----------   -------------    -----------
Less Cash Distributions to Investors:                    $1,758,779    $1,442,817    $1,042,175   $   1,044,940    $   479,919
  Operating Cash Flow                                     1,745,626     1,442,817     1,042,175       1,044,940        245,800
  Return of Capital                                                         9,986       125,314              --             --
  Undistributed Cash Flow from Prior Year Operations         13,153            --    $   18,027         216,092             --
                                                         ----------    ----------    ----------   -------------    -----------
Cash Generated (Deficiency) after Cash Distributions     $   13,153    $   (9,986)     (143,341)  $    (216,092)   $   234,119

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                 --            --            --              --             --
   Increase in Limited Partner Contributions                     --            --            --              --     12,163,461
                                                         ----------    ----------    ----------   -------------    -----------
                                                         $   13,153    $   (9,986)   $ (143,341)  $    (216,092)   $12,397,580

Use of Funds:
  Sales Commissions and Offering Expenses                        --            --            --              --      1,776,909
  Return of Original Limited Partner's Investment                --            --            --              --             --
  Property Acquisitions and Deferred Project Costs          135,602       310,759       234,924      10,721,376      5,912,454
                                                         ----------    ----------    ----------   -------------    -----------
Cash Generated (Deficiency) after Cash Distributions
 and Special Items                                       $ (122,449)   $ (320,745)   $ (378,265)  $ (10,937,468)   $ 4,708,217
                                                         ==========    ==========    ==========   =============    ===========

Net Income and Distributions Data per $1,000
 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                   81            78            59              57             43
    - Operations Class B Units                                 (280)         (247)         (160)            (60)           (12)
   Capital Gain (Loss)                                           --            --            --              --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                   80            75            56              56             41
    - Operations Class B Units                                 (171)         (150)          (99)            (51)           (22)
   Capital Gain (Loss)                                           --            --            --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                              80            67            56              57             14
  - Return of Capital Class A Units                              --            --            --               4             --
  - Return of Capital Class B Units                              --            --            --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                     80            67            50              61             14
  - Return of Capital Class A Units                               0             0             6              --             --
  - Operations Class B Units                                     --            --            --              --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year
 Reported in the Table                                          100%

________________________

(1) Includes $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995, $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996, $856,710 in equity in earnings of joint ventures and $28,092 from investment of reserve funds in 1997, and $928,000 in equity in earnings of joint ventures and $11,519 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 95%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $107,807 for 1994, $264,866 for 1995, $648,478 for 1996,
     $896,753 for 1997, and $917,224 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996; $1,677,826 to Class A Limited Partners, $(882,172) to Class B Limited Partners and $0 to the General Partners for 1997; and $1,770,058 to Class A Limited Partners $(914,270) to Class B Limited Partners and $0 to the general partners for 1998.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                                1998          1997         1996           1995           1994
                                                            ------------  ------------  -----------  --------------  -------------
Gross Revenues/(1)/                                          $  846,306    $  816,237    $ 543,291    $    925,246    $   286,371
Profit on Sale of Properties                                         --            --           --              --             --
Less: Operating Expenses/(2)/                                    85,722        76,838       84,265         114,953         78,420
  Depreciation and Amortization/(3)/                              6,250         6,250        6,250           6,250          4,688
                                                             ----------    ----------    ---------    ------------    -----------
Net Income GAAP Basis/(4)/                                   $  754,334    $  733,149    $ 452,776    $    804,043    $   203,263
                                                             ==========    ==========    =========    ============    ===========
Taxable Income: Operations                                   $1,109,096    $1,008,368    $ 657,443    $    812,402    $   195,067
                                                             ==========    ==========    =========    ============    ===========
Cash Generated (Used By):
  Operations                                                    (72,194)      (43,250)      20,883         431,728         47,595
  Joint Ventures                                              1,770,742     1,420,126      760,628         424,304         14,243
                                                             ----------    ----------    ---------    ------------    -----------
                                                             $1,698,548    $1,376,876    $ 781,511    $    856,032    $    61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                         1,636,158     1,376,876      781,511         856,032         52,195
  Return of Capital                                                  --         2,709       10,805          22,064             --
  Undistributed Cash Flow from Prior Year Operations                 --            --           --           9,643             --
                                                             ----------    ----------    ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions         $   62,390    $   (2,709)   $ (10,805)   $    (31,707)   $     9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                     --            --           --              --             --
   Increase in Limited Partner Contributions                 $       --    $       --    $      --    $    805,212    $23,374,961
                                                             ----------    ----------    ---------    ------------    -----------
                                                             $   62,390    $   (2,709)   $ (10,805)   $    773,505    $23,384,604

Use of Funds:
  Sales Commissions and Offering Expenses                            --            --           --    $    244,207    $ 3,351,569
  Return of Original Limited Partner's Investment                    --            --           --             100             --
  Property Acquisitions and Deferred Project Costs              181,070       169,172      736,960      14,971,002      4,477,765
                                                             ----------    ----------    ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                              $ (118,680)   $ (171,881)   $(747,765)   $(14,441,804)   $15,555,270
                                                             ==========    ==========    =========    ============    ===========


Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                       85            86           62              57             29
    - Operations Class B Units                                     (224)         (168)         (98)            (20)            (9)
   Capital Gain (Loss)                                               --            --           --              --             --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                       82            78           55              55             28
    - Operations Class B Units                                     (134)         (111)         (58)            (16)            17
   Capital Gain (Loss)                                               --            --           --              --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                  81            70           43              52              7
  - Return of Capital Class A Units                                  --            --           --              --             --
  - Return of Capital Class B Units                                  --            --           --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                         81            70           42              51              7
  - Return of Capital Class A Units                                  --            --            1               1             --
  - Operations Class B Units                                         --            --           --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                   62            54           29              30              4
 - Return of Capital Class A Units                                   19            16           14              22              3
 - Return of Capital Class B Units                                   --            --           --              --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported            100%
 in the Table

_____________

(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, and $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 96% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996,
    $877,869 for 1997, and $955,245 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; and $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $1,364,217.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                            1998            1997           1996           1995      1994
                                                        -------------  --------------  -------------  ------------  ----
Gross Revenues/(1)/                                        1,362,513    $  1,204,018    $ 1,057,694   $   402,428   N/A
Profit on Sale of Properties                                      --              --             --            --
Less: Operating Expenses/(2)/                                 87,092          95,201        114,854       122,264
  Depreciation and Amortization/(3)/                           6,250           6,250          6,250         6,250
                                                         -----------    ------------    -----------   -----------
Net Income GAAP Basis/(4)/                                 1,269,171    $  1,102,567    $   936,590       273,914
                                                         ===========    ============    ===========   ===========
Taxable Income: Operations                                 1,683,192    $  1,213,524    $ 1,001,974       404,348
                                                         ===========    ============    ===========   ===========
Cash Generated (Used By):

  Operations                                                 (63,946)          7,909        623,268       204,790
  Joint Ventures                                           2,293,504       1,229,282        279,984        20,287
                                                         -----------    ------------    -----------   -----------
                                                         $ 2,229,558    $  1,237,191    $   903,252       225,077

Less Cash Distributions to Investors:
  Operating Cash Flow                                      2,218,400       1,237,191        903,252            --
  Return of Capital                                               --         183,315          2,443            --
  Undistributed Cash Flow from Prior Year                         --              --        225,077            --
                                                         -----------    ------------    -----------   -----------
   Operations                                            $    11,158    $   (183,315)   $  (227,520       225,077
Cash Generated (Deficiency) after Cash Distributions
Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                  --              --             --            --
   Increase in Limited Partner Contributions/(5)/                 --              --      1,898,147    30,144,542
                                                         -----------    ------------    -----------   -----------
                                                              11,158    $   (183,315)   $ 1,670,627    30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                         --              --        464,760     4,310,028
  Return of Limited Partner's Investment                          --           8,600             --            --
  Property Acquisitions and Deferred Project Costs         1,850,859      10,675,811      7,931,566     6,618,273
                                                         -----------    ------------    -----------   -----------
Cash Generated (Deficiency) after Cash Distributions
 and Special Items                                       $(1,839,701)   $(10,867,726)   $(6,725,699)   19,441,318
                                                         ===========    ============    ===========   ===========

Net Income and Distributions Data per $1,000
 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                    91              73             46            28
    - Operations Class B Units                                  (212)           (150)           (47)           (3)
   Capital Gain (Loss)                                            --              --             --            --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                    89              65             46            17
    - Operations Class B Units                                  (131)            (95)           (33)           (3)
   Capital Gain (Loss)                                            --              --             --            --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                               83              54             43            --
  - Return of Capital Class A Units                               --              --             --            --
  - Return of Capital Class B Units                               --              --             --            --
 Source (on Cash Basis)
  - Operations Class A Units                                      83              47             43            --
  - Return of Capital Class A Units                               --               7              0            --
  - Operations Class B Units                                      --              --             --            --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                69              42             33            --
 - Return of Capital Class A Units                                16              12             10            --
 - Return of Capital Class B Units                                --              --             --            --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year                  100%
 Reported in the Table

______________
(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, and $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, $841,666 for 1997, and
    $1,157,355 for 1998.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; and $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $989,966.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                   1998            1997           1996          1995      1994
                                                                   ----            ----           ----          ----      ----
Gross Revenues/(1)/                                             $ 1,561,456    $  1,199,300    $   406,891       N/A      N/A
Profit on Sale of Properties                                             --              --             --
Less: Operating Expenses/(2)/                                       105,251         101,284        101,885
  Depreciation and Amortization/(3)/                                  6,250           6,250          6,250
                                                                -----------    ------------    -----------
Net Income GAAP Basis/(4)/                                      $ 1,449,955    $  1,091,766    $   298,756
                                                                ===========    ============    ===========
Taxable Income: Operations                                      $ 1,906,011    $  1,083,824    $   304,552
                                                                ===========    ============    ===========
Cash Generated (Used By):
  Operations                                                    $    80,147    $    501,390    $   151,150
  Joint Ventures                                                  2,125,489         527,390             --
                                                                -----------    ------------    -----------
                                                                $ 2,205,636    $  1,028,780    $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                             2,188,189       1,028,780        149,425
  Return of Capital                                                      --    $     41,834    $        --
  Undistributed Cash Flow From Prior Year Operations                     --           1,725             --
                                                                -----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions            $    17,447    $    (43,559)   $     1,725

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --              --             --
   Increase in Limited Partner Contributions                             --              --     35,000,000
                                                                -----------    ------------    -----------
                                                                     17,447    $    (43,559)   $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                                --         323,039      4,900,321
  Return of Original Limited Partner's Investment                        --             100             --
  Property Acquisitions and Deferred Project Costs                9,455,554      13,427,158      6,544,019
                                                                -----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $(9,438,107)   $(13,793,856)   $23,557,385
                                                                ===========    ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           88              53             28
    - Operations Class B Units                                         (218)            (77)           (11)
   Capital Gain (Loss)                                                   --              --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           85              46             26
    - Operations Class B Units                                         (123)            (47)           (48)
   Capital Gain (Loss)                                                   --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      73              36             13
  - Return of Capital Class A Units                                      --              --             --
  - Return of Capital Class B Units                                      --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                             73              35             13
  - Return of Capital Class A Units                                      --               1             --
  - Operations Class B Units                                             --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       61              29             10
 - Return of Capital Class A Units                                       12               7              3
 - Return of Capital Class B Units                                       --              --             --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported in
the Table                                                               100%

________________________
(1) Includes $23,007 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, and $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, and $1,143,407 for
    1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General

    Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; and $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $609,724.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND X, L.P.

                                                                   1998           1997       1996      1995      1994
                                                                   ----           ----       ----      ----      ----
Gross Revenues/(1)/                                             $ 1,204,597    $   372,507    N/A       N/A       N/A
Profit on Sale of Properties                                             --             --
Less: Operating Expenses/(2)/                                        99,034         88,232
  Depreciation and Amortization/(3)/                                 55,234          6,250
                                                                -----------    -----------
Net Income GAAP Basis/(4)/                                      $ 1,050,329    $   278,025
                                                                ===========    ===========
Taxable Income: Operations                                      $ 1,277,016    $   382,543
                                                                ===========    ===========
Cash Generated (Used By):
  Operations                                                        300,019    $   200,668
  Joint Ventures                                                    886,846             --
                                                                -----------    -----------
                                                                  1,186,865    $   200,668

Less Cash Distributions to Investors:
  Operating Cash Flow                                             1,186,865             --
  Return of Capital                                                  19,510             --
  Undistributed Cash Flow From Prior Year Operations                200,668             --
                                                                -----------    -----------
Cash Generated (Deficiency) after Cash Distributions            $  (220,178)   $   200,668


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --             --
   Increase in Limited Partner Contributions                             --     27,128,912
                                                                -----------    -----------
                                                                $  (220,178)   $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                           300,725      3,737,363
  Return of Original Limited Partner's Investment                        --            100
  Property Acquisitions and Deferred Project Costs               17,613,067      5,188,485
                                                                -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $18,133,970    $18,403,632
                                                                ===========    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           85             28
    - Operations Class B Units                                         (123)            (9)
   Capital Gain (Loss)                                                   --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           78             35
    - Operations Class B Units                                          (64)             0
   Capital Gain (Loss)                                                   --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      66             --
  - Return of Capital Class A Units                                      --             --
  - Return of Capital Class B Units                                      --             --
 Source (on Cash Basis)
  - Operations Class A Units                                             56             --
  - Return of Capital Class A Units                                      10             --
  - Operations Class B Units                                             --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       48             --
 - Return of Capital Class A Units                                       18             --
 - Return of Capital Class B Units                                       --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in             100%
 the Table

________________________
(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures, $120,000 in rental income and $215,042 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, and $674,986 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General

    Partners for 1997, and $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $388,585.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF WELLS PROGRAMS
                        WELLS REAL ESTATE FUND XI, L.P.

                                                                     1998       1997      1996      1995      1994
                                                                     ----      ----       ----      ----      ----
Gross Revenues/(1)/                                                  262,729    N/A       N/A       N/A       N/A
Profit on Sale of Properties                                              --
Less: Operating Expenses/(2)/                                        113,184
  Depreciation and Amortization/(3)/                                   6,250
                                                                 -----------
Net Income GAAP Basis/(4)/                                       $   143,295
                                                                 ===========
Taxable Income: Operations                                       $   177,692
                                                                 ===========
Cash Generated (Used By):
  Operations                                                         (50,858)
  Joint Ventures                                                     102,662
                                                                 -----------
                                                                      51,804

Less Cash Distributions to Investors:
  Operating Cash Flow                                                 51,804
  Return of Capital                                                   48,070
  Undistributed Cash Flow From Prior Year Operations                      --
                                                                 -----------
Cash Generated (Deficiency) after Cash Distributions                 (48,070)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --
   Increase in Limited Partner Contributions                      16,532,801
                                                                 -----------
                                                                  16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                          1,779,661
  Return of Original Limited Partner's Investment                         --
  Property Acquisitions and Deferred Project Costs                 5,412,870
                                                                 -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                  $ 9,292,200
                                                                 ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            50
    - Operations Class B Units                                           (77)
   Capital Gain (Loss)                                                    --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            18
    - Operations Class B Units                                           (17)
   Capital Gain (Loss)                                                    --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       14
  - Return of Capital Class A Units                                       --
  - Return of Capital Class B Units                                       --
 Source (on Cash Basis)
  - Operations Class A Units                                               7
  - Return of Capital Class A Units                                        7
  - Operations Class B Units                                              --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        11
 - Return of Capital Class A Units                                         3
 - Return of Capital Class B Units                                        --

Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table            100%

______________________
(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998. At December 31, 1998, the leasing status was 99% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1998, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $24,621.

                                   EXHIBIT A


                    FORM OF AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                       WELLS REAL ESTATE FUND XII, L.P.

                       WELLS REAL ESTATE FUND XII, L.P.

                  TABLE OF CONTENTS TO PARTNERSHIP AGREEMENT

Article                                                                    Page
-------                                                                    ----
I         FORMATION.......................................................   A-1

II        NAME............................................................   A-1

III       DEFINITIONS.....................................................   A-2

IV        BUSINESS........................................................   A-8

V         NAMES AND ADDRESSES OF PARTNERS.................................   A-9

VI        TERM............................................................   A-9

VII       PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT............   A-9

VIII      CAPITAL CONTRIBUTIONS...........................................   A-9

IX        DISTRIBUTIONS...................................................  A-16

X         ALLOCATIONS.....................................................  A-19

XI        MANAGEMENT OF THE PARTNERSHIP...................................  A-24

XII       SERVICES TO PARTNERSHIP BY GENERAL PARTNERS.....................  A-35

XIII      TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP.......  A-38

XIV       INDEPENDENT ACTIVITIES OF PARTNERS..............................  A-39

XV        BOOKS, REPORTS, FISCAL AND TAX MATTERS..........................  A-39

XVI       RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS..................  A-44

XVII      WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
          ASSIGNABILITY OF GENERAL PARTNERS'
          AND LIMITED PARTNERS' INTERESTS.................................  A-45

XVIII     LOANS TO PARTNERSHIP............................................  A-49

XIX       POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS.............  A-50

XX        DISSOLUTION AND TERMINATION OF THE PARTNERSHIP..................  A-52

XXI       DISTRIBUTION ON TERMINATION OF PARTNERSHIP......................  A-55

XXII      GENERAL PROVISIONS..............................................  A-56

                         FORM OF AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                       WELLS REAL ESTATE FUND XII, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 22nd day of March, 1999, by and among LEO F. WELLS, III, a Georgia resident, and WELLS PARTNERS, L.P., a Georgia limited partnership, as the General Partners, and BRIAN M. CONLON, a Georgia resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

     WHEREAS, on September 15, 1998, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq. (the "Act"); and

     WHEREAS, the parties hereto desire to amend, restate and supersede in its entirety the original partnership agreement pursuant to the terms and provisions of this Amended and Restated Agreement of Limited Partnership.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, and the limited partnership agreement of the Partnership shall hereafter be restated and amended in its entirety, as follows:


                                   ARTICLE I

                                   FORMATION

     The General Partners have executed and filed a Certificate of Limited Partnership dated September 15, 1998, with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-9-201 of the Act, pursuant to which the parties hereto have previously formed the Partnership.


                                  ARTICLE II

                                     NAME

     The business of the Partnership shall be conducted under the name of "WELLS REAL ESTATE FUND XII, L.P." or such other name as the General Partners shall hereafter designate in their discretion from time to time.

                                  ARTICLE III

                                  DEFINITIONS

     3.1 "ACT" shall mean the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S)14-9-100, et seq.

     3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

     3.4 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

     3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

     3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

     3.7 "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

     3.8 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

     3.9 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

     3.10 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

     3.11 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

     3.12 "CASH PREFERRED UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Cash Preferred Unit for the applicable accounting period.

     3.13 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed by the General Partners with the Secretary of State of Georgia dated September 15, 1998.

     3.14 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     3.15 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

     3.16 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the packaging of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

     3.17 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

     3.18 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

     3.19 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter; (ii) 120 days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of 90 days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after the expiration of any stay or, if within 90 days after the expiration of any stay the appointment is not vacated. If there is at least one remaining

General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

     3.20 "EXPIRATION DATE" shall mean the date on which the Offering terminates as provided in the Prospectus.

     3.21 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     3.22 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

     3.23 "GENERAL PARTNERS" shall refer collectively to Leo F. Wells, III and Wells Partners, or any other Person or Persons who succeed any or all of them in that capacity.

     3.24 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

     3.25 "IRS" means Internal Revenue Service.

     3.26 "INITIAL LIMITED PARTNER" shall mean Brian M. Conlon.

     3.27 "INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

     3.28 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto [except that working capital reserves in excess of 5% shall not be included] and other cash payments such as interest and taxes, but excluding Front-End Fees).

     3.29 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

     3.30 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.31 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership, without distinction as to the class of such Units; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition.

     3.32 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

     3.33 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

     3.34 "MINIMUM OFFERING EXPIRATION DATE" shall mean six (6) months after the commencement of the Offering of the Units.

     3.35 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     3.36 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital pursuant to Section 8.10 hereof or by distributions to such Partner of Nonliquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(a) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

     3.37 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision and the Repurchase Reserve, if any.

     3.38 "NET INCOME" or "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

     3.39 "NONLIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     3.40 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

     3.41 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

     3.42 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units in the class or classes being measured and multiplying the quotient thereof by 100.

     3.43 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

     3.44 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

     3.45 "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

     3.46 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

     3.47 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) 10% per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Cash Preferred Unit, and (b) a cumulative (but not compounded) 15% per annum return on such Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Tax Preferred Unit. Each Limited Partner's Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner's initial Capital Contribution was made to the Partnership.

     3.48 "PRIOR WELLS PUBLIC PROGRAMS" shall mean public real estate limited partnerships or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

     3.49 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

     3.50 "PURCHASE PRICE" shall mean the sum of the prices paid for all properties by the Partnership (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the properties.

     3.51 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

     3.52 "REPURCHASE RESERVE" shall mean the cash reserve established under
Section 11.3(h) hereof, which may be used to repurchase Units from the Limited Partners in accordance with Section 8.11 hereof.

     3.53 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

     3.54 "ROLL-UP" shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity's securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners' voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     3.55 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     3.56 "ROLL-UP TRANSACTION COSTS" shall mean the costs of printing and mailing the proxy, prospectus, or other documents; legal fees; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees relating to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business.

     3.57 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners under Section 10.4 hereof.

     3.58 "SPONSOR" shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

     3.59 "TAX PREFERRED UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Tax Preferred Unit for the applicable accounting period.

     3.60 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

     3.61 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. Limited Partners holding Units shall have the right to elect to have their Units treated as Cash Preferred Units or Tax Preferred Units pursuant to the provisions of Section 8.16 hereof. All Units, whether they be treated as Cash Preferred Units or Tax Preferred Units, shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

     3.62 "WELLS CAPITAL" shall mean Wells Capital, Inc., a Georgia corporation.

     3.63 "WELLS PARTNERS" shall mean Wells Partners, L.P., a Georgia limited partnership.


                                  ARTICLE IV

                                   BUSINESS

     4.1  PURPOSE.  The principal purpose of the Partnership is to acquire,
          -------
develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

     4.2  OBJECTIVES.  The business of the Partnership shall be conducted with
          ----------
the following objectives:

          (a) To maximize Net Cash From Operations;

          (b) To preserve, protect and return the Partners' investment in the Partnership; and

          (c) To realize appreciation in value of Partnership Properties.


                                   ARTICLE V

                        NAMES AND ADDRESSES OF PARTNERS

     The names of the General Partners are Wells Partners, L.P., a Georgia limited partnership, and Leo F. Wells, III. The name of the Initial Limited Partner is Brian M. Conlon. The business address of the General Partners and the Initial Limited Partner is 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                  ARTICLE VI

                                     TERM

     The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2030, unless sooner terminated as hereinafter provided.


                                  ARTICLE VII

             PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

     The principal and registered office of the Partnership shall be 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Wells Capital, Inc.


                                 ARTICLE VIII

                             CAPITAL CONTRIBUTIONS

     8.1  CAPITAL ACCOUNTS.  A separate Capital Account shall be maintained for
          ----------------
each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

     8.2  GENERAL PARTNERS.  The General Partners shall make Capital
          ----------------
Contributions to the Partnership as follows:

                    Name                    Dollar Amount
                    ----                    -------------
               Wells Partners, L.P.             $400
               Leo F. Wells, III                 100
                                                ----

               Total                            $500

     8.3  GENERAL PARTNER PURCHASE OF UNITS.  The Capital Contributions of the
          ---------------------------------
General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

     8.4  INITIAL LIMITED PARTNER.  The Initial Limited Partner shall contribute
          -----------------------
$100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

     8.5  LIMITED PARTNER CONTRIBUTIONS.  The General Partners are authorized
          -----------------------------
and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 7,000,000 Units as follows:

          (a) Each Unit shall be issued for a purchase price of $10.00 less any discounts authorized in the Prospectus.

          (b) Except as set forth below, the minimum purchase of either class or combination of Units shall be 100 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than 2.5 Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 2.5 Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Wells Public Programs or reinvestment plans of other public real estate programs. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

          (c) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partners within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within ten business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership's account, as may then be appropriate under this Agreement.

          (d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

     8.6  ADMISSION OF LIMITED PARTNERS.  No action or consent by any Limited
          -----------------------------
Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 7,000,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to
subscribers within 10 business days.   Subsequent subscribers shall be deemed
admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

     No Person shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

     8.7  MINIMUM CAPITALIZATION.  The Offering will terminate if the
          ----------------------
Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

     8.8  ESCROW.  Until subscriptions for the Minimum Offering are received and
          ------
accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Minnesota, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partners of subscriptions from all sources for not less than 250,000 Units.

     8.9  PUBLIC OFFERING.  Except as otherwise provided in this Agreement, the
          ---------------
General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

     8.10 RETURN AND WITHDRAWAL OF CAPITAL.
          --------------------------------

          (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least 84% of the remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition, development or improvement of any property, whether or not any such payments are made. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

          (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

     8.11 REPURCHASE OF UNITS.  After one year following the termination of the
          -------------------
Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner. The establishment of a Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partners.

          (a) In no event shall the Repurchase Reserve exceed 5% of the Cash Flow in any given year.

          (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received.

          (c) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

          (d) Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

          (e) The purchase price for the repurchased Units shall be established by the Partnership no more often than on a quarterly basis.

          (f) The purchase price for repurchased Units will be equal to $8.50 per Unit until three years from the termination of the offering, and 90% of the fair market value of the Units thereafter. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value determined annually pursuant to Section 15.2(f) hereof.

          (g) Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

          (h) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

          (i) In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

          (j) Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 17.3(g) hereof.

          (k) In addition to the restrictions set forth in Section 17.3(g) hereof, (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Capital Contributions throughout the life of the Partnership excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income (defined to mean an involuntary loss of not less than 50% of income or net worth during the year in which such repurchase occurs); and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements.

          (l) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

     8.12 INTEREST ON CAPITAL CONTRIBUTIONS.  No interest shall be paid on any
          ---------------------------------
Capital Contributions.

     8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL
          -----------------------------------------------------------------
PARTNERS.  No Limited Partner (other than a General Partner, in the event that
--------
he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

     8.14 DEFICIT CAPITAL ACCOUNTS.  The Limited Partners shall not be required
          ------------------------
to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

     8.15 DISTRIBUTION REINVESTMENT PLAN.
          ------------------------------

          (a) A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership, but may participate in the Distribution Reinvestment Plan with respect to reinvestment in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partners.

          (b) If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the plan as of the first day of the quarter in which such transfer is effective.

          (c) Distributions may be reinvested in a subsequent limited partnership only if (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933; (iii) the offer or sale of such interests is qualified for sale under the applicable state securities laws;
(iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership; (v) the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and (vi) the subsequent limited partnership has substantially identical investment objectives as the Partnership. If (A) any of the foregoing conditions are not satisfied at the time of a distribution or (B) no interests are available to be purchased, such distributions will be paid in cash.

          (d) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership, and if, at any time, he fails to meet the applicable limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current limited partnership prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify the General Partners in writing.

          (e) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

     8.16 CASH PREFERRED UNITS AND TAX PREFERRED UNITS.  Upon subscription for
          --------------------------------------------
Units, each Limited Partner shall elect to have his Units treated either as Cash Preferred Units or Tax Preferred Units, or a combination thereof. Notwithstanding the foregoing, each Limited Partner purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, must elect upon subscription to have a sufficient number of Units treated as Cash Preferred Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner pursuant to the deferred commission option. Elections to be treated as Cash Preferred Units or Tax Preferred Units will be in effect for each fiscal year of the Partnership, or such shorter applicable accounting period as the General Partners, in their sole discretion, may determine and use for accounting purposes. Units with respect to which the Limited Partner owning such Units has elected to be treated as Cash Preferred Units with respect to an accounting period shall be referred to as herein as "Cash Preferred Units" for such accounting period, and Units with respect to which the Limited Partner owning such Units has elected to have treated as Tax Preferred Units with respect to an accounting period shall be referred to herein as "Tax Preferred Units" for such accounting period. Limited Partners holding Cash Preferred Units and Limited Partners holding Tax Preferred Units shall have such interests in the income, distributions, allocations and capital of the Partnership as are described in Articles IX and X below. Except as specifically described in Articles IX and X below, all Limited Partners shall have the same rights under this Agreement as all other Limited Partners regardless of whether their

Units are treated as Cash Preferred Units or Tax Preferred Units. Limited Partners shall initially elect to have their Units treated as Cash Preferred Units or Tax Preferred Units in their Subscription Agreement for Units. Thereafter, except as set forth below or as may be otherwise limited or prohibited by applicable state law, Limited Partners may change their election by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Elections made in Subscription Agreements shall be effective immediately upon acceptance. Thereafter, Limited Partners shall have the right to change their prior election with respect to the treatment of their Units as Cash Preferred Units or Tax Preferred Units (except where prohibited by applicable state law) one time during each accounting period, and any such election shall be effective commencing as of the first day of the next succeeding accounting period following the receipt by the Partnership of written notice of such election.
Any such election to be treated as Cash Preferred Units or Tax Preferred Units shall remain in effect until the first day of the next succeeding accounting period following receipt by the Partnership of written notice to change such election, and all such elections shall be binding upon the Limited Partner's successors and assigns. Notwithstanding the foregoing, during the initial six years following termination of the Offering, Limited Partners purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, will be permitted to elect to have their Cash Preferred Units treated as Tax Preferred Units only to the extent that such Limited Partners at all times maintain a sufficient number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the deferred commission option. Notwithstanding anything to the contrary contained herein, Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Cash Preferred Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Tax Preferred Units.


                                  ARTICLE IX

                                 DISTRIBUTIONS

     9.1  NET CASH FROM OPERATIONS.  Except as otherwise provided for in a
          ------------------------
liquidation in Sections 9.3 and 9.4 hereof, Net Cash From Operations for each applicable accounting period shall be distributed to the Partners as follows:

          (a) First, to the Limited Partners holding Cash Preferred Units on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to 10% per annum of his Net Capital Contribution;

          (b) Then, to the General Partners until they have received distributions of Net Cash From Operations with respect to such fiscal year equal to 10% of the total distributions under Section 9.1(a) above and this Section 9.1(b) with respect to such fiscal year; and

          (c) Thereafter, 90% to the Limited Partners holding Cash Preferred Units on a per Unit basis, and 10% to the General Partners.

     Notwithstanding the foregoing, Limited Partners holding Cash Preferred Units who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of six years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited

Partners an annual amount equal to $0.10 per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash From Operations shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash From Operations.

     The General Partners shall be prohibited from making any distributions of Net Cash From Operations out of Capital Contributions, and distributions of Net Cash From Operations shall not reduce Partners' Net Capital Contributions. No distributions of Net Cash From Operations will be made with respect to Tax Preferred Units.

     The General Partners shall not incur any liability as a result of their determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided their determination was made in good faith and not as a result of their negligence or misconduct.

     9.2  NONLIQUIDATING NET SALE PROCEEDS.  Except as otherwise provided for in
          --------------------------------
Sections 9.3 and 9.4 hereof and except for the potential reinvestment of Nonliquidating Net Sale Proceeds as provided in Section 11.3(f) hereof, Nonliquidating Net Sale Proceeds, after the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, shall be distributed to the Partners as follows:

          (a) To Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner an amount of Nonliquidating Net Sale Proceeds which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming such Limited Partners purchased an equivalent number of Units on the same date (it being the intent of the Partners that the distribution preference provided by Section 9.1 hereof be only a timing preference on distributions and that this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under this Section 9.2(a), all Limited Partners, to the extent possible, be in the receipt of the same aggregate amount of distributions under this Article IX on a per Unit basis);

          (b) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions under Section 8.10 hereof, this Section 9.2(b) and Section 9.4 hereof totalling 100% of his Net Capital Contribution;

          (c) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a) and this 9.2(c) equal to a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution;

          (d) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a), 9.2(c) and this 9.2(d) equal to his Preferential Limited Partner Return, as defined in Section 3.48 hereof;

          (e) Then, to the General Partners until the General Partners have received distributions totalling 100% of their Capital Contributions;

          (f) Then, if and only in the event that Limited Partners have received Excess Limited Partner Distributions, as hereinafter defined, to the General Partners until they have received distributions of Nonliquidating Net Sale Proceeds equal to 20% of the sum of any such Excess Limited Partner Distributions and distributions to the General Partners pursuant to this Section 9.2(f) (the term "Excess Limited Partner Distributions" means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return); and

          (g) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis. As used herein, the term "NASAA Guidelines Resale Proceeds Maximum Amount" means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

     Notwithstanding the foregoing, in the event that the Partnership sells any Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then prior to the distribution of Nonliquidating Net Sale Proceeds under Section 9.2(a) above, the Limited Partners holding Cash Preferred Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to the Limited Partners holding Tax Preferred Units made pursuant to Sections 10.2(a) and 10.2(b) hereof.

     9.3  DISSOLUTION.  Upon dissolution, the Partnership shall proceed to
          -----------
liquidate its assets as follows:

          (a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

              (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

              (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

              (iii) Any fees due to the General Partners shall next be paid;
and

              (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.4 below.

          (b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

     9.4  LIQUIDATING DISTRIBUTIONS.  After the payment of all Partnership debts
          -------------------------
and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Gain on Sale as provided in Section 10.4 hereof).

     9.5  DISTRIBUTION DATES.  Partnership distributions under this Article IX
          ------------------
will be made at least quarterly, but no more often than monthly, in the discretion of the General Partners (the "Distribution Period").

     9.6  ALLOCATION AMONG GENERAL PARTNERS.  All amounts distributed to the
          ---------------------------------
General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

     9.7  ALLOCATION AMONG LIMITED PARTNERS.  All allocations and distributions
          ---------------------------------
made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this
Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.


                                   ARTICLE X

                                  ALLOCATIONS

     10.1 NET LOSS.  Net Loss for each applicable accounting period shall be
          --------
allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c) Then, 100% to the General Partners.

     Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and Net Loss of the Partnership for such accounting period shall be determined without regard to such interest income.

     10.2 DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS.  All
          -------------------------------------------------------
deductions for depreciation, amortization and cost recovery for each applicable accounting period shall be allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c) Then, 100% to the General Partners.

     This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner's Capital Account as of the last day of such fiscal year before any allocation of depreciation, amortization or cost recovery deductions is made to the Partners under this Section 10.2.

     10.3 NET INCOME.  Subject to the Qualified Income Offset provisions of
          ----------
Section 10.5 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

          (a) To the General Partners and the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

          (b) Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 99% to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners.

     10.4 GAIN ON SALE.  Gain on Sale for each applicable accounting period
          ------------
shall be allocated to the Partners as follows:

          (a) First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

          (b) Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

          (c) Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units, in amounts equal to the deductions for depreciation, amortization and cost recovery specially allocated to such Limited Partners pursuant to Section 10.2(a) hereof, with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale, exchange or other disposition of said specific Partnership Property;

          (d) Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery allocated to such Limited Partners pursuant to Section 10.2(b) hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;

          (e) Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner, after the allocation of Gain on Sale under this Section 10.4(e), distributions which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming said Limited Partners purchased an equivalent number of Units on the same day (it being the intent of the Partners that the distribution preference provided in Section 9.1 hereof be only a timing preference on distributions and that Section 9.2(a) hereof and this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under Section 9.2(a) hereof and distributions resulting from the allocation of Gain on Sale pursuant to this
Section 10.4(e), all Limited Partners, to the extent possible, be in receipt of the same aggregate amount of distributions under Article IX on a per Unit basis);

          (f) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of each Limited Partner's Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 8.10, 9.2(b) and 9.4 hereof;

          (g) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (h) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return, as defined in Section 3.48 hereof, over prior distributions received or deemed received by each such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (i) Then, to the General Partners, until the General Partners have been allocated amounts equal to the excess of 100% of their Capital Contributions;

          (j) Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, as defined in Section 9.2(f) hereof, to the General Partners, until the General Partners have been allocated Gain on Sale under this Section 10.4(j) equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this Section 10.4(j); and

          (k) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale pursuant to this Section 10.4 which would result in the General Partners receiving distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined in Section 9.2(g) hereof. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article X would otherwise result in the General Partners receiving any such excess distributions, such excess allocations of Gain on Sale otherwise allocable to the General Partners will instead be reallocated in favor of and to the Limited Partners on a per Unit basis.

     Notwithstanding the foregoing, in the event that the Partnership sells the last remaining Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then, after the allocation of Gain on Sale derived from any such sale pursuant to Sections 10.4(a) and 10.4(b) above, and prior to the allocation of Gain on Sale pursuant to Section 10.4(c) above, Limited Partners holding Cash Preferred Units shall first be allocated Gain on Sale derived from any such sale in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Tax Preferred Units pursuant to Sections 10.2(a) and 10.2(b) hereof.

     10.5 QUALIFIED INCOME OFFSET.  Notwithstanding any provision to the
          -----------------------
contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

     10.6 ALLOCATION AMONG LIMITED PARTNERS.  Except as otherwise provided in
          ---------------------------------
this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. Except as otherwise provided in this Article X, all allocations made among Limited Partners holding Cash Preferred Units shall be apportioned according to a percentage, the numerator of which shall be the number of Cash Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Cash Preferred Units held by all Limited Partners, and all allocations made among Limited Partners holding Tax Preferred Units shall be apportioned among such Limited Partners according to a percentage, the numerator of which shall be the number of Tax Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Tax Preferred Units held by all Limited Partners. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion. In addition, if elections to be treated as Cash Preferred Units or Tax Preferred Units are deemed to be effective during any fiscal year, allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Limited Partners in accordance with
Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

     10.7  ALLOCATION AMONG GENERAL PARTNERS.  All allocations made under this
           ---------------------------------
Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

     10.8  ITEM PRORATIONS.  Any fiscal year of the Partnership in which the
           ---------------
Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation, amortization and cost recovery deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

     10.9  ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS.  If any Units are
           -------------------------------------------
transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.9, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

     10.10 ALLOCATIONS IN RESPECT TO REPURCHASED UNITS.  If any Units are
           -------------------------------------------
repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

     10.11 DISPUTES.  Except with respect to matters as to which the General
           --------
Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

                                  ARTICLE XI

                         MANAGEMENT OF THE PARTNERSHIP

     11.1 MANAGEMENT.  The General Partners shall conduct the business of the
          ----------
Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

     11.2 POWERS OF THE GENERAL PARTNERS.  The General Partners shall have full
          ------------------------------
charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

          (a) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain a Majority Vote of the Limited Partners pursuant to Section 16.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Georgia or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

          (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

          (c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

          (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

     11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNERS.  The General Partners
          ---------------------------------------------
shall observe the following policies in connection with Partnership operations:

          (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

          (b) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed 15% of net Offering proceeds available for Investment in Properties. Properties shall not be considered non-income producing if they are expected to produce income within two years after their acquisition.

          (c) All real property acquisitions must be supported by an appraisal which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Partnership's records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

          (d) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

          (e) The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership's available cash resources are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 25% of the total purchase price of Partnership Properties. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

          (f) The Partnership shall not reinvest Cash Flow or any proceeds from the sale of a Partnership Property in new properties except that if the Partnership requires funds to exercise an option to acquire property under lease or to purchase from any co-venturer an interest in a property that the Partnership owns jointly with such Person, the Partnership may either distribute the net proceeds of any sale of Partnership Property to the Partners or may reinvest such proceeds for the aforementioned purposes; provided, however, that in any event, a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale (assuming a 30% combined federal and state tax bracket) shall be distributed in time to pay such increase.

          (g) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

          (h) The Partnership may, in the sole discretion of the General Partners, maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves.
In addition, one year after the termination of the Offering, the Partnership may at the sole discretion of the General Partners maintain a Repurchase Reserve of up to 5% of Cash Flow in any year. Such funds may be used to repurchase Units as described in Section 8.11 hereof.

          (i) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (iii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

          The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions.

          The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

          (j) Investments by the Partnership in limited partnership interests of other partnerships shall be prohibited.

          (k) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

          (l) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

          (m) The Partnership shall not acquire property in exchange for Units.

          (n) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

          (o) The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

          (p) The Partnership shall not take back an "all-inclusive" or "wraparound" note in connection with the sale or other disposition of a Partnership Property.

          (q) The Partnership's business purposes and objectives, as set forth in Article IV, shall not be changed unless approved by a Majority Vote of the Limited Partners.

          (r) The Partnership shall not invest in junior trust deeds and other similar obligations.

          (s) The General Partners shall not have the authority on behalf of the Partnership to:

              (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

              (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

          (t) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

          (u) The General Partners hereby agree that they shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining a Majority Vote of the Limited Partners to any such transaction. In addition, the General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

          (i) An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

          (ii) In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of:
(A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

          (iii) Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners' rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

          (iv) The Partnership may not participate in any proposed Roll-Up in which any General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity, provided, however, an interest originally obtained in order to comply with the provisions of IRS Revenue Procedure 89-12 may be converted into a voting interest in the Roll-Up Entity not to exceed a one percent (1%) interest in the assets and income of such entity.

          (v) The Partnership may not participate in any proposed Roll-Up in which a General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partners and any Limited Partner upon request at any time during and after voting occurs.

          (vi) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

          (vii) The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

          (viii) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

          (ix) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

          (x) The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of General Partners. The rights of Limited Partners shall be presumed not to be protected as to fees of General Partners if: (A) General Partners are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, "management fee" means a fee paid to the General Partners, their Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

          (xi) The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, "solicitation expenses" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

          (xii) The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation:
(A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up; (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and
(C) is paid regardless of whether the Limited Partners reject the proposed Roll-Up.

     11.4 EXPENSES OF THE PARTNERSHIP.
          ---------------------------

          (a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

          (b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division who reports directly to executive management; or (D) those holding a 5% or more equity interest in Wells Partners, L.P. or Wells Capital, Inc. or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The General Partners believe that their employees and those of their Affiliates who will perform services for the Partnership for which reimbursement is allowed pursuant to this Section 11.4(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

     The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

                         (I)  A review of the time records of individual
employees, the cost of whose services were reimbursed; and

                         (II) A review of the specific nature of the work
performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

          (c) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by
Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed 3% of the gross proceeds of the Offering of Units.

          (d) Subject to the provisions of paragraphs (b) and (c) of this
Section 11.4, the Partnership shall pay the following expenses of the
Partnership:

              (i) Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed 3% of the gross proceeds of the Offering of Units;

              (ii) underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed 10% of the gross proceeds of the Offering of Units, plus a maximum of .5% of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above.

              (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

              (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits;
(B) preparation and documentation of budgets, economic surveys, Cash Flow projections and Repurchase Reserve and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and
(M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

     11.5 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF
          -------------------------------------------------------------------
THE GENERAL PARTNERS.
--------------------

          (a) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partners for an act which the General Partners would be entitled to indemnification if such act were performed by them) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.5(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

          (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited.
Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.5(a) above. If advances are permissible under this Section, the

Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

          (c) Notwithstanding anything to the contrary contained in Section 11.5(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board with respect to indemnification for securities violations.

          (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

          (e) For purposes of this Section 11.5, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.


                                  ARTICLE XII

                  SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

     12.1 ACQUISITION AND ADVISORY SERVICES.  The General Partners and their
          ---------------------------------
Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use or development of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of up to 3% of Capital

Contributions, provided that such amount does not exceed the limitations set forth in Section 12.2 hereof. The Acquisition and Advisory Fee shall be accrued as Units are sold by the Partnership and shall be payable upon receipt by the Partnership of such Capital Contributions, whether such fees relate to properties which are acquired which are income-producing properties or raw land to be developed or to properties which are not acquired. The General Partners shall refund to the Partnership any such fees which are received in advance of the services to be rendered and for which services are not subsequently rendered. In addition to such fees, the Partnership shall bear any expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

     12.2 LIMITATIONS ON ACQUISITION FEES.
          -------------------------------

          (a) Acquisition and Advisory Fees paid in connection with the organization of the Partnership and the purchase and development of Partnership Properties and with respect to each particular Partnership Property shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within 30 days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

              (i)   each acquisition made;

              (ii)  the purchase price paid;

              (iii) the aggregate of all Acquisition Fees paid on each transaction; and

              (iv) a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

          (b) The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least 80% of Capital Contributions. For such purposes, working capital reserves in an aggregate amount not in excess of 5% of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership. Anything contained in this Agreement to the contrary notwithstanding, at a minimum the General Partners shall commit a percentage of the Capital Contributions to Investment in Properties which is equal to at least 80% of the Capital Contributions.

     12.3 PROPERTY MANAGEMENT SERVICES.  The General Partners shall cause the
          ----------------------------
Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which would be charged by Persons who are not affiliated with the General Partners rendering comparable services in the same geographic area, or (b) 4.5% of Gross Revenues of the properties managed. The foregoing limitation will include all leasing, re-leasing and leasing related services. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of Gross Revenues, except for a one time initial leasing fee of 3% of Gross Revenues on each lease payable over the first five full years of the original term of the lease. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, in connection with the initial lease-up of newly constructed properties, the Partnership may also pay a separate competitive fee for the one time initial rent-up or leasing-up of a newly constructed property, provided such services are not included in the Purchase Price of the property.

     12.4 INSURANCE SERVICES PROHIBITED.  Neither the General Partners nor any
          -----------------------------
of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership Properties.

     12.5 DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED.  Neither the General
          ------------------------------------------------
Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties, except with respect to expense reimbursements specifically authorized under Section 11.4 hereof.

     12.6 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES.  The General Partners
          -----------------------------------------------
and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) 50% of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 3% of the gross sales price of the property; and provided, further, that payments of said compensation shall be made only after the Partnership has distributed to each Limited Partner or his Assignee from Nonliquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to 100% of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a 6% per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6% of the gross sales price of such property.

     Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

     12.7 REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.
          ---------------------------------------------

          (a) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

          (b) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

     12.8 OTHER SERVICES.  Other than as specifically provided in this Agreement
          --------------
or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Article XII, in Articles IX, X or XI hereof or in the "Compensation of the General Partners and Affiliates" section of the Prospectus.


                                 ARTICLE XIII

           TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

     13.1 SALES AND LEASES TO THE PARTNERSHIP.  The Partnership shall not
          -----------------------------------
purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), that in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than 12 months prior to the commencement of the Offering, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, and that all profits and losses during the period any such property is held by the General Partners or their Affiliates will accrue to the Partnership and such profits shall be deemed to be included as Partnership Cash Flow for the purpose of computing distributions of Net Cash From Operations under Article IX hereof; and provided further, that there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

     13.2 SALES AND LEASES TO THE GENERAL PARTNERS.  The Partnership shall not
          ----------------------------------------
sell or lease any Partnership Property to the General Partners or their Affiliates.

     13.3 LOANS.  No loans may be made by the Partnership to any of the General
          -----
Partners or their Affiliates.

     13.4 DEALINGS WITH RELATED PROGRAMS.  Except as permitted by Sections
          ------------------------------
11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.

     13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION.  The Partnership shall
          -------------------------------------------
not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

                                  ARTICLE XIV

                      INDEPENDENT ACTIVITIES OF PARTNERS

     Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership. In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.


                                  ARTICLE XV

                    BOOKS, REPORTS, FISCAL AND TAX MATTERS

     15.1 BOOKS.  The General Partners shall maintain full and complete books
          -----
and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the home office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant

List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

     15.2 REPORTS.  The General Partners shall prepare or cause to be prepared
          -------
the following reports:

          (a)  ACQUISITION REPORTS.  At least quarterly within 60 days after the
               -------------------
end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners. Such report shall describe the real properties and all improvements contemplated to be developed thereon and include a description of the geographic locale and of the market upon which the General Partners are relying in projecting successful development and operation of the properties. All facts which reasonably appear to the General Partners to influence materially the value of the property shall be disclosed, including the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property. The Acquisition Report shall also include, by way of illustration and not of limitation, a statement of the date and amount of the appraised value, a statement of the actual Purchase Price including terms of the purchase and an estimate of all proposed subsequent expenditures for development or other improvement of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) hereof with respect to builders have been or will be obtained on the property, a statement of the total amount of cash expended by the Partnership to acquire each Partnership Property, and a statement regarding the amount of proceeds of the Offering of Units (in both dollar amount and as a percentage of the net proceeds of the Offering of Units available for investment) which remain unexpended or uncommitted. In addition, the Acquisition Report shall identify any real properties, by location and a description of their general character, which the General Partners presently intend to be acquired by or leased to the Partnership.

          (b)  ANNUAL REPORT. Within 120 days after the end of each fiscal year,
               -------------
an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (c)  QUARTERLY REPORTS.  If and for as long as the Partnership is
               -----------------
required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (d)  REPORT OF FEES.  The Partnership's annual and quarterly reports
               --------------
on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth
(i) a statement of the services rendered, and (ii) the amount of fees received.

          (e)  TAX INFORMATION.  Within 75 days after the end of each fiscal
               ---------------
year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

          (f)  ERISA REPORT.  The General Partners shall furnish each Limited
               ------------
Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a holder thereof would receive if Partnership Properties were sold as of the close of the Partnership's fiscal year and if the proceeds therefrom (without reduction for selling expenses), together with any other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, with respect to the first three full fiscal years following termination of the Offering the value of a Unit shall be deemed to be $10.00). In addition, the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

          (g)  PERFORMANCE REPORTING.  The Partnership's annual and quarterly
               ---------------------
reports on Form 10-K and 10-Q shall set forth the year-to-date amount of cash flow available for distribution, as such term is generally defined in existing Guidelines for Partnership Agreement Provisions issued by the International Association for Financial Planning, and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's cash flow available for distribution for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

          (h)  EXPENSE REPORTING.  The notes to the Partnership's financial
               -----------------
statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

          (i)  OTHER REPORTS.  The General Partners shall cause to be prepared
               -------------
and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

          (j)  CESSATION OF REPORTS.  In the event the Securities and Exchange
               --------------------
Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

     15.3 FISCAL YEAR.  The Partnership shall adopt a fiscal year beginning on
          -----------
the first day of January and ending on the last day of December of each year; provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

     15.4 TAX ELECTIONS.
          -------------

          (a) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

          (b) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

     15.5 BANK ACCOUNTS.  The cash funds of the Partnership shall be deposited
          -------------
in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of funds held by a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

     15.6 INSURANCE.  The Partnership shall at all times maintain comprehensive
          ---------
insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

     15.7 TAXATION AS PARTNERSHIP.  The General Partners, while serving as such,
          -----------------------
agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

     15.8 TAX MATTERS.
          -----------

          (a) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

          (b) Wells Partners is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Wells Partners from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Wells Partners shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

                                  ARTICLE XVI

                RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

     16.1 POWERS OF THE LIMITED PARTNERS.  The Limited Partners shall take no
          ------------------------------
part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

          (a)  Amend this Agreement, but not as to the matters specified in
Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

          (b)  Dissolve the Partnership;

          (c)  Remove a General Partner or any successor General Partner;

          (d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner;

          (e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

          (f) Change the business purpose or investment objectives of the Partnership.

     16.2 RESTRICTIONS ON POWER TO AMEND.  Notwithstanding Section 16.1 hereof,
          ------------------------------
this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

     16.3 LIMITED LIABILITY.  No Limited Partner shall be liable for any debts
          -----------------
or obligations of the Partnership in excess of his or its Capital Contribution.

     16.4 MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.
          ------------------------------------------------

          (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

          (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner.

          (c) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

                                 ARTICLE XVII

                  WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                      ASSIGNABILITY OF GENERAL PARTNERS'
                        AND LIMITED PARTNERS' INTERESTS

     17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR
          --------------------------------------------------------------------
ADDITIONAL GENERAL PARTNERS.
---------------------------

          (a) Except as provided in this Article XVII, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership. In addition, Leo F. Wells, III hereby agrees with the Partnership and its Partners that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity without first obtaining a Majority Vote of the Limited Partners consenting to any such sale, transfer or conveyance.

          (b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given 90 days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

          (c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

          (d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

          (e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

          (f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until 120 days after the occurrence of an Event of Withdrawal.

     17.2 LIMITED PARTNERS' INTEREST.  Except as specifically provided in this
          --------------------------
Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

     17.3 RESTRICTIONS ON TRANSFERS.
          -------------------------

          (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

          (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under
Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

          (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

          (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
     SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
     CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or
(iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

          (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or
(ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

          (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

          (h) During the initial six years following the year of purchase of their units (or longer if required to satisfy the commissions due with respect to such Units), Limited Partners purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, will only be permitted to transfer or assign Cash Preferred Units in the event that they retain and maintain at all times at least such minimum number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate sufficient Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the deferred commission option.

          (i) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

     17.4 SUBSTITUTED LIMITED PARTNERS.  Except as otherwise provided in this
          ----------------------------
Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to, the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

     17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION.
          ---------------------------------------------------------------
Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

     17.6 WITHDRAWAL OF LIMITED PARTNER.  Except as otherwise specifically
          -----------------------------
permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

     17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER.  Upon the
          -----------------------------------------------------------
death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

     17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS.  Notwithstanding any of
          -------------------------------------------
the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.


                                 ARTICLE XVIII

                             LOANS TO PARTNERSHIP

     18.1 AUTHORITY TO BORROW.  The General Partners shall cause the Partnership
          -------------------
to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

     18.2 LOANS FROM PARTNERS.  If any Partner shall make any loan or loans to
          -------------------
the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, (a) no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership, and (b) neither the General Partners nor any of their Affiliates shall provide permanent financing to the Partnership.


                                  ARTICLE XIX

              POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

     19.1 POWER OF ATTORNEY.  Each Limited Partner, by becoming a Limited
          -----------------
Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

          (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

               (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

               (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

               (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

               (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

               (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

               (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

               (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

          (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

          (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Georgia as they may be amended from time to time;

          (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

          (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

     (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

          (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

          (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

     Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

     19.2 REQUIRED SIGNATURES.  Any writing to amend this Agreement to reflect
          -------------------
the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

     19.3 ADDITIONAL DOCUMENTS.  Each Partner, upon the request of the others,
          --------------------
agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.


                                  ARTICLE XX

                DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

     20.1 DISSOLUTION.  Except as otherwise provided in this Section 20.1, no
          -----------
Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

          (a)  The expiration of the term of the Partnership as specified in
Article VI hereof;

          (b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

          (c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

          (d) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (g) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

          (h) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption.

     In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal.

     The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

     20.2 PROXY TO LIQUIDATE.  At any time commencing eight years after the
          ------------------
termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding 10% or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

     20.3  LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP.
           -------------------------------------------------------------------
Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of
Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

     20.4  PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER. Upon the retirement,
           -----------------------------------------------
removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such retirement, removal or Event of Withdrawal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Atlanta, Georgia and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former

General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

     20.5  TERMINATION OF EXECUTORY CONTRACTS. Upon the removal or occurrence of
           ----------------------------------
an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.


                                  ARTICLE XXI

                  DISTRIBUTION ON TERMINATION OF PARTNERSHIP

     21.1 LIQUIDATION DISTRIBUTION.  Upon a dissolution and final termination of
          ------------------------
the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

     21.2 TIME OF LIQUIDATION.  A reasonable time shall be allowed for the
          -------------------
orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

     21.3 LIQUIDATION STATEMENT.  Each of the Partners shall be furnished with a
          ---------------------
statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

     21.4 NO LIABILITY FOR RETURN OF CAPITAL.  The General Partners shall not be
          ----------------------------------
personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

     21.5 NO RIGHT OF PARTITION.  The Partners and Assignees shall have no right
          ---------------------
to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

     21.6 PRIORITY; RETURN OF CAPITAL.  Except as provided in this Agreement, no
          ---------------------------
Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

     21.7 ESCHEAT OF DISTRIBUTIONS.  If, upon termination and dissolution of the
          ------------------------
Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state. Notwithstanding the foregoing, the proceeds of distribution checks payable to Ohio residents which have not been negotiated for payment within one year of the distribution date shall be submitted to the Ohio Division of Unclaimed Funds in accordance with the Ohio Unclaimed Funds statute, Chapter 169 of the Ohio Revised Code.


                                 ARTICLE XXII

                              GENERAL PROVISIONS

     22.1 NOTICES.  Except as otherwise provided herein, any notice, payment,
          -------
distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) four days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

     22.2 SURVIVAL OF RIGHTS.  This Agreement shall be binding upon and inure to
          ------------------
benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

     22.3 AMENDMENT.  Except as specifically provided herein, following the
          ---------
admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

     22.4  HEADINGS. The captions of the articles and sections of this Agreement
           --------
are for convenience only and shall not be deemed part of the text of this Agreement.

     22.5  AGREEMENT IN COUNTERPARTS.  This Agreement, or any amendment hereto,
           -------------------------
may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

     22.6  GOVERNING LAW.  This Agreement shall be governed and construed
           -------------
according to the laws of the State of Georgia governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

     22.7  TIME.  Time is of the essence in this Agreement.
           ----

     22.8  PRONOUNS.  All pronouns and any variations thereof shall be deemed to
           --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     22.9  SEPARABILITY OF PROVISIONS.  Each provision of this Agreement shall
           --------------------------
be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

     22.10 NO MANDATORY ARBITRATION OF DISPUTES.  Except as may be permitted or
           ------------------------------------
required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.10 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII, L.P. under seal as of the date and year first above written.

                              INITIAL LIMITED PARTNER:


                              _________________________________________(SEAL)
                              Brian M. Conlon


                              GENERAL PARTNERS:

                              WELLS PARTNERS, L.P.
                              A Georgia Limited Partnership

                              By:   WELLS CAPITAL, INC.
                                    A Georgia Corporation
Attest:                             (As General Partner)


By:___________________________________   By:____________________________________
     Name:____________________________        Leo F. Wells, III
     Title:___________________________        President



                              __________________________________________(SEAL)
                              LEO F. WELLS, III

                                   EXHIBIT B


                      FORM OF SUBSCRIPTION AGREEMENT AND
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

                                  EXHIBIT "B"

                            SUBSCRIPTION AGREEMENT



To:  WELLS REAL ESTATE FUND XII, L.P.
     3885 Holcomb Bridge Road
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest ("Units") in Wells Real Estate Fund XII, L.P., a Georgia limited partnership (the "Partnership"), set forth on such Subscription Agreement Signature Page. Payment for the units is hereby made by check payable to "NationsBank, N.A., as Escrow Agent."

     Payments for units will be held in escrow until the Partnership has received and accepted subscriptions for 125,000 units ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for units will be held in escrow until the Partnership has received and accepted subscriptions for 250,000 units ($2,500,000) from all investors.

     I hereby acknowledge receipt of the Prospectus of the Partnership dated March 22, 1999 (the "Prospectus"), which includes the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") in the form attached as Exhibit A to the Prospectus.

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Partnership, I shall be bound by the terms and conditions of the Partnership Agreement, including the power of attorney granted to the General Partners in Section 19.1 thereof. Subscriptions may be rejected in whole or in part by the General Partners in their sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the units is restricted and will be governed by the Partnership Agreement and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the units, and accordingly, it may not be possible to readily liquidate an investment in the Partnership.

     I hereby constitute and appoint Wells Partners, L.P. and Leo F. Wells, III, and each of them acting singly, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit
(a) to sign, execute, deliver, certify, acknowledge, file and record a Partnership Agreement in substantially the form attached as Exhibit A to the Prospectus; and (b) to sign, execute, certify, acknowledge, swear to, file, record and publish any other certificates, instruments and documents which may be required of the Partnership under the laws of the State of Georgia or the laws of any state or any governmental agency, or which such attorney-in-fact deems necessary or advisable to file, record, publish, or deliver. The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my death or disability, and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Partnership Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                      CONDITIONS RESTRICTING TRANSFER OF
                           LIMITED PARTNERSHIP UNITS


     260.141.11 RESTRICTIONS ON TRANSFER.
                ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]


         SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
                          AND NEBRASKA RESIDENTS ONLY

     In no event may a subscription for units be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the General Partners within five days of the date of subscription.

                      STANDARD REGISTRATION REQUIREMENTS


     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.   INDIVIDUAL:  One signature required.

2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

3.   TENANTS IN COMMON:  All parties must sign.

4.   COMMUNITY PROPERTY:  Only one investor signature required.

5.   PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10):  Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO WELLS REAL ESTATE FUND XII, L.P. SUBSCRIPTION AGREEMENT

---------------------------------------------------------------------------------------------------------------------------------
INVESTOR                       PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY.  FAILURE TO DO SO MAY RESULT IN THE
INSTRUCTIONS                   REJECTION OF YOUR SUBSCRIPTION.  ALL INFORMATION ON THE SUBSCRIPTION
                               AGREEMENT SIGNATURE PAGE SHOULD BE COMPLETED AS FOLLOWS:
---------------------------------------------------------------------------------------------------------------------------------
1.  INVESTMENT                 a.   GENERAL: A minimum investment of $1,000 (100 units) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF
                                    THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "NATIONSBANK, N.A., AS
                                    ESCROW AGENT." Investors who have satisfied the minimum purchase requirements in Wells
                                    Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real
                                    Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P.,
                                    Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund
                                    VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real
                                    Estate Fund XI, L.P. or Wells Real Estate Investment Trust, Inc. or in any other public real estate program may invest as little as $25 (2.5 units) except for residents of
                                    Maine, Minnesota, Nebraska or Washington. Units may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Suitability
                                    Standards." Please indicate the state in which the sale was made.

                               b.   DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your Broker-
                                    Dealer to elect the deferred commission option, as described in the Prospectus. By electing the deferred commission option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next six years following the year of your purchase
                                    (or longer if required to satisfy the commissions due with respect to your Units), you will have a 1% sales commission ($.10 per Unit) deducted from and paid out of net cash from operations otherwise distributable to you. Election of the deferred commission option shall authorize the general partners to withhold such amounts from cash distributions otherwise payable to you.
---------------------------------------------------------------------------------------------------------------------------------
2.  CLASS STATUS OF         Please check the appropriate box to identify the status of units (Cash Preferred UNITS Units or
                            Tax Preferred Units) desired. These classes of units entitle holders to different rights under the Partnership Agreement. For a more complete description of the differences between the two classes of units, see "Description of the Units" in the Prospectus. If electing Cash Preferred
                            Units for some units and Tax Preferred Units for the remaining units being purchased, please complete a separate Subscription Agreement Signature Page for each class of units.

3.  TYPE OF OWNERSHIP       Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
4.  REGISTRATION NAME       Please enter the exact name in which the units are to be held. For joint tenants with right
    AND ADDRESS             of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
---------------------------------------------------------------------------------------------------------------------------------
5.  INVESTOR NAME AND       Complete this Section only if the investor's name and address is different from the
    ADDRESS                 registration name and address provided in Section 4. If the units are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6.  SUBSCRIBER              Please separately initial each representation made by the investor where indicated.
    SIGNATURES              Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this
                            Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.
                            PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
---------------------------------------------------------------------------------------------------------------------------------
7.  ADDITIONAL              Please check if you plan to make one or more additional investments in the
    INVESTMENTS             Partnership. All additional investments must be in increments of at least $25 and, unless otherwise indicated on a new Subscription Agreement Signature Page, you will be deemed to have elected the same status of units (Cash Preferred Units or Tax Preferred Units) you check in
                            Section 2. Additional investments by residents of Maine must be for the minimum amounts stated
                            under "Suitability Standards" in the Prospectus, and residents of Maine must execute a new
                            Subscription Agreement Signature Page to make additional investments in the Partnership. If additional investments in the Partnership are made, the investor agrees to notify the General
                            Partners and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement.
                            The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature
                            Page may receive a commission not to exceed 7% of any such additional investments in the
                            Partnership.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
8.  DISTRIBUTIONS              a.   DISTRIBUTION REINVESTMENT PLAN: By electing the distribution reinvestment plan, the investor elects to reinvest all distributions of net cash from operations in the Partnership and to have the option in the future to invest net cash from operations in limited partnerships sponsored by the General Partners or their affiliates which have substantially identical investment objectives as the Partnership. Unless the General Partners are otherwise notified in writing, units purchased pursuant to the distribution reinvestment plan will initially be treated as Cash Preferred Units. The investor agrees to notify the General Partners and the
                                    Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the General Partners or their affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7%
                                    of any reinvested distributions.

                               b.   DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
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9.  BROKER-DEALER              This Section is to be completed by the Registered Representative. Please complete all BROKER-
                               DEALER information contained in Section 9 including suitability certification. SIGNATURE PAGE
                               MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.
---------------------------------------------------------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-800-448-1010

                                                                                 ----------------------------------------------
SEE PRECEDING PAGE                                                                 Special Instructions:
FOR INSTRUCTIONS
                                                                                 -----------------------------------------------


                       WELLS REAL ESTATE FUND XII, L.P.
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

(1)========INVESTMENT==========================================================================================================

   -----------------------------------------
                                                                                        MAKE INVESTMENT CHECK PAYABLE TO:
        --------------   ----------------                                                    NATIONSBANK, N.A.,
          # of Units      Total $ Invested                                                    AS ESCROW AGENT
                                                                     --------------------------------------------------------
            (# Units x $10 = $ Invested)                                [_]  Initial Investment (Minimum $1,000)
                                                                        [_]  Additional Investment (Minimum $25)
     Minimum purchase $1,000 or 100 units                                    State in which sale was made______________
   -----------------------------------------                         --------------------------------------------------------

     Check the following box to elect the deferred commission option:  [_]
                               (This election must be agreed to by the Broker-Dealer listed below)

(2)  ==========CLASS STATUS OF UNITS=============================================================================================
     Check appropriate box.
     If electing both Cash Preferred Units and Tax Preferred Units, please complete a separate Signature Page for each type of investment.
               [_] CASH PREFERRED UNITS                                                        [_] TAX PREFERRED UNITS
     (Entitled to first priority on distributions                                    (Allocated certain tax deductions but no
     of cash flow from operations)                                                   distributions of cash flow from operations)

(3)  =========TYPE OF OWNERSHIP==================================================================================================

     [_]  IRA (06)                                                        [_]  Individual (01)
     [_]  Keogh (10)                                                      [_]  Joint Tenants With Right of Survivorship (02)
     [_]  Qualified Pension Plan (11)                                     [_]  Community Property (03)
     [_]  Qualified Profit Sharing Plan (12)                              [_]  Tenants in Common (04)
     [_]  Other Trust_____________________________                        [_]  Custodian:  A Custodian for____________ under
          For the Benefit of _____________________                             the Uniform Gift to Minors Act or the Uniform
     [_]  Partnership (15)                                                     Transfers to Minors Act of the State of
                                                                                 ______________________(08)
                                                                          [_]  Other

(4)  =========REGISTRATION NAME AND ADDRESS======================================================================================
          Please print name(s) in which Units are to be registered.  Include trust name if applicable.
          [_] Mr    [_] Mrs    [_] Ms    [_] MD    [_] PhD    [_] DDS    [_] Other __________________________

          -----------------------------------------------------

          -----------------------------------------------------     Taxpayer Identification Number      Social Security Number
                                                                    [_][_]- [_][_][_][_][_][_][_]    [_][_][_]-[_][_]-[_][_][_][_]
          -----------------------------------------------------


Street Address             -------------------------------------------------------------------------------------------------
or P.O. Box
                           -------------------------------------------------------------------------------------------------
City                       -----------------------------State  ---------------------   Zip Code ----------------------------


Home                       -----------------------------    Business        --------------------------------
Telephone No.                (        )                     Telephone No.    (     )
                           -----------------------------                    --------------------------------

                           -----------------------------                    --------------------------------
Birthdate                                                   Occupation
                           ------------------------------                   --------------------------------


(5)  ========= NAME AND ADDRESS ===================================================================================================
                                      (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
          [_] Mr    [_] Mrs    [_] Ms    [_] MD    [_] PhD    [_] DDS    [_] Other _________________________


          Name                                                                         Social Security Number
        --------------------------------------------------------------
        --------------------------------------------------------------                 [_] [_] [_] - [_] [_] - [_] [_] [_] [_]
                              ------------------------------------------------------------------------------------------------------

        Street Address
        or P.O. Box
                              ------------------------------------------------------------------------------------------------------

        City                                                          State                       Zip Code
                              -------------------------------------          -------------------            ------------------------


                              -------------------------------------
                              -------------------------------------                           --------------------------------------

        Home                                                                  Business
        Telephone No.           (    )                                        Telephone No.     (    )
                              -------------------------------------                           --------------------------------------

                              -------------------------------------                           --------------------------------------

        Birthdate                                                             Occupation
                              -------------------------------------                           --------------------------------------

====================================================================================================================================

                                                 (REVERSE SIDE MUST BE COMPLETED)

(6)========= SUBSCRIBER SIGNATURES =================================================================================================


     Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the General Partners to accept this subscription, I hereby represent and warrant to you as follows:
                                                 (REVERSE SIDE MUST BE COMPLETED)


      (a)      I have received the Prospectus and the Partnership Agreement.                             ----------  ----------
                                                                                                          Initials    Initials

      (b)      I accept and agree to be bound by the terms and conditions of the Partnership Agreement.  ----------  ----------
                                                                                                          Initials    Initials

      (c)      I have (i) a net worth (exclusive of home, home furnishings and automobiles) of
               $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus
               under "Suitability Standards."                                                            ----------  ----------
                                                                                                          Initials    Initials

      (d)      If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any units is a California resident, I may not consummate a sale or transfer of my units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of
               Corporations of the State of California, except as permitted in the Commissioner's
               Rules, and I understand that my units, or any document evidencing my units, will bear
               a legend reflecting the substance of the foregoing understanding.                         ----------  ----------
                                                                                                          Initials    Initials

       (e)     ARKANSAS AND TEXAS RESIDENTS ONLY: I am purchasing the units for my own account and
               acknowledge that the investment is not liquid.                                            ----------  ----------
                                                                                                          Initials    Initials

     I declare that the information supplied above is true and correct and may be relied upon by the General Partners in connection with my investment as a limited partner in the Partnership. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that
     I am no longer subject to back-up withholding.
     ---------------------------------------       ---------------------------------------      ------------------------------------

     ---------------------------------------       ---------------------------------------      ------------------------------------

         Signature of Investor or Trustee          Signature of Joint Owner, if applicable           Date
                                  (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

(7)========= ADDITIONAL INVESTMENTS ================================================================================================

     Please check if you plan to make additional investments in the Partnership:    [_]
     [If additional investments are made, please include social security number or other taxpayer identification number on your check.]
     [All additional investments must be made in increments of at least $25.]

(8)========= DISTRIBUTIONS =========================================================================================================

     8a.  Check the following box to participate in the distribution reinvestment plan:  [_]

     8b.  Complete the following section only to direct distributions to a party other than registered owner:
                                   -------------------------------------------------------------------------------------------------

       Name

                                   -------------------------------------------------------------------------------------------------

       Account Number

                                   -------------------------------------------------------------------------------------------------

       Street Address or P.O. Box
                                   -------------------------------------------------------------------------------------------------

       City                                                                   State                Zip Code
                                   ----------------------------------------           ----------             -----------------------

(9)========= BROKER-DEALER =========================================================================================================

                                          (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

     The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of Appendix F and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of Appendix F (Attachment No. 1 to
     Dealer Agreement).
                              ---------------------------------------------------------                            -----------------

       Broker-Dealer Name                                                                 Telephone No.  (    )
                              ---------------------------------------------------------                            -----------------

       Broker-Dealer Street
       Address or P.O. Box
                              ------------------------------------------------------------------------------------------------------

       City                                             State                                            Zip Code
                              ------------------------         ------------------------                            -----------------

                              ---------------------------------------------------------                            -----------------

       Registered
       Representative Name                                                                Telephone No.  (    )
                              ------------------------------------------------------------------------------------------------------

       Reg. Rep. Street
       Address or P.O. Box
                              ------------------------------------------------------------------------------------------------------

       City                                             State                                            Zip Code
     ---------------------------------------------------       ---------------------------------------------------------------------

     ---------------------------------------------------       ---------------------------------------------------------------------
          Broker-Dealer Signature, if required                        Registered Representative Signature

                  Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to
                                              NationsBank, N.A., as Escrow Agent to:
                                                 WELLS INVESTMENT SECURITIES, INC.
                                                     3885 Holcomb Bridge Road
                                                     Norcross, Georgia  30092
                                                   800-448-1010  or 770-449-7800


     Overnight address:                                                                                             Mailing address:
     3885 Holcomb Bridge Road                                                                                        P.O. Box 926040
     Norcross, Georgia 30092                                                                            Norcross, Georgia 30092-9209
     FOR GENERAL PARTNER USE ONLY:
     -------------------------------------------------------------------------------------------------------------------------------

       ACCEPTANCE BY GENERAL PARTNERS        Amount ________________________         Date ________________________________________
       Received and Subscription Accepted:   Check No. _____________________         Certificate No. _____________________________
       By: _____________________________     Wells Real Estate Fund XII, L.P.

       ____________________________   ________________________________________________________________________  ___________________
               Broker-Dealer #                                   Registered Representative #                       Account #
------------------------------------------------------------------------------------------------------------------------------------


                              ALPHABETICAL INDEX

                                                                      Page
                                                                      ----
Additional Information................................................ 124

Compensation of the General Partners and Affiliates...................  47

Conflicts of Interest.................................................  50

Description of the Units..............................................  67

Distributions and Allocations.........................................  69

Estimated Use of Proceeds.............................................  45

Experts............................................................... 124

Federal Income Tax Consequences.......................................  94

Fiduciary Duty of the General Partners................................  55

Financial Statements.................................................. 126

Glossary.............................................................. 125

Investment by Tax-Exempt Entities and ERISA
     Considerations...................................................  88

Investment Objectives and Criteria....................................  30

Legal Opinions........................................................ 124

Management............................................................  40

Management's Discussion and Analysis of Financial
     Condition and Results of Operations..............................  76

Plan of Distribution.................................................. 117

Prior Performance Summary.............................................  57

Prior Performance Tables.............................................. 150

Real Property Investments.............................................  76

Reports to Investors.................................................. 116

Risk Factors..........................................................   9

Suitability Standards.................................................  26

Summary of the Offering...............................................   1

Summary of Partnership Agreement......................................  78

Supplemental Sales Material........................................... 123

UNTIL JUNE 20, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

                         ----------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         ----------------------------

                       WELLS REAL ESTATE FUND XII, L.P.

                        Minimum Offering of $1,250,000

                        ------------------------------

                                  PROSPECTUS

                        ------------------------------


                               WELLS INVESTMENT
                               SECURITIES, INC.



                                March 22, 1999

                       WELLS REAL ESTATE FUND XII, L.P.
          SUPPLEMENT NO. 1 DATED SEPTEMBER 1, 1999 TO THE PROSPECTUS
                             DATED MARCH 22, 1999


     This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XII, L.P. dated March 22, 1999. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

     (i) The status of the offering of units of limited partnership interest in the partnership;

     (ii)    Revisions to the "Management" section of the Prospectus;

     (iii) The Joint Venture Partnership Agreement entered into among the partnership, Wells Operating Partnership, L.P. (Wells OP) and Wells Real Estate Fund XI, L.P. (Wells Fund XI);

     (iv) The acquisition of an interest in a manufacturing and office building in Greenville County, South Carolina (the EYBL CarTex Building);

     (v) The acquisition of an interest in an office building in Johnson County, Kansas (the Sprint Building);

     (vi) The acquisition of an interest in an industrial building in Chester County, Pennsylvania (the Johnson Matthey Building);

     (vii) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus; and

     (viii) Audited financial statements relating to the EYBL CarTex Building, the Sprint Building, the Johnson Matthey Building and unaudited pro forma financial statements of the partnership.

Status of the Offering

     Pursuant to the prospectus, the offering of units in the partnership commenced on March 22, 1999. The partnership commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of August 20, 1999, the partnership had raised a total of $5,442,407 in offering proceeds (544,240 units).

Management

     Brian M. Conlon is no longer acting as an executive officer of Wells Capital, Inc. Although the express terms of his severance package have not been agreed to as of the date of this supplement and he has not actually resigned from office, the Board of Directors of Wells Capital, Inc. has elected Douglas
P. Williams and Stephen G. Franklin as successor Senior Vice Presidents of Wells Capital, Inc. effective as of July 30, 1999. In addition, Mr. Williams was elected as successor Assistant Secretary.

     Stephen G. Franklin, Ph.D. most recently served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Dr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Dr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Dr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

     In 1984, Dr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal shareholder of Financial Service Corporation (FSC), an independent financial planning broker-dealer. Dr. Franklin and the other shareholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

     Douglas P. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. (ECC), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including Corporate Accounting Manager for U.S. Operations, Division Controller for the Americas Region and Corporate Controller for the America/ Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

     Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Williams received a bachelor of arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

The Wells Fund XI - Fund XII - REIT Joint Venture

     On May 1, 1999, Wells OP and Wells Fund XI entered into a joint venture partnership agreement for the purpose of acquiring, owning, leasing, operating and managing real properties. On June 21, 1999, the joint venture partnership agreement was amended to admit the partnership as a joint venture partner. The joint venture partnership is known as The Wells Fund XI - Fund XII - REIT Joint Venture (the XI-XII-REIT Joint Venture). As of August 20, 1999, the partnership had contributed $2,500,000 and held an equity percentage interest in the joint venture of 11.01%; Wells OP had contributed $12,193,732 and held an equity percentage interest in the joint venture of 53.67%; and Wells Fund XI had contributed $8,024,797 and held an equity percentage interest in the joint venture of 35.32%. All income, loss, profit, net cash flow, resale gain and sale proceeds of the XI-XII-REIT Joint Venture are allocated and distributed between the partnership, Wells OP and Wells Fund XI based upon their respective capital contributions to the joint venture.

     Wells OP is acting as the initial Administrative Venturer of the XI-XII-REIT Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of the joint venture. However, approval of the partnership and Wells Fund XI will be required for any major decision or any action which materially affects such joint venture or its real properties.

The EYBL CarTex Building

Purchase of the EYBL CarTex Building.  On May 18, 1999, Wells Real Estate, LLC -
-------------------------------------
SC I (Wells LLC), a limited liability company which is a wholly owned subsidiary of the XI-XII- REIT Joint Venture, acquired the EYBL CarTex Building from Liberty Property Limited Partnership, a Pennsylvania limited partnership (Liberty), pursuant to an Agreement of Sale and Purchase between Liberty and Wells Capital, Inc. Liberty is not in any way affiliated with the partnership or the general partners.

     Wells Capital, Inc., as original purchaser under the agreement, assigned its rights under the agreement to Wells LLC at closing. The purchase price paid for the EYBL CarTex Building was $5,085,000. Wells LLC also incurred additional acquisition expenses in connection with the purchase of the EYBL CarTex Building, including attorneys' fees, recording fees and other closing costs, of approximately $37,000.

     Wells OP contributed $3,592,000 and Wells Fund XI contributed $1,530,000 to the XI-XII-REIT Joint Venture for their respective share of the acquisition costs of the EYBL CarTex Building.

Description of the Building and the Site.  The EYBL CarTex Building is an
-----------------------------------------
industrial building consisting of a total of 169,510 square feet comprised of approximately 140,850 square feet of manufacturing space, 25,300 square feet of two-story office space and 3,360 square feet of cafeteria/training space. The building is constructed of concrete tilt-up panels and has an interior height of 28 feet. The construction of each portion of the building is very similar, utilizing slabs-on-grade, CMU foundation walls at the truck docks, structural tilt-up insulated concrete panels and structural steel columns on concrete footings. Four dock-high doors with hydraulic dock levelers are provided along the south side of the building. The exterior of the office area is made primarily of a brick veneer.

     All roof and mezzanine floor structures are constructed of steel trusses, beams and girders, with metal decking. Each portion of the building is protected by a single-ply mechanically-fastened membrane roof system, which was manufactured by J.P. Stevens. The manufacturer of the roof recently reviewed the application and issued a ten-year warranty.

     The property was developed in the early 1980s on a site of approximately 12 acres. The site is located at 111 SouthChase Boulevard in the SouthChase Industrial Park, which is located adjacent to I-385 in southwest Greenville, South Carolina. The site has easy access to I-85. The current configuration of the parking lot allows for approximately 252 spaces for vehicles, which has proven adequate for the current tenant. The landscaping at the facility is in good condition and is consistent with the quality level of the other properties in the complex.

     An independent appraisal of the EYBL CarTex Building was prepared by CB Richard Ellis, real estate appraisers, as of April 27, 1999. The appraisers estimated the market value of the land and the leased fee interest subject to the EYBL CarTex lease (described below) to be $5,250,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the EYBL CarTex Building will continue operating at a stabilized level with EYBL CarTex, Inc. (EYBL CarTex) occupying 100% of the rentable area. The value estimate set forth in the appraisal is not necessarily an accurate reflection of the fair market value of the property.

     Prior to closing, Wells LLC also obtained an environmental report prepared by Law Engineering and Environmental Testing, Inc. evidencing that the environmental condition of the land and the EYBL CarTex Building was satisfactory.

     Greenville County is the hub of the metropolitan statistical area (MSA) which also includes Spartanburg, Anderson, Pickens and Cherokee Counties. During the period from 1990 to 1998, Greenville County's labor force has grown by approximately 12%. During that same time period, the unemployment rate in Greenville County and the surrounding MSA has decreased significantly.

     Within the last two decades, the economic base has diversified from the once dominant textile industry toward other types of industries. During that time period, several corporations, including Michelin, BMW Manufacturing Corporation, Umbra Apparel and Boldwater Paper Products, have moved their North American or national headquarters into the area. The largest and most significant of these was the decision in 1992 by BMW Manufacturing Corporation to construct a $600 million facility near Spartanburg. As of April 27, 1999, this facility employed over 2,000 people. BMW's announcement led to the relocation of several auto parts manufacturers into the region, as well as other supportive industries. The result of the recent corporate relocations and the marketing efforts of local authorities has been a substantial flow of capital into the area, elevating metropolitan Greenville to the second highest MSA in the nation in terms of capital investment.

The EYBL CarTex Lease.  The entire 169,510 rentable square feet of the EYBL
---------------------
CarTex Building is currently leased to EYBL CarTex. The EYBL CarTex lease was assigned to Wells LLC at the closing with the result that Wells LLC is now the landlord under the lease.

     EYBL CarTex produces automotive textiles for BMW, as well as for Mercedes, GM Bali, VW Mexico and Golf A4, and is 100% owned by EYBL International, AG, Krems/Austria. This company, which was founded in 1868, had 2,000 employees at the end of 1998 and sales in 1998 of $260 million. EYBL International is the world's largest producer of circular knit textile products and loop pile plushes for the automotive industry. It has plants in Austria, Germany, Hungary, Slovakia, Brazil and the U.S. (the EYBL CarTex Building). Recent financial information for EYBL International is as follows:

($ U.S. millions*)                  1998           1997           1996
                                   ------         ------         ------
Sales                              $264.4         $200.4         $168.3
Net Income                         $  9.4         $  5.4         $  2.1
Net Worth                          $ 49.7         $ 17.2         $ 12.3
---------------

* Based upon the 4/8/99 conversion rate of 12.7 schillings to $1.0 U.S.

     In North America, EYBL CarTex supplies customers in the U.S. and Mexico. The capacity of this plant was raised in 1998 as a result of the contract with VW Mexico and will consist of 16 circular knitting machines as of March 1999. EYBL CarTex does not produce separate financial statements.

     The initial term of the EYBL CarTex lease is ten years, which commenced on March 1, 1998, and expires in February 2008. EYBL CarTex has the right to extend the lease for two additional five year periods of time. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration date of the then-current lease term.

     The base rent payable under the EYBL CarTex lease for the remainder of the lease term is as follows:

--------------------------------------------------------------------------------
          Lease Year             Annual Rent           Monthly Rent
          ----------            ------------           ------------
              2                  $508,530.00            $42,377.50
              3                  $508,530.00            $42,377.50
              4                  $508,530.00            $42,377.50
              5                  $550,907.50            $45,908.95
              6                  $550,907.50            $45,908.95
              7                  $593,285.00            $49,440.42
              8                  $593,285.00            $49,440.42
              9                  $610,236.00            $50,853.00
              10                 $610,236.00            $50,853.00

--------------------------------------------------------------------------------

     The monthly base rent payable for each extended term of the EYBL CarTex lease will be equal to the fair market rent as submitted by the landlord. If the tenant does not agree to the proposed rent by the landlord for the extension term, the tenant may require that the fair market rent be determined by three appraisers, one of which will be selected by the tenant, one selected by the landlord and one selected by the first two appraisers.

     Under the lease, EYBL CarTex is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance and other operating costs with respect to the EYBL CarTex Building during the term of the lease. In addition, EYBL CarTex is responsible for all routine maintenance and repairs to the EYBL CarTex Building. Wells LLC, as landlord, is responsible for maintenance of the footings and foundations and the structural steel columns and girders associated with the building.

     Under the lease, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to Wells LLC by March 1, 2007. Within 30 days after the landlord receives notice of the tenant's intent to exercise its purchase option, the landlord is required to submit a proposed purchase price for the EYBL CarTex Building based upon its good faith estimate of the fair market value of the building. If the tenant does not agree to the proposed purchase price, the tenant may require that the purchase price be established by three appraisers, one selected by the tenant, one selected by the landlord and one selected by the first two appraisers. In no event, however, will the purchase price under the purchase option be less than $5,500,000.

     Pursuant to a Lease Commission Agreement dated February 12, 1998, between Liberty and The McNamara Company, Inc., Wells LLC is required to pay annual brokerage commissions of $13,787 to The McNamara Company, Inc., an unaffiliated real estate broker which procured the EYBL CarTex lease.

Property Management Fees.  Wells Management Company, Inc. (Wells Management), an
------------------------
affiliate of the partnership, has been retained to manage and lease the EYBL CarTex Building. Wells LLC will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the EYBL CarTex Building on a monthly basis.

The Sprint Building

     Purchase of the Sprint Building.  On July 2, 1999, the XI-XII-REIT Joint
     -------------------------------
Venture acquired the Sprint Building, which is a three-story office building containing approximately 68,900 rentable square feet located in Leawood, Johnson County, Kansas, from Bridge Information Systems America, Inc. (Bridge), pursuant to that certain Agreement for the Purchase and Sale of Property between Bridge and Wells Capital, Inc. Bridge is not in any way affiliated with the partnership or its general partners.

     The rights under the agreement were assigned by Wells Capital, Inc, the original purchaser under the contract, to the XI-XII-REIT Joint Venture at closing. The purchase price paid for the Sprint Building was $9,500,000. The joint venture also incurred additional acquisition expenses in connection with the purchase of the Sprint Building, including attorneys' fees, recording fees and other closing costs, of approximately $46,210.

     The partnership contributed $1,000,000, Wells OP contributed $5,546,210 and Wells Fund XI contributed $3,000,000 to the XI-XII-REIT Joint Venture for their respective share of the acquisition costs for the Sprint Building.

Description of the Building and the Site.  The Sprint Building is a three-story
----------------------------------------
office building containing approximately 68,900 rentable square feet. The Sprint Building, which was completed in 1992, is a steel frame structure with a pre-cast concrete panel exterior.

     An independent appraisal of the Sprint Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of June 14, 1999, pursuant to which the market value of the land and the leased fee interest subject to the Sprint lease (described below) was estimated to be $10,100,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Sprint Building will continue operating at a stabilized level with Sprint Communications Company L.P. (Sprint) occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property. The XI-XII-REIT Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land and the Sprint Building were satisfactory.

Location of the Sprint Building.  The Sprint Building is located approximately
-------------------------------
three miles south of the Kansas City Central Business District within the city limits of Leawood and is adjacent to the Leawood Country Club near the affluent Overland Park suburb of Kansas City. The location is within walking distance to Ward Parkway Mall and offers convenient access to downtown Kansas City and I-435, the interstate loop around Kansas City. Hewlett Packard and John Deere are among the corporations located within the immediate vicinity of the Sprint Building.

     The site is a 7.12 acre tract of land located in Leawood, Johnson County, Kansas. The majority of the neighborhood consists of older single and multiple family residential properties built in the late 1930s and 1940s. There are hotel and office buildings sparsely located throughout the area. Commercial development is located east, south and west of the site with park land to the north.

     Kansas City is situated within 250 miles of both the geographic and population centers of the United States. The ten county Kansas City metropolitan area covers more than 5,000 square miles and includes more than 100 municipalities located in two states.

     The metropolitan Kansas City area is a production and service center for the midwest. With a General Motors and a Ford assembly plant located within the area, Kansas City is the nation's third largest producer of automobiles. The area is also home to U.S. Sprint, Hallmark Cards, Marion Laboratories, Farmland Industries, Interstate Bakeries and United Telecommunications. It is also one of 12 regional centers for the federal government, serving as a focus for many Missouri and Kansas state agencies, public and private health and educational services, and midwestern financial, insurance, and real estate interests.

The Lease.  The entire 68,900  rentable square feet of the Sprint Building is
---------
currently under a net Lease Agreement with Sprint dated February 14, 1997. The landlord's interest in the Sprint lease was assigned to the XI-XII-REIT Joint Venture at the closing.

     The initial term of the Sprint lease is ten years which commenced on May 19, 1997 and expires on May 18, 2007. Sprint has the right to extend the lease for two additional five year periods of time. Each extension option must be exercised by giving notice to the landlord at least 270 days, but no earlier than 365 days, prior to the expiration date of the then current lease term.

     The monthly base rent payable under the Sprint lease will be $83,254.17 ($14.50 per square foot) through May 18, 2002 and $91,866.67 ($16.00 per square foot) for the remainder of the lease term. The monthly base rent payable for each extended term of the lease will be equal to 95% of the then current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size and conditions in comparable office buildings in the suburban south Kansas City, Missouri and south Johnson County, Kansas areas. If the parties are unable to agree upon the "current market rate" within 30 days of the date negotiations begin, the current market rate shall be determined by three licensed real estate brokers, one of which will be selected by Sprint, one of which will be selected by the joint venture and the final appraiser shall be selected by the two appraisers previously selected.

     Under the Sprint lease, Sprint is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance and other operating costs with respect to the Sprint Building during the term of the lease. In addition, Sprint is responsible for all routine maintenance and repairs including the interior mechanical and electrical systems, the HVAC system, the parking lot and the landscaping to the Sprint Building. The XI-XII-REIT Joint Venture, as landlord, is responsible for repair and replacement of the exterior, roof, foundation and structure.

     The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either of the expansion options described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot.

     Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two expansion phases. Sprint's expansion rights involve building on unfinished ground level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion.

     Sprint must give written notice to the XI-XII-REIT Joint Venture of its election to exercise each expansion option at least 270 days prior to the date Sprint will require delivery of the expansion space.

     If Sprint exercises either expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

     The base rental per square foot for the expansion space shall be determined by the XI-XII-REIT Joint Venture taking into consideration the value of the joint venture's work related to such expansion space and the base rental rate increase per square foot applicable at the end of year five of the lease term. The expansion space base rental rate shall be presented to Sprint no later than 45 days after delivery to the joint venture of each expansion notice. In no event shall such rental rate be greater than the base rental rate for the Sprint Building as of the date of the expansion space commencement date.

Property Management Fees.  Wells Management has been retained to manage and
------------------------
lease the Sprint Building. The joint venture shall pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Sprint Building.

The Johnson Matthey Building

Purchase of the Johnson Matthey Building.  On August 17, 1999, the XI-XII-REIT
-----------------------------------------
Joint Venture acquired the Johnson Matthey Building from Alliance Commercial Properties Ltd. ("Alliance") pursuant to an Agreement of Sale and Purchase between Alliance and Wells Capital, Inc. Alliance is not in any way affiliated with the partnership or its general partners.

     Wells Capital, Inc., as original purchaser under the agreement, assigned its rights under the agreement to the XI-XII-REIT Joint Venture at closing. The purchase price paid for the Johnson Matthey Building was $8,000,000. The XI-XII-REIT Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Johnson Matthey Building, including attorneys' fees, recording fees and other closing costs, of approximately $50,000.

     The partnership contributed $1,500,000.00, Wells OP contributed $3,055,694.41 and Wells Fund XI contributed $3,494,797.27 to the XI-XII-REIT Joint Venture for their respective shares of the acquisition costs for the Johnson Matthey Building.

Description of the Building and the Site.  The Johnson Matthey Building is a
-----------------------------------------
130,000 square foot research and development, office and warehouse building that was first constructed in 1973 as a multi-tenant facility. It was subsequently converted into a single-tenant facility in 1998. The building is constructed of a structural steel frame and is rectangular in shape with two rectangular cut-outs at the front corners. The exterior is cinderblock, with brick on the lower ten feet of the north, east and west walls. The south wall is all cinderblock. The interior contains office space that comprises approximately 23% of the rentable square feet of the Johnson Matthey Building.

     The site consists of a 10.0 acre tract of land located at 434-436 Devon Park Drive in Tredyffrin Township, Chester County, Pennsylvania. The site is located along the Route 202 "high tech" corridor close to King of Prussia and is considered a suburb of Philadelphia. The site is within five minutes of Route 422, the Pennsylvania Turnpike and Interstate 76.

     An independent appraisal of the Johnson Matthey Building was prepared by CB Richard Ellis, real estate appraisers, as of June 24, 1999. The appraisers estimated the market value of the land and the leased fee interest subject to the Johnson Matthey lease (described below) to be $8,000,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Johnson Matthey Building will continue operating at a stabilized level with Johnson Matthey, Inc. (Johnson Matthey) occupying 100% of the rentable area. The value estimate set forth in the appraisal is not necessarily an accurate reflection of the fair market value of the property.

     The XI-XII-REIT Joint Venture also obtained an environmental report prepared by Dames & Moore evidencing that the environmental condition of the land and the Johnson Matthey Building was satisfactory. Although the soil does contain some traces of environmental groundwater contaminants approximately 60 feet below the surface, Dames & Moore, in a letter addressed to Wells Capital, Inc. dated August 13, 1999, did not recommend any further environmental investigation for the site. At the closing, the seller assigned its rights to a $2,000,000 insurance policy to the XI-XII-REIT Joint Venture relating to potential losses from environmental contamination. The general partners of the partnership are satisfied that the environmental condition of the site is satisfactory and believe that the rights assigned under this insurance policy protect the partnership from potential liability exposure resulting from environmental contamination.

The Johnson Matthey Lease.  The entire 130,000 rentable square feet of the
-------------------------
Johnson Matthey Building is currently leased to Johnson Matthey. The Johnson Matthey lease was assigned to the XI-XII-REIT Joint Venture at the closing with the result that the joint venture is now the landlord under the lease.

     Johnson Matthey is a wholly owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC applies the latest technology to add value to precious metals and other specialized materials. Johnson Matthey, PLC is a publicly traded company that is over 175 years old, has operations in 38 countries and employs 12,000 people.

     Johnson Matthey is one of the parent company's primary operating companies in the U.S. and includes the Catalytic Systems Division (the "CSD"). The CSD is the world's leading supplier of catalytic converters for automotive exhaust emission and air pollution control. In addition, Johnson Matthey is the largest U.S. supplier of diesel catalytic converters, which enable customers to meet constantly tightening regulatory requirements.

     While Johnson Matthey does not publish financial statements, the following financial information was verbally disclosed by Johnson Matthey relating to its 1998 performance in U.S. Dollars:

          Sales:              $ 1.1 Billion
          Assets:             $ 750 Million
          Net Worth           $ 120 Million

     In addition, Johnson Matthey, PLC, the parent company of the tenant, published the following financial data for 1998 converted to U.S. Dollars:

          Sales:              $ 5.0 Billion
          Assets:             $ 1.9 Billion
          Net Worth:          $ 857 Million

     The current lease term expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three year periods of time. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration date of the then-current lease term.

     The base rent payable under the Johnson Matthey lease for the remainder of the lease term is as follows:

--------------------------------------------------------------------------------
          Lease Year          Annual Rent             Monthly Rent
          ----------          -----------             ------------
              3               $789,750                 $65,812.50
              4               $809,250                 $67,437.50
              5               $828,750                 $69,062.50
              6               $854,750                 $71,229.17
              7               $874,250                 $72,854.17
              8               $897,000                 $74,750.00
              9               $916,500                 $76,375.00
              10              $939,250                 $78,270.84

--------------------------------------------------------------------------------

     The monthly base rent payable for each extension term will be equal to the fair market rent taking into consideration rental rates for comparable industrial and research and development properties in the local market area. If the parties cannot agree upon the fair market rent, the matter shall be submitted to arbitration.

     Under the lease, Johnson Matthey is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance and other operating costs with respect to the Johnson Matthey Building during the term of the lease. In addition, Johnson Matthey is responsible for all routine maintenance and repairs to the Johnson Matthey Building. The XI-XII-REIT Joint Venture, as landlord, is responsible for maintenance of the footings and foundations and the structural steel columns and girders associated with the building.

     Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The XI-XII-REIT Joint Venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises its right of first refusal, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

Property Management Fees.  Wells Management has been retained to manage and
------------------------
lease the Johnson Matthey Building. The XI-XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Johnson Matthey Building on a monthly basis.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 76 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          The partnership commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of August 20, 1999, the partnership had raised a total of $5,442,407 in offering proceeds (544,240 units), and had paid $190,484 in acquisition and advisory fees and acquisition expenses and $680,301 in selling commissions and organizational and offering expenses. As of August 20, 1999, the partnership had invested $2,500,000 in properties as its capital contribution to the joint venture and was holding net offering proceeds of $2,071,622 available for investment in additional properties.

Financial Statements and Exhibits.

     The Statements of Revenues over Certain Operating Expenses of the EYBL CarTex Building, the Sprint Building and the Johnson Matthey Building for the year ended December 31, 1998, included in this supplement as Appendix F, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports. The Statements of Revenues over Certain Operating Expenses of the EYBL CarTex Building and the Sprint Building for the three months ended March 31, 1999, the Johnson Matthey Building for the six months ended June 30, 1999, and the pro forma financial information for Wells Real Estate Fund XII, L.P., as of December 31, 1998 and for the six months ended June 30, 1999, have not been audited.

                                                                      APPENDIX F
                         INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----
EYBL CarTex Building
     Audited Financial Statements
          Report of Independent Public Accountants                        F-1
          Statements of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1998 (Audited) and             F-2
           for the three months ended March 31, 1999 (Unaudited)
          Notes to Statements of Revenues Over Certain Operating          F-3
           Expenses for the year ended December 31, 1998 (Audited)
           and for the three months ended March 31, 1999 (Unaudited)

Sprint Building
     Audited Financial Statements
          Report of Independent Public Accountants                        F-5
          Statements of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1998 (Audited) and
           for the three months ended March 31, 1999 (Unaudited)          F-6
          Notes to Statements of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1998 (Audited)
           and for the three months ended March 31, 1999 (Unaudited)      F-7

Johnson Matthey Building
     Audited Financial Statements
          Report of Independent Public Accountants                        F-9
          Statements of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1998 (Audited) and
           for the six months ended June 30, 1999 (Unaudited)             F-10
          Notes to Statements of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1998 (Audited)
           and for the six months ended June 30, 1999 (Unaudited)         F-11

Wells Real Estate Fund XII, L.P.
     Unaudited Pro Forma Financial Statements
          Summary of Unaudited Pro Forma Financial Statements             F-13
          Pro Forma Balance Sheet as of June 30, 1999                     F-14
          Pro Forma Income Statement for the year ended
            December 31, 1998                                             F-15
          Pro Forma Income Statement for the six month period
           ended June 30, 1999                                            F-16

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc.
and Wells Real Estate Fund XII, L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the EYBL CARTEX BUILDING for the year ended December 31, 1998.
This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the EYBL CarTex Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the EYBL CarTex Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the EYBL CarTex Building for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



/s/ARTHUR ANDERSEN LLP



Atlanta, Georgia
May 21, 1999

                             EYBL CARTEX BUILDING


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                 1998              1999
                                              -----------       -----------
                                                                (Unaudited)
RENTAL REVENUES                                  $213,330           $63,990

operating expenses, net of reimbursements          14,343                 0
                                              -----------       -----------
revenues over certain operating expenses         $198,987           $63,990
                                              ===========       ===========




        The accompanying notes are an integral part of these statements.

                             EYBL CARTEX BUILDING


                        NOTES TO STATEMENTS OF REVENUES


                        OVER CERTAIN OPERATING EXPENSES


                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND


                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   The EYBL CarTex Building is an industrial building consisting of a total of 169,510 square feet. On May 18, 1999, Wells Real Estate, LLC - SC I ("Wells LLC"), a Georgia limited liability company wholly owned by the Wells Fund XI-REIT Joint Venture (the "Joint Venture"), acquired an industrial building located in Fountain Inn, unincorporated Greenville County, South Carolina (the "EYBL CarTex Building"). Wells LLC purchased the EYBL CarTex Building from Liberty Property Trust, a Pennsylvania limited partnership.

   The Joint Venture is a Georgia joint venture between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), a Georgia limited partnership, and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. The Joint Venture was formed on May 1, 1999 for the purpose of the acquisition, ownership, development, leasing, operations, sale, and management of real properties. On June 21, 1999, Wells Real Estate Fund XII, L.P., a Georgia limited partnership, was admitted to the Joint Venture, and the Joint Venture was renamed the Wells Fund XI-Fund XII-REIT Joint Venture.

   The purchase price for the EYBL CarTex Building was $5,085,000. Wells LLC also incurred additional acquisition expenses in connection with the purchase of the EYBL CarTex Building, including attorneys' fees, recording fees, and other closing costs of $36,828. Wells Fund XI contributed $1,530,000 to the Joint Venture and Wells OP contributed $3,591,828 to the Joint Venture.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation and management fees, not comparable to the operations of the EYBL CarTex Building after acquisition by the Joint Venture.

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]
                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Investment Trust, Inc.
and Wells Real Estate Fund XII, L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the SPRINT BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Sprint Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Sprint Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Sprint Building for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ARTHUR ANDERSEN LLP


Atlanta, Georgia
July 12, 1999

                                SPRINT BUILDING


            STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                    1998             1999
                                                 ----------       -----------
                                                                  (Unaudited)

RENTAL REVENUES                                  $1,050,725          $262,681

OPERATING EXPENSES, net of reimbursements            19,410             2,250
                                                 ----------       -----------
REVENUES OVER CERTAIN OPERATING EXPENSES         $1,031,315          $260,431
                                                 ==========       ===========

       The accompanying notes are an integral part of these statements.

                                SPRINT BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Description of Real Estate Property Acquired

    On July 2, 1999, the Wells Fund XI-XII-REIT Joint Venture (the "Joint Venture") acquired a three-story office building with approximately 68,900 rentable square feet located in Leawood, Johnson County, Kansas (the "Sprint Building"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"). Wells Fund XI contributed $3,000,000, Wells Fund XII contributed $1,000,000 and Wells OP contributed $5,546,210 to the Joint Venture for their respective share of the purchase of the Sprint Building.

    The entire 68,900 rentable square feet of the Sprint Building is currently under a net lease agreement dated February 14, 1997 (the "Lease") with Sprint. The Lease was assigned to the Joint Venture at the closing. The initial term of the Lease is ten years which commenced on May 19, 1997 and expires on May 18, 2007. Sprint has the right to extend the Lease for 2 additional five-year periods. Each extension option must be exercised by giving notice to the landlord at least 270 days, but no earlier than 365 days, prior to the expiration date of the then current lease term. The monthly base rent payable under the Lease will be $83,254.17 through May 18, 2002 and $91,866.67 for the remainder of the Lease term. The monthly base rent payable for each extended term of the Lease will be equal to 95% of the then current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size, and conditions in comparable office buildings in the suburban south Kansas City, Missouri and south Johnson County, Kansas areas.

    Under the Lease, Sprint is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Sprint Building during the term of the Lease. In addition, Sprint is responsible for all routine maintenance and repairs including interior mechanical and electrical, HVAC, parking lot, and landscaping to the Sprint Building. The

    Joint Venture, as landlord, is responsible for repair and replacement of the exterior, roof, foundation, and structure.

    The Lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided Sprint has not exercised its expansion option, as described below. The early termination requires nine months' notice and a termination payment to the Joint Venture equal to $6.53 per square foot, or $450,199. Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two phases, which involves building on unfinished ground level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion.

    Rental Revenues

    Rental income from the lease is recognized on a straight-line basis over the life of the lease.

 2. BASIS OF ACCOUNTING

    The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation and management fees, not comparable to the operations of the Sprint Building after acquisition by the Joint Venture.

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc.,
Wells Real Estate Fund XI, LP.,
and Wells Real Estate Fund XII, L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the JOHNSON MATTHEY BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Johnson Matthey Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Johnson Matthey Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Johnson Matthey Building for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN


Atlanta, Georgia
August 30, 1999

                           JOHNSON MATTHEY BUILDING


            STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999


                                                    1998              1999
                                                  --------          --------
                                                                  (Unaudited)
RENTAL REVENUES                                   $745,935          $424,724

OPERATING EXPENSES, net of reimbursements          100,314            59,398
                                                  --------          --------
REVENUES OVER CERTAIN OPERATING EXPENSES          $645,621          $365,326
                                                  --------          --------

        The accompanying notes are an integral part of these statements.

                           JOHNSON MATTHEY BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Real Estate Property Acquired

   On August 17, 1999, the Wells Fund XI-Fund XII-REIT Joint Venture (the "Joint Venture") acquired an office building with approximately 130,000 rentable square feet located in Tredyffrin Township, Chester County, Pennsylvania (the "Johnson Matthey Building"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"). Wells Fund XI contributed $3,494,797, Wells Fund XII contributed $1,500,000, and Wells OP contributed $3,055,694 to the Joint Venture for their respective share of the purchase of the Johnson Matthey Building.

   The entire 133,000 rentable square feet of the Johnson Matthey Building is currently under a net lease agreement (the "Lease") with Johnson Matthey. The Lease was assigned to the Joint Venture at the closing. The initial term of the Lease is ten years, which commenced on July 1, 1997 and expires on June 30, 2007. Johnson Matthey has the right to extend the Lease for two additional three-year periods. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration date of the then current lease term. The monthly base rent payable for each extended term of the Lease will be equal to the fair market rent taking into consideration rental rates for comparable industrial and research and development properties in the local market area.

   Under the Lease, Johnson Matthey is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Johnson Matthey Building during the term of the Lease. In addition, Johnson Matthey is responsible for all routine maintenance and repairs including interior mechanical and electrical, HVAC, parking lot, and landscaping to the Johnson Matthey Building. The Joint Venture, as landlord, is responsible for repair and replacement of the exterior, roof, foundation, and structure.

   The Lease contains a purchase option, which may be exercised by Johnson Matthey in the event that the Joint Venture desires to sell the building to an unrelated third party. The Joint Venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises the purchase option, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

   Rental Revenues

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation, not comparable to the operations of the Johnson Matthey Building after acquisition by the Joint Venture.

                        WELLS REAL ESTATE FUND XII L.P.


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma balance sheet as of June 30, 1999 and the pro forma statements of income (loss) for the period from inception (September 15, 1998) to December 31, 1998 and the six-month period ending June 30, 1999 have been prepared to give effect to the following transactions: (i) Wells Real Estate Fund XII, L.P.'s ("Wells Fund XII") initial capital contribution in the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P., Wells Real Estate Fund XI, L.P., and Wells Fund
XII) related to the acquisition of the Sprint Building by the Wells Fund XI-Fund XII-REIT Joint Venture and (ii) the acquisition of the Johnson Matthey Building by the Wells Fund XI-Fund XII-REIT Joint Venture as if each transaction had occurred as of June 30, 1999 with respect to the balance sheet and on September 15, 1998 with respect to the statements of income (loss).

The Wells Fund XI-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999. Wells Fund XII was admitted into the Wells Fund XI-REIT Joint Venture on June 21, 1999 and the Joint Venture was renamed the Wells Fund XI-Fund XII-REIT Joint Venture. The Wells Fund XI-Fund XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 and the Johnson Matthey Building on August 17, 1999. The following unaudited pro forma statements of income (loss) have been prepared to give effect to the acquisition of the EYBL CarTex Building, Sprint Building, and Johnson Matthey Building, as if each acquisition occurred on September 15, 1998.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

                       WELLS REAL ESTATE FUND XII, L.P.

                            PRO FORMA BALANCE SHEET

                                 JUNE 30, 1999

                                  (Unaudited)

                                                              ASSETS

                                               Wells Real           Pro Format Adjustments                Pro
                                                               ----------------------------------
                                                 Estate           Sprint         Johnson Matthey         Forma
                                             Fund XII, L.P.      Building           Building             Total
                                             --------------      --------        ---------------         -----
CASH AND CASH EQUIVALENTS                     $ 2,457,166      $ (1,000,000)(a)   $ (1,457,166)(a)    $          0

INVESTMENT IN JOINT VENTURE                             0         1,041,670 (b)      1,562,505 (b)       2,604,175

DEFERRED PROJECT COSTS                             94,370           (41,670)(c)        (52,700)(c)               0

DEFERRED OFFERING COSTS                           117,543                 0                  0             117,543
                                              -----------      ------------       ------------        ------------
      Total assets                            $ 2,669,079      $          0       $     52,639        $  2,721,718
                                              ===========      ============       ============        ============

                                              LIABILITIES AND PARTNERS' CAPITAL

SALE COMMISSIONS PAYABLE                      $   147,259      $          0       $          0        $    147,259

DUE TO AFFILIATES                                 164,579                 0             42,834 (a)         217,218
                                                                                         9,805 (c)
                                              -----------      ------------       ------------        ------------
      Total liabilities                           311,838                 0             52,639             364,477
                                              -----------      ------------       ------------        ------------
PARTNERS' CAPITAL:
 General partners                                     474                 0                  0                 474
 Original limited partner                             100                 0                  0                 100
 Limited partners:
   Class A--164,341 units outstanding           1,437,987                 0                  0           1,437,987
   Class B--105,288 units outstanding             918,680                 0                  0             918,680
                                              -----------      ------------       ------------        ------------
      Total partners' capital                   2,357,241                 0                  0           2,357,241
                                              -----------      ------------       ------------        ------------
      Total liabilities and partners' capital $ 2,669,079      $          0       $     52,639        $  2,721,718
                                              ===========      ============       ============        ============

               (a) Reflects Wells Real Estate Fund XII, L.P.'s portion of the purchase price.

               (b) Reflects Wells Real Estate Fund XII, L.P.'s contribution to the Wells Fund XI-Fund XII-REIT Joint Venture.

               (c) Reflects deferred project costs contributed to the Wells Fund XI-Fund XII-REIT Joint Venture.

                       WELLS REAL ESTATE FUND XII, L.P.


                     PRO FORMA STATEMENT OF INCOME (LOSS)

                         FOR THE PERIOD FROM INCEPTION

                   (SEPTEMBER 15, 1998) TO DECEMBER 31, 1998

                                  (Unaudited)

                                                                                Pro Forma Adjustments
                                                                        ------------------------------------
                                                          Wells Real        EYBL                     Johnson       Pro
                                                            Estate         CarTex       Sprint       Matthey      Forma
                                                        Fund XII, L.P.    Building     Building     Building      Total
                                                        -------------   ----------    ---------    ----------   ---------
REVENUES:
 Equity in income (loss) of joint venture               $           0   $    (973)(a) $  20,454(a) $  12,290(a) $  31,771

EXPENSES                                                            0           0             0            0            0
                                                        -------------   ---------     ---------    ---------    ---------
NET INCOME (LOSS)                                       $           0   $    (973)    $  20,454    $  12,290    $  31,771
                                                        =============   =========     =========    =========    =========

NET LOSS ALLOCATED TO GENERAL PARTNERS                  $           0   $    (218)    $    (111)   $     (81)   $    (410)
                                                        =============   =========     =========    =========    =========

NET INCOME ALLOCATED TO CLASS A LIMITED PARTNERS        $           0   $  20,801     $  31,571    $  21,411    $  72,783
                                                        =============   =========     =========    =========    =========
NET LOSS ALLOCATED TO CLASS B LIMITED PARTNERS          $           0   $ (21,556)    $ (11,006)   $  (8,040)   $ (40,602)
                                                        =============   =========     =========    =========    =========


          (a) Reflects Wells Real Estate Fund XII, L.P.'s equity in (loss) income of the Wells Fund XI-Fund XII-REIT Joint Venture related to the EYBL CarTex Building, Sprint Building, and Johnson Matthey Building. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation.

                       WELLS REAL ESTATE FUND XII, L.P.


                     PRO FORMA STATEMENT OF INCOME (LOSS)

                 FOR THE SIX-MONTH PERIOD ENDING JUNE 30, 1999

                                  (Unaudited)

                                                                           Pro Forma Adjustments
                                                                   ------------------------------------
                                                    Wells Real        EYBL                      Johnson         Pro
                                                      Estate         CarTex        Sprint       Matthey        Forma
                                                  Fund XII, L.P.    Building      Building     Building        Total
                                                  -------------    ---------    ----------    ---------      --------
REVENUES:
 Equity in income of joint venture                $           0    $   2,383(a) $   35,636(a) $   25,566(a)  $ 63,585

EXPENSES                                                  2,615            0             0                      2,615
                                                  -------------    ---------    ----------    ----------     --------
NET (LOSS) INCOME                                 $      (2,615)   $   2,383    $   35,636    $   25,566     $ 60,970
                                                  =============    =========    ==========    ==========     ========

NET LOSS ALLOCATED TO GENERAL PARTNERS            $         (26)   $     (38)   $        0    $        0     $    (64)
                                                  =============    =========    ==========    ==========     ========

NET INCOME ALLOCATED TO CLASS A LIMITED PARTNERS  $           0    $  13,270    $   54,694    $   39,488     $107,452
                                                  =============    =========    ==========    ==========     ========

NET LOSS ALLOCATED TO CLASS B LIMITED PARTNERS    $      (2,589)   $ (10,849)   $  (19,058)   $  (13,922)    $(46,418)
                                                  =============    =========    ==========    ==========     ========
NET INCOME PER CLASS A WEIGHTED AVERAGE LIMITED
 PARTNER UNIT                                     $        0.00    $    0.17    $     0.70    $     0.51     $   1.38
                                                  =============    =========    ==========    ==========     ========

NET LOSS PER CLASS B WEIGHTED AVERAGE LIMITED
 PARTNER UNIT                                     $       (0.02)   $   (0.15)   $    (0.26)   $    (0.19)    $  (0.62)
                                                  =============    =========    ==========    ==========     ========



            (a) Reflects Wells Real Estate Fund XII, L.P.'s equity in income of the Wells Fund XI-Fund XII-REIT Joint Venture related to the EYBL CarTex Building, Sprint Building, and Johnson Matthey Building. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation.

                       WELLS REAL ESTATE FUND XII, L.P.
           SUPPLEMENT NO. 2 DATED OCTOBER 10, 1999 TO THE PROSPECTUS
                             DATED MARCH 22, 1999


     This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XII, L.P. dated March 22, 1999, as supplemented and amended by Supplement No. 1 dated September 1, 1999. If we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

     (i) The status of the offering of units of limited partnership interest in the partnership;

     (ii) The acquisition of an interest in an office building in Fort Meyers, Florida (Gartner Building);

     (iii) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus; and

     (iv) Financial statements relating to the Gartner Building and unaudited pro forma financial statements of the partnership.

Status of the Offering

     Pursuant to the prospectus, the offering of units in the partnership commenced on March 22, 1999. The partnership commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of October 4, 1999, the partnership had raised a total of $7,069,956 in offering proceeds (706,996 units).

The Gartner Building

Purchase of the Gartner Building. On September 20, 1999, The Wells Fund XI -
--------------------------------
Fund XII - REIT Joint Venture (XI-XII-REIT Joint Venture), a joint venture among the partnership, Wells Real Estate Fund XI, L.P. (Wells Fund XI) and Wells Operating Partnership, L.P. (Wells OP), acquired a two story office building with approximately 62,400 rentable square feet located in Fort Myers, Lee County, Florida (Gartner Building) from Hogan Triad Ft. Myers I, Ltd. (Hogan) pursuant to that certain Agreement of Purchase and Sale of Property between Hogan and Wells Capital, Inc. Hogan is not in any way affiliated with the partnership or its general partners.

     The rights under the agreement were assigned by Wells Capital, Inc, the original purchaser under the agreement, to the XI-XII-REIT Joint Venture at closing. The purchase price paid for the Gartner Building was $8,320,000. The joint venture also incurred additional acquisition expenses in connection with the purchase of the Gartner Building, including attorneys' fees, recording fees and other closing costs, of approximately $27,600.

     The partnership contributed $2,800,000, Wells Fund XI contributed $106,550 and Wells OP contributed $5,441,050 to the XI-XII-REIT Joint Venture for their respective shares of the acquisition costs for the Gartner Building.

     As of October 1, 1999, the partnership had made total capital contributions to the XI-XII-REIT Joint Venture of $5,300,000 and held an equity percentage interest in the joint venture of approximately 17.06%; Wells Fund XI had made total capital contributions to the XI-XII-REIT Joint Venture of $8,131,351 and held an equity percentage interest in the joint venture of approximately 26.17%; and Wells OP had made total capital contributions to the XI-XII-REIT Joint Venture of $17,634,796 and held an equity percentage interest in the joint venture of approximately 56.77%.

Description of the Building and the Site. The Gartner Building is a two story
----------------------------------------
office building containing approximately 62,400 rentable square feet. The Gartner Building, which was completed in 1998, is a reinforced concrete structure with curtained glass.

     An independent appraisal of the Gartner Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of September 1, 1999, pursuant to which the market value of the land and the leased fee interest subject to the Gartner lease (described below) was estimated to be $8,350,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Gartner Building will continue operating at a stabilized level with Gartner Group, Inc. (Gartner) occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. The XI-XII-REIT Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land and the Gartner Building were satisfactory.

     The Gartner Building is located on a 4.9 acre tract of land located at 12600 Gateway Boulevard within the Gateway development in Fort Myers, Florida. Gateway, which is about ten miles southeast of the Fort Meyers central business district, is a mixed use development with over 3,000 acres planned for residential purposes and over 800 acres planned for commercial purposes. Sony Electronics and Ford Motor Credit Company are two of the commercial tenants in this development.

     The recent growth of the Fort Meyers area is primarily due to the opening of Interstate 75 in the eastern portion of the metro area and the relatively new Southwest Florida Regional Airport, which is located just south of Gateway and is easily accessible by a two lane road. Another major expansion to the local economy is the new Florida Gulf Coast University, which is part of the State of Florida University system. The enrollment at this university is expected to increase to between 10,000 and 15,000 in the next few years.

The Lease. The entire 62,400 rentable square feet of the Gartner Building is
---------
currently under a net lease agreement with Gartner dated July 30, 1997. The landlord's interest in the Gartner lease was assigned to the XI-XII-REIT Joint Venture at the closing.

     The Gartner Building will be occupied by Gartner's Financial Services Division. Gartner, which was founded in 1979, is the world's leading independent provider of research and analysis related to information and technology solutions. Gartner serves as a consultant to business clients for their information technology purchasing decisions. Gartner has over 80 locations worldwide and over 12,000 clients. Gartner, which is headquartered in Stamford, Connecticut, had net income of over $98 million and a net worth of over $530 million for its fiscal year ended September 30, 1998.

     The initial term of the Gartner lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the lease for two additional five year periods of time. Each extension option must be exercised by giving at least one year's notice to the landlord prior to the expiration date of the then current lease term.

     The base rent payable for the remainder of the lease term is as follows:

          --------------------------------------------------------------------------------------
          Lease Year                              Yearly Base Rent         Monthly Base Rent
          --------------------------------------------------------------------------------------
          2/1999-1/2000                           $642,798                 $53,566.50
          --------------------------------------------------------------------------------------
          2/2000-1/2001                           $790,642                 $65,886.83
          --------------------------------------------------------------------------------------
          2/2001-1/2002                           $810,408                 $67,534.00
          --------------------------------------------------------------------------------------
          2/2002-1/2003                           $830,668                 $69,222.35
          --------------------------------------------------------------------------------------
          2/2003-1/2004                           $851,435                 $70,952.89
          --------------------------------------------------------------------------------------
          2/2004-1/2005                           $872,721                 $72,726.74
          --------------------------------------------------------------------------------------
          2/2005-1/2006                           $894,539                 $74,544.92
          --------------------------------------------------------------------------------------
          2/2006-1/2007                           $916,902                 $76,408.54
          --------------------------------------------------------------------------------------
          2/2007-1/2008                           $939,825                 $78,318.71
          --------------------------------------------------------------------------------------

The monthly base rent payable for each extended term of the Gartner lease will be equal to the lesser of (i) the prior rate increased by 2.5%, or (ii) 95% of the then current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size and conditions in comparable office buildings in the Fort Myers area.

     Under the Gartner lease, Gartner is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance and other operating costs with respect to the Gartner Building during the term of the lease. In addition, Gartner is responsible for all routine maintenance and repairs to the Gartner Building. The XI-XII-REIT Joint Venture, as landlord, is responsible for repair and replacement of the roof, structure and paved parking areas.

     Gartner also has two expansion options for additional buildings under the Gartner lease. The two option plans are described in the lease as the "Small Option Building" and the "Large Option Building".

     The "Small Option Building" expansion option allows Gartner the ability to expand into a separate, free standing facility on the property containing between 30,000 and 32,000 rentable square feet to be constructed by the XI-XII-REIT Joint Venture. Gartner may exercise its expansion right for the Small Option Building by providing notice in writing to the joint venture on or before February 15, 2002. In the event that Gartner exercises its expansion option, the parties shall enter into a separate lease within 30 days of such notice by Gartner with a guaranteed ten year lease term and yearly base rent to be determined by mutual agreement of the parties.

     The "Large Option Building" expansion option allows Gartner the ability to expand into a separate, free standing facility on the property containing between 60,000 and 75,000 rentable square feet to be constructed by the XI-XII-REIT Joint Venture. Gartner may exercise its expansion right for the Small Option Building by providing notice in writing to the joint venture on or before February 15, 2002. In the event that Gartner exercises its expansion option, the parties shall enter into a separate lease within 30 days of such notice by Gartner with a guaranteed ten year lease term and yearly base rent to be determined by mutual agreement of the parties.

Property Management Fees. Wells Management Company, Inc. (Wells Management), an
------------------------
affiliate of the general partners, has been retained to manage and lease the Gartner Building. The XI-XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Gartner Building.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 76 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          The partnership commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of October 4, 1999, the partnership had raised a total of $7,069,956 in offering proceeds (706,996 units), and had paid $247,448 in acquisition and advisory fees and acquisition expenses and $883,745 in selling commissions and organizational and offering expenses. As of October 4, 1999, the partnership had invested $5,300,000 in properties as its capital contribution to the XI-XII-REIT Joint Venture and was holding net offering proceeds of $638,763 available for investment in additional properties.

Financial Statements and Exhibits.

     The Statements of Revenues over Certain Operating Expenses of the Gartner Building for the year ended December 31, 1998, included in this supplement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said report. The Statements of Revenues over Certain Operating Expenses of the Gartner Building for the six months ended June 30, 1999, and the pro forma financial information for Wells Real Estate Fund XII,L.P. as of June 30, 1999, for the period from inception (September 15, 1998) to December 31, 1998 and for the six months ended June 30, 1999, have not been audited.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Gartner Building
     Audited Financial Statements
          Report of Independent Public Accountants                          6
          Statements of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1998 (Audited) and for the
           six months ended June 30, 1999 (Unaudited)                       7
          Notes to Statements of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1998 (Audited)
           and for the six months ended June 30, 1999 (Unaudited)           8

Wells Real Estate Fund XII, L.P.
     Unaudited Pro Forma Financial Statements
          Summary of Unaudited Pro Forma Financial Statements               10
          Pro Forma Balance Sheet as of June 30, 1999                       11
          Pro Forma Income Statement for the period from Inception
           (September 15, 1998) to December 31, 1998                        12
          Pro Forma Income Statement for the six month period
           ended June 30, 1999                                              13

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Investment Trust, Inc., and Wells Real Estate Fund XII, L.P.:

We have audited the accompanying statement of revenues over certain operating expenses for the GARTNER BUILDING for the year ended December 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Gartner Building after acquisition by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. [on behalf of Wells Real Estate Investment Trust, Inc.], Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Gartner Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Gartner Building for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP

Atlanta, Georgia
September 24, 1999

                               GARTNER BUILDING


            STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999



                                                     1998            1999
                                                   ---------     -----------
                                                                 (Unaudited)
RENTAL REVENUES                                     $738,074       $402,590

OPERATING EXPENSES, net of reimbursements              8,505             75
                                                    --------       --------
REVENUES OVER CERTAIN OPERATING EXPENSES            $729,569       $402,515
                                                    ========       ========



       The accompanying notes are an integral part of these statements.

                               GARTNER BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1998 AND

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Real Estate Property Acquired

     On September 20, 1999, the Wells Fund XI-Fund XII-REIT Joint Venture (the "Joint Venture") acquired a two story office building with approximately 62,400 rentable square feet located in Fort Myers, Lee County, Florida (the "Gartner Building").

     The Joint Venture is a partnership between Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc.

     The purchase price for the Gartner Building was $8,320,000. The Joint Venture also incurred additional acquisition expenses in connection with the purchase of the Gartner Building, including attorneys' fees, recording fees and other closing costs, of $27,600.

     The Wells Fund XII contributed $2,800,000, Wells Fund XI contributed $106,550, and Wells OP contributed $5,441,050 to the Joint Venture for their respective share of the acquisition costs for the Gartner Building.

     The entire 62,400 rentable square feet of the Gartner Building is currently under a net lease agreement with Gartner dated July 30, 1997 (the "Lease"). The Lease was assigned to the Joint Venture at the closing.

     The initial term of the Lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the Lease for two additional five year periods of time. Each extension option must be exercised by giving at least one year's notice to the landlord prior to the expiration date of the then current lease term.

     Under the Lease, Gartner is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance, and other operating costs with respect to the Gartner Building during the term of the Lease. In addition, Gartner is responsible for all routine maintenance and repairs to the Gartner Building. The Joint Venture, as landlord, is responsible for repair and replacement of the roof, structure, and paved parking areas.

     Rental Revenues

     Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.   BASIS OF ACCOUNTING

     The accompanying statements of revenues over certain operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses, such as depreciation and management and leasing fees, not comparable to the operations of the Gartner Building after acquisition by the Joint Venture.

                       WELLS REAL ESTATE FUND XII, L.P.



                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet as of June 30, 1999 and the pro forma statements of income (loss) for the period from inception (September 15, 1998) to December 31, 1998 and the six-month period ending June 30, 1999 have been prepared to give effect to the acquisition of the Gartner Building by the Wells Fund XI-Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P.) as if the acquisition had occurred as of June 30, 1999 with respect to the balance sheet and on September 15, 1998 with respect to the statements of income (loss).

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

                       WELLS REAL ESTATE FUND XII, L.P.

                            PRO FORMA BALANCE SHEET

                                 JUNE 30, 1999

                                  (Unaudited)


                                               ASSETS

                                                      Wells Real
                                                        Estate           Pro Forma        Pro Forma
                                                    Fund XII, L.P.       Adjustments        Total
                                                    --------------     ---------------    ----------
CASH AND CASH EQUIVALENTS                           $    2,457,166     $(2,457,166)(a)    $        0

INVESTMENT IN JOINT VENTURE                                      0       2,916,676 (b)     2,916,676

DEFERRED PROJECT COSTS                                      94,370         (94,370)(c)             0

DEFERRED OFFERING COSTS                                    117,543               0           117,543
                                                    --------------     ---------------    ----------
       Total assets                                 $    2,669,079     $   365,140        $3,034,219
                                                    ==============     ===============    ==========

                                  LIABILITIES AND PARTNERS' CAPITAL

SALE COMMISSIONS PAYABLE                            $      147,259      $        0        $  147,259

DUE TO AFFILIATES                                          164,579         342,834 (a)       507,413
                                                                            22,306 (c)        22,306
                                                    --------------     ---------------    ----------
       Total liabilities                                   311,838         365,140           676,978
                                                    --------------     ---------------    ----------
PARTNERS' CAPITAL:
  General partners                                             474               0               474
  Original limited partner                                     100               0               100
  Limited partners:
    Class A--164,341 units outstanding                   1,437,987               0         1,437,987
    Class B--105,288 units outstanding                     918,680               0           918,680
                                                    --------------     ---------------    ----------
       Total partners' capital                           2,357,241               0         2,357,241
                                                    --------------     ---------------    ----------
       Total liabilities and partners' capital      $    2,669,079        $365,140        $3,034,219
                                                    ==============     ===============    ==========

            (a) Reflects Wells Real Estate Fund XII, L.P.'s
                portion of the purchase price.

            (b) Reflects Wells Real Estate Fund XII, L.P.'s
                contribution to the Wells Fund XI-Fund XII-REIT
                Joint Venture.

            (c) Reflects deferred project costs contributed to
                the Wells Fund XI-Fund XII-REIT Joint Venture.

                       WELLS REAL ESTATE FUND XII, L.P.


                         PRO FORMA STATEMENT OF INCOME

                         FOR THE PERIOD FROM INCEPTION

                   (SEPTEMBER 15, 1998) TO DECEMBER 31, 1998

                                  (Unaudited)



                                                                Wells Real                            Pro
                                                                  Estate           Pro Forma         Forma
                                                              Fund XII, L.P.       Adjustment        Total
                                                              --------------       ------------    ---------
REVENUES:
  Equity in income of joint venture                            $           0        $ 19,759(a)     $ 19,759

EXPENSES                                                                   0               0               0
                                                              --------------       ------------    ---------
NET INCOME                                                     $           0        $ 19,759        $ 19,759
                                                              --------------       ------------    ---------

NET LOSS ALLOCATED TO GENERAL PARTNERS                         $           0        $   (154)       $   (154)
                                                              --------------       ------------    ---------

NET INCOME ALLOCATED TO CLASS A LIMITED PARTNERS               $           0        $ 35,200        $ 35,200
                                                              --------------       ------------    ---------

NET LOSS ALLOCATED TO CLASS B LIMITED PARTNERS                 $           0        $(15,287)       $(15,287)
                                                              --------------       ------------    ---------


          (a) Reflects Wells Real Estate Fund XII, L.P.'s equity in income of the Wells Fund XI-Fund XII-REIT Joint Venture related to the Gartner Building. The pro forma adjustment results from rental revenues less operating expenses, management and leasing fees, and depreciation.

                       WELLS REAL ESTATE FUND XII, L.P.


                     PRO FORMA STATEMENT OF INCOME (LOSS)

                 FOR THE SIX-MONTH PERIOD ENDING JUNE 30, 1999

                                  (Unaudited)




                                                                   Wells Real                        Pro
                                                                     Estate         Pro Forma       Forma
                                                                 Fund XII, L.P.     Adjustment      Total
                                                                 --------------     -----------    --------
REVENUES:
 Equity in income of joint venture                               $            0     $ 40,139(a)    $ 40,139

EXPENSES                                                                  2,615            0          2,615
                                                                 --------------     -----------    --------
NET (LOSS) INCOME                                                $       (2,615)    $ 40,139       $ 37,524
                                                                 --------------     -----------    --------

NET LOSS ALLOCATED TO GENERAL PARTNERS                           $          (26)    $   (265)      $   (291)
                                                                 --------------     -----------    --------

NET INCOME ALLOCATED TO CLASS A LIMITED PARTNERS                 $            0     $ 66,609       $ 66,609
                                                                 --------------     -----------    --------

NET LOSS ALLOCATED TO CLASS B LIMITED PARTNERS                   $       (2,589)    $(26,205)      $(28,794)
                                                                 --------------     -----------    --------

NET INCOME PER CLASS A WEIGHTED AVERAGE LIMITED PARTNER UNIT     $         0.00     $   0.86       $   0.86
                                                                 --------------     -----------    --------

NET LOSS PER CLASS B WEIGHTED AVERAGE LIMITED PARTNER UNIT       $        (0.02)    $  (0.35)      $  (0.37)
                                                                 --------------     -----------    --------


               (a) Reflects Wells Real Estate Fund XII, L.P.'s
                   equity in income of the Wells Fund XI-Fund XII-REIT Joint Venture related to the Gartner Building. The pro forma adjustment results from rental revenues less operating expenses, management and leasing fees, and depreciation.

                       WELLS REAL ESTATE FUND XII, L.P.
            SUPPLEMENT NO. 3 DATED APRIL 25, 2000 TO THE PROSPECTUS
                             DATED MARCH 22, 1999


     This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XII, L.P. dated March 22, 1999, as supplemented and amended by Supplement No. 1 dated September 1, 1999 and Supplement No. 2 dated October 10, 1999. If we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

     (1) The status of the offering of units of limited partnership interest in Wells Real Estate Fund XII, L.P. (Wells Fund XII);

     (2) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus;

     (3) Updated audited financial statements of Wells Fund XII, Wells Partners, L.P. and Wells Capital, Inc., which are included in this supplement; and

     (4) Updated unaudited prior performance tables, which are included in this supplement.

Status of the Offering

     Pursuant to the prospectus, the offering of units in Wells Fund XII commenced on March 22, 1999. Wells Fund XII commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of April 20, 2000, Wells Fund XII had raised a total of $13,415,777 in offering proceeds (1,341,578 units), comprised of $10,788,366 raised from the sale of cash preferred units (1,078,837 cash preferred units) and $2,627,411 raised from the sale of tax preferred units (262,741 tax preferred units).

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 76 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraphs in lieu thereof:

          Wells Fund XII commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of April 20, 2000, Wells Fund XII had raised a total of $13,415,777 in offering proceeds (1,341,578 units).

          As of April 20, 2000, Wells Fund XII had paid $469,552 in acquisition and advisory fees and acquisition expenses, had paid $1,676,972 in selling commissions and organizational and offering expenses, had invested $5,300,000 in properties by virtue of its capital contributions to The Fund XI - Fund XII - REIT Joint Venture and was holding net offering proceeds of $5,969,253 available for investment in additional properties.

Financial Statements and Prior Performance Tables

     The financial statements of Wells Real Estate Fund XII, L.P., Wells Partners, L.P. and Wells Capital, Inc. as of December 31, 1999 and 1998, and for each of the years in the two year period ended December 31, 1999, included in this supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said report.

     The prior performance tables dated as of December 31, 1999, which are included in this supplement, have not been audited.

          INDEX TO FINANCIAL STATEMENTS AND PRIOR PERFORMANCE TABLES

                                                                            Page
                                                                            ----
Wells Real Estate Fund XII, L.P.
  Audited Financial Statements
     Report of Independent Public Accountants                                  4
     Balance Sheets as of December 31, 1999 and 1998                           5
     Statement of Income for the year ended December 31, 1999                  6
     Statements of Partners' Capital for the years ended
      December 31, 1999 and 1998                                               7
     Statements of Cash Flows for the years ended
      December 31, 1999 and 1998                                               8
     Notes to Financial Statements                                             9

Wells Partners, L.P.
  Audited Financial Statements
     Report of Independent Public Accountants                                 19
     Balance Sheets as of December 31, 1999 and 1998                          20
     Statements of (Loss) Income for the years ended
      December 31, 1999 and 1998                                              21
     Statements of Partners' Capital for the years ended
      December 31, 1999 and 1998                                              22
     Statements of Cash Flows for the years ended
      December 31, 1999 and 1998                                              23
     Notes to Financial Statements                                            24
     Schedule I - Market Value of Investment in Limited Partnerships
      as of December 31, 1999 (Unaudited)                                     26

Wells Capital, Inc.
  Audited Financial Statements
     Report of Independent Public Accountants                                 27
     Balance Sheets as of December 31, 1999 and 1998                          28
     Statements of Income for the years ended
      December 31, 1999 and 1998                                              29
     Statements of Stockholder's Equity for the years ended
      December 31, 1999 and 1998                                              30
     Statements of Cash Flows for the years ended
      December 31, 1999 and 1998                                              31
     Notes to Financial Statements                                            32

Prior Performance Tables                                                      37

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XII, L.P.:

We have audited the accompanying balance sheets of WELLS REAL ESTATE FUND XII, L.P. (a Georgia public limited partnership) as of December 31, 1999 and 1998, the related statement of income for the year ended December 31, 1999, and the related statements of partners' capital and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Fund XII, L.P. as of December 31, 1999 and 1998, the results of its operations for the year ended December 31, 1999, and the results of its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------


Atlanta, Georgia
January 20, 2000

                        WELLS REAL ESTATE FUND XII, L.P.

                     (A Georgia Public Limited Partnership)


                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998



                                     ASSETS

                                                                          1999             1998
                                                                      ------------     -----------
INVESTMENT IN JOINT VENTURE                                             $5,467,634        $      0

CASH                                                                     2,584,734             600

DEFERRED PROJECT COSTS                                                     107,051               0

DEFERRED OFFERING COSTS                                                    331,953         109,139

DUE FROM AFFILIATE                                                         116,258               0
                                                                      ------------     -----------
       Total assets                                                     $8,607,630        $109,739
                                                                      ============     ===========

                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
 Accounts payable                                                       $    5,507        $      0
 Due to affiliate                                                          344,578         109,139
 Partnership distributions payable                                         113,084               0
                                                                      ------------     -----------
                                                                           463,169         109,139
COMMITMENTS AND CONTINGENCIES                                         ------------     -----------

PARTNERS' CAPITAL:
 General partners                                                                0             500
 Limited partners:
   Cash preferred--752,426 units as of December 31, 1999                 6,602,953               0
   Tax preferred--184,393 units as of December 31, 1999                  1,541,508               0
   Original limited partner                                                      0             100
                                                                      ------------     -----------
       Total partners' capital                                           8,144,461             600
                                                                      ------------     -----------
       Total liabilities and partners' capital                          $8,607,630        $109,739
                                                                      ============     ===========

      The accompanying notes are an integral part of these balance sheets.

                        WELLS REAL ESTATE FUND XII, L.P.

                     (A Georgia Public Limited Partnership)


                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1999



REVENUES:
 Equity in income of joint venture                                                             $124,542
 Interest income                                                                                 35,837
                                                                                            -----------
                                                                                                160,379
                                                                                            -----------
EXPENSES:
 Partnership administration                                                                      12,517
 Legal and accounting                                                                            11,439
 Operating costs, net of reimbursements                                                           8,431
 Computer costs                                                                                   5,175
                                                                                                 37,562
                                                                                            -----------
NET INCOME                                                                                     $122,817
                                                                                            ===========
NET LOSS ALLOCATED TO GENERAL PARTNERS                                                         $   (500)
                                                                                            ===========
NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS                                        $195,244
                                                                                            ===========
NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS                                           $(71,927)
                                                                                            ===========

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT                            $   0.50
                                                                                            ===========

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNIT                               $  (0.56)
                                                                                            ===========

CASH DISTRIBUTION PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT                     $   0.55
                                                                                            ===========

         The accompanying notes are an integral part of this statement.

                       WELLS REAL ESTATE FUND XII, L.P.

                    (A Georgia Public Limited Partnership)


                        STATEMENTS OF PARTNERS' CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                               Limited Partners                                    Total
                                          ----------------------------------------------------------
                                                         Cash Preferred           Tax Preferred        General    Partners'
                                                     ----------------------   ----------------------
                                          Original     Units       Amount       Units       Amount     Partners    Capital
                                          --------   ---------   ----------   ---------   ----------   --------   ----------
BALANCE AT, December 31, 1997             $      0           0   $        0           0   $        0   $      0   $        0

 Original partner contribution                 100           0            0           0            0          0          100
 General partners' contributions                 0           0            0           0            0        500          500
                                          --------   ---------   ----------   ---------   ----------   --------   ----------
BALANCE AT, December 31, 1998                  100           0            0           0            0        500          600

 Net income (loss)                               0           0      195,244           0      (71,927)      (500)     122,817
 Partnership distributions                       0           0     (176,018)          0            0          0     (176,018)
 Limited partner contributions                   0     752,426    7,524,260     184,393    1,843,926          0    9,368,186
 Sales commissions and discounts                 0           0     (714,805)          0     (175,173)         0     (889,978)
 Other offering expenses                         0           0     (225,728)          0      (55,318)         0     (281,046)
 Return of capital                            (100)          0            0           0            0          0         (100)
                                          --------   ---------   ----------   ---------   ----------   --------   ----------
BALANCE AT, December 31, 1999             $      0     752,426   $6,602,953     184,393   $1,541,508   $      0   $8,144,461
                                          ========   =========   ==========   =========   ==========   ========   ==========

       The accompanying notes are an integral part of these statements.

                       WELLS REAL ESTATE FUND XII, L.P.

                    (A Georgia Public Limited Partnership)


                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                               1999             1998
                                                                            -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                 $   122,817      $         0
                                                                            -----------      -----------
 Adjustments to reconcile net income to net cash provided by operating activities:
     Equity in income of joint venture                                         (124,542)               0
     Changes in assets and liabilities:
       Accounts payable                                                           5,507                0
       Deferred offering costs                                                        0                0
       Due to affiliates                                                              0                0
                                                                            -----------      -----------
         Total adjustments                                                     (119,035)               0
                                                                            -----------      -----------
         Net cash provided by operating activities                                3,782                0
                                                                            -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Distributions received from joint venture                                       61,485                0
 Investment in joint venture                                                 (5,300,000)               0
 Deferred project costs paid                                                   (315,261)               0
                                                                            -----------      -----------
         Net cash used in investing activities                               (5,553,776)               0
                                                                            -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 General partner's contribution                                                       0              100
 Limited partners' contributions                                              9,368,186              500
 Sales commissions and discounts paid                                          (889,978)               0
 Offering costs paid                                                           (281,046)               0
 Distributions to partners from accumulated earnings                            (62,934)               0
 Return of capital                                                                 (100)               0
                                                                            -----------      -----------
         Net cash provided by financing activities                            8,134,128              600
                                                                            -----------      -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                     2,584,134              600

CASH AND CASH EQUIVALENTS, beginning of year                                        600                0
                                                                            -----------      -----------
CASH AND CASH EQUIVALENTS, end of year                                      $ 2,584,734      $       600
                                                                            ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
   Deferred project costs contributed to joint venture                      $   220,835      $         0
                                                                            ===========      ===========

   Deferred project costs due to affiliate                                  $    12,625      $         0
                                                                            ===========      ===========

   Deferred offering costs due to affiliate                                 $   222,814      $   109,139
                                                                            ===========      ===========

       The accompanying notes are an integral part of these statements.

                        WELLS REAL ESTATE FUND XII, L.P.

                     (A Georgia Public Limited Partnership)


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business

     Wells Real Estate Fund XII, L.P. (the "Partnership") is a public limited partnership organized on September 15, 1998 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P. The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as cash preferred units or tax preferred units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as cash preferred units or tax preferred units one time during each quarterly accounting period. Limited partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. The majority vote on any of the described matters will bind the Partnership, without the concurrence of the general partners. Each limited partnership unit has equal voting rights, regardless of which class of unit is selected. The Partnership commenced operations as of June 1, 1999.

     The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, currently under construction, newly constructed, or have operating histories. The Partnership owns an interest in several properties through a joint venture between Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), the Partnership, and Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership having Wells Real Estate Investment Trust, Inc. ("Wells REIT"), a Maryland corporation, as its general partner, which is referred to as Wells Funds XI, XII, and REIT Joint Venture.

     Through its investment in Wells Fund XI, XII, and REIT Joint Venture, the Partnership owns interests in the following properties: (i) a two-story manufacturing and office building in Greenville County, South Carolina (the "EYBL CareTex Building"), (ii) a three-story office building in Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthay Building"), and (iv) a two-story office building in Fort Myers, Florida (the "Gartner Building").

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The carrying values of the real estate assets are based on management's current intent to hold the real estate assets as long-term investments. The success of the Partnership's future operations and the ability to realize the investment in its assets will be dependent on the Partnership's ability to maintain an appropriate level of rental rates, occupancy, and operating expenses in future years. Management believes that the steps it is taking will enable the Partnership to realize its investment in its assets.

     Income Taxes

     The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective shares of profits and losses in their individual income tax returns.

     Distributions of Net Cash From Operations

     Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding cash preferred units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding cash preferred units and 10% to the general partners. No such distributions will be made to the limited partners holding tax preferred units.

     Distribution of Sale Proceeds

     Upon the sale of properties, the net sale proceeds will be distributed in the following order:

          . To limited partners holding units which at any time have been treated as tax preferred units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding cash preferred units;

          . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contributions, as defined;

          . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined;

          . To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as cash preferred units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as tax preferred units);

          . To the general partners until they have received 100% of their capital contributions, as defined;

          . Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision;

          . Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners.

     Allocation of Net Income, Net Loss, and Gain on Sale

     Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding cash preferred units and 1% to the general partners.

     Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding tax preferred units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

     Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding tax preferred units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

     Investment in Joint Venture

     Basis of Presentation. The Partnership does not have control over the operations of the joint venture; however, it does exercise significant influence. Accordingly, the Partnership's investment in joint venture is recorded using the equity method of accounting.

     Real Estate Assets. Real estate assets held by the joint venture are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All ordinary repairs and maintenance are expensed as incurred.

     Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the joint venture as of December 31, 1999.

     Depreciation for buildings and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

     Revenue Recognition. All leases on real estate assets held by the joint venture are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

     Partner's Distributions and Allocations of Profit and Loss. Cash available for distribution and allocations of profit and loss to the Partnership by the joint venture are made in accordance with the terms of the joint venture agreement. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint venture to the Partnership quarterly.

     Deferred Lease Acquisition Costs. Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

2.   DEFERRED PROJECT COSTS

     The Partnership paid a percentage of limited partner contributions to Wells Capital, Inc. (the "Company"), the general partner of Wells Partners, for acquisition and advisory services. These payments, as stipulated by the partnership agreement, can be up to 5% of the limited partner contributions, subject to certain overall limitations contained in the partnership agreement. Aggregate fees paid through December 31, 1999 were $327,886 and amounted to 3.5% of the limited partners' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint venture. Deferred project costs at December 31, 1999 represent fees not yet applied to properties. As of December 31, 1999 $12,625 of fees had not yet been paid and were included in due to affiliate in the accompanying balance sheet.

3.   DEFERRED OFFERING COSTS

     Organization and offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Company and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.
     As of December 31, 1999, the Company paid organization and offering expenses on behalf of the Partnership in the aggregate amount of $612,999, of which the Company was reimbursed $281,046, which did not exceed the 5% limitation. The unpaid portion of deferred offering costs is $331,953 and is included in due to affiliate in the accompanying balance sheet.

4.   RELATED-PARTY TRANSACTIONS

     Due from affiliate at December 31, 1999 represents the portion of 1999 fourth-quarter distributions to be paid to the Partnership by Fund XI, XII, and REIT Joint Venture.

     The Partnership entered into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

     The Partnership incurred management and leasing fees and lease acquisition costs, at the joint venture level, of $8,268 and $0 for the years ended December 31, 1999 and 1998, respectively, which were paid to Wells Management.

     The Company performs certain administrative services for the Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is reasonable estimation of such expenses.

     The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

5.   INVESTMENT IN JOINT VENTURE

     The Partnership's investment and percentage ownership in Fund XI, XII and REIT at December 31, 1999 are summarized as follows:

                                                    Amount         Percent
                                                  ----------       --------
          Fund XI, XII, and REIT                  $5,467,634          17%

     The following is a rollforward of the Partnership's investment in joint ventures for the years ended December 31, 1999:

          Investment in joint venture, beginning of year                   $        0
            Equity in income of joint venture                                 124,542
            Contributions to joint venture                                  5,520,835
            Distributions from joint venture                                 (177,743)
                                                                           ----------
          Investment in joint venture, end of year                         $5,467,634
                                                                           ==========

     Fund XI, XII, and REIT Joint Venture

     On May 1, 1999, the Partnership entered into a joint venture with Wells Fund XI and the Operating Partnership. On May 18, 1999, the joint venture purchased a 169,510-square-foot, two-story manufacturing and office building, known as EYBL CarTex, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900 square-foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000 square-foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400 square-foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 1999


                                                Assets
Real estate assets, at cost:
  Land                                                                                      $ 5,048,797
  Building and improvements, less accumulated depreciation of $506,582                       26,811,869
                                                                                            -----------
     Total real estate assets                                                                31,860,666
Cash and cash equivalents                                                                       766,278
Accounts receivable                                                                             133,777
Prepaid assets and other expenses                                                                26,486
                                                                                            -----------
     Total assets                                                                           $32,787,207
                                                                                            ===========

                                      Liabilities and Partners' Capital

Liabilities:
  Accounts payable                                                                          $   112,457
  Partnership distributions payable                                                             680,294
                                                                                            -----------
     Total liabilities                                                                          792,751
                                                                                            -----------
Partners' capital:
  Wells Real Estate Fund XI                                                                   8,365,852
  Wells Real Estate Fund XII                                                                  5,467,634
  Wells Operating Partnership, L.P.                                                          18,160,970
                                                                                            -----------
     Total partners' capital                                                                 31,994,456
                                                                                            -----------
     Total liabilities and partners' capital                                                $32,787,207
                                                                                            ===========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                              Statement of Income
                     for the Year Ended December 31, 1999

Revenues:
  Rental income                                                                             $1,443,446
  Other income                                                                                      57
                                                                                            ----------
                                                                                             1,443,503
                                                                                            ----------
Expenses:
  Depreciation                                                                                 506,582
  Management and leasing fees                                                                   59,230
  Operating costs, net of reimbursements                                                         6,433
  Property administration                                                                       14,185
  Legal and accounting                                                                           4,000
                                                                                            ----------
                                                                                               590,430
                                                                                            ----------
Net income                                                                                  $  853,073
                                                                                            ==========

Net income allocated to Wells Real Estate Fund XI                                           $  240,031
                                                                                            ==========

Net income allocated to Wells Real Estate Fund XII                                          $  124,542
                                                                                            ==========

Net income allocated to Wells Operating Partnership, L.P.                                   $  488,500
                                                                                            ==========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statement of Partners' Capital
                     for the Year Ended December 31, 1999

                                                                              Wells
                                          Wells Real      Wells Real        Operating         Total
                                            Estate          Estate        Partnership,      Partners'
                                            Fund XI        Fund XII           L.P.           Capital
                                          ----------      ----------      ------------     -----------
Balance, December 31, 1998                $        0      $        0       $         0     $         0
  Net income                                 240,031         124,542           488,500         853,073
  Partnership contributions                8,470,160       5,520,835        18,376,267      32,367,262
  Partnership distributions                 (344,339)       (177,743)         (703,797)     (1,225,879)
                                          ----------      ----------      ------------     -----------
Balance, December 31, 1999                $8,365,852      $5,467,634       $18,160,970     $31,994,456
                                          ==========      ==========      ============     ===========

                    The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                      for the Year Ended December 31, 1999

     Cash flows from operating activities:
       Net income                                                                                $   853,073
                                                                                              --------------
       Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation                                                                               506,582
          Changes in assets and liabilities:
             Accounts receivable                                                                    (133,777)
             Prepaid expenses and other assets                                                       (26,486)
             Accounts payable                                                                        112,457
                                                                                              --------------
               Total adjustments                                                                     458,776
                                                                                              --------------
               Net cash provided by operating activities                                           1,311,849
                                                                                              --------------
     Cash flows from financing activities:
       Distributions to joint venture partners                                                      (545,571)
                                                                                              --------------
     Net increase in cash and cash equivalents                                                       766,278
     Cash and cash equivalents, beginning of year                                                          0
                                                                                              --------------
     Cash and cash equivalents, end of year                                                      $   766,278
                                                                                              ==============
     Supplemental disclosure of noncash activities:
       Deferred project costs contributed to joint venture                                       $ 1,294,686
                                                                                              ==============
       Contribution of real estate assets to joint venture                                       $31,072,562
                                                                                              ==============

 6.  INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

     The Partnership's income tax basis net income for the year ended December 31, 1999 is recalculated as follows:

     Financial statement net income                                                         $122,817
     Increase (decrease) in net income resulting from:
        Depreciation expense for financial reporting purposes in excess of amounts for
          income tax purposes                                                                 27,541
        Rental income accrued for financial reporting purposes in excess of amounts
          for income tax purposes                                                            (20,250)
                                                                                            --------
     Income tax basis net income                                                            $130,108
                                                                                            --------

     The Partnership's income tax basis partners' capital at December 31, 1999 is computed as follows:

       Financial statement partners' capital                                               $8,144,461
       Increase (decrease) in partners' capital resulting from:
         Depreciation expense for financial reporting purposes in excess of amounts
           for income tax purposes                                                             27,541
         Capitalization of syndication costs for income tax purposes, which are
           accounted for as cost of capital for financial reporting purposes                1,171,024
         Accumulated rental income accrued for financial reporting purposes in
           excess of amounts for income tax purposes                                          (20,250)
         Partnership's distributions payable                                                  113,084
                                                                                      ---------------
       Income tax basis partners' capital                                                  $9,435,860
                                                                                      ===============

 7.  RENTAL INCOME

     The future minimum rental income due from the Partnership's respective ownership interest in the joint venture under noncancelable operating leases at December 31, 1999 is as follows:

               Year ended December 31:
                 2000                                  $  527,288
                 2001                                     535,855
                 2002                                     559,495
                 2003                                     575,460
                 2004                                     587,940
               Thereafter                               1,659,250
                                                       ----------
                                                       $4,445,288
                                                       ==========

     Four tenants contributed 40%, 26%, 26%, and 15% of rental income. In addition, four tenants will contribute 30%, 27%, 22%, and 18% of future minimum rental income.

     The future minimum rental income due Fund XI, XII and REIT under noncancellable operating leases at December 31, 1999 is as follows:

               Year ended December 31:
                 2000                                 $ 3,085,362
                 2001                                   3,135,490
                 2002                                   3,273,814
                 2003                                   3,367,231
                 2004                                   3,440,259
               Thereafter                               9,708,895
                                                      -----------
                                                      $26,011,051
                                                      ===========

     Four tenants contributed approximately 34%, 22%, 22%, and 12% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute approximately 30%, 27%, 22%, and 18% of future minimum rental income.

8.  QUARTERLY RESULTS (UNAUDITED)

     Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 1999:

                                                                              1999 Quarters Ended
                                                        --------------------------------------------------------------------
                                                           March 31      June 30        September 30         December  31
                                                        ------------   ---------       -------------       --------------
     Revenues                                                 $   0      $     0             $ 61,667            $ 98,712
     Net (loss) income                                            0       (2,615)              45,786              79,646
     Net loss allocated to general partners                       0          (26)                (231)               (243)
     Net income allocated to cash preferred limited
      partners                                                    0            0               68,910             126,334
     Net loss allocated to tax preferred limited
      partners                                                    0       (2,589)             (22,893)            (46,445)
     Net income per weighted average cash preferred
      limited partner unit outstanding (a)                    $0.00      $  0.00             $   0.28            $   0.20
     Net loss per weighted average tax preferred
      limited partner unit outstanding (a)                     0.00        (0.02)               (0.21)              (0.36)
     Cash distribution per weighted average cash
      preferred limited partner unit outstanding               0.00         0.00                 0.26                0.29

               (a) The totals of the four quarterly amounts for the year ended December 31, 1999 do not equal the totals for the year. This difference results from the use of a weighted average to compute the number of units outstanding for each quarter and the year.

9.   COMMITMENTS AND CONTINGENCIES


Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership or the Company. In the normal course of business, the Partnership or the Company may become subject to such litigation or claims.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Partners, L.P.:

We have audited the accompanying balance sheets of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1999 and 1998 and the related statements of (loss) income, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investment in limited partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we express no opinion on it.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------

Atlanta, Georgia
January 20, 2000

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                                BALANCE SHEETS

                          DECEMBER 31, 1999 AND 1998


                                    ASSETS

                                                       1999            1998
                                                     --------        --------

CASH                                                 $     70        $     70

INVESTMENT IN LIMITED PARTNERSHIPS                    664,342         667,863
                                                     --------        --------
       Total assets                                  $664,412        $667,933
                                                     ========        ========

COMMITMENTS AND CONTINGENCIES (Note 4)


                               PARTNERS' CAPITAL


GENERAL PARTNER                                      $ 12,921        $ 12,956

LIMITED PARTNERS                                      651,491         654,977
                                                     --------        --------
       Total partners' capital                       $664,412        $667,933
                                                     ========        ========

     The accompanying notes are an integral part of these balance sheets.

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                          STATEMENTS OF (LOSS) INCOME

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                       1999            1998
                                                     --------        --------

EQUITY IN (LOSS) INCOME OF LIMITED PARTNERSHIPS      $ (3,521)       $539,398
                                                     ========        ========

       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                        STATEMENTS OF PARTNERS' CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                                         General      Limited
                                         Partner      Partners       Total
                                         --------     --------      --------

BALANCE AT DECEMBER 31, 1997             $  6,761     $120,974      $127,735

 Capital contribution                         800            0           800
 Net income                                 5,395      534,003       539,398
                                         --------     --------      --------
BALANCE AT DECEMBER 31, 1998               12,956      654,977       667,933

 Net loss                                     (35)      (3,486)       (3,521)
                                         --------     --------      --------
BALANCE AT DECEMBER 31, 1999             $ 12,921     $651,491      $664,412
                                         ========     ========      ========

       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                          1999         1998
                                                       ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                                     $   (3,521)  $  539,398
 Adjustment to reconcile net (loss) income to
  net cash provided by operating activities:
     Equity in loss (income) of limited partnerships        3,521     (539,398)
                                                       ----------   ----------
       Net cash provided by operating activities                0            0

CASH FLOWS USED IN INVESTING ACTIVITIES:
 Investment in limited partnerships                             0         (800)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
 General partner contribution                                   0          800
                                                       ----------   ----------
NET CHANGE IN CASH                                              0            0

CASH AT BEGINNING OF YEAR                                      70           70
                                                       ----------   ----------
CASH AT END OF YEAR                                    $       70   $       70
                                                       ==========   ==========

       The accompanying notes are an integral part of these statements.

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1999 AND 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business

     Wells Partners, L.P. (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc. ("Wells Capital"), a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P. ("Fund XII"), collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

     Although the Partnership is a general partner in the Funds, Wells Capital performs certain administrative services for the Funds on behalf of the Partnership.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   INVESTMENT IN LIMITED PARTNERSHIPS

     The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investment in limited partnerships is recorded using the equity method of accounting. Each of the partnerships in which the Partnership invests, except for Beaver Ruin and Carter Boulevard, has been formed with the purpose to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in limited partnerships at December 31, 1999 and 1998 includes the following:

                                                             1999       1998
                                                           --------   --------

          19.2% ownership interest in Beaver Ruin          $500,172   $502,230
          51.26% ownership interest in Carter Boulevard     163,770    164,833
          Fund XII                                              400        400
          Fund XIII                                               0        400
                                                           --------   --------
                                                           $664,342   $667,863
                                                           ========   ========

     In 1997, the assets of Beaver Ruin and Carter Boulevard were comprised primarily of an investment in a parcel of undeveloped land. In June 1998, the entire parcel of land was sold to an unrelated third party for a sale price of $3,112,875, less closing costs to the seller of $501,297. The Partnership's share of net proceeds of $502,230 through its 19.2% interest in Beaver Ruin and $164,833 through its 51.27% interest in Carter Boulevard was forwarded to an escrow agent to implement a Section 1031 exchange. The Partnership recognized a gain for accounting purposes of approximately $540,000. In October 1998, $818,141 of the $3,112,875 in sale proceeds were invested in another parcel of undeveloped land located in Knoxville, Tennessee (the "Knoxville Property"). Development of the Knoxville Property was completed in 1999. The Knoxville Property is a 71,400 square foot building, of which 50,000 was leased to the Associates Housing Finance, LLC effective September 1, 1999.

     Fund XII own properties through investments in joint ventures which, as of December 31, 1999, owned interests in one manufacturing building, two office buildings, and one office and warehouse building.

     Wells Real Estate Fund XIII, L.P. ("Fund XIII") is a Georgia public limited partnership having Leo F. Wells, III and the Partnership as general partners. Fund XIII was formed on September 15, 1998 for the purpose of acquiring, developing, constructing, owning, operating, improving, leasing, and otherwise managing for investment purposes income-producing commercial or industrial properties. As of December 31, 1999, Fund XIII had not begun offering limited partnership units to the public.

     The Partnership is entitled to share in the allocation of cash distributions and net (loss) income of the Funds based on the ownership percentages outlined in the partnership agreements.

3.   INCOME TAXES

     The Partnership has not requested a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. The Partnership received an opinion from legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service. Based on this opinion from legal counsel, the general partner contends that the Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheets. The partners are required to include their respective share of profits and losses in their individual income tax returns.

4.   COMMITMENTS AND CONTINGENCIES

     Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                                                                      SCHEDULE I


                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


              MARKET VALUE OF INVESTMENT IN LIMITED PARTNERSHIPS

                            AS OF DECEMBER 31, 1999

                                  (Unaudited)


*   19.2% OWNERSHIP INTEREST IN BEAVER RUIN--ARC WAY, LTD.              $549,000

*   51.26% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.                  180,000

    OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XIII, L.P.                  400
                                                                        --------
                                                                        $729,400
                                                                        ========


       *The market value of the limited partnership investment is based on the carrying value of the Knoxville Property, which is partially owned by Beaver Ruin and Carter Boulevard; the Knoxville Property was the only asset owned by Beaver Ruin and Carter Boulevard.

         The accompanying notes are an integral part of this schedule.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Capital, Inc.:

We have audited the accompanying balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 1999 and 1998 and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
-----------------------
Atlanta, Georgia
January 20, 2000

                              WELLS CAPITAL, INC.


                                BALANCE SHEETS

                          DECEMBER 31, 1999 AND 1998



                                    ASSETS

                                                           1999         1998
                                                        ----------   ----------

CURRENT ASSETS:
 Cash                                                   $  147,964   $   41,571
 Due from affiliates                                       150,031      105,428
 Other receivables and prepaid expenses                     55,971        7,547
                                                        ----------   ----------
       Total current assets                                353,966      154,546

SECURITIES AVAILABLE FOR SALE                               80,464      100,000

INVESTMENT IN AFFILIATED COMPANIES                         223,776      224,093

DEFERRED OFFERING COSTS                                  1,296,894    1,107,044
                                                        ----------   ----------
       Total assets                                     $1,955,100   $1,585,683
                                                        ==========   ==========


                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
 Accounts payable                                       $        0   $    7,514
 Due to affiliates                                         324,664    1,060,143
                                                        ----------   ----------
       Total liabilities                                   324,664    1,067,657
                                                        ----------   ----------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDER'S EQUITY:
 Common stock, $1 par value; 100,000 shares
  authorized, 600 shares issued and outstanding                600          600
 Contributed capital                                       306,541      306,541
 Accumulated other comprehensive income                    (24,636)           0
 Retained earnings                                       1,347,931      210,885
                                                        ----------   ----------
       Total stockholder's equity                        1,630,436      518,026
                                                        ----------   ----------
       Total liabilities and stockholder's equity       $1,955,100   $1,585,683
                                                        ==========   ==========

     The accompanying notes are an integral part of these balance sheets.

                              WELLS CAPITAL, INC.


                             STATEMENTS OF INCOME

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                           1999         1998
                                                        ----------   ----------
REVENUES:
 Acquisition and advisory fees                          $3,922,296   $1,682,555
 Equity in (loss) income of affiliated companies               (35)       5,672
 Interest income                                            12,830            0
 Investment income                                           5,100            0
 Miscellaneous income                                          430            0
                                                        ----------   ----------
                                                         3,940,621    1,688,227
                                                        ----------   ----------
EXPENSES:
 Salaries and wages                                      2,871,853    1,517,818
 General and administrative, net of reimbursements         (68,278)      56,471
                                                        ----------   ----------
                                                         2,803,575    1,574,289
                                                        ----------   ----------
NET INCOME                                              $1,137,046   $  113,938
                                                        ==========   ==========

       The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                      STATEMENTS OF STOCKHOLDER'S EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                Accumulated
                                                                                  Other                           Total
                                        Common Stock            Contributed    Comprehensive     Retained     Stockholder's
                                 ----------------------------
                                    Shares         Amount         Capital         Income         Earnings         Equity
                                 -------------  -------------  -------------   -------------   -------------  -------------
BALANCE, December 31, 1997                 600       $    600       $306,541       $       0      $   96,947     $  404,088

 Net income                                  0              0              0               0         113,938        113,938
                                 -------------  -------------  -------------   -------------   -------------  -------------
BALANCE, December 31, 1998                 600            600        306,541               0         210,885        518,026

 Changes in unrealized loss on
  investment securities                      0              0              0         (24,636)              0        (24,636)
 Net income                                  0              0              0               0       1,137,046      1,137,046
                                 -------------  -------------  -------------   -------------   -------------  -------------
BALANCE, December 31, 1999                 600       $    600       $306,541       $ (24,636)     $1,347,931     $1,630,436
                                 =============  =============  =============   =============   =============  =============

       The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                    1999              1998
                                                                 -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                      $ 1,137,046       $   113,938
                                                                 -----------       -----------
 Adjustments to reconcile net income to net cash
  provided by operating activities:
     Equity in loss (income) of affiliated companies                      35            (5,672)
     Investment income reinvested                                     (5,100)                0
     Changes in assets and liabilities:
       Due from affiliates                                           (44,603)          254,595
       Deferred offering costs                                      (189,850)         (778,711)
       Other receivables and prepaid expenses                        (48,424)           (7,547)
       Accounts payable                                               (7,514)          (27,107)
       Due to affiliates                                            (735,479)          480,505
                                                                 -----------       -----------
         Total adjustments                                        (1,030,935)          (83,937)
                                                                 -----------       -----------
         Net cash provided by operating activities                   106,111            30,001
                                                                 -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Distributions from affiliated companies                                 282               277
 Additional investment in affiliated companies                             0          (301,800)
                                                                 -----------       -----------
         Net cash provided by (used in) investing activities             282          (301,523)
                                                                 -----------       -----------
NET INCREASE (DECREASE) IN CASH                                      106,393          (271,522)

CASH AT BEGINNING OF YEAR                                             41,571           313,093
                                                                 -----------       -----------
CASH AT END OF YEAR                                              $   147,964       $    41,571
                                                                 ===========       ===========

       The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1999 AND 1998

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business

     Wells Capital, Inc. (the "Company") was organized on April 18, 1984 under the Georgia Business Corporation Code. The Company is primarily in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate Funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. The Company is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and the sole stockholder of Wells Real Estate Funds, Inc. is Leo F. Wells, III.

     The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships, and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of these partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for future Wells Real Estate Funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), Wells Real Estate Fund XI, L.P. ("Fund XI"), and Wells Real Estate Fund XII, L.P. ("Fund XII"). Funds IV, V, VI, VII, VIII, IX, X, XI, and XII have the same investment objectives as Funds I, II, II-OW, and III.

     In 1997, the Company purchased 100 shares of common stock of Wells Real Estate Investment Trust, Inc. ("Wells REIT"), a Maryland corporation that qualifies as a real estate investment trust at the proposed initial public offering price of $10 per share. The registration statement pertaining to the Wells REIT became effective on January 30, 1998 and will remain effective through December 19, 2001 or until the sale of 40,000,000 shares of common stock. Substantially all of the Wells REIT's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. In 1997, the Operating Partnership issued 20,000 limited partnership units to the Company in exchange for $200,000.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes

     The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

     Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

2.   SECURITIES AVAILABLE FOR SALE

     At December 31, 1999 and 1998, the Company owned 11,803 and 10,372 shares, respectively, of the Wells S&P REIT Index Fund (the "Mutual Fund"). The investment objective of the Mutual Fund is to provide results that correspond with the performance of the S&P Real Estate Investment Trust Composite Price Index (the "Index"). The Mutual Fund attempts to duplicate the investment results of the Index. The Index is made up of approximately 100 stocks, which constitute a representative sample of all publicly traded real estate investment trusts. Under normal market conditions, at least 90% of the Mutual Fund's total assets will be invested in the stocks included in the Index, with the remaining 10% invested in money market instruments and U.S. government securities. The proportion of the Mutual Fund's assets invested in each stock held in the Mutual Fund's portfolio is substantially similar to the proportion of the Index represented by the stock. The Mutual Fund will normally be invested in all of the stock which comprise the Index. Wells Investment Securities, Inc. serves as the investment manager for the Mutual Fund and is owned 100% by Leo F. Wells, III. The Company's investment in the Mutual Fund is classified as available for sale and is reported at fair value with net unrealized gains or losses reported within shareholder's equity. The cost of the Company's investment in the Mutual Fund is $105,100 at December 31, 1999, which includes $5,100 in investment income which has been reinvested in the Mutual Fund.

3.   RELATED-PARTY TRANSACTIONS

     The Company is entitled to share in the allocation of cash distributions and net income (loss) from the Wells Real Estate Funds based on the percentages outlined in the partnership agreements. The Company, as general partner, paid all the organizational and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions for organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners, the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X, Fund XI, and Fund XII. Pursuant to the partnership agreements of Fund IV, Fund V, and Fund XI, these partnerships can only pay up to 3% of total limited partners' contributions for organization and offering expenses. The remaining partnerships can reimburse the Company up to 5% of total limited partners' contributions for organization and offering costs pursuant to the partnership agreements. The Wells REIT can reimburse the Company up to 3% of total shareholder contributions for organization and offering expenses. The Mutual Fund pays to Wells Asset Management, Inc., an affiliate of the Company, a management fee equal to 0.5% of the daily average value of net assets. Wells Asset

     Management, Inc. uses these funds to reimburse the Company for organization and offering expenses. During 1999 and 1998, the Company paid organization and offering costs related to the Mutual Fund of $284,069 and $409,916, respectively. In 1999, the Company expensed all of the incurred and deferred organizational and offering costs of $733,245.

     During the years ended December 31, 1999 and 1998, the Company paid organization and offering costs related to Fund X of $0 and $21,423, respectively. During 1998, the Company expensed $21,423 of organization and offering costs related to Fund X, which exceeded the 5% reimbursement limitation.

     During the years ended December 31, 1999 and 1998, the Company paid organization and offering costs related to Fund XI of $49,141 and $692,610, respectively. During 1999 and 1998, the Company expensed $49,141 and $390,651, respectively, of organization and offering costs related to Fund XI which exceeded the 5% reimbursement limitation.

     During the years ended December 31, 1999 and 1998, the Company paid organization and offering costs related to Fund XII of $503,860 and $109,139, respectively. As of December 31, 1999 and 1998, deferred offering costs represented unreimbursed organization and offering costs of $331,953 and $109,139, respectively. Fund XII will reimburse the Company for organizational and offering costs paid on its behalf as Fund XII raises additional capital.

     During the years ended December 31, 1999 and 1998, the Company paid organization and offering costs related to Wells REIT of $3,510,322 and $1,205,867, respectively. As of December 31, 1999 and 1998, deferred offering costs represented unreimbursed organizational and offering costs of $964,941 and $548,729, respectively. Wells REIT will reimburse the Company for organizational and offering costs paid on its behalf as Wells REIT raises additional capital.

     Due from affiliates at December 31, 1999 and 1998 represents primarily acquisition and advisory fees paid by the Company on behalf of Fund XI, Fund XII, and Wells REIT. The remaining due from affiliates represents operating expenses paid by the Company on behalf of other affiliates and a receivable from the Company's sole shareholder. The following is a detail of due from affiliates at December 31:

                                                 1999        1998
                                               --------    --------

               Fund X                          $      0    $  2,539
               Fund XI                              785      89,930
               Fund XII                          11,982           0
               Wells REIT                        68,643       6,746
               Shareholder                       58,412           0
               Other affiliates                  10,209       6,213
                                               --------    --------
                                               $150,031    $105,428
                                               ========    ========

     Due to affiliates includes the liability for advances from Wells Management Company, Inc. ("Wells Management"), an affiliate of the Company. These advances were used to fund the general operations of the Company. The Company anticipates repaying this obligation to Wells Management during 2000.

4.   INVESTMENT IN AFFILIATED COMPANIES

     The following is a rollforward of the Company's investment in affiliated companies for the years ended December 31, 1999 and 1998:

                                                                    1999        1998
                                                                  --------    --------
          Investment in affiliated companies, beginning of year   $224,093    $ 16,898
          Contribution to affiliated companies                           0     201,800
          Equity in (loss) income of affiliated companies              (35)      5,672
          Distributions from affiliated companies                     (282)       (277)
                                                                  --------    --------
          Investment in affiliated companies, end of year         $223,776    $224,093
                                                                  ========    ========

     The Company's investment in each affiliated company at December 31, 1999 and 1998 is as follows:

                                                                    1999        1998
                                                                  --------    --------
          Fund I                                                  $ 11,027    $ 11,027
          Fund II                                                    2,439       2,721
          Wells Partners                                             9,310       9,345
          Wells REIT                                               201,000     201,000
                                                                  --------    --------
                                                                  $223,776    $224,093
                                                                  ========    ========

     As of December 31, 1999 and 1998, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

     Fund II owns all of its properties through a joint venture, which, as of December 31, 1999 and 1998, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, and a parcel of land on which a restaurant and a retail shopping center were developed.

     Wells REIT owns all of its properties either directly or through three joint ventures, which, as of December 31, 1999, included interests in nine office buildings, one warehouse building, three warehouse and office facilities, and one manufacturing and office facility.

5.   ACQUISITION AND ADVISORY FEES

     Acquisition and advisory fees of $327,887 and $3,594,409, respectively, were earned from Fund XII and Wells REIT, respectively, during 1999.

     Acquisition and advisory fees of $578,645 and $1,103,910, respectively, were also earned from Fund XI and Wells REIT, respectively, during 1998. Pursuant to the partnership agreements, total fees earned may not exceed 5% of limited partners' contributions for Fund X, and 3.5% for Fund XI, Fund XII, and Wells REIT. As of December 31, 1999, $785 of fees due from Fund XI, $11,982 of fees due from Fund XII, and $68,643 of fees due from Wells REIT remained uncollected and are included in due from affiliates.

6.   COMMITMENTS AND CONTINGENCIES

     Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

                           PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the General Partners or their affiliates (Prior Programs) which have investment objectives similar to Wells Real Estate Fund XII, L.P. (Wells Fund XII).

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

     Investors in Wells Fund XII will not own any interest in the Prior Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Programs.

     These Tables present actual results of Prior Programs that have investment objectives similar to those of Wells Fund XII. Wells Fund XII's investment objectives are to maximize net cash from operations; to preserve original capital contributions; and to realize capital appreciation over a period of time. All of the General Partners' Prior Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

     The General Partners are responsible for the acquisition, operation, maintenance and resale of the partnership properties. The financial results of the Prior Programs thus provide an indication of the General Partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     Table II - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Prior Programs

     Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the Registration Statement which the Partnership has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "Acquisition Fees" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

     "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

     "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the general partners and their affiliates in Prior Programs for which offerings have been completed since December 31, 1996. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 1999.

                                                  Wells Real          Wells Real          Wells Real         Wells Real Estate
                                                  Estate Fund        Estate Fund          Estate Fund           Investment
                                                    IX, L.P.            X, L.P.             XI, L.P.            Trust, Inc.
                                                  -----------         -----------         -----------           -----------
Dollar Amount Raised                              $35,000,000/(3)/    $27,128,912/(4)/    $16,532,802/(5)       $132,181,919/(6)/
                                                  ===========         ===========         ===========           ============
Percentage Amount Raised                                100.0%/(3)/           100%/(4)/           100%/(5)/              100%/(6)/

Less Offering Expenses
  Underwriting Fees                                      10.0%               10.0%                9.5%                   9.5%
  Organizational Expenses                                 5.0%                5.0%                3.0%                   3.0%
Reserves/(1)/                                             0.0%                0.0%                0.0%                   0.0%
                                                  -----------         -----------         -----------           ------------
  Percent Available for Investment                       85.0%               85.0%               87.5%                  87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
     Purchase of Property                                 2.0%                5.4%                0.0%                   1.1%
  Cash Down Payment                                      67.1%               60.5%               84.0%                  82.0%
  Acquisition Fees/(2)/                                   4.0%                4.0%                3.5%                   3.5%
  Development and Construction Costs                     11.9%               14.1%                0.0%                   0.3%

Reserve for Payment of Indebtedness                       0.0%                0.0%                0.0%                   0.0%
                                                  -----------         -----------         -----------           ------------
Total Acquisition and Development Cost                   85.0%               84.0%               87.5%                  86.9%

Percent Leveraged                                         0.0%                0.0%                0.0%                  17.6%
                                                  ===========         ===========         ===========           ============
Date Offering Began                                  01/05/96            12/31/96            12/31/97               01/30/98

Length of Offering                                         12 mo.              12 mo.              12 mo.                 23 mo.

Months to Invest 90% of Amount Available for
 Investment (Measured from Beginning of Offering)          14 mo.              19 mo.              20 mo.                 21 mo.

Number of Investors as of 12/31/99                      2,120               1,812               1,345                  3,839

(1)  Does not include general partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(6) Total dollar amount registered and available to be offered was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 20, 1999, and the total dollar amount raised in its initial offering was $132,181,919.

                                   TABLE II
                                  (UNAUDITED)
                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by the general partners or affiliates of the general partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1996. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1999.

                                                                                                    Wells Real
                                                          Wells Real    Wells Real    Wells Real      Estate         Other
                                                          Estate Fund   Estate Fund   Estate Fund   Investment       Public
                                                            IX, L.P.      X, L.P.       XI, L.P.    Trust, Inc.   Programs/(1)/
                                                          -----------   -----------   -----------   ------------  -------------
Date Offering Commenced                                      01/05/96      12/31/96      12/31/97       01/30/98             --

Dollar Amount Raised                                      $35,000,000   $27,128,912   $16,532,802   $132,181,919   $206,241,095
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                                  $   309,556   $   260,748   $   151,911   $  1,530,882   $    924,156
  Acquisition Fees
   Real Estate Commissions                                         --            --            --             --             --
   Acquisition and Advisory Fees/(3)/                     $ 1,400,000   $ 1,085,157   $   578,648   $  4,626,367   $ 10,159,399

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/                $ 7,064,631   $ 4,262,319   $ 2,133,705   $  8,002,132   $ 38,076,886

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                             $   169,661   $   105,410   $    22,200   $    129,208   $  1,434,957
 Partnership Management Fee                                        --            --            --             --             --
 Reimbursements                                           $   133,784   $   105,132   $    61,058   $    101,605   $  1,613,725
 Leasing Commissions                                      $   260,082   $   176,108   $    33,492   $    129,208   $  1,580,482
 General Partner Distributions                                     --            --            --             --             --
 Other                                                             --            --            --             --             --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                             --            --            --             --             --
  Notes                                                            --            --            --             --             --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                          --            --            --             --             --
  Incentive Fees                                                   --            --            --             --             --
  Other                                                            --            --            --             --             --

(1) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1999, the amount of such deferred fees due the general partners totaled $2,397,266.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.
(3) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $487,134 in net cash provided by operating activities, $6,013,970 in distributions to limited partners and $563,527 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $400,825 in net cash provided by operating activities, $3,474,844 in distributions to limited partners and $386,650 in payments to sponsor for Wells Real Estate Fund X, L.P.; $(150,720) in net cash used by operating activities, $2,167,675 in distributions to limited partners and $116,750 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $3,732,726 in net cash provided by operating activities, $3,909,385 in dividends and $360,021 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $2,167,163 in net cash provided by operating activities, $31,280,559 in distributions to limited partners and $4,629,164 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

     The following six tables set forth operating results of Prior Programs sponsored by the general partners the offerings of which have been completed since December 31, 1994. The information relates only to public programs with investment objectives similar to those of the partnership. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                              1999           1998           1997           1996           1995
                                                           -----------    -----------    -----------    -----------    ------------
Gross Revenues/(1)/                                         $  982,630    $   846,306    $   816,237    $   543,291    $    925,246
Profit on Sale of Properties                                        --             --             --             --              --
Less: Operating Expenses/(2)/                                   85,273         85,722         76,838         84,265         114,953
      Depreciation and Amortization/(3)/                         1,562          6,250          6,250          6,250           6,250
                                                           -----------    -----------    -----------    -----------    ------------
Net Income GAAP Basis/(4)/                                 $   895,795    $   754,334    $   733,149    $   452,776    $    804,043
                                                           ===========    ===========    ===========    ===========    ============
Taxable Income: Operations                                 $ 1,255,666    $ 1,109,096    $ 1,008,368    $   657,443    $    812,402
                                                           ===========    ===========    ===========    ===========    ============
Cash Generated (Used By):
  Operations                                                   (82,763)      (72,194)        (43,250)        20,883         431,728
  Joint Ventures                                             1,777,010     1,770,742       1,420,126        760,628         424,304
                                                           -----------    -----------    -----------    -----------    ------------
                                                           $ 1,694,247    $ 1,698,548    $ 1,376,876    $   781,511    $    856,032
Less Cash Distributions to Investors:
  Operating Cash Flow                                        1,688,290      1,636,158      1,376,876        781,511         856,032
  Return of Capital                                                 --             --          2,709         10,805          22,064
  Undistributed Cash Flow from Prior Year Operations                --             --             --             --           9,643
                                                           -----------    -----------    -----------    -----------    ------------
Cash Generated (Deficiency) after Cash Distributions       $     5,957    $    62,390    $    (2,709)   $   (10,805)   $    (31,707)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                    --             --             --             --              --
   Increase in Limited Partner Contributions               $        --    $        --    $        --    $        --    $    805,212
                                                           -----------    -----------    -----------    -----------    ------------
                                                           $     5,957    $    62,390    $    (2,709)   $   (10,805)   $    773,505
Use of Funds:
  Sales Commissions and Offering Expenses                           --             --             --             --    $    244,207
  Return of Original Limited Partner's Investment                   --             --             --             --             100
  Property Acquisitions and Deferred Project Costs                   0        181,070        169,172        736,960      14,971,002
                                                           -----------    -----------    -----------    -----------    ------------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                            $     5,957    $  (118,680)   $  (171,881)   $  (747,765)   $(14,441,804)
                                                           ===========    ===========    ===========    ===========    ============

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                      93             85             86             62              57
    - Operations Class B Units                                    (248)          (224)          (168)           (98)            (20)
   Capital Gain (Loss)                                              --             --             --             --              --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                      89             82             78             55              55
    - Operations Class B Units                                    (144)          (134)          (111)           (58)            (16)
   Capital Gain (Loss)                                              --             --             --             --              --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                 83             81             70             43              52
  - Return of Capital Class A Units                                 --             --             --             --              --
  - Return of Capital Class B Units                                 --             --             --             --              --
 Source (on Cash Basis)
  - Operations Class A Units                                        83             81             70             42              51
  - Return of Capital Class A Units                                 --             --             --             --              --
  - Operations Class B Units                                        --             --             --             --              --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                  67            65              54             29              30
 - Return of Capital Class A Units                                  16            16              16             14              22
 - Return of Capital Class B Units                                  --            --              --             --              --

Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table      100%

(1) Includes $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998, and $981,104 in equity in earnings of joint ventures and $1,526 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 97% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996,
     $877,869 for 1997, $955,245 for 1998, and $982,052 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998; and $1,879,410 to Class A Limited Partners, $(983,615) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,680,730.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                   1999          1998          1997          1996          1995
                                                               ------------  ------------  ------------  ------------  ------------
Gross Revenues/(1)/                                            $  1,360,497  $  1,362,513  $  1,204,018  $  1,057,694  $    402,428
Profit on Sale of Properties                                             --            --            --            --            --
Less: Operating Expenses/(2)/                                        87,301        87,092        95,201       114,854       122,264
      Depreciation and Amortization/(3)/                              6,250         6,250         6,250         6,250         6,250
                                                               ------------  ------------  ------------  ------------  ------------
Net Income GAAP Basis/(4)/                                     $  1,266,946  $  1,269,171  $  1,102,567  $    936,590       273,914
                                                               ============  ============  ============  ============  ============
Taxable Income: Operations                                     $  1,672,844  $  1,683,192  $  1,213,524  $  1,001,974       404,348
                                                               ============  ============  ============  ============  ============
Cash Generated (Used By):
  Operations                                                        (87,298)      (63,946)        7,909       623,268       204,790
  Joint Ventures                                                  2,558,623     2,293,504     1,229,282       279,984        20,287
                                                               ------------  ------------  ------------  ------------  ------------
                                                               $  2,471,325  $  2,229,558  $  1,237,191  $    903,252  $    225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                             2,379,215     2,218,400     1,237,191       903,252            --
  Return of Capital                                                      --            --       183,315         2,443            --
  Undistributed Cash Flow from Prior Year Operations                     --            --            --       225,077            --
                                                               ------------  ------------  ------------  ------------  ------------
Cash Generated (Deficiency) after Cash Distributions           $     92,110  $     11,158  $   (183,315) $   (227,520) $    225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --            --            --            --            --
   Increase in Limited Partner Contributions(5)                          --            --            --     1,898,147    30,144,542
                                                               ------------  ------------  ------------  ------------  ------------
                                                               $     92,110  $     11,158  $   (183,315) $  1,670,627  $ 30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                --            --            --       464,760     4,310,028
  Return of Limited Partner's Investment                                 --            --         8,600            --            --
  Property Acquisitions and Deferred Project Costs                        0     1,850,859    10,675,811     7,931,566     6,618,273
                                                               ------------  ------------  ------------  ------------  ------------
Cash Generated (Deficiency) after Cash Distributions and
 Special Items                                                 $     92,110  $ (1,839,701) $(10,867,726) $ (6,725,699) $ 19,441,318
                                                               ============  ============  ============  ============  ============
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           91            91            73            46            28
    - Operations Class B Units                                         (247)         (212)         (150)          (47)           (3)
   Capital Gain (Loss)                                                   --            --            --            --            --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           88            89            65            46            17
    - Operations Class B Units                                          154          (131)          (95)          (33)           (3)
   Capital Gain (Loss)                                                   --            --            --            --            --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      87            83            54            43            --
  - Return of Capital Class A Units                                      --            --            --            --            --
  - Return of Capital Class B Units                                      --            --            --            --            --
 Source (on Cash Basis)
  - Operations Class A Units                                             87            83            47            43            --
  - Return of Capital Class A Units                                      --            --             7             0            --
  - Operations Class B Units                                             --            --            --            --            --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       70            69            42            33            --
 - Return of Capital Class A Units                                       17            16            12            10            --
 - Return of Capital Class B Units                                       --            --            --            --            --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table            100%

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998, and $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 98% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, $841,666 for 1997,
     $1,157,355 for 1998, and $1,209,171 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; and $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,464,810.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                       1999          1998            1997           1996       1995
                                                                    ----------    -----------    ------------    -----------   ----
Gross Revenues/(1)/                                                 $1,593,734    $ 1,561,456    $  1,199,300    $   406,891    N/A
Profit on Sale of Properties                                                --             --              --             --
Less: Operating Expenses/(2)/                                           90,903        105,251         101,284        101,885
      Depreciation and Amortization/(3)/                                12,500          6,250           6,250          6,250
                                                                    ----------    -----------    ------------    -----------
Net Income GAAP Basis/(4)/                                          $1,490,331    $ 1,449,955    $  1,091,766    $   298,756
                                                                    ==========    ===========    ============    ===========
Taxable Income: Operations                                          $1,924,542    $ 1,906,011    $  1,083,824    $   304,552
                                                                    ==========    ===========    ============    ===========
Cash Generated (Used By):
  Operations                                                        $  (94,403)   $    80,147    $    501,390    $   151,150
  Joint Ventures                                                     2,814,870      2,125,489         527,390             --
                                                                    ----------    -----------    ------------    -----------
                                                                    $2,720,467    $ 2,205,636    $  1,028,780    $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                                2,720,467      2,188,189       1,028,780        149,425
  Return of Capital                                                     15,528             --          41,834             --
  Undistributed Cash Flow From Prior Year Operations                    17,447             --           1,725             --
                                                                    ----------    -----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions                $  (32,975)   $    17,447    $    (43,559)   $     1,725

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                            --             --              --             --
   Increase in Limited Partner Contributions                                --             --              --     35,000,000
                                                                    ----------    -----------    ------------    -----------
                                                                    $  (32,975)   $    17,447    $    (43,559)   $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                                   --             --         323,039      4,900,321
  Return of Original Limited Partner's Investment                           --             --             100             --
  Property Acquisitions and Deferred Project Costs                     190,853      9,455,554      13,427,158      6,544,019
                                                                    ----------    -----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                     $ (223,828)   $(9,438,107)   $(13,793,856)   $23,557,385
                                                                    ==========    ===========    ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                              89             88              53             28
    - Operations Class B Units                                            (272)          (218)            (77)           (11)
   Capital Gain (Loss)                                                      --             --              --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                              86             85              46             26
    - Operations Class B Units                                            (164)          (123)            (47)           (48)
   Capital Gain (Loss)                                                      --             --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                         88             73              36             13
  - Return of Capital Class A Units                                          2             --              --             --
  - Return of Capital Class B Units                                         --             --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                                89             73              35             13
  - Return of Capital Class A Units                                          1             --               1             --
  - Operations Class B Units                                                --             --              --             --
Source (on a Priority Distribution Basis)(5)
 - Investment Income Class A Units                                          77             61              29             10
 - Return of Capital Class A Units                                          13             12               7              3
 - Return of Capital Class B Units                                          --             --              --             --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table              100%

(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998, and $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, $1,143,407 for 1998,
     and $1,210,939 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; and $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $993,010.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND X, L.P.

                                                                       1999           1998           1997      1996   1995
                                                                    ----------    ------------    -----------  ----   ----
Gross Revenues/(1)/                                                 $1,309,281    $  1,204,597    $   372,507   N/A    N/A
Profit on Sale of Properties                                                --              --             --
Less: Operating Expenses/(2/)                                           98,213          99,034         88,232
      Depreciation and Amortization/(3)/                                18,750          55,234          6,250
                                                                    ----------    ------------    -----------
Net Income GAAP Basis/(4)/                                          $1,192,318    $  1,050,329    $   278,025
                                                                    ==========    ============    ===========
Taxable Income: Operations                                          $1,449,771    $  1,277,016    $   382,543
                                                                    ==========    ============    ===========
Cash Generated (Used By):
  Operations                                                           (99,862)        300,019        200,668
  Joint Ventures                                                     2,175,915         886,846             --
                                                                    ----------    ------------    -----------
                                                                    $2,076,053    $  1,186,865    $   200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                                2,067,801       1,186,865             --
  Return of Capital                                                         --          19,510             --
  Undistributed Cash Flow From Prior Year Operations                        --         200,668             --
                                                                    ----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions                $    8,252    $   (220,178)   $   200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                            --              --             --
   Increase in Limited Partner Contributions                                --              --     27,128,912
                                                                    ----------    ------------    -----------
                                                                    $    8,252    $   (220,178)   $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                                   --         300,725      3,737,363
  Return of Original Limited Partner's Investment                           --              --            100
  Property Acquisitions and Deferred Project Costs                           0      17,613,067      5,188,485
                                                                    ----------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                     $    8,252    $(18,133,970)   $18,403,632
                                                                    ==========    ============    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                               97              85             28
   - Operations Class B Units                                             (160)           (123)            (9)
   Capital Gain (Loss)                                                      --              --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                               92              78             35
   - Operations Class B Units                                             (100)            (64)             0
   Capital Gain (Loss)                                                      --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                         95              66             --
  - Return of Capital Class A Units                                         --              --             --
  - Return of Capital Class B Units                                         --              --             --
  Source (on Cash Basis)
  - Operations Class A Units                                                95              56             --
  - Return of Capital Class A Units                                         --              10             --
  - Operations Class B Units                                                --              --             --
 Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                          71              48             --
 - Return of Capital Class A Units                                          24              18             --
 - Return of Capital Class B Units                                          --              --             --
Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table               100%

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998, and $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, $674,986 for 1998, and $891,911 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; and $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $909,527.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XI, L.P.

                                                                             1999           1998       1997  1996  1995
                                                                          -----------    -----------   ----  ----  ----
Gross Revenues/(1)/                                                           766,586        262,729    N/A   N/A   N/A
Profit on Sale of Properties                                                       --             --
Less: Operating Expenses/(2)/                                                 111,058        113,184
      Depreciation and Amortization/(3)/                                       25,000          6,250
                                                                          -----------    -----------
Net Income GAAP Basis/(4)/                                                $   630,528    $   143,295
                                                                          ===========    ===========
Taxable Income: Operations                                                $   704,108    $   177,692
                                                                          ===========    ===========
Cash Generated (Used By):
  Operations                                                                   40,906        (50,858)
  Joint Ventures                                                              705,394        102,662
                                                                          -----------    -----------
                                                                          $   746,300    $    51,804
Less Cash Distributions to Investors:
  Operating Cash Flow                                                         746,300         51,804
  Return of Capital                                                            49,761         48,070
  Undistributed Cash Flow From Prior Year Operations                               --             --
                                                                          -----------    -----------
Cash Generated (Deficiency) after Cash Distributions                      $   (49,761)   $   (48,070)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                   --             --
   Increase in Limited Partner Contributions                                       --     16,532,801
                                                                          -----------    -----------
                                                                          $   (49,761)   $16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                                     214,609      1,779,661
  Return of Original Limited Partner's Investment                                 100             --
  Property Acquisitions and Deferred Project Costs                          9,005,979      5,412,870
                                                                          -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                           $(9,270,449)   $ 9,292,200
                                                                          ===========    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                                      77             20
   - Operations Class B Units                                                    (112)           (32)
   Capital Gain (Loss)                                                             --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                                      71             18
   - Operations Class B Units                                                     (73)           (17)
   Capital Gain (Loss)                                                             --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                                60              8
  - Return of Capital Class A Units                                                --             --
  - Return of Capital Class B Units                                                --             --
  Source (on Cash Basis)
  - Operations Class A Units                                                       56              4
  - Return of Capital Class A Units                                                 4              4
  - Operations Class B Units                                                       --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                                 46              6
 - Return of Capital Class A Units                                                 14              2
 - Return of Capital Class B Units                                                 --             --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table                      100%

(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998, and $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998, and $353,840 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; and $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $213,006.

                       WELLS REAL ESTATE FUND XII, L.P.

             SUPPLEMENT NO. 5 DATED JULY 25, 2000 TO THE PROSPECTUS
                              DATED MARCH 22, 1999


     This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XII, L.P. dated March 22, 1999, as supplemented and amended by Supplement No. 1 dated September 1, 1999, Supplement No. 2 dated October 10, 1999 and Supplement No. 3 dated April 25, 2000. This supplement includes the information in and supercedes Supplement No. 4 dated May 24, 2000. When we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

     (1) The status of the offering of units of limited partnership interest in Wells Real Estate Fund XII, L.P. (Wells Fund XII);

     (2) The Joint Venture Partnership Agreement entered into between Wells Fund XII and Wells Operating Partnership, L.P. (Wells OP);

     (3) The acquisition of an interest in an office building in Troy, Michigan leased to Siemens Automotive Corporation (Siemens Building);

     (4) Revisions to the "Compensation of the General Partners and Affiliates" section of the prospectus;

     (5) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus;

     (6)  Revisions to the "Plan of Distribution" section of the prospectus; and

     (7)  Unaudited Pro Forma Balance Sheet of Wells Fund XII.

Status of the Offering

     Pursuant to the prospectus, the offering of units in Wells Fund XII commenced on March 22, 1999. Wells Fund XII began operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of July 20, 2000, Wells Fund XII had raised a total of $17,317,085 in offering proceeds (1,731,709 units), comprised of $13,458,598 raised from the sale of cash preferred units (1,345,860 cash preferred units) and $3,858,487 raised from the sale of tax preferred units (385,849 tax preferred units).

Fund XII-REIT Joint Venture

     On April 10, 2000, Wells Fund XII and Wells OP, the operating partnership for Wells Real Estate Investment Trust, Inc., an affiliate of the general partners, entered into a Joint Venture Partnership Agreement for the purpose of acquiring, owning, leasing, operating and managing real properties. The joint venture partnership is known as the Wells Fund XII-REIT Joint Venture Partnership (Fund XII-REIT Joint Venture). As of July 15, 2000, Wells Fund XII had made total capital contributions to the

Fund XII-REIT Joint Venture of $6,782,935 and held an equity percentage interest in the joint venture of 50%, and Wells OP had made total capital contributions to the Fund XII-REIT Joint Venture of $6,782,935 and held an equity percentage interest in the joint venture of 50%. All income, loss, profit, net cash flow, resale gain and sale proceeds of the Fund XII-REIT Joint Venture are to be allocated and distributed between the parties based upon their respective capital contributions to the joint venture.

     Wells OP is acting as the initial Administrative Venturer of the Fund XII-REIT Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of the joint venture. However, approval of Wells Fund XII will be required for all major decisions or actions which will materially affect the joint venture or its real properties.

The Siemens Building

Purchase of the Siemens Building.  On May 10, 2000, the Fund XII-REIT Joint
--------------------------------
Venture acquired the Siemens Building, a three story office building with approximately 77,054 rentable square feet located at 4685 Investment Drive, in Troy, Oakland County, Michigan. The Fund XII-REIT Joint Venture purchased the Siemens Building from Troy Development #1, LLC, a Colorado limited liability company (Troy), pursuant to that certain Agreement for the Purchase and Sale of Property between Troy and Wells Capital, Inc. (Wells Capital), an affiliate of the general partners. Troy is not in any way affiliated with the general partners, or their affiliates.

     Wells Capital, the original purchaser under the agreement, assigned its rights under the agreement to the Fund XII-REIT Joint Venture at closing. The Fund XII-REIT Joint Venture paid a purchase price of $14,265,000 for the Siemens Building and incurred additional acquisition expenses in connection with the purchase of the Siemens Building, including attorneys' fees, recording fees and other closing costs, of approximately $27,489. The Fund XII-REIT Joint Venture received a credit at the closing in the amount of $1,954,516 to be used to pay the remainder of the tenant improvement allowance required under the terms of the Siemens lease, which became an obligation of the Fund XII-REIT Joint Venture, as landlord, upon the assignment of the Siemens lease at closing.

     Wells Fund XII contributed $6,168,986 and Wells OP contributed $6,168,986 to the Fund XII-REIT Joint Venture for their respective shares of the acquisition costs for the Siemens Building. As of July 15, 2000, Wells Fund XII and Wells OP have contributed on an equal basis and aggregate amount of $1,227,898 to the Fund XII-REIT Joint Venture in order to fund the tenant improvement allowance as such costs were incurred by the tenant. It is currently anticipated that the remaining $726,618 of the tenant improvement allowance will be contributed on an equal basis to the Fund XII-REIT Joint Venture as such costs are incurred by the tenant.

Description of the Building and the Site.  As set forth above, the Siemens
----------------------------------------
Building, which was completed in May 2000, is a three story office building containing approximately 77,054 rentable square feet on a 5.3 acre tract of land. The building is constructed using a fireproof steel frame with steel beams and steel deck on a concrete slab with concrete footings. The exterior walls are a combination of brick and tinted glass panels. The common areas consist of granite tile flooring in the lobby and commercial grade carpeting in the corridors. There are 322 paved surface parking spaces at the site.

     An independent appraisal of the Siemens Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of May 1, 2000, pursuant to which the market value of the land and the leased fee interest subject to the Siemens lease (described below) was estimated to be $14,550,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Siemens Building will continue operating at a stabilized level with Siemens Automotive Corporation (Siemens) occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. The Fund XII-REIT Joint Venture also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the Siemens Building were satisfactory.

     The Siemens Building is located in Troy, Michigan, which is part of the Detroit Metropolitan Statistical Area (MSA). This six-county region, consisting of Lapeer, Macomb, Monroe, Oakland, St. Clair and Wayne Counties, covers approximately 3,900 square miles in southeastern Michigan along the shores of Lake Erie, Lake St. Clair and the Detroit River which connects the two lakes. The Detroit MSA is well known for its manufacturing market with heavy emphasis on the automobile industry. As the headquarters for General Motors, DaimlerChrysler and Ford, Detroit's economy has historically been dependent on the condition of this specific industry. Oakland County has a strong reputation for its commercial and industrial base and supportive governmental services, good public school systems and well maintained recreational parks and facilities.

The Lease.  The entire 77,054 rentable square feet of the Siemens Building is
---------
currently under a net lease agreement with Siemens. The landlord's interest in the Siemens lease was assigned to the Fund XII-REIT Joint Venture at the closing. The Siemens lease commenced on March 3, 2000, and the initial term expires on August 31, 2010. Siemens has the right to extend the Siemens lease for two additional five year periods of time at 95% of the then current fair market rental rate.

     Siemens is a subsidiary of Siemens Corporation USA, a domestic corporation which conducts the American operations of Siemens AG, the world's second largest manufacturer of electronic capital goods. Siemens, part of the worldwide Automotive Systems Group of Siemens AG, is a supplier of advanced electronic and electrical products and systems to automobile manufacturers. Siemens' products include powertrains, safety and chassis systems, body electronic systems and electric motor drives. During the fiscal year 1999, Siemens had net income of $17.3 million on revenues of over $813 million and a net worth of over $66.7 million.

     The monthly rent payable for the initial lease year of the Siemens lease is $109,160. During the first six months of that initial lease year, however, Siemens will only occupy the first two floors of the Siemens Building and will be paying monthly base rent of $72,971. During that period of time, Troy, the seller of the Siemens Building, is obligated to pay the remaining $36,189 of monthly base rent as a rental guaranty. Troy has placed $172,000 in an escrow account to partially satisfy this rental guaranty, out of which the $36,189 difference will automatically be paid to the Fund XII-REIT Joint Venture on a monthly basis. After the first six months of the initial lease year, Siemens will occupy the entire building and pay the full base rent.

     The base rent payable for the initial lease term is as follows:

    Lease Year            Annual Rent              Monthly Rent
----------------------------------------------------------------------
     Year 1               $1,309,918                 $109,160
----------------------------------------------------------------------
     Year 2               $1,342,281                 $111,857
----------------------------------------------------------------------
     Year 3               $1,374,643                 $114,554
----------------------------------------------------------------------
     Year 4               $1,407,006                 $117,251
----------------------------------------------------------------------
     Year 5               $1,439,369                 $119,947
----------------------------------------------------------------------
     Year 6               $1,471,731                 $122,644
----------------------------------------------------------------------
     Year 7               $1,504,094                 $125,341
----------------------------------------------------------------------
     Year 8               $1,536,457                 $128,038
----------------------------------------------------------------------
     Year 9               $1,568,819                 $130,735
----------------------------------------------------------------------
     Year 10 and first    $1,601,182                 $133,432
    6 months of Year 11
----------------------------------------------------------------------

     Under the Siemens lease, Siemens is required to pay as additional monthly rent its gas, water and electricity costs and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to the Siemens Building. In addition, Siemens is responsible for all routine maintenance and repairs to its portion of the Siemens Building. Siemens is responsible for maintaining the common and service areas and the central heating, ventilation and air conditioning systems of the Siemens Building. The Fund XII-REIT Joint Venture, as landlord, is responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the Siemens Building. Siemens must obtain written consent from the Fund XII-REIT Joint Venture before making any alterations to the premises in excess of $100,000 in the aggregate within any 12 month period.

     Under the terms of the Siemens lease, the Fund XII-REIT Joint Venture is required to reimburse Siemens for tenant improvement costs in the amount of $1,954,516. As described above, the Fund XII-REIT Joint Venture received a credit at closing in an amount equal to this tenant improvement allowance.

     Siemens has a one-time right to cancel the Siemens lease effective after the 90th month of the lease term if Siemens (a) provides written notice of such cancellation on or before the last day of the 78th month, and (b) pays a cancellation fee to the Fund XII-REIT Joint Venture currently calculated to be approximately $1,234,160.

Property Management Fees.  Wells Management Company, Inc. (Wells Management), an
------------------------
affiliate of the general partners, has been retained to manage and lease the Seimens Building. The Fund XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Siemens Building.

Compensation of the General Partners and Affiliates

     The information set forth in the "Compensation of the General Partners and Affiliates" section contained on pages 48 and 49 of the prospectus is revised as of the date of this supplement by the insertion of the following sentence at the end of the description of the property management and leasing fees paragraph:

           In addition, we may pay to either non-affiliated third party leasing agents or to Wells Management, an affiliate of the general partners, leasing fees currently ranging from $.50 to $1.50 per square foot for procuring tenants and negotiating the terms of tenant leases. These leasing fees shall be paid for only leasing services actually rendered and, if paid to Wells Management, will not exceed the fees which would customarily be charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties. In no event may the aggregate of all property management and leasing fees paid to affiliates of the general partners exceed 6% of gross revenues.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 76 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraphs in lieu thereof:

          Wells Fund XII commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of July 20, 2000, Wells Fund XII had raised a total of $17,317,085 in offering proceeds (1,731,709 units).

          As of July 20, 2000, Wells Fund XII had paid $606,098 in acquisition and advisory fees and acquisition expenses, had paid $2,164,636 in selling commissions and organizational and offering expenses, had invested $12,082,935 in properties by virtue of capital contributions to joint ventures and was holding net offering proceeds of $2,463,416 available for investment in additional properties.

Plan of Distribution

     The information contained on page 120 in the "Plan of Distribution" section of the prospectus is revised as of the date of this supplement by the deletion of the fourth and fifth full paragraphs on that page and the insertion of the following paragraphs in lieu thereof:

          In connection with sales of 25,000 or more units ($250,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his sole discretion to reduce the amount of his selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                                                                Dealer
                                 Sales Commissions   Purchase  Manager     Net
     Dollar Volume               ------------------   Price    Fee Per   Proceeds
     Units Purchased             Percent   Per Unit  Per Unit   Unit     Per Unit
     --------------------------  --------  --------  --------  -------  ------------
     Under $250,000               7.0%     $0.7000   $10.0000   $0.25      $9.05
     $250,000-$999,999            5.0%     $0.4895   $ 9.7895   $0.25      $9.05
     $1,000,000 and Over          3.0%     $0.2876   $ 9.5876   $0.25      $9.05

          For example, if an investor purchases 100,000 units in the partnership, he could pay as little as $958,760 rather than $1,000,000 for the units, in which event the commission on the sale of such units would be $28,760 ($0.2876 per unit), and, after payment of the dealer manager fee, we would receive net proceeds of $905,000 ($9.05 per unit). The net proceeds to the partnership will not be affected by volume discounts.

          The information contained on pages 122 and 123 in the "Plan of Distribution" section of the prospectus is revised as of the date of this supplement by the deletion of the last three paragraphs in that section and the insertion of the following paragraphs in lieu thereof:

          In addition, subscribers for units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their units paid over a six year period pursuant to a deferred commission option. Investors electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. For the period of six years following subscription, or longer if required to satisfy the outstanding commission obligation, $0.10 per unit will be paid on an annual basis by the partnership as deferred commissions with respect to units sold pursuant to the deferred commission option, which amounts will be deducted from and paid out of distributions of net cash from operations otherwise payable to investors holding such units. The net proceeds to the partnership will not be affected by the election of the deferred commission option. Under this arrangement, an investor electing the deferred commission option will pay a 1% commission upon subscription rather than a 7% commission and, thereafter, for the next six years, or longer if required to satisfy the outstanding commission obligation, an amount equal to a 1% commission per year will be deducted from and paid by the partnership out of net cash from operations otherwise distributable to such investor. (See "Distributions and Allocations - Distributions of Net Cash From Operations.")

          Investors who want to elect the deferred commission option must make the election on their Subscription Agreement Signature Page, the form of which is included as Exhibit "B" to the prospectus. Election of the deferred commission option on the Subscription Agreement shall authorize the general partners to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. Such cash distributions may be pledged by the Dealer Manager or the general partners or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

          Each investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as cash preferred units, as determined in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased. In addition, investors electing the deferred commission option will have limited rights to elect to have the status of their units changed from cash preferred units to tax preferred units during the initial six years following subscription, or longer if required, since investors owning units purchased pursuant to the deferred commission option must, at all times, own a sufficient number of units designated as cash preferred units to generate enough net cash from operations to allow the partnership to satisfy the deferred commission obligations with respect to the total number of units purchased. (See "Description of the Units - Election of Cash Preferred Units or Tax Preferred Units.") Further, taxable participants electing the deferred commission option will incur tax liability for partnership income allocated to them with respect to their units even though distributions of net cash from operations otherwise distributable to such investors will instead be paid to third parties to satisfy the deferred commission obligations. (See "Risk Factors - Federal Income Tax Risks.")

Financial Statements

     The pro forma balance sheet of Wells Fund XII, as of March 31, 2000, which is included in this supplement, has not been audited.

                        INDEX TO PRO FORMA BALANCE SHEET



  Pro Forma Balance Sheet                                    Page
  -----------------------                                    ----

  Summary of Unaudited Pro Forma Balance Sheet                8

  Pro Forma Balance Sheet as of March 31, 2000                9

                        WELLS REAL ESTATE FUND XII, L.P.


                       UNAUDITED PRO FORMA BALANCE SHEET

The following unaudited pro forma balance sheet as of March 31, 2000 has been prepared to give effect to the acquisition of the Siemens Building by the Wells Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. and Wells Real Estate Fund XII, L.P.) as if the acquisition occurred as of March 31, 2000.

Wells Operating Partnership, L.P. is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells Operating Partnership, L.P.

This unaudited pro forma balance sheet is prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

As of March 31, 2000, the date of the accompanying pro forma balance sheet, Wells Real Estate Fund XII, L.P. held cash of $4,682,895. The additional cash used to purchase the Siemens Building, including deferred project costs paid to Wells Capital, Inc. (an affiliate of Wells Real Estate Fund XII, L.P.), was raised by selling additional limited partner units subsequent to March 31, 2000, but prior to the acquisition date of May 10, 2000. This balance is reflected in due to affiliates in the accompanying pro forma balance sheet.

                       WELLS REAL ESTATE FUND XII, L.P.


                            PRO FORMA BALANCE SHEET

                                 March 31, 2000

                                  (Unaudited)

assets

                                                       Wells Real
                                                         Estate            Pro Forma          Pro Forma
                                                     Fund XII, L.P.       Adjustments           Total
                                                     --------------   -----------------    --------------
CASH AND CASH EQUIVALENTS                            $ 4,682,895      $(4,682,895)(a)      $           0

INVESTMENT IN JOINT VENTURES                           5,434,008        6,426,048 (b)         11,860,056

DEFERRED PROJECT COSTS                                   209,412         (209,412)(c)                  0

DEFERRED OFFERING COSTS                                  381,943                0                381,943

DUE FROM AFFILIATES                                      120,764                0                120,764

PREPAIDS AND OTHER ASSETS                                400,000         (400,000)(a)                  0
                                                     -----------      ---------------      -------------
      Total assets                                   $11,229,022      $ 1,133,741          $  12,362,763
                                                     ===========      ===============      =============

liabilities and partners' capital

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                $    10,058      $         0          $      10,058

PARTNERSHIP DISTRIBUTION PAYABLE                         142,481                0                142,481

DUE TO AFFILIATES                                        406,631        1,086,091(a)           1,540,372
                                                                           47,650(b)
                                                     -----------      ---------------      -------------
      Total liabilities                                  559,170        1,133,741              1,692,911
                                                     -----------      ---------------      -------------
PARTNERS' CAPITAL:
 Limited partners:
   Cash preferred--979,747 units outstanding           8,602,965                0              8,602,965
   Tax preferred--249,530 units outstanding            2,066,887                0              2,066,887
                                                     -----------      ---------------      -------------
      Total partners capital                          10,669,852                0             10,669,852
                                                     -----------      ---------------      -------------
      Total liabilities and partners capital         $11,229,022      $ 1,133,741          $  12,362,763
                                                     ===========      ===============      =============

          (a) Reflects Wells Real Estate Fund XII, L.P.'s portion of the purchase price.

          (b) Reflects Wells Real Estate Fund XII, L.P.'s contribution to the Wells Fund XII-REIT Joint Venture.

          (c) Reflects deferred project costs contributed to the Wells Fund XII-REIT Joint Venture at approximately 4.17% of the purchase price.

                       WELLS REAL ESTATE FUND XII, L.P.
           SUPPLEMENT NO. 6 DATED FEBRUARY 5, 2001 TO THE PROSPECTUS
                             DATED MARCH 22, 1999


          This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XII, L.P. dated March 22, 1999, as supplemented and amended by Supplement No. 1 dated September 1, 1999, Supplement No. 2 dated October 10, 1999, Supplement No. 3 dated April 25, 2000 Supplement No. 4 dated May 24, 2000 and Supplement No. 5 dated July 25, 2000 (Supplement No. 5 includes and supercedes Supplement No. 4 dated May 24, 2000). When we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

          The purpose of this supplement is to describe the following:

          (1) The status of the offering of units of limited partnership interest in Wells Real Estate Fund XII, L.P. (Wells Fund XII);

          (2) The acquisition of an interest in a one-story office building and a connected two-story office building (AT&T Call Center Buildings) in Oklahoma City, Oklahoma leased to AT&T Corp. and Jordan Associates, Inc;

          (3) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus;

          (4) Statements of revenue over operating expenses for the AT&T Call Center Buildings; and

          (5)  Unaudited Pro Forma Financial Statements for Wells Fund XII.

Status of the Offering

          Pursuant to the prospectus, the offering of units in Wells Fund XII commenced on March 22, 1999. Wells Fund XII began operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of January 31, 2001, Wells Fund XII had raised a total of $27,125,948 in offering proceeds (2,712,595 units), comprised of $20,310,608 raised from the sale of cash preferred units (2,031,061 cash preferred units) and $6,815,340 raised from the sale of tax preferred units (681,534 tax preferred units).

The AT&T Call Center Buildings

Purchase of the AT&T Call Center Buildings.  On December 28, 2000, the Wells
------------------------------------------
Fund XII - REIT Joint Venture Partnership (Fund XII-REIT Joint Venture), a joint venture between Wells Fund XII and Wells Operating Partnership, L.P. (Wells OP), the operating partnership for Wells Real Estate Investment Trust, Inc. (Wells
REIT), acquired a one-story office building and a connected two-story office building (AT&T Call Center Buildings) containing an aggregate of approximately 128,500 rentable square feet located at 3201 Quail Springs Parkway, Oklahoma City, Oklahoma. The Fund XII-REIT Joint Venture purchased the AT&T Call Center Buildings from OKC Real Estate Investments, Inc. (OKC) pursuant to that certain Agreement for the Purchase and Sale of Property between OKC, as seller, and Wells Capital, Inc. (Wells

Capital), as purchaser. OKC is not in any way affiliated with Wells Fund XII or its general partners or other affiliates.

          Wells Capital, the original purchaser under the agreement, assigned its rights as purchaser under the agreement to the Fund XII-REIT Joint Venture at closing. The Fund XII-REIT Joint Venture paid a purchase price of $15,300,000 for the AT&T Call Center Buildings and incurred additional acquisition expenses in connection with the purchase of the AT&T Call Center Buildings, including attorneys' fees, recording fees and other closing costs, of approximately $27,554.

          Wells Fund XII made a capital contribution of $8,591,000 and Wells OP made a capital contribution of $6,736,554 to the Fund XII-REIT Joint Venture to fund their respective shares of the acquisition costs for the AT&T Call Center Buildings.

Description of the AT&T Call Center Buildings and the Site.  As set forth above,
----------------------------------------------------------
the AT&T Call Center Buildings consist of a one-story office building and a two-story office building containing approximately 50,000 and 78,500 rentable square feet, respectively, on a 11.34 acre tract of land. Construction on the buildings was completed in April 1998 and December 2000, respectively. The two adjacent buildings are connected by a mutual hallway. Both buildings are constructed using a steel frame with steel beams on a concrete slab with concrete footings. The exterior walls are made of tilt-up concrete panels with punched openings around the perimeter. The windows consist of tempered glass in aluminum frames. The interior walls consist of gypsum board covered with semi-gloss enamel paint. In addition, the two-story office building contains a fully equipped cafeteria and an elevator. There are approximately 775 paved surface parking spaces at the site.

          The AT&T Call Center Buildings are located in the Quail Springs Office Park North in Oklahoma City, Oklahoma. Quail Springs Office Park North is located in the northwest sector of Oklahoma City, approximately eight to 11 miles northwest of the central business district. Oklahoma City is known for its competitive real estate prices, available space for business, supportive governmental services, good labor quality and diversified economic base. The city's largest employers include the State of Oklahoma, Avaya, Inc., Southwestern Bell Telephone and General Motors Corporation.

          An independent appraisal of the AT&T Call Center Buildings was prepared by Isaacs & Associates, real estate appraisers and consultants, as of July 14, 2000, pursuant to which the market value of the land and the leased fee interest subject to the AT&T lease and the Jordan lease (described below) was estimated to be $15,400,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the AT&T Call Center Buildings will continue operating at a stabilized level with tenants occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. The Fund XII-REIT Joint Venture also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the AT&T Call Center Buildings were satisfactory.

The AT&T Lease.  The entire 78,500 rentable square feet of the two-story office
--------------
building and 25,000 rentable square feet of the one-story office building are currently under a net lease agreement with AT&T Corp. (AT&T). The landlord's interest in the AT&T lease was assigned to the Fund XII-REIT Joint Venture at the closing. The AT&T lease commenced on April 1, 2000, and the initial term expires on November 30, 2010. AT&T has the right to extend the AT&T lease for two additional five-year periods of time at the then-current fair market rental rate upon delivering written notice within 240 days prior to lease expiration.

     AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. During fiscal year 1999, AT&T had net income of approximately $3.43 billion on revenues of over $62.39 billion.

     The base rent payable for the initial lease term of the AT&T lease is as follows:

         -------------------------------------------------------------------
          Lease Months         Annual Rent        Rentable Square Feet/Year
         -------------------------------------------------------------------
          Months 1 to 8*        $  300,000                  $12.00
         -------------------------------------------------------------------
          Months 9 to 35        $1,242,000                  $12.00
         -------------------------------------------------------------------
          Months 36 to 65       $1,293,750                  $12.50
         -------------------------------------------------------------------
          Months 66 to 95       $1,345,500                  $13.00
         -------------------------------------------------------------------
          Months 96 to 125      $1,397,250                  $13.50
         -------------------------------------------------------------------

___________________
*For occupancy of 25,000 square feet of the one-story office building only.


     Under the AT&T lease, AT&T is required to pay, as additional monthly rent, its gas, water and electricity costs and all operating expenses, including but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, AT&T is responsible for all routine maintenance and repairs to its portion of the AT&T Call Center Buildings. The Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the AT&T Call Center Buildings. AT&T must obtain written consent from the Fund XII-REIT Joint Venture before making any alterations to the premises in excess of $10,000.


     AT&T has a right of first offer to lease the remainder of the space in the one-story office building currently occupied by Jordan Associates, Inc. (Jordan), as described below, if Jordan vacates the premises.

The Jordan Lease.  Jordan currently occupies the remaining 25,000 rentable
----------------
square feet contained in the one-story office building under a net lease agreement. The landlord's interest in the Jordan lease was also assigned to the Fund XII-REIT Joint Venture at the closing. The Jordan lease commenced on April 1, 1998, and the initial term expires on March 31, 2008. Jordan has the right to extend the Jordan lease for one additional five-year period of time at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the initial lease term.

     Jordan provides businesses with advertising and related services including public relations, research, direct marketing and sales promotion. Through this corporate office and other offices in Tulsa, St. Louis, Indianapolis and Wausau, Wisconsin, Jordan provides services to major clients such as Bank One, Oklahoma, N.A., BlueCross & BlueShield of Oklahoma, Kraft Food Services, Inc., Logix Communications and the American Dental Association. Jordan employs approximately 100 employees and has been in business for over 35 years.

     The base rent payable for the initial lease term of the Jordan lease is as follows:

         ------------------------------------------------------------------
          Lease Months          Annual Rent     Rentable Square Feet/Year
         ------------------------------------------------------------------
          Months 1 to 60          $294,500                 $11.78
         ------------------------------------------------------------------
          Months 61 to 120        $332,000                 $13.28
         ------------------------------------------------------------------

     Under the Jordan lease, Jordan is required to pay as additional monthly rent its gas, water and electricity costs and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to its portion of the one-story building. In addition, Jordan is responsible for all routine maintenance and repairs to its portion of the one-story building. The Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the AT&T Call Center Buildings. Jordan must obtain written consent from the Fund XII-REIT Joint Venture before making alterations to the premises.

Property Management Fees.  Wells Management Company, Inc. (Wells Management), an
------------------------
affiliate of Wells Fund XII, has been retained to manage and lease the AT&T Call Center Buildings. The Fund XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the AT&T Call Center Buildings, subject to certain limitations.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 76 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraphs in lieu thereof:


          Wells Fund XII commenced operations on June 1, 1999, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of January 31, 2001, Wells Fund XII had raised a total of $27,125,948 in offering proceeds from the sale of 2,712,595 units.

          As of January 31, 2001, Wells Fund XII had paid $949,408 in acquisition and advisory fees and acquisition expenses, had paid $3,390,744 in selling commissions and organizational and offering expenses, had invested $20,987,245 in properties by virtue of capital contributions to joint ventures and was holding net offering proceeds of $1,798,551 available for investment in additional properties.

Financial Statements

     The statements of revenues over certain operating expenses of the AT&T Call Center Buildings for the year ended December 31, 1999, included in this supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said reports.

     The statements of revenues over certain operating expenses of the AT&T Call Center Buildings for the nine months ended September 30, 2000, included in this supplement and elsewhere in the registration statement have not been audited.

     The Pro Forma Statements of Income and Pro Forma Balance Sheet of Wells Fund XII as of December 31, 1999 and September 30, 2000, which are included in this supplement, have not been audited.

                         INDEX TO FINANCIAL STATEMENT

                                                                                 Page
AT&T Call Center Buildings

     Financial Statements
     --------------------

          Report of Independent Public Accountants                                 7

          Statement of Revenues Over Certain Operating Expenses
          for the year ended December 31, 1999 (audited) and the nine months
          ended September 30, 2000 (unaudited)                                     8

          Notes to Statement of Revenues Over Certain Operating
          Expenses for the year ended December 31, 1999 (audited) and the
          nine months ended September 30, 2000 (unaudited)                         9

Wells Real Estate Fund XII, L.P.

     Unaudited Pro Forma Financial Statements
     ----------------------------------------

          Summary of Unaudited Pro Forma Financial Statements                     11

          Pro Forma Balance Sheet as of September 30, 2000                        12

          Pro Forma Statements of Income (loss) for the year ended
          December 31, 1999 and for the nine months ended
          September 30, 2000                                                      13

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XII, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the AT&T CALL CENTER BUILDINGS for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the AT&T Call Center Buildings after acquisition by the Wells Fund XII--REIT Joint Venture. The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the AT&T Call Center Buildings' revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the AT&T Call Center Buildings for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 19, 2001

                          AT&T CALL CENTER BUILDINGS


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31,1999

                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000




                                                          2000           1999
                                                      -----------     ---------
                                                      (Unaudited)

RENTAL REVENUES                                         $867,914       $313,250

OPERATING EXPENSES, net of reimbursements                  6,273         20,155
                                                        --------       --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $861,641       $293,095
                                                        ========       ========



       The accompanying notes are an integral part of these statements.

                          AT&T CALL CENTER BUILDINGS


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999

           AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


    Description of Real Estate Property Acquired


    On December 28, 2000, the Wells Fund XII-REIT Joint Venture (the "Joint Venture") acquired the AT&T Call Center Buildings from OKC Real Estate Investments, Inc. ("OKC"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XII, L.P. ("Wells Fund XII") and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. OKC is not an affiliate of Wells Fund XII or Wells OP. The total purchase price of the AT&T Call Center Buildings was $15,300,000. Additional acquisition expenses incurred in connection with the purchase of the AT&T Call Center Buildings, included attorney's fees, recording fees, loan fees, and other closing costs, of approximately $28,000. Wells Fund XII contributed $8,591,000, and Wells OP contributed $6,737,000 to the Joint Venture for their respective shares of the purchase of the AT&T Call Center Buildings.

    AT&T Corp. ("AT&T") occupies the entire 78,500 rentable square feet of the two-story office building and 25,000 rentable square feet of the one-story office building under a net lease agreement (the "AT&T Lease"). The landlord's interest in the AT&T Lease was assigned to the Joint Venture at the closing. The initial term of the AT&T Lease commenced on April 1, 2000 and expires on November 30, 2010. AT&T has the right to extend the AT&T Lease for two additional five-year periods at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the lease. Under the AT&T lease, AT&T is required to pay, as additional monthly rent, its gas, water, and electricity costs and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies, and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, AT&T is responsible for all routine maintenance and repairs to its portion of the AT&T Call Center Buildings.

    Jordan Associates, Inc. ("Jordan") currently occupies the remaining 25,000 rentable square feet contained in the one-story building under a net lease agreement (the "Jordan Lease"). The landlord's interest in the Jordan lease was also assigned to the Fund XII-REIT Joint Venture at the closing. The initial term of the Jordan Lease commenced on April 1, 1998 and expires on March 31, 2008. Jordan has the right to extend the Jordan lease for one additional five-year period at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the initial lease term. Under the Jordan Lease, Jordan is required to pay as additional monthly rent, its gas, water, and electricity costs, and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies, and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, Jordan is responsible for all routine maintenance and repairs to its portion of the AT&T Call Center Buildings.

    Rental Revenues

    Rental income from leases is recognized on a straight-line basis over the life of the lease.

2.  BASIS OF ACCOUNTING

    The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the AT&T Call Center Buildings after acquisition by the Joint Venture.

                       WELLS REAL ESTATE FUND XII, L.P.


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma balance sheet as of September 30, 2000 has been prepared to give effect to the acquisition of the AT&T Call Center Buildings by the Wells Fund XII-REIT Joint Venture (a joint venture between the Wells Operating Partnership, L.P. and Wells Real Estate Fund XII, L.P.) as if the acquisition occurred on September 30, 2000. The following unaudited pro forma statements of income (loss) for the year ended December 31, 1999 and for the nine months ended September 30, 2000 have been prepared to give effect to the acquisition of the AT&T Call Center Buildings by the Wells Fund XII-REIT Joint Venture as if the acquisition occurred on January 1, 1999.

Wells Operating Partnership, L.P. is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells Operating Partnership, L.P.

These unaudited pro forma financial statements are prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

As of September 30, 2000, the date of the accompanying pro forma balance sheet, Wells Real Estate Fund XII, L.P. held cash of $5,073,706. The additional cash used to purchase the AT&T Call Center Buildings, including deferred project costs paid to Wells Capital, Inc. (an affiliate of Wells Real Estate Fund XII, L.P.), was raised by selling additional limited partner units subsequent to September 30, 2000, but prior to the acquisition date of December 28, 2000. This balance is reflected in due to affiliates in the accompanying pro forma balance sheet.

                       WELLS REAL ESTATE FUND XII, L.P.


                            PRO FORMA BALANCE SHEET

                              SEPTEMBER 30, 2000

                                  (Unaudited)



                                    ASSETS

                                                      Wells Real
                                                        Estate                Pro Forma               Pro Forma
                                                    Fund XII, L.P.           Adjustments                Total
                                                  -----------------         -------------            -----------
CASH AND CASH EQUIVALENTS                            $ 5,073,706              $(5,073,706)(a)        $         0

INVESTMENT IN JOINT VENTURES                          12,706,040                8,948,958 (b)         21,654,998

DEFERRED PROJECT COSTS                                   205,134                 (205,134)(c)                  0

DEFERRED OFFERING COSTS                                  477,878                        0                477,878

DUE FROM AFFILIATES                                      282,725                        0                282,725

PREPAIDS AND OTHER ASSETS                                  1,533                        0                  1,533
                                                     -----------              -----------            -----------
        Total assets                                 $18,747,016              $ 3,670,118            $22,417,134
                                                     ===========              ===========            ===========

                       LIABILITIES AND PARTNERS' CAPITAL

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                $    51,360              $         0            $    51,360

PARTNERSHIP DISTRIBUTION PAYABLE                         300,901                        0                300,901

DUE TO AFFILIATES                                        505,186                3,517,294(a)           4,175,304
                                                                                  152,824(c)
                                                     -----------              -----------            -----------
        Total liabilities                                857,447                3,670,118              4,527,565
                                                     -----------              -----------            -----------
PARTNERS' CAPITAL:
  Limited partners:
     Cash preferred--1,606,286 units outstanding      14,161,023                        0             14,161,023
     Tax preferred--455,566 units outstanding          3,728,546                        0              3,728,546
                                                     -----------              -----------            -----------
        Total partners' capital                       17,889,569                        0             17,889,569
                                                     -----------              -----------            -----------
        Total liabilities and partners' capital      $18,747,016              $ 3,670,118            $22,417,134
                                                     ===========              ===========            ===========

___________________________
(a)  Reflects Wells Real Estate Fund XII, L.P.'s portion of the purchase price.

(b) Reflects Wells Real Estate Fund XII, L.P.'s contribution to the Wells Fund XII-REIT Joint Venture.

(c) Reflects deferred project costs contributed to the Wells Fund XII-REIT Joint Venture at approximately 4.17% of the purchase price.

                       WELLS REAL ESTATE FUND XII, L.P.


                     PRO FORMA STATEMENT OF INCOME (LOSS)

                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                  (Unaudited)



                                                                                    AT&T
                                                        Wells Real Estate       Call Center          Pro Forma
                                                         Fund XII, L.P.          Buildings             Total
                                                        -----------------       -----------          ---------
REVENUES:
  Equity in income (loss) of joint ventures                 $124,542          $(155,035)(a)        $ (30,493)
  Interest income                                             35,837                  0               35,837
                                                            --------          ---------            ---------
                                                             160,379          $(155,035)               5,344
                                                            --------          ---------            ---------
EXPENSES:
  Partnership administration                                  20,948                  0               20,948
  Legal and accounting                                        11,439                  0               11,439
  Computer costs                                               5,175                  0                5,175
                                                            --------          ---------            ---------
                                                              37,562                  0               37,562
                                                            --------          ---------            ---------
NET INCOME (LOSS)                                           $122,817          $(155,035)           $ (32,218)
                                                            ========          =========            =========

NET LOSS ALLOCATED TO GENERAL PARTNERS                      $   (500)         $       0            $    (500)
                                                            ========          =========            =========

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED
  PARTNERS                                                  $195,244          $ 153,608            $ 348,852
                                                            ========          =========            =========
NET LOSS ALLOCATED TO TAX PREFERRED LIMITED
  PARTNERS                                                  $(71,927)         $(308,643)           $(380,570)
                                                            ========          =========            =========

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED
  LIMITED PARTNER UNIT                                      $   0.50          $    0.39            $    0.89
                                                            ========          =========            =========

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED
  LIMITED PARTNER UNIT                                      $  (0.56)         $   (2.40)           $   (2.96)
                                                            ========          =========            =========


(a) Reflects Wells Real Estate Fund XII, L.P.'s equity in loss of the Wells Fund XII-REIT Joint Venture related to the AT&T Call Center Buildings. The pro forma adjustment results from rental revenues less operating expenses, management fees, and depreciation.

                       WELLS REAL ESTATE FUND XII, L.P.

                         PRO FORMA STATEMENT OF INCOME

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                  (Unaudited)

                                                           Wells Real            AT&T
                                                             Estate          Call Center      Pro Forma
                                                         Fund XII, L.P.       Buildings         Total
                                                         --------------      -----------      ---------

REVENUES:
 Equity in income of joint ventures                           $ 467,491         $ 246,405(a)      $  713,896
 Interest income                                                159,619                 0            159,619
                                                         --------------      ------------     --------------
                                                                627,110           246,405            873,515
                                                         --------------      ------------     --------------
EXPENSES:
 Partnership Administration                                      35,340                 0             35,340
 Legal and accounting                                            15,500                 0             15,500
 Computer costs                                                   8,462                 0              8,462
                                                         --------------      ------------     --------------
                                                                 59,302                 0             59,302
                                                         --------------      ------------     --------------
NET INCOME                                                    $ 567,808         $ 246,405         $  814,213
                                                         ==============      ============     ==============
NET LOSS ALLOCATED TO GENERAL PARTNERS                        $       0         $       0         $        0
                                                         ==============      ============     ==============
NET INCOME ALLOCATED TO CASH PREFERRED LIMITED
 PARTNERS                                                     $ 797,605         $ 477,887         $1,275,492
                                                         ==============      ============     ==============
NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS          $(229,797)        $(231,482)        $ (461,279)
                                                         ==============      ============     ==============
NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED
 LIMITED PARTNER UNIT                                         $    0.66         $    0.40         $     1.06
                                                         ==============      ============     ==============
NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED
 PARTNER UNIT                                                 $   (0.71)        $   (0.72)        $    (1.43)
                                                         ==============      ============     ==============


(a) Reflects Wells Real Estate Fund XII, L.P.'s equity in income of the Wells Fund XII-REIT Joint Venture related to the AT&T Call Center Buildings. The pro forma adjustment results from rental revenues less operating expenses, management fees, and depreciation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 33-66657

Item 36   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements:
               --------------------

               The following audited financial statements of Wells Real Estate Fund XII, L.P. are filed as part of this Registration Statement and included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheet as of December 31, 1998, and
                    (3)  Notes to Balance Sheet.

               The following audited financial statements of Wells Partners, L.P. are filed as part of this Registration Statement and included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheets as of December 31, 1998 and 1997,
                    (3) Statements of Income (Loss) for the years ended December 31, 1998 and 1997,
                    (4) Statements of Partners' Capital for the years ended December 31, 1998 and 1997,
                    (5) Statements of Cash Flows for the years ended December 31, 1998 and 1997,
                    (6)  Notes to Financial Statements, and
                    (7) Schedule I - Market Value of Investment in Limited Partnerships (Unaudited).

               The following audited financial statements of Wells Capital, Inc. are filed as part of this Registration Statement and included in the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheets as of December 31, 1998 and 1997,
                    (3) Statements of Income (Loss) for the years ended December 31, 1998 and 1997,
                    (4) Statements of Stockholder's Equity for the years ended December 31, 1998 and 1997,
                    (5) Statements of Cash Flows for the years ended December 31, 1998 and 1997, and
                    (6)  Notes to Financial Statements.

               The following financial statements relating to the acquisition of the EYBL CarTex Building by Wells Real Estate, LLC - SC I are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

                    Unaudited Statement of Revenues Over Certain Operating Expenses
                    (1) Statement of Revenues Over Certain Operating Expenses for the six months ended June 30, 1999, and
                    (2) Notes to Statement of Revenues Over Certain Operating Expenses for the six months ended June 30, 1999.

               The following financial statements relating to the acquisition of the Sprint Building by The Wells Fund XI - Fund XII - REIT Joint Venture are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

                    Statement of Revenues Over Certain Operating Expenses

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and the six months ended June 30, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and the six months ended June 30, 1999 (Unaudited).

               The following financial statements relating to the acquisition of the Johnson Matthey Building by The Wells Fund XI - Fund XII - REIT Joint Venture are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

                    Statement of Revenues Over Certain Operating Expenses

                    (1)  Report of Independent Public Accountants,
                    (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and the six months ended June 30, 1999 (Unaudited), and
                    (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and the six months ended June 30, 1999 (Unaudited).

               The following uanudited pro forma financial statements of Wells Real Estate Fund XII, L.P. are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

                    Unaudited Pro Forma Financial Statements

                    (1)  Summary of Unaudited Pro Forma Financial Statements,
                    (2)  Pro Forma Balance Sheet as of June 30, 1999,
                    (3) Pro Forma Income Statement for the period from Inception (September 15, 1998) to December 31, 1998, and
                    (4) Pro Forma Income Statement for the six month period ended June 30, 1999.

               The following financial statements relating to the acquisition of the Gartner Building by The Wells Fund XI - Fund XII - REIT Joint Venture are filed as part of this Registration Statement and included in Supplement No. 2 to the Prospectus:

                    Statement of Revenues Over Certain Operating Expenses

                    (1)  Report of Independent Public Accountants,
                    (2) Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited),
                    (3) Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 1998 (Audited) and for the six months ended June 30, 1999 (Unaudited).

               The following uanudited pro forma financial statements of Wells Real Estate Fund XII, L.P. are filed as part of this Registration Statement and included in Supplement No. 2 to the Prospectus:

                    Unaudited Pro Forma Financial Statements

                    (1)  Summary of Unaudited Pro Forma Financial Statements,
                    (2)  Pro Forma Balance Sheet as of June 30, 1999,
                    (3) Pro Forma Income Statement for the period from Inception (September 15, 1998) to December 31, 1998, and
                    (4) Pro Forma Income Statement for the six month period ended June 30, 1999.

               The following audited financial statements of Wells Real Estate Fund XII, L.P. are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheets as of December 31, 1999 and 1998,
                    (3) Statement of Income for the year ended December 31, 1999,
                    (4) Statements of Partners' Capital for the years ended December 31, 1999 and 1998,
                    (5) Statements of Cash Flows for the years ended December 31, 1999 and 1998, and
                    (6)  Notes to Financial Statements.

               The following audited financial statements of Wells Partners, L.P. are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheets as of December 31, 1999 and 1998,
                    (3) Statements of (Loss) Income for the years ended December 31, 1999 and 1998,
                    (4) Statements of Partners' Capital for the years ended December 31, 1999 and 1998,
                    (5) Statements of Cash Flows for the years ended December 31, 1999 and 1998,
                    (6)  Notes to Financial Statements, and

                    (7) Schedule I - Market Value of Investment in Limited Partnerships as of December 31, 1999 (Unaudited).

               The following audited financial statements of Wells Capital, Inc. are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2)  Balance Sheets as of December 31, 1999 and 1998,
                    (3) Statements of Income for the years ended December 31, 1999 and 1998,
                    (4) Statements of Stockholder's Equity for the years ended December 31, 1999 and 1998,
                    (5) Statements of Cash Flows for the years ended December 31, 1999 and 1998, and
                    (6)  Notes to Financial Statements.

               The following unaudited pro forma financial statements of Wells Real Estate Fund XII, L.P. are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus:

                    Unaudited Pro Forma Balance Sheet

                    (1)  Summary of Unaudited Pro Forma Balance Sheet, and
                    (2)  Pro Forma Balance Sheet as of March 31, 2000.

               The following financial statements relating to the acquisition of the AT&T Call Center Buildings are filed as part of this Registration Statement and included in Supplement No. 6 to the
               Prospectus:

                    (1)  Report of Independent Public Accountants,
                    (2) Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 1999 (Audited) and the nine months ended September 30, 2000 (Unaudited), and
                    (3) Notes to Statements of Revenues Over Certain Operating Expenses for the year ended December 31, 1999 (Audited) and the nine months ended September 30, 2000 (Unaudited).

               The following unaudited pro forma financial statements of Wells Real Estate Fund XII, L.P. are filed as part of this Registration Statement and included in Supplement No. 6 to the Prospectus:

                    Unaudited Pro Forma Financial Statements

                    (1)  Summary of Pro Forma Financial Statements,
                    (2)  Pro Forma Balance Sheet as of September 30, 2000, and
                    (3) Pro Forma Statements of Income (loss) for the year ended December 31, 1999 and the nine months ended September 30, 2000.

          (b)  Exhibits (See Exhibit Index):
               ----------------------------

Exhibit No.  Description
-----------  -----------

1 Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

3.1 Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII, L.P. (included as Exhibit A to Prospectus)

4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1 Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XII, L.P. to be offered (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on November 2, 1998)

8 Opinion of Holland & Knight LLP regarding tax matters (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

10.1         Escrow Agreement between Registrant and NationsBank, N.A.
             (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 18, 1999)

10.2 Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

10.3 Form of Management Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

10.4 Agreement of Sale and Purchase for the EYBL CarTex Building between Wells Real Estate, LLC - SC I (as successor in interest by assignment) and Liberty Property Limited Partnership (previously filed as Exhibit 10.54 and incorporated by reference to Post-Effective Amendment No. 6 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-32099, filed on July 15, 1999)

10.5 Agreement of Sale and Purchase for the Sprint Building between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Bridge Information Systems America, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on September 1, 1999)

10.6 Agreement of Sale and Purchase for the Johnson Matthey Building between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Alliance Commercial Properties, Ltd. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on September 1, 1999)

10.7 Fifth Amendment to Lease for the Johnson Matthey Building between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Johnson Matthey, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on September 1,
             1999)

10.8 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI - Fund XII - REIT Joint Venture dated June 21, 1999 (previously filed as Exhibit 10.28 and incorporated by reference to Amendment No. to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-83933, filed on November 17, 1999)

10.9 Agreement of Purchase and Sale for the Gartner Building dated August 20, 1999 between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Hogan Triad Ft. Myers I, Ltd. (previously filed as Exhibit 10.63 and incorporated by reference to Post-Effective Amendment No. 7 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-32099, filed on October 14, 1999)

10.10 Lease Agreement for the Gartner Building dated July 30, 1997 between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Gartner Group, Inc. (previously filed as Exhibit 10.63 and incorporated by reference to Post-Effective Amendment No. 7 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-32099, filed on October 14, 1999)

10.11 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership dated April 10, 2000 (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on April 25, 2000)

10.12 Agreement for the Purchase and Sale of Property for the Siemens Building dated February 22, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and Troy Development #1, LLC (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on July 25, 2000)

10.13 Office Lease for the Siemens Building dated January 10, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and Siemens Automotive Corporation (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on July 25, 2000)

10.14 Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings dated June 22, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and OKC Real Estate Investments, Inc.

10.15 First Amendment to Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings

10.16 Lease Agreement with AT&T Corp. for a portion of the AT&T Call Center Buildings

10.17 Lease Agreement with Jordan Associates, Inc. for a portion of the AT&T Call Center Buildings

23.1         Consent of Holland & Knight LLP (included in Exhibits 5.1 and 8)

23.2         Consent of Arthur Andersen LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 5/th/ day of February, 2001.

                              WELLS REAL ESTATE FUND XII, L.P.
                              (Registrant)

                              By: Wells Partners, L.P.
                                  General Partner

                                  By: Wells Capital, Inc.
                                      General Partner

                                      By: /s/ Leo F. Wells, III
                                          --------------------------
                                          Leo F. Wells, III
                                          President

                              By: /s/ Leo F. Wells, III
                                  ----------------------------------
                                  Leo F. Wells, III
                                  General Partner

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signatures                 Title                                  Date
----------                 -----                                  ----
  /s/ Leo F. Wells, III    President (Chief Executive Officer),   February 5, 2001
-------------------------
Leo F. Wells, III          Treasurer and Sole Director of Wells
                           Capital, Inc., the sole general
                           partner of Wells Partners, L.P.

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description
-----------    -----------

1 Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

3.1 Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII, L.P. (included as Exhibit A to Prospectus)

4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1 Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XII, L.P. to be offered (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on November 2, 1998)

8 Opinion of Holland & Knight LLP regarding tax matters (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

10.1           Escrow Agreement between Registrant and NationsBank, N.A.
               (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 18, 1999)

10.2 Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

10.3 Form of Management Agreement between Registrant and Wells Management Company, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on March 1, 1999)

10.4 Agreement of Sale and Purchase for the EYBL CarTex Building between Wells Real Estate, LLC - SC I (as successor in interest by assignment) and Liberty Property Limited Partnership (previously filed as Exhibit 10.54 and incorporated by reference to Post-Effective Amendment No. 6 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-32099, filed on July 15, 1999)

10.5 Agreement of Sale and Purchase for the Sprint Building between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Bridge Information Systems America, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on September 19, 1999)

10.6 Agreement of Sale and Purchase for the Johnson Matthey Building between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Alliance Commercial Properties, Ltd. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on September 1, 1999)

10.7 Fifth Amendment to Lease for the Johnson Matthey Building between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Johnson Matthey, Inc. (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on September 19, 1999)

10.8 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI - Fund XII - REIT Joint Venture dated June 21, 1999 (previously filed as Exhibit 10.28 and incorporated by reference to Amendment No. to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-83933, filed on November 17, 1999)

10.9 Agreement of Purchase and Sale for the Gartner Building dated August 20, 1999 between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Hogan Triad Ft. Myers I, Ltd. (as successor in interest by assignment) and Liberty Property Limited Partnership (previously filed as Exhibit
               10.63 and incorporated by reference to Post-Effective Amendment No. 7 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-32099, filed on October 14, 1999)

10.10 Lease Agreement for the Gartner Building dated July 30, 1997 between The Wells Fund XI - Fund XII - REIT Joint Venture (as successor in interest by assignment) and Gartner Group, Inc. (previously filed as Exhibit 10.63 and incorporated by reference to Post-Effective Amendment No. 7 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-32099, filed on October 14, 1999)

10.11 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership dated April 10, 2000 (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on April 25, 2000)

10.12 Agreement for the Purchase and Sale of Property for the Siemens Building dated February 22, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and Troy Development #1, LLC (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on July 25, 2000)

10.13 Office Lease for the Siemens Building dated January 10, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and Siemens Automotive Corporation (previously filed in and incorporated by reference to the Registrant's Registration Statement, Commission File No. 33-66657, filed on July 25, 2000)

10.14 Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings dated June 22, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and OKC Real Estate Investments, Inc. (filed herewith)

10.15 First Amendment to Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings (filed herewith)

10.16 Lease Agreement with AT&T Corp. for a portion of the AT&T Call Center Buildings (filed herewith)

10.17 Lease Agreement with Jordan Associates, Inc. for a portion of the AT&T Call Center Buildings (filed herewith)

23.1           Consent of Holland & Knight LLP (included in Exhibits 5.1 and 8)

23.2           Consent of Arthur Andersen LLP (filed herewith)